UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. 2)

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑  Preliminary Proxy Statement
☐  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Under Rule 14a-12

SRA INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:
SRA International, Inc. Class A common stock, par value $0.004 per share, and Class B common stock, par value $0.004 per share (collectively, the “common stock”)

(2)	Aggregate number of securities to which transaction applies:
58,564,570 shares of common stock (including restricted stock awards) and 4,609,408 shares of common stock underlying outstanding options of the Company with an exercise price of less than $31.25 per share

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange
Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is
$1,888,883,404. The maximum aggregate value of the transaction was based upon the sum of
(A) (1) 58,564,570 shares of common stock (including restricted stock awards) that are proposed to be retired in the merger, multiplied (2) by $31.25 per share and (B) $58,740,592 expected to be paid upon cancellation of all outstanding stock options. The filing fee equals the product of 0.00011610 multiplied by the maximum aggregate value of the transaction.

(4)	Proposed maximum aggregate value of transaction: $1,888,883,404

(5)	Total fee paid: $219,299.36.

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing party:

(4) Date Filed:

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

SRA INTERNATIONAL, INC.
4300 Fair Lakes Court
Fairfax, VA 22033

PROPOSED MERGER — YOUR VOTE IS VERY IMPORTANT

          , 2011

To the Stockholders of SRA International, Inc.:

You are cordially invited to attend a special meeting of stockholders of SRA International, Inc., a Delaware corporation (the “Company,” “SRA,” “we,” “us” or “our”) to be held at           a.m., local time, on          , 2011, at          .

On March 31, 2011, we entered into an Agreement and Plan of Merger (the “merger agreement”) with Sterling Parent Inc., a Delaware corporation (“Parent”), and Sterling Merger Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Providence Equity Partners L.L.C. The merger agreement was approved by the Company’s Board of Directors (the “Board” or “Board of Directors”), acting upon the unanimous recommendation of the special committee composed of independent directors of the Board. At the special meeting, we will ask you to adopt the merger agreement.

If the merger is completed, each share of our Class A common stock and our Class B common stock (collectively, the “SRA common stock”), other than as provided below, will be converted into the right to receive $31.25 in cash (the “per share merger consideration”), without interest and less any applicable withholding taxes. The following shares of SRA common stock will not be converted into the right to receive the per share merger consideration in connection with the merger: (a) treasury shares owned by the Company, (b) shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, including shares contributed to Sterling Holdco Inc., a Delaware corporation and the sole stockholder of Parent (“Holdco”), by the Volgenau Rollover Trust (as defined below), a trust controlled by Dr. Ernst Volgenau, our chairman of the Board, founder and controlling stockholder (“Dr. Volgenau”), and (c) shares owned by stockholders who have not voted in favor of the proposal to adopt the merger agreement and have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under Delaware law.

A special committee of our Board, consisting entirely of independent directors, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. This special committee unanimously recommended that our Board approve and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommend that our stockholders adopt the merger agreement. Our Board (other than Dr. Volgenau, who abstained due to his interests in the merger as described below), after careful consideration and acting on the unanimous recommendation of the special committee, deemed it advisable and in the best interests of the Company and our stockholders that the Company enter into the merger agreement and recommended that our stockholders adopt the merger agreement at the special meeting. Our Board recommends that you vote “FOR” the proposal to adopt the merger agreement.

The adoption of the merger agreement requires the affirmative vote of (a) the holders of a majority of the outstanding shares of SRA common stock entitled to vote on such matter, and (b) the holders of a majority of the outstanding shares of Class A common stock entitled to vote on such matter (excluding all such shares beneficially owned, whether directly or indirectly, by Dr. Volgenau), in each case outstanding at the close of business on the record date. More information about the merger is contained in the accompanying proxy statement and a copy of the merger agreement is attached as Annex A thereto.

In considering the recommendation of the special committee and the Board, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. Dr. Volgenau, directly or indirectly through certain related trusts or estate planning vehicles, beneficially owns approximately 20% of the total number of outstanding shares of SRA common stock, which shares represent approximately 71% of the aggregate voting rights of the SRA common stock, and has agreed with Holdco to contribute to Holdco a portion of the shares of SRA common stock owned by him in exchange for equity interests of Holdco and a promissory note issued by Holdco immediately prior to the completion of the merger.

We urge you to read the accompanying proxy statement in its entirety because it explains the proposed merger, the documents related to the merger and other related matters.

Regardless of the number of shares of SRA common stock you own, your vote is important. Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of SRA common stock are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

We appreciate your continued support of the Company.

Sincerely,

Michael R. Klein Chairman of the Special Committee	Dr. Stanton D. Sloane President and Chief Executive Officer

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated          , 2011 and is first being mailed to stockholders on or about          , 2011.

SRA INTERNATIONAL, INC.
4300 Fair Lakes Court
Fairfax, VA 22033

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON          , 2011

To the Stockholders of SRA International, Inc.:

NOTICE IS HEREBY GIVEN that the special meeting of stockholders of SRA International, Inc. (the “Company,” “SRA,” “we,” “us” or “our”) will be held at           a.m., local time, on          , 2011, at          , for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 31, 2011 (the “merger agreement”), with Sterling Parent Inc., a Delaware corporation (“Parent”), and Sterling Merger Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), as it may be amended from time to time, providing for, among other things, the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Providence Equity Partners L.L.C.

2. To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

3. To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

We have described the merger agreement and the merger in the accompanying proxy statement, which you should read in its entirety before voting. A copy of the merger agreement is attached as Annex A to the proxy statement. The record date to determine stockholders entitled to vote at the special meeting is          , 2011. Only holders of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting.

The adoption of the merger agreement requires the affirmative vote of (a) the holders of a majority of the outstanding shares of SRA common stock entitled to vote on such matter, and (b) the holders of a majority of the outstanding shares of Class A common stock entitled to vote on such matter, (excluding all such shares beneficially owned, whether directly or indirectly, by Dr. Ernst Volgenau, our chairman of the Board), in each case outstanding at the close of business on the record date.

Regardless of the number of shares of SRA common stock you own, your vote is important. The failure to vote (or to give voting instructions to your broker, bank or other nominee) will have the same effect as a vote against the proposal to adopt the merger agreement. Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of SRA common stock are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee.

Stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive in cash the fair value of their shares as determined by the Delaware Chancery Court in lieu of receiving the per share merger consideration if the merger closes but only if they perfect their appraisal rights by complying with the required procedures under Delaware law, which are summarized in the accompanying proxy statement.

If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. If you wish to attend the special meeting and your shares of SRA common stock are held in an account at a broker, bank or other nominee (i.e., in “street name”), you

i

will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date.

By Order of the Board of Directors,

Mark D. Schultz
Corporate Secretary

Fairfax, Virginia

          , 2011

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING SELF-ADDRESSED POSTAGE-PAID ENVELOPE OR BY FOLLOWING THE INTERNET OR TELEPHONE PROXY INSTRUCTIONS AS SOON AS POSSIBLE.

v

SRA INTERNATIONAL, INC.
4300 Fair Lakes Court
Fairfax, VA 22033

PROXY STATEMENT

SUMMARY TERM SHEET

The following summary briefly describes the material terms of the proposed merger. This summary does not contain all the information that may be important for you to consider when evaluating the merger. We encourage you to read this proxy statement and the documents we have incorporated by reference before voting. We have included section references to direct you to a more complete description of the topics described in this summary. Unless the context requires otherwise, references in this proxy statement to the “Company,” “SRA,” “we,” “us” or “our” refer to SRA International, Inc. and its subsidiaries.

The Special Meeting (page 74)

This proxy statement contains information related to our special meeting of stockholders to be held on          , 2011, at           at           a.m., Eastern time, and at any adjournments or postponements thereof. We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting. At the special meeting you will be asked to, among other things, consider and vote to adopt the merger agreement. This proxy statement is first being mailed to stockholders on or about          , 2011.

The Parties (page 15)

SRA is a leading provider of technology and strategic consulting services and solutions primarily to government organizations. Headquartered in Fairfax, Virginia, SRA is dedicated to solving complex problems for our clients by providing services, systems, and solutions that enable mission performance, improve efficiency of operations, and/or reduce operating costs.

Each of Sterling Holdco Inc. (“Holdco”), Sterling Parent Inc. (“Parent”) and Sterling Merger Inc. (“Merger Sub”) was formed for the sole purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Each of Holdco, Parent and Merger Sub are affiliates of Providence Equity Partners L.L.C. (“Providence”), which is a leading global private equity firm specializing in equity investments in media, entertainment, communications and information services companies around the world.

Dr. Ernst Volgenau, our chairman of the Board, founder and controlling stockholder (“Dr. Volgenau”), beneficially owns, directly or indirectly through The Ernst Volgenau 2011 Charitable Remainder Unitrust I, The Ernst Volgenau 2011 Charitable Remainder Unitrust II, The Ernst Volgenau Revocable Trust and the Ernst Volgenau 2010 Grantor Retained Annuity Trust (collectively, the “Volgenau Trusts” and, together with Dr. Volgenau and Sara Volgenau, his wife, collectively, the “Volgenau Filing Persons”), 11.8 million shares of SRA common stock, representing approximately 20% of total shares outstanding and approximately 71% of aggregate voting rights. The Ernst Volgenau Revocable Trust, a trust controlled by Dr. Volgenau (the “Volgenau Rollover Trust”), has agreed with Holdco to contribute to Holdco a portion of the shares of SRA common stock owned by the Volgenau Rollover Trust in exchange for equity interests of Holdco and a promissory note issued by Holdco immediately prior to the completion of the merger.

Overview of the Transaction (page 17)

The Company, Parent and Merger Sub entered into the merger agreement on March 31, 2011. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. Both Parent and Merger Sub are affiliates of Providence. If the merger agreement is adopted by the stockholders and the other conditions to the closing of the merger are either satisfied or waived, each share of SRA common stock issued and outstanding immediately prior the closing of the merger (other than treasury shares owned by the Company, shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, including shares contributed to Holdco by the Volgenau Rollover Trust, and shares owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the Delaware General Corporation Law (“DGCL”)) will convert into the right to receive the $31.25 per share merger consideration, as described below.

Following and as a result of the merger:

•	our stockholders (other than the Volgenau Rollover Trust) will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth; and

•	shares of our Class A common stock will no longer be listed on The New York Stock Exchange (“NYSE”), and the registration of shares of our Class A common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

After the merger, SRA will become a privately held company owned by Holdco, an entity owned by affiliates of Providence, a private equity firm, and the Volgenau Rollover Trust, which is a trust that is controlled by Dr. Volgenau, our chairman of the Board, founder and controlling stockholder. Entities affiliated with Providence will own approximately 79% of the equity interests in Holdco, and the Volgenau Rollover Trust will own approximately 21% of the equity interests in Holdco, subject to adjustment as disclosed under “SPECIAL FACTORS — Financing of the Merger — Rollover Financing.”

Stockholders Entitled to Vote; Vote Required to Adopt the Merger Agreement (pages 74 and 75)

You may vote at the special meeting if you owned any shares of SRA common stock at the close of business on June 13, 2011, the record date for the special meeting. On that date, there were           shares of Class A common stock outstanding and entitled to vote at the special meeting and           shares of Class B common stock outstanding and entitled to vote at the special meeting. Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of Class A common stock and holders of Class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law and subject to the additional vote required by the merger agreement (as discussed below).

Adoption of the merger agreement requires the affirmative vote of (a) the holders of a majority of the outstanding shares of SRA common stock entitled to vote on such matter, and (b) the holders of a majority of the outstanding shares of Class A common stock entitled to vote on such matter (excluding all such shares beneficially owned, whether directly or indirectly, by Dr. Volgenau), in each case outstanding and entitled to vote at the special meeting. See “THE SPECIAL MEETING” for additional information.

Dr. Volgenau has, together with each of the other Volgenau Filing Persons (other than Sara Volgenau), executed a voting and support agreement with Parent, pursuant to which the Volgenau Filing Persons have agreed to vote 113,514 shares of our Class A common stock and 11,702,469 shares of our Class B common stock owned by them in the aggregate (representing approximately 71% of the aggregate voting power of the outstanding shares of SRA common stock on the date we signed the merger agreement) in favor of the adoption of the merger agreement at the special meeting. See “SPECIAL FACTORS — Stock Ownership and Interests of Certain Persons.” As of the record date, our directors and executive officers and their affiliates were the beneficial owners of an aggregate of           (approximately          %) of shares of SRA common stock then outstanding and eligible to vote.

Merger Consideration (page 80)

If the merger is completed, each share of our Class A common stock and Class B common stock, other than as provided below, will be converted into the right to receive $31.25 in cash (the “per share merger consideration”), without interest and less any applicable withholding taxes. SRA common stock owned by the Company as treasury stock or owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent (including shares of SRA common stock contributed to Holdco by the Volgenau Rollover Trust) will be canceled without payment of the per share merger consideration. Shares of SRA common stock owned by any of the Company’s wholly owned subsidiaries will, at the election of Parent, either convert into stock of the surviving corporation or be canceled without payment of the per share merger consideration. Shares of SRA common stock owned by stockholders who have not voted in favor of the proposal to adopt the merger agreement and have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL will be canceled without payment of the per share merger consideration and such stockholders will instead be entitled to appraisal rights under the DGCL.

Payment for Stock Certificates (page 11)

Promptly after the merger is completed, each holder of record as of the time of the merger will be sent written instructions for exchanging their stock certificates for the per share merger consideration. Please do not send any stock certificates with your proxy.

Treatment of Stock Options and Restricted Stock Awards (page 80)

Pursuant to the merger agreement, as of the effective time, each stock option to purchase shares of the Company’s Class A common stock that is outstanding and unexercised immediately prior to the effective time (whether vested or unvested) will become fully vested and converted into the right to receive, immediately after the effective time (without interest), a cash payment in an amount equal to the product of (x) the total number of shares of the Company’s Class A common stock then issuable upon exercise of such stock option, and (y) the excess, if any, of (A) the $31.25 per share merger consideration over (B) the exercise price per share subject to the stock option, less any applicable withholding taxes. As of the effective time, each award of restricted stock that is outstanding and unvested immediately prior to the effective time will become fully vested and converted into the right to receive, immediately after the effective time (without interest), a cash payment in an amount equal to the product of (x) the total number of shares of the unvested restricted stock and (y) the $31.25 per share merger consideration, less any applicable withholding taxes.

Recommendation of Our Board of Directors and Special Committee (page 28)

Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. Our board of directors and the special committee believe that the merger is both procedurally and substantively fair to the stockholders of the Company other than the Volgenau Filing Persons (such stockholders being referred to in this proxy statement collectively as the “unaffiliated stockholders”). For a discussion of the principal factors considered by our board of directors and the special committee in determining to recommend the adoption of the merger agreement and in determining that the merger is fair to our unaffiliated stockholders, see “SPECIAL FACTORS — Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger.”

Our directors and executive officers have informed us that they intend to vote their shares of SRA common stock in favor of adopting the merger agreement. To the Company’s knowledge, other than the recommendation of our board of directors and the special committee, none of the Company’s executive officers, directors or affiliates has made a recommendation either in support of or opposed to the proposal to adopt the merger agreement.

Applicability of Securities and Exchange Commission Rules Related to “Going Private” Transactions (pages 28, 39, 40 and 43)

The requirements of Rule 13e-3 under the Exchange Act, apply to the merger because certain of our affiliates are deemed to be engaged in a “going private” transaction under Rule 13e-3 and related rules under the Exchange Act. These affiliates include Dr. Volgenau, Sara Volgenau, his spouse, and the Volgenau Trusts. In addition, Holdco, Parent, Merger Sub, Providence Equity Partners VI L.P., Providence Equity Partners VI-A L.P., Providence Equity GP VI, L.P and Providence Equity Partners VI L.L.C. could also be deemed to be engaged in a “going private” transaction under these rules. To comply with the requirements of Rule 13e-3, our board of directors, Dr. Volgenau, Sara Volgenau, the Volgenau Trusts, and Holdco, Parent, Merger Sub, Providence Managing Member L.L.C. (“PEP Manager”), Providence Fund Holdco (Domestic ECI) L.P. (“Providence Fund Holdco”), Providence Equity Partners VI L.L.C. (“PEP GP”), Providence Equity GP VI, L.P. (“PEP LP”), Providence Equity Partners VI L.P. (“PVI”) and Providence Equity Partners VI-A L.P. (“PVI-A,” and, together with PVI, the “Providence Funds” and the Providence Funds together with PEP Manager, Providence Fund Holdco, PEP GP and PEP LP, the “Providence Entities”) make certain statements in this proxy statement as to, among other matters, their purposes and reasons for the merger, and their belief as to the fairness of the merger to our unaffiliated stockholders. See “SPECIAL FACTORS — Positions of the Buyer Filing Persons Regarding the Fairness of the Merger” and “SPECIAL FACTORS — Positions of the Volgenau Filing Persons Regarding the Fairness of the Merger.”

Opinion of the Financial Advisor to the Special Committee (page 33)

In connection with the merger, the special committee’s financial advisor, Houlihan Lokey Capital, Inc., referred to as “Houlihan Lokey,” delivered a written opinion, dated March 31, 2011, to the special committee as to the fairness, from a financial point of view and as of the date of the opinion, of the $31.25 per share merger consideration to be received by holders of SRA common stock (other than excluded holders) collectively as a group. For purposes of Houlihan Lokey’s opinion, the term “excluded holders” refers to Dr. Volgenau, the Volgenau Rollover Trust and/or certain other family trusts or other estate planning vehicles or retirement plans controlled by and for the benefit of Dr. Volgenau or his spouse and any other stockholders of SRA that enter into rollover, voting or other arrangements with Holdco, Parent and Merger Sub in connection with the merger, together with their respective affiliates. The full text of Houlihan Lokey’s written opinion, dated March 31, 2011, which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, is attached to this proxy statement as Annex C. Houlihan Lokey’s opinion was furnished for the use and benefit of the special committee and, at the special committee’s request, the board of directors (excluding any director who is a direct party to, or forms a part of the acquiring group in respect of, the merger), in their capacities as directors, in connection with its evaluation of the per share merger consideration. The opinion only addressed the fairness, from a financial point of view, of the per share merger consideration and did not address any other aspect or implication of the merger. The summary of Houlihan Lokey’s opinion in the proxy statement is qualified in its entirety by reference to the full text of its written opinion. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the special committee, the board of directors, any securityholder or any other person as to how to act or vote with respect to any matter relating to the merger or otherwise.

Financing of the Merger (page 56)

Parent estimates that the total amount of funds required to complete the merger and related transactions, including payment of fees and expenses in connection with the merger, is estimated to be approximately $1,998.5 million. This amount is expected to be provided through a combination of (i) cash equity investments by the Providence Funds totaling approximately $454.5 million, (ii) the contribution of shares of SRA common stock to Holdco immediately prior to the merger by the Volgenau Rollover Trust totaling approximately $150 million, (iii) debt financing of up to $1,290.0 million and (iv) cash of the Company.

Limited Guarantee (page 59)

The Providence Funds, severally and not jointly, have agreed to guarantee their respective percentages (determined based upon the relative size of their equity commitments to Parent) of the obligations of Parent under the merger agreement to pay, under certain circumstances, a reverse termination fee and reimburse certain expenses.

Interests of the Company’s Directors and Executive Officers in the Merger (page 60)

In considering the recommendation of our board of directors, you should be aware that certain of our executive officers and directors have interests in the merger that may be different from, or in addition to, your interests as a stockholder. These interests include, among others:

•	Accelerated vesting of stock options and cash payments with respect to stock options that have an exercise price of less than $31.25 per share;

•	Accelerated vesting of restricted stock awards and cash payments equal to the $31.25 per share merger consideration with respect to restricted stock awards;

•	The expected ownership of equity interests in Holdco by the Volgenau Rollover Trust;

•	Severance benefits for our executive officers provided by their existing employment agreements and retention agreements with us following the merger;

•	The establishment of a new equity-based management incentive plan and anticipated grants of equity awards to senior management, key employees and other employees after completion of the merger (although, to date, the plan terms have not yet been established and no grants have been promised or communicated to any person); and

•	Continued indemnification and liability insurance for directors and executive officers following completion of the merger.

Conditions to the Merger (page 94)

We will complete the merger only if the conditions set forth in the merger agreement are satisfied or, in some cases, waived. These conditions include:

•	the adoption of the merger agreement by the affirmative vote of (a) the holders of a majority of the outstanding shares of SRA common stock entitled to vote on such matter, and (b) the holders of a majority of the outstanding shares of Class A common stock entitled to vote on such matter (excluding all such shares beneficially owned, whether directly or indirectly, by Dr. Volgenau), in each case outstanding and entitled to vote at the special meeting;

•	the termination or expiration of the waiting period applicable to the merger under the HSR Act;

•	the absence of any order or law that restrains, enjoins or otherwise prohibits the consummation of the merger;

•	the representations and warranties of the Company, Parent and Merger Sub being true and correct, in each case as of the closing of the merger, subject in many cases to material adverse effect qualifications; and

•	the Company’s, Parent’s and Merger Sub’s performance in all material respects of its agreements and covenants in the merger agreement.

Regulatory Approvals (page 70)

The merger cannot be completed until the Company and Parent each file a notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the applicable waiting period has expired or been terminated. The parties to the merger agreement filed the required notifications and forms under the HSR Act with the Federal Trade Commission and the Department of Justice on May 4, 2011.

Solicitation of Acquisition Proposals (page 89)

Pursuant to the merger agreement until 12:01 a.m., New York City time, on April 30, 2011, the Company and its subsidiaries and their respective representatives were permitted to initiate, solicit, and encourage any alternative acquisition proposals from third parties, provide nonpublic information to such third parties and participate in discussions and negotiations with such third parties regarding alternative acquisition proposals. Beginning on April 30, 2011, the Company became subject to customary restrictions on its ability to initiate, solicit or encourage alternative acquisition proposals from third parties and to provide information to or participate in discussions or negotiations with third parties regarding alternative acquisition proposals, except that the Company was permitted to continue or engage in the aforementioned activities with third parties that contacted the Company and made an alternative acquisition proposal prior to April 30, 2011 that the Board determined constituted or could reasonably be expected to lead to a superior proposal (each, an “excluded party”). Any excluded party would cease to qualify as an excluded party at 12:00 a.m., New York City time, on May 15, 2011 and would become subject to the foregoing restrictions unless prior to such date the Company had entered into an alternative acquisition agreement with such excluded party that constituted a superior proposal. The Company did not receive any alternative acquisition proposals during the “go-shop” period, and on May 2, 2011, the Company delivered a notice to Providence stating that there were no “excluded parties” as defined in the merger agreement.

Notwithstanding the limitations applicable after April 30, 2011, prior to the adoption of the merger agreement by the Company’s stockholders, the Board may, subject to compliance with certain obligations set forth in the merger agreement, including providing Parent and Merger Sub with prior notice and allowing Parent certain matching rights under the merger agreement, change its recommendation due to an intervening event or in order to approve, recommend or declare advisable, and authorize the Company to enter into, an alternative acquisition proposal if the Board has determined in good faith that (i) after consultation with outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to stockholders under applicable law, and (ii) in the case of an alternative acquisition proposal, after consultation with its financial advisor and outside legal counsel, such alternative acquisition proposal is reasonably likely to be consummated and, if consummated, would be more favorable to the Company’s stockholders (excluding the Volgenau Filing Persons) than the merger (a “superior proposal”).

Termination of the Merger Agreement (page 95)

The Company and Parent may, by mutual written consent duly authorized by each of their respective boards of directors, terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after the adoption of the merger agreement by the Company’s stockholders.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

by either Parent or the Company, if:

•	the merger has not been consummated by October 14, 2011, whether such date is before or after the approval of the Company’s stockholders is obtained;

•	any injunction, judgment, decree or ruling by any governmental authority permanently enjoining, restraining or prohibiting consummation of the merger has become final and non-appealable; or

•	the stockholder approval shall not have been obtained at the stockholders meeting duly convened for such purposes or at any adjournment or postponement thereof.

by Parent, if:

•	the Board shall have made a change of recommendation (as defined under “THE MERGER AGREEMENT — Solicitation of Acquisition Proposals”), provided that Parent’s right to terminate the merger agreement pursuant to this provision will expire at 5:00 p.m. (New York City time) on the tenth business day following the date on which such right to terminate first arose; or

•	at any time prior to the effective time, there has been a breach of any representation, warranty, covenant or agreement made by the Company in the merger agreement, which breach (i) would give rise to the failure of a condition to the Parent or Merger Sub’s obligation to effect the merger and (ii) cannot be cured by October 14, 2011 or, if capable of being cured, shall not have been cured within 30 calendar days following receipt by the Company of written notice from Parent of such breach, or such shorter period that remains between the receipt of such written notice and October 14, 2011; and

by the Company, if:

•	at any time prior to the receipt of the stockholder approval, (i) the Board has authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal and the Company will enter into such an alternative acquisition agreement concurrently with such termination, (ii) the Company has complied in all material respects with its obligations relating to solicitations of acquisition proposals and (iii) prior to or concurrently with such termination, the Company pays the applicable termination fee;

•	at any time prior to the effective time, there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in the merger agreement, which breach (i) would give rise to the failure of a condition to the Company’s obligation to effect the merger and (ii) cannot be cured by October 14, 2011 or, if capable of being cured, shall not have been cured within 30 calendar days following receipt by the Parent or Merger Sub of written notice from the Company of such breach, or such shorter period that remains between the receipt of such written notice and October 14, 2011; or

•	after the marketing period (as described under “THE MERGER AGREEMENT — Marketing Period”) has ended, (i) all of the conditions to each party’s obligation to effect the merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing) have been satisfied, (ii) the Company has irrevocably confirmed by written notice to Parent that it is ready, willing and able to consummate the closing, (iii) Parent and Merger Sub fail to consummate the merger on the closing date in accordance with the terms of the merger agreement, and (iv) the Company has delivered to Parent written notice at least one business day prior to such termination stating the Company’s intention to terminate the merger agreement pursuant to this provision and the basis for such termination.

Termination Fees and Reimbursement of Expenses (page 97)

Upon termination of the merger agreement under specified circumstances, the Company will be required to pay Parent or its designee a termination fee. If the termination fee becomes payable as a result of the Company terminating the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal made by an excluded party, the amount of the termination fee will be $28.2 million. If the termination fee becomes payable under any other circumstances, the amount of the termination fee will be $47.0 million. The merger agreement also provides that Parent will be required to pay the Company a reverse termination fee of $112.9 million in the event the Company terminates the merger agreement as a result of a breach by Parent or the Company terminates the merger agreement as a result of Parent failing to close when all conditions have been satisfied and Parent fails to fund the merger consideration, as described under “THE MERGER AGREEMENT — Termination”. In addition, in certain limited circumstances, Parent will be required to reimburse the Company for certain out-of-pocket fees and expenses incurred in connection with the transactions contemplated by the merger agreement or the termination thereof, see “THE MERGER AGREEMENT — Termination Fees and Reimbursement of Expenses”.

Appraisal Rights (page 103)

If the merger is consummated, persons who are stockholders of the Company will have certain rights under Delaware law to demand appraisal of, and to obtain payment in cash of the fair value of, their shares of SRA common stock. Any shares of SRA common stock held by a person who does not vote in favor adoption of the merger agreement, demands appraisal of such shares of SRA common stock and who complies with the applicable provisions of Delaware law will not be converted into the right to receive the per share merger consideration. Such appraisal rights, if the statutory procedures are complied with, will lead to a judicial determination of the fair value (excluding any element of value arising from the accomplishment or expectation of the merger) required to be paid in cash to such dissenting shareholders for their shares of SRA common stock. The value so determined could be more or less than, or the same as, the per share merger consideration.

Any stockholder who wishes to exercise appraisal rights must not vote in favor of the proposal to adopt the merger agreement and must comply with all of the procedural requirements provided by Delaware law. The procedures are summarized in greater detail in “APPRAISAL RIGHTS” and the relevant text of the appraisal rights statute is attached as Annex D to this proxy statement. We encourage you to read the statute carefully and to consult with legal counsel if you desire to exercise your appraisal rights. Your failure to take all of the steps required under Delaware law could result in the loss of your appraisal rights.

Certain Material United States Federal Income Tax Consequences (page 70)

The exchange of shares of SRA common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder who receives cash for shares of SRA common stock pursuant to the merger will recognize gain or loss, if any, equal to the difference between the amount of cash received (determined before the deduction of applicable withholding taxes) and such U.S. Holder’s adjusted tax basis in the shares of SRA common stock. You should read “SPECIAL FACTORS — Certain Material United States Federal Income Tax Consequences” for more information regarding the United States federal income tax consequences of the merger to stockholders.

Because individual circumstances may differ, we urge stockholders to consult their own tax advisors to determine the U.S. federal, state, local and foreign tax consequences of the merger.

Accounting Treatment (page 73)

The merger is intended to be accounted for under the purchase method of accounting. See “SPECIAL FACTORS — Accounting Treatment.”

Litigation Relating to the Merger (page 73)

The Company, the board of directors, Providence, Parent and Merger Sub are named as defendants in two lawsuits filed by stockholders purportedly on behalf of themselves and other stockholders of the Company. The complaints seek to enjoin consummation of the merger or, in the event the merger is completed, seek to rescind the merger or recover money damages on behalf of the Company’s stockholders caused by alleged breaches of fiduciary duties.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Q:	Why am I receiving this proxy statement?

A:	On March 31, 2011, we entered into an Agreement and Plan of Merger with Parent and Merger Sub providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of the Providence Entities. You are receiving this proxy statement in connection with the solicitation of proxies by the Board to approve the adoption of the merger agreement and the other matters to be voted at the special meeting.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

• Adoption of the merger agreement;

• Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

• Any other proposal as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q:	As a stockholder, what will I receive in the merger?

A:	If the merger is completed, you will be entitled to receive $31.25 in cash, without interest thereon and less any applicable withholding taxes, for each share of SRA common stock that you own immediately prior to the effective time of the merger as described in the merger agreement, unless you properly demand, and do not thereafter withdraw or lose, appraisal rights under Delaware law.

Q:	When and where is the special meeting of our stockholders?

A:	The special meeting of stockholders will be held at a.m., local time, on , 2011, at .

Q:	What vote of our stockholders is required to adopt the merger agreement?

A:	For us to complete the merger, stockholders holding (a) a majority of the outstanding shares of SRA common stock entitled to vote on the adoption of the merger agreement, and (b) a majority of the outstanding shares of Class A common stock entitled to vote on the adoption of the merger agreement (excluding all such shares beneficially owned, whether directly or indirectly, by Dr. Volgenau), in each case outstanding at the close of business on the record date, must vote “FOR” the proposal to adopt the merger agreement.

At the close of business on the record date, shares of SRA common stock were outstanding and entitled to vote at the special meeting.

Q:	Who can attend and vote at the special meeting?

A:	All stockholders of record as of the close of business on June 13, 2011, the record date for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any adjournment thereof. If you wish to attend the special meeting and your shares of SRA common stock are held in an account at a broker, bank or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date. “Street name” holders who wish to vote at the special meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares of SRA common stock. Seating will be limited at the special meeting. Admission to the special meeting will be on a first-come, first-served basis.

Q.	What is a quorum?

A.	The holders of a majority of the voting power of the issued and outstanding shares of the Company entitled to vote thereat, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions and broker non-votes (if any) are counted as present for the purpose of determining whether a quorum is present.

Q:	How does the Board of Directors recommend that I vote?

A:	Our Board of Directors, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. In connection with the approval of the merger agreement by the Company’s board of directors, Dr. Volgenau abstained.

You should read “SPECIAL FACTORS — Recommendation of our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” for a discussion of the factors that our special committee and Board of Directors considered in deciding to recommend the adoption of the merger agreement. In addition, in considering the recommendation of the special committee and the Board of Directors with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers may have interests that are different from, or in addition to, the interests of our stockholders generally. See “SPECIAL FACTORS — Interests of the Company’s Directors and Executive Officers in the Merger”.

Q:	How will our directors and executive officers vote on the proposal to adopt the merger agreement?

A:	Our directors and current executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their shares of SRA common stock in favor of the adoption of the merger agreement. As of June 13, 2011, the record date for the special meeting, our directors (including Dr. Volgenau) and current executive officers beneficially owned, in the aggregate, shares of SRA common stock, or collectively approximately % of the outstanding shares of SRA common stock and approximately % of the voting power of the SRA common stock.

Q:	Am I entitled to exercise appraisal rights instead of receiving the per share merger consideration for my shares of SRA common stock?

A:	Shareholders of SRA common stock who do not vote in favor of adoption of the merger agreement will have the right to demand appraisal and receive the fair value of their shares of SRA common stock, as determined by the Delaware Chancery Court, in lieu of receiving the per share merger consideration if the merger closes, but only if they perfect their appraisal rights by complying with the required procedures under Delaware law. For the full text of Section 262 of the DGCL, please see Annex D hereto.

Q:	How do I cast my vote if I am a holder of record?

A:	If you were a holder of record as of the close of business on June 13, 2011, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope. Holders of record may also submit a proxy by telephone or the Internet by following the instructions on the proxy card.

If you properly sign and transmit your proxy, but do not indicate how you want to vote, your proxy will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	How do I cast my vote if my shares of SRA common stock are held in “street name” by my broker, bank or other nominee?

A:	If you hold your shares in “street name,” which means your shares of SRA common stock are held of record on June 13, 2011 by a broker, bank or other nominee, you must provide the record holder of your shares of SRA common stock with instructions on how to vote your shares of SRA common stock by completing the enclosed voting instruction form or by submitting voting instructions using the Internet or telephone if your bank, broker or other nominee makes these methods available. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your shares of SRA common stock will not be voted, which will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement. Please refer to the voting instruction card used by your broker, bank or other nominee to see if you may submit voting instructions using the Internet or telephone.

Q:	What will happen if I abstain from voting or fail to vote on the proposal to adopt the merger agreement?

A:	If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the special meeting by properly delivering a later-dated proxy either by mail, the Internet or telephone or attending the special meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to the Company’s corporate secretary prior to the vote at the special meeting. If your shares of SRA common stock are held in street name, you must contact your broker, bank or other nominee to revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of SRA common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of SRA common stock. If you are a holder of record and your shares of SRA common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive.

Q:	Is the merger expected to be taxable to me?

A:	Yes. If you are a U.S. Holder, the receipt of $31.25 in cash for each share of your SRA common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. For United States federal income tax purposes, a U.S. Holder generally will recognize gain or loss as a result of the merger measured by the difference, if any, between $31.25 per share and such U.S. Holder’s adjusted tax basis in that share. However, subject to certain exceptions, a Non-U.S. Holder will generally not be subject to United States federal income tax on any gain or loss recognized as a result of the merger.

You should read “SPECIAL FACTORS — Certain Material United States Federal Income Tax Consequences” for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your own tax advisor to determine the U.S. federal, state, local and foreign tax consequences of the merger.

Q:	What do I need to do now?

A:	You should carefully read this proxy statement, including the information incorporated by reference and all of the appendices, and consider how the merger would affect you. Please complete, sign, date and mail your proxy card in the enclosed pre-addressed, postage-paid envelope as soon as possible so that your shares may be represented at the special meeting.

Q:	If I am a holder of certificated shares of SRA common stock, should I send in my stock certificates now?

A:	No. Promptly after the merger is completed, each holder of record as of the time of the merger will be sent written instructions for exchanging their stock certificates for the per share merger consideration. These instructions will tell you how and where to send in your stock certificates for your cash consideration. You will receive your cash payment after the paying agent receives your stock certificates and any other documents requested in the instructions. Please do not send stock certificates with your proxy.

Holders of uncertificated shares of SRA common stock (i.e., holders whose shares are held in book entry form) will automatically receive their cash consideration as soon as practicable after the effective time of the merger without any further action required on the part of such holders.

Q:	How are stock options and restricted stock treated in the merger?

A:	Promptly upon the merger being completed, each stock option and restricted stock outstanding and unvested as of the effective date will become fully vested and converted into the right to receive cash. See “THE MERGER AGREEMENT — Treatment of Outstanding Stock Options and Treatment of Restricted Stock.” Holders of these awards do not need to take any action. These payments will be made automatically after the effective date of the merger.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their SRA common stock pursuant to the merger agreement. Instead, we will remain as a public company and our Class A common stock will continue to be registered under the Exchange Act and listed and traded on the NYSE. Under specified circumstances, we may be required to pay Parent a termination fee or Parent may be required to pay us a termination fee and/or reimburse us for certain of our out of pocket fees and expenses. See “THE MERGER AGREEMENT — Termination Fees and Reimbursement of Expenses.”

Q:	When is the merger expected to be completed?

A:	We are working to complete the merger as quickly as possible. We currently expect the transaction to close during the first quarter of our 2012 fiscal year, which begins on July 1, 2011; however, we cannot predict the exact timing of the merger. In order to complete the merger, we must obtain stockholder approval and the other closing conditions under the merger agreement must be satisfied or waived.

Q:	What is householding and how does it affect me?

A:	The Securities and Exchange Commission (“SEC”) permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. Certain brokerage firms may have instituted householding for beneficial owners of SRA common stock held through brokerage firms. If your family has multiple accounts holding SRA common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?

A:	If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact Georgeson Inc. at (888) 565-5190.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements with respect to our financial condition, results of operations, plans, objectives, intentions, future performance and business and other statements that are not statements of historical facts, as well as certain information relating to the merger, including, without limitation:

•	statements about the benefits of the proposed merger to our stockholders;

•	the financial targets set forth in the section entitled “SPECIAL FACTORS — Prospective Financial Information;”

•	statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts; and

•	other statements identified by words such as “will,” “would,” “likely,” “thinks,” “may,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.

These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to the completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction;

•	the requirement of adoption of the merger agreement by the affirmative vote of a majority of the outstanding shares of our Class A common stock (excluding shares beneficially owned by Dr. Volgenau);

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the possible adverse effect on our business and the price of our common stock if the merger is not completed in a timely matter or at all;

•	the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement;

•	the diversion of management’s attention from ongoing business concerns;

•	the effect of the announcement of the acquisition on our relationships with our customers, operating results and business generally;

•	the merger agreement’s contractual restrictions on the conduct of our business prior to the completion of the merger;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	the possibility that alternative acquisition proposals will or will not be made; and

•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against us and others relating to the merger.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports we have filed with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this document. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we give no assurance that we will attain these expectations or that any deviations will not be material. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events. We note that the safe harbor provided in the Private Securities Litigation Reform Act of 1995 does not apply to statements made in connection with a going private transaction, such as the merger.

SPECIAL FACTORS

The following is a description of the material aspects of the merger. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the merger agreement attached to this proxy statement as Annex A, for a more complete understanding of the merger. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement.

The Parties

SRA International, Inc.

SRA is a leading provider of technology and strategic consulting services and solutions primarily to government organizations. Headquartered in Fairfax, Virginia, SRA is dedicated to solving complex problems for our clients by providing services, systems, and solutions that enable mission performance, improve efficiency of operations, and/or reduce operating costs. The Company’s principal executive offices are located at 4300 Fair Lakes Court, Fairfax, VA 22033. Our telephone number is (703) 803-1500.

Providence Entities

Providence Equity Partners VI L.P., a Delaware limited partnership (“PVI”), and Providence Equity Partners VI-A L.P., a Delaware limited partnership (“PVI-A,” and together with PVI, the “Providence Funds”), are private equity funds sponsored by Providence Equity Partners L.L.C. (“Providence”), which is a leading global private equity firm specializing in equity investments in media, entertainment, communications and information services companies around the world.

PVI and PVI-A are private investment funds. PVI’s and PVI-A’s general partner is Providence Equity GP VI, L.P., a Delaware limited partnership (“PEP LP”), which is principally engaged in the business of serving as the general partner of PVI and PVI-A. PEP LP’s general partner is Providence Equity Partners VI L.L.C., a Delaware limited liability company (“PEP GP”), which is principally engaged in the business of serving as the general partner of PEP LP. PEP GP’s managing member is Providence Fund Holdco (Domestic ECI) L.P., a Delaware limited partnership (“Providence Fund Holdco”), which is principally engaged in the business of serving as the managing member of PEP GP and as a managing member, sole shareholder or limited partner, as applicable, of other companies and limited partnerships affiliated with Providence Equity Partners L.L.C. Providence Fund Holdco’s general partner is Providence Managing Member L.L.C., a Delaware limited liability company (“PEP Manager”), which is principally engaged in the business of serving as the general partner of Providence Fund Holdco and as a general partner or managing member of other United States domestic limited partnerships and limited liability companies affiliated with Providence Equity Partners L.L.C. We refer to the Providence Funds, PEP LP, PEP GP, Providence Fund Holdco and PEP Manager, collectively, as the “Providence Entities.”

The principal office and business address for each of PVI, PVI-A, PEP LP, PEP GP, Providence Fund Holdco and PEP Manager, is c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, RI 02903.

Information regarding the natural persons who are the directors and executive officers of PVI, PVI-A, PEP LP, PEP GP, Providence Fund Holdco and PEP Manager is set forth on Annex E to this proxy statement.

Volgenau Filing Persons

Dr. Volgenau is a director, chairman of the board of directors, founder and the controlling stockholder of the Company. Sara Volgenau, Dr. Volgenau’s spouse, is currently retired. The Ernst Volgenau 2011 Charitable Remainder Unitrust I, The Ernst Volgenau 2011 Charitable Remainder Unitrust II, The Ernst Volgenau Revocable Trust, and the Ernst Volgenau 2010 Grantor Retained Annuity Trust (collectively, the “Volgenau Trusts”) are trusts, organized under the laws of the Commonwealth of Virginia, affiliated with Dr. Volgenau. We refer to the Volgenau Trusts, Sara Volgenau and Dr. Volgenau, collectively, as the “Volgenau Filing Persons” and to The Ernst Volgenau Revocable Trust, which is a trust that is controlled by Dr. Volgenau, as the “Volgenau Rollover Trust.” The trustee of each of the Volgenau Trusts (other than the Ernst Volgenau 2010 Grantor Retained Annuity Trust) is Dr. Volgenau and the trustee of the Ernst Volgenau 2010 Grantor Retained Annuity Trust is Sara Volgenau. The business address for Dr. Volgenau, Sara Volgenau and each of the Volgenau Trusts (including Dr. Volgenau and his wife in their capacity as trustee of the respective Volgenau Trusts as described above) is c/o SRA International, Inc., 4300 Fair Lakes Court, Fairfax, VA 22033, and their telephone number is (703) 803-1500.

None of Dr. Volgenau, Sara Volgenau or any of the Volgenau Trusts has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of Dr. Volgenau, Sara Volgenau or any of the Volgenau Trusts has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, United States federal or state securities laws, or a finding of any violation of United States federal or state securities laws.

Sterling Holdco Inc.

Sterling Holdco Inc., which we refer to as “Holdco,” was formed by the Providence Funds solely for the purpose of owning Parent after the merger and arranging the related financing transactions. Holdco is currently owned by the Providence Funds. Holdco has not engaged in any business except for activities incidental to its formation and in connection with the merger and the other transactions contemplated by the merger agreement. The principal executive offices of Holdco are located at c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, RI 02903, and its telephone number is (401) 751-1700. Information regarding the natural persons who are directors and executive officers of Holdco is set forth on Annex E to this proxy statement.

Sterling Parent Inc.

Sterling Parent Inc., which we refer to as “Parent,” was formed by the Providence Funds solely for the purpose of owning the Company after the merger and arranging the related financing transactions. Parent is wholly owned by Holdco and has not engaged in any business except for activities incidental to its formation and in connection with the merger and the other transactions contemplated by the merger agreement. The principal executive offices of Parent are located at c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, RI 02903, and its telephone number is (401) 751-1700. Information regarding the natural persons who are directors and executive officers of Parent is set forth on Annex E to this proxy statement.

Sterling Merger Inc.

Sterling Merger Inc., which we refer to as “Merger Sub,” was formed by the Providence Funds solely for the purpose of completing the merger. Merger Sub is wholly owned by Parent and has not engaged in any business except for activities incidental to its formation and in connection with the merger and the other transactions contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist. The principal executive offices of Merger Sub are located at c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, RI 02903, and its telephone number is (401) 751-1700. Information regarding the natural persons who are directors and executive officers of Merger Sub is set forth on Annex E to this proxy statement.

None of Holdco, Parent, Merger Sub or any of the Providence Entities has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of Holdco, Parent, Merger Sub or any of the Providence Entities has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, United States federal or state securities laws, or a finding of any violation of United States federal or state securities laws.

Overview of the Transaction

The Company, Parent and Merger Sub entered into the merger agreement on March 31, 2011. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by the Providence Funds. If the merger agreement is adopted by the stockholders and the other conditions to the closing of the merger are either satisfied or waived:

•	each share of SRA common stock issued and outstanding immediately prior to the closing of the merger (other than treasury shares owned by the Company, shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, including the shares contributed to Holdco by the Volgenau Rollover Trust, and shares owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL) will convert into the right to receive the per share merger consideration; and

•	all shares of SRA common stock so converted will, at the closing of the merger, be canceled, and each holder of a certificate representing any shares of SRA common stock shall cease to have any rights with respect thereto, except the right to receive the per share merger consideration upon surrender of such certificate (if such shares are certificated).

Following and as a result of the merger:

•	Company stockholders (other than the Volgenau Rollover Trust) will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth; and

•	shares of our Class A common stock will no longer be listed on the NYSE, and the registration of shares of our Class A common stock under the Exchange Act will be terminated.

After the merger, SRA will become a privately held company owned by Holdco, an entity owned by affiliates of Providence, a private equity firm, and the Volgenau Rollover Trust, which is a trust that is controlled by Dr. Volgenau, our chairman of the Board, founder and controlling stockholder. Entities affiliated with Providence will control approximately 79% of the equity interests in Holdco, and the Volgenau Rollover Trust will own approximately 21% of the equity interests in Holdco, subject to adjustment as disclosed under “SPECIAL FACTORS — Financing of the Merger — Rollover Financing.”

Management and Board of Directors of the Surviving Corporation

The board of directors of the surviving corporation will, from and after the effective time of the merger (which we refer to as the “effective time”), consist of the directors of Merger Sub immediately prior to the effective time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the surviving corporation will, from and after the effective time, be the officers of the Company immediately prior to the effective time until their successors have been duly appointed and qualified or until their earlier death, resignation or removal.

Background of the Merger

In the ordinary course of business, our board of directors and senior management review and consider various strategic alternatives available to the Company that may enhance stockholder value. In addition, from time to time over the past several years, a number of parties have approached Dr. Ernst Volgenau, our chairman of the board and founder of the Company, who beneficially owns, directly or indirectly, shares of our common stock representing approximately 20% of total shares outstanding and approximately 71% of aggregate voting rights, and inquired about potential interest in a transaction involving the sale of the Company. However, prior to the discussions detailed below, such approaches did not proceed past such preliminary inquiries.

During 2009, Dr. Volgenau indicated to several members of our board of directors that he had become more receptive to the possibility of selling all or a substantial portion of the shares of SRA common stock beneficially owned by him in order to fund philanthropic activities to which Dr. Volgenau was increasingly committed to devoting his time and financial resources.

On February 16, 2010, Dr. Volgenau met with a senior executive of a strategic competitor, which we refer to as Strategic Bidder B, who expressed interest in exploring a potential strategic transaction involving the Company.

On March 2, 2010, representatives of Providence contacted Dr. Volgenau to introduce themselves and their firm to Dr. Volgenau. During April 2010, Dr. Volgenau and Providence had two additional discussions to explore potential interest in beginning a dialogue regarding a potential sale of the Company.

On May 3, 2010, the board of directors held a regularly scheduled meeting at which Dr. Volgenau, as was customary at board meetings, provided an update regarding inquiries he had received about potential interest in a transaction involving the sale of the Company, and informed the board that he had become more receptive to exploring a potential sale of all or a portion of the shares of SRA common stock beneficially owned by him as part of a plan to fund his philanthropic objectives. Dr. Volgenau proposed the formation of a study team of the board to explore potential strategic options available to the Company. At the meeting, the board established the strategic alternatives study team consisting of four directors: Dr. Volgenau; Mr. Michael R. Klein; Mr. Miles R. Gilburne; and Mr. W. Robert Grafton. The strategic alternatives study team subsequently engaged an investment banking firm as its financial advisor to assist with the evaluation of potential strategic alternatives available to the Company.

On May 6, 2010, Dr. Volgenau met with a senior executive of a strategic competitor, which we refer to as Strategic Bidder A, who expressed interest in exploring a potential strategic transaction involving the Company.

On May 12, 2010 and May 18, 2010, Dr. Volgenau had preliminary conversations with representatives of Providence regarding a potential strategic transaction between the Company and Providence. On May 18, 2010, the Company and Providence entered into a confidentiality agreement, and on May 20, 2010, Dr. Volgenau and members of senior management met with representatives of Providence to continue preliminary conversations regarding a potential strategic transaction between the Company and Providence.

On May 27, 2010, Mr. Richard Nadeau, our chief financial officer, provided to Providence a financial model assessing a hypothetical going-private transaction involving the Company.

On June 3, 2010, Dr. Stanton Sloane, our chief executive officer, and Mr. Nadeau met with representatives of Providence and provided certain financial forecasts of the Company, as well as certain additional financial models assessing a hypothetical going-private transaction involving the Company.

In June and July, 2010, Dr. Volgenau had several additional meetings with representatives of Providence to continue preliminary discussions regarding a potential strategic transaction between the Company and Providence.

On July 26, 2010, at a meeting of the strategic alternatives study team, the financial advisor to the strategic alternatives study team discussed with the strategic alternatives study team and certain members of senior management of the Company certain strategic alternatives for the Company. These included maintaining the status quo, a potential significant share repurchase, a potential significant acquisition, a potential sale or leveraged buyout or a potential merger of equals.

On July 27, 2010, the board of directors held a regularly scheduled meeting at which Dr. Volgenau reported on recent inquiries he had received regarding the Company’s willingness to explore a potential strategic transaction, and summarized the strategic alternatives for the Company that had been discussed by the strategic alternatives study team and its financial advisor. At that time, the board determined to focus on pursuing a particular strategic acquisition of a business from a competitor for which a competitive sales process was being conducted. That business was sold to a third party other than the Company in a transaction that was publicly announced in mid-October 2010.

Between August 18, 2010 and early September 2010, Dr. Volgenau had several meetings or telephone conversations with representatives of Providence to continue to explore a potential strategic transaction.

On October 15, 2010, Dr. Sloane and Mr. Nadeau met with a representative of Providence and discussed a valuation analysis, financial projections and a financial model for a hypothetical leveraged buyout of the Company.

On October 20, 2010, Dr. Volgenau spoke with a representative of Providence regarding a potential strategic transaction. On October 26, 2010, Dr. Sloane and Mr. Nadeau again met with representatives of Providence to further discuss the valuation analysis and other financial information regarding the Company. On October 27, 2010, Mr. Nadeau provided to a representative of Providence the valuation analysis, financial projections and financial model for a hypothetical leveraged buyout of the Company previously discussed with representatives of Providence at their earlier October meetings.

Also on October 27, 2010, at a regularly scheduled meeting of the board of directors, Dr. Volgenau updated the board regarding his discussions with Providence since the July board meeting. Dr. Sloane and Mr. Nadeau similarly updated the board as to their recent discussions with Providence. At the invitation of the board, representatives of Providence met with the board to discuss possible terms of a potential acquisition proposal, including a preliminary indication of a potential purchase price of up to $28 per share, subject to the completion of due diligence. Thereafter, the board met in executive session and, in light of the interest expressed by Providence, discussed the merits of forming a special committee of independent and disinterested directors to further assess the interest of Providence and other potential strategic alternatives.

On October 28, 2010, at a regularly scheduled meeting of the board of directors, the board convened in executive session and determined that the strategic alternatives study team would be terminated. The board then established a special committee consisting of five independent and disinterested directors — Mr. Klein; Mr. Gilburne; Mr. Grafton; Mr. John W. Barter; and Mr. Larry R. Ellis — and adopted resolutions that, among other things, authorized and empowered the special committee, on behalf of the board, to evaluate, review and consider potential strategic transactions that may be available to the Company, to establish and direct the procedures related thereto and, if alternatives emerged, to discuss and negotiate the terms of any such strategic transactions and to consider whether to recommend to the full board of directors the approval and adoption of a specific strategic transaction, or not to proceed with such potential strategic transaction. The special committee also was authorized to engage such legal, financial and other advisors as it deemed necessary or advisable in connection with the performance of its duties. Mr. Klein was elected chairman of the special committee.

On November 4, 2010, Dr. Volgenau met with a senior executive of Strategic Bidder A, who again expressed interest in exploring a potential strategic transaction involving the Company.

On November 9, 2010, the special committee met and determined to retain Kirkland & Ellis LLP, which we refer to as Kirkland & Ellis, as its legal counsel. Mr. George P. Stamas of Kirkland & Ellis then reviewed with the special committee various legal and fiduciary considerations relevant to the discharge of its duties and responsibilities. The special committee and its legal advisor discussed the importance of establishing clear boundaries between the roles of the special committee, Dr. Volgenau and members of senior management, and directed that the chairman of the special committee meet with senior management and, along with a representative of Kirkland & Ellis, with Dr. Volgenau and his counsel to discuss appropriate process guidelines regarding the interaction with prospective bidders expected to ensue. In addition, the chairman of the special committee summarized certain discussions with two investment banking firms to act as the special committee’s financial advisor, after which representatives of Houlihan Lokey Capital Inc., which we refer to as Houlihan Lokey, were asked to join the meeting to describe its qualifications and independence. Thereafter, the special committee determined to engage Houlihan Lokey as its financial advisor.

On or about November 11, 2010, the chairman of the special committee met with certain members of senior management and informed them that, as the process proceeded, they would be updated by the special committee on a “need to know” basis, and also notified them that to minimize the potential negative effects that the special committee’s activities could have in terms of attrition of key management personnel, the board would implement appropriate retention arrangements and stay bonus incentives. The chairman of the special committee also directed members of senior management not to engage, or seek to engage, any prospective party in discussions concerning their employment prospects.

On November 11, 2010, the chairman of the special committee and a representative of Kirkland & Ellis met with Dr. Volgenau and his counsel to discuss their respective roles, and how best to implement appropriate process guidelines regarding interaction with prospective bidders. At the meeting, Dr. Volgenau agreed to refrain from negotiating price or other economic terms directly with any prospective bidder until such time as the special committee had authorized him to do so.

On November 19, 2010, the special committee held a meeting at which representatives of Kirkland & Ellis and Houlihan Lokey were present. The chairman of the special committee provided an update on his recent meetings with senior management and Dr. Volgenau and his counsel, respectively. The special committee and its advisors also discussed and prepared for an upcoming meeting with representatives of Providence.

On November 22, 2010, the chairman of the special committee, together with representatives of Houlihan Lokey, met with representatives of Providence to discuss Providence’s interest in a potential strategic transaction with the Company. At the meeting, the chairman of the special committee informed Providence that the Company had not determined to undertake a formal sale process and that Providence’s preliminary indicative pricing communicated by Providence to the board at its October 27th meeting was determined to be insufficient to warrant the commencement of any formal discussions regarding a potential transaction. However, the chairman indicated that the Company was prepared to facilitate additional due diligence efforts by Providence so that Providence would be better positioned to provide a more fully informed purchase price indication as expeditiously as possible. During the meeting, Providence requested a period of exclusivity during which the parties would seek to negotiate a potential transaction. The special committee denied that request.

On November 29, 2010, in accordance with the special committee’s directives, representatives of Houlihan Lokey and Providence discussed certain high priority due diligence items identified by Providence and a proposed timeline for completion of such due diligence efforts by Providence.

On December 1, 2010, the board of directors received an unsolicited confidential written non-binding proposal from Strategic Bidder A to acquire the Company at an indicative purchase price range of $29 to $31 per share. The letter noted that the non-binding proposal was contingent upon, among other things, satisfactory conclusion of due diligence, negotiation and execution of a definitive merger agreement and approvals by the boards of directors of both companies. On December 9, 2010, the chairman of the special committee sent a letter to Strategic Bidder A in which he stated that a special committee had been formed and that the special committee would discuss Strategic Bidder A’s letter with the special committee’s legal and financial advisors and would contact Strategic Bidder A in due course.

In early December 2010, representatives of Providence and certain of its advisors continued to meet with members of the Company’s senior management and to conduct additional due diligence through an electronic data room that had been established for such purpose.

On December 29, 2010, a representative of Providence contacted the chairman of the special committee and communicated an indication of interest to acquire the Company at a purchase price of $27.25 per share. Later that day, a representative of Providence contacted a representative of Houlihan Lokey and indicated that Providence was unlikely to increase its proposal to as high as $30 per share.

On December 30, 2010, the special committee held a meeting, at which representatives of Kirkland & Ellis and Houlihan Lokey were present, to discuss the details of Providence’s indication of interest. At the conclusion of the meeting, the special committee directed Houlihan Lokey to inform Providence that the special committee was dissatisfied with Providence’s indicative purchase price of $27.25 per share, and that the special committee would need to further discuss the indication of interest before responding in a more formal manner. In accordance with the special committee’s directives, Houlihan Lokey subsequently informed Providence of the special committee’s views.

On January 6, 2011, the special committee held a meeting at which representatives of Kirkland & Ellis and Houlihan Lokey were present. At the meeting, the chairman of the special committee noted that although the pricing indication received from Providence on December 29th was $27.25 per share, he had subsequently been notified by Dr. Volgenau that a senior representative of Providence had contacted Dr. Volgenau and communicated Providence’s willingness to consider a purchase price of up to $28.50 per share. The special committee determined that those pricing levels were still not sufficient to warrant commencing an exclusive negotiation process with Providence. The special committee then discussed with its advisors the opportunities and challenges facing the Company and its industry and senior management, as those factors might affect the Company’s future as a standalone entity. The special committee determined that it was appropriate to explore the extent to which additional third parties might have an interest in a potential strategic transaction as a potential alternative to the Company continuing as a standalone entity. The special committee then discussed with its advisors the possibility of contacting additional financial sponsors and potential strategic buyers that might be interested in an exploratory dialogue about a potential strategic transaction with the Company on a targeted basis in order to limit the potential for market leaks. Following such discussion, the special committee directed Houlihan Lokey to contact additional financial sponsors to assess such financial sponsors’ interest in engaging in preliminary discussions about a potential transaction with the Company. The special committee also specifically directed Houlihan Lokey to contact Strategic Bidder A in light of its previously submitted written indication of interest. The special committee determined not to have Houlihan Lokey contact any other strategic buyers at that time given concerns regarding sharing competitively sensitive information with peer companies; Dr. Volgenau’s previously expressed view that financial sponsors might be more likely than strategic buyers to recognize the economic value of the Company attributable to preserving the Company’s name, values and culture; and the likelihood that, if the Company were to engage in a strategic transaction with a financial sponsor, such transaction would more likely be expected to provide for a post-signing “go-shop” period during which the Company could affirmatively approach strategic buyers.

On January 10, 2011, Dow Jones published an article noting that, after the Company’s recent cancellation of a public appearance at an industry conference, the Company’s stock price had risen approximately 19%, and was continuing to rise on the day of publication, on speculation that the Company might be acquired by a third party.

On January 10, 2011, the chairman of the special committee contacted a representative of Providence to communicate that Providence’s indication of interest of $27.25 per share was not sufficient to warrant commencing an exclusive negotiation process with Providence. Also on January 10, 2011, the chairman of the special committee contacted a representative of Strategic Bidder A to inform Strategic Bidder A that the special committee was open to beginning an exploratory discussion regarding a potential transaction.

Beginning on January 10, 2011, in accordance with the special committee’s directives, Houlihan Lokey initiated contact with additional financial sponsors and, beginning on January 11, 2011, a form of confidentiality agreement was distributed to such financial sponsors.

On or about January 11, 2011, Dr. Volgenau was contacted by a senior executive of Strategic Bidder B, who again expressed interest in exploring a potential strategic transaction with the Company. Dr. Volgenau promptly informed the chairman of the special committee of this communication.

On January 14, 2011, senior executives of a strategic competitor to the Company, which we refer to as Strategic Bidder C, separately contacted each of Dr. Sloane and a representative of Houlihan Lokey to express interest in discussing a potential strategic transaction with the Company.

Between January 17, 2011 and February 9, 2011, the Company entered into confidentiality agreements and had management due diligence meetings with each of Strategic Bidder A and five financial sponsors, which we refer to as Financial Bidder A, Financial Bidder B, Financial Bidder C, Financial Bidder D and Financial Bidder E.

On January 18, 2011, a senior executive of Strategic Bidder C contacted a representative of Houlihan Lokey to again express interest in discussing a potential strategic transaction with the Company.

On January 20 and 21, 2011, representatives from two of the financial sponsors that had been contacted on behalf of the special committee indicated to Houlihan Lokey that such financial sponsors were not interested in exploring a potential transaction with the Company, citing valuation as the reason.

Also on January 20, 2011, a senior executive at Strategic Bidder B again contacted Dr. Volgenau to discuss a potential strategic transaction between the two companies, and Dr. Volgenau promptly informed the chairman of the special committee of such communication.

On January 21, 2011, a senior executive at Strategic Bidder C sent a letter to and met with Dr. Sloane. During the meeting, the senior executive of Strategic Bidder C expressed Strategic Bidder C’s interest in exploring a potential strategic transaction with the Company. Also on January 21, 2011 and again on January 25, 2011, a senior executive of Strategic Bidder C contacted Houlihan Lokey to express Strategic Bidder C’s interest in exploring a potential strategic transaction with the Company.

On January 22, 2011, The Telegraph published an article which stated, incorrectly, that the Company had received and rejected a nearly $2 billion offer from a strategic buyer named therein.

On January 23, 2011, the board of directors received a letter from Strategic Bidder A indicating that Strategic Bidder A was formally withdrawing its previously submitted non-binding written proposal.

On January 24, 2011, representatives of Providence attended a follow-up due diligence meeting with members of the Company’s senior management and continued to conduct due diligence through conference calls with the Company’s management.

Also on January 24, 2011, the special committee held a meeting at which representatives of Kirkland & Ellis and Houlihan Lokey were present. The chairman of the special committee and Houlihan Lokey updated the special committee on the status of discussions with the financial sponsors that had been contacted and informed the special committee of the unsolicited inquiries that had been received from Strategic Bidder B and Strategic Bidder C. After discussion and deliberation, the special committee authorized Houlihan Lokey to contact Strategic Bidder B to further explore a possible discussion regarding a strategic transaction. The special committee also asked the chairman of the special committee to meet with Dr. Volgenau to obtain additional information regarding his willingness to consider a potential transaction with a strategic buyer.

On January 25, 2011, in response to media speculation regarding the Company, the Company publicly issued a press release announcing that Houlihan Lokey had been retained after the Company received a series of inquiries regarding the Company’s willingness to consider offers. The press release also included a statement from Dr. Volgenau that the retention of advisors did not reflect a decision that the Company was or should be for sale.

On January 26, 2011, a representative of a strategic competitor to the Company, which we refer to as Strategic Bidder D, contacted Houlihan Lokey to express interest in discussing a potential strategic transaction with the Company.

On February 1, 2011, Dr. Volgenau received a letter, in his capacity as chairman of the board, from Strategic Bidder C requesting that it be included in any consideration of a potential strategic transaction with the Company. Dr. Volgenau promptly provided a copy of such letter to the chairman of the special committee.

On February 2, 2011, the special committee held a meeting at which representatives of Kirkland & Ellis and Houlihan Lokey were present. Representatives of Houlihan Lokey updated the special committee regarding management’s recent presentations to Financial Bidders A, B and D. In light of the fact that two financial sponsors previously contacted had determined not to consider the opportunity, the special committee discussed with its advisors the possibility of contacting additional financial sponsors to explore interest in discussing a potential strategic transaction, and determined that it was appropriate for Houlihan Lokey to contact additional financial sponsors that would likely have both an interest in, and the financial capability to execute, a transaction of significant size. A representative of Kirkland & Ellis again reviewed with the special committee various legal and fiduciary considerations relevant to the discharge of the special committee’s duties and responsibilities. To facilitate the ongoing process, the special committee authorized Kirkland & Ellis to prepare a form of merger agreement to be provided to potential bidders. A representative of Kirkland & Ellis discussed with the special committee certain material terms to be included in the form of merger agreement to be provided to bidders. The special committee also discussed with its legal advisor certain expected differences between transactions involving strategic and financial buyers. Following this discussion, the special committee asked the chairman of the special committee to reiterate to Dr. Volgenau the special committee’s view that conducting a process that included both strategic buyers and financial sponsors was important to provide the best opportunity to maximize value for the Company’s stockholders through any potential transaction.

On or about February 3, 2011, after discussion of these issues by the chairman of the special committee with Dr. Volgenau, Dr. Volgenau agreed that the special committee should contact potential strategic buyers that previously had indicated interest in exploring a potential transaction with the Company. The next day, the chairman of the special committee, in a conference call with representatives of Kirkland & Ellis and Houlihan Lokey, authorized Houlihan Lokey to contact Strategic Bidders B, C and D. Following such call, Houlihan Lokey contacted each of Strategic Bidders B, C and D, and each was provided with a form of confidentiality agreement.

On February 7, 2011, the special committee received a letter from Strategic Bidder D requesting that it not be required to submit a written indication of interest prior to attending a due diligence presentation with senior management. The special committee directed Houlihan Lokey to contact Strategic Bidder D to deny its request. Strategic Bidder D subsequently indicated that it would no longer pursue a potential transaction with the Company.

On February 7 and 8, 2011, in accordance with the special committee’s directives, Houlihan Lokey informed each of Providence and Financial Bidders A, B, C, D and E that initial indications of interest should be submitted by February 14, 2011.

Between February 8, 2011 and February 14, 2011, the Company entered into confidentiality agreements with each of Strategic Bidder B and Strategic Bidder C and provided them with an executive summary regarding the Company. On February 14, 2011, in accordance with the special committee’s directives, Houlihan Lokey informed each of them that initial indications of interest should be submitted by February 18, 2011.

On February 14, 2011, non-binding written indications of interest were received from Financial Bidder A with an indicative purchase price of $32 per share, which proposal also included a request for exclusivity, and from Financial Bidder B with an indicative purchase price range of $29 to $30 per share. In addition, on that same day, non-binding oral indications of interest were received from Financial Bidder D with an indicative purchase price range of $29 to $30 per share, and from Financial Bidder C with an indicative purchase price of $24 per share. Neither Financial Bidder C nor Financial Bidder D submitted a written indication of interest and both subsequently communicated that they were withdrawing from the process. Also on February 14, 2011, a representative of Financial Bidder E contacted Houlihan Lokey and indicated that Financial Bidder E was withdrawing from the process due to its perceived inability to be competitive on price.

On February 14, 2011, Houlihan Lokey contacted a representative of Strategic Bidder A to explore whether Strategic Bidder A would consider rejoining the process, but the representative indicated that Strategic Bidder A was not prepared to do so at that time. Also on February 14, 2011, Houlihan Lokey contacted Providence to confirm whether Providence intended to submit an indication of interest, and Providence confirmed that it would do so.

On February 18, 2011, non-binding written indications of interest were received from Strategic Bidder B with an indicative purchase price of $33 per share, which proposal also included a request for exclusivity, and from Strategic Bidder C with an indicative purchase price range of $30 to $31 per share. In addition, on that same day, Providence submitted a non-binding written indication of interest with an indicative purchase price of $30 per share that, by its terms, would expire on February 23, 2011 unless Providence was granted exclusivity by such date.

On February 21, 2011, the special committee held a meeting at which representatives of Kirkland & Ellis and Houlihan Lokey were present. At the meeting, the special committee discussed the material terms of the five non-binding written indications of interest submitted by bidders, as well as information regarding each of the bidders. The special committee determined that, in light of the multiple bids and narrow range of indicative purchase prices submitted by bidders, granting exclusivity to Providence or any other bidder was inappropriate at such time. The special committee and its advisors then discussed a possible timeline by which bidders would be permitted to complete their due diligence efforts, be provided with an opportunity to meet with Dr. Volgenau to directly negotiate with him with respect to any rollover, voting or other similar arrangements, and be directed to submit firm written proposals, including a full markup of the draft merger agreement, by a specified date.

On February 22, 2011, in accordance with the special committee’s directives, a representative of Houlihan Lokey informed a representative of Providence that the special committee would not grant exclusivity to Providence, as had been requested in its indication of interest.

Also on February 22, 2011, a representative of a strategic buyer, which we refer to as Strategic Bidder E, contacted Houlihan Lokey to express interest in a potential strategic transaction with the Company, and Dr. Volgenau discussed a potential transaction with Financial Bidder B.

On February 23, 2011, a representative of Providence informed a representative of Houlihan Lokey that Providence was withdrawing from the process given the special committee’s decision not to grant exclusivity to Providence.

On February 24, 2011, Dr. Volgenau discussed a potential transaction with Financial Bidder A.

On February 25, 2011, a bid instruction letter, including a draft merger agreement, was sent to each of the five bidders (including Providence), which letter required final bids and a complete markup of the merger agreement to be submitted by March 18, 2011.

On February 28, 2011, Dr. Volgenau discussed a potential transaction with Providence.

On March 1, 2011, Strategic Bidder E and the Company entered into a confidentiality agreement and Strategic Bidder E was provided with due diligence materials regarding the Company. Thereafter, Strategic Bidder E was informed of the timeline of the process and indicated that it could respond quickly if it determined to participate in the process. On March 4, 2011, representatives of Strategic Bidder E informed Houlihan Lokey that it would not be continuing in the process.

On March 7, 2011, Dr. Volgenau was informed by a representative of Strategic Bidder B that it was no longer pursuing a potential strategic transaction with the Company, primarily due to the timing of the process and challenges of integrating an acquisition of this size.

Also on March 7, 2011, representatives of Kirkland & Ellis had a conference call with outside counsel to Strategic Bidder C to discuss the draft merger agreement previously distributed to bidders.

On March 8, 2011, representatives of Kirkland & Ellis had a conference call with representatives of Debevoise & Plimpton LLP, which we refer to as Debevoise, counsel to Providence, to discuss the draft merger agreement previously distributed to bidders.

On March 11, 2011, Dr. Volgenau discussed a potential strategic transaction with Strategic Bidder C.

On March 14, 2011, a representative of Strategic Bidder C notified a representative of Houlihan Lokey that it would no longer pursue a potential strategic transaction with the Company, citing concerns about perceived risks in the government services industry generally.

On March 17, 2011, a representative of Financial Bidder B notified a representative of Houlihan Lokey that it would no longer pursue a potential strategic transaction with the Company, citing concerns about the Company’s ability to meet its future growth projections.

On March 17 and March 25, 2011, Dr. Volgenau discussed terms with Providence for his participation in a potential transaction with Providence.

On March 18, 2011, a written proposal was received from Providence to acquire 100% of the outstanding common stock of the Company at a purchase price of $30 per share.

Also on March 18, 2011, Financial Bidder A indicated that it would be withdrawing from the process. In order to keep Financial Bidder A in the process, the special committee granted Financial Bidder A an extension of the bid submission deadline until March 20, 2011. On March 20, 2011, a written proposal was received from Financial Bidder A to acquire 100% of the outstanding common stock of the Company at a purchase price of $30 per share.

On March 21 and March 27, 2011, Dr. Volgenau discussed terms with Financial Bidder A for his participation in a potential transaction with Financial Bidder A.

On March 21, 2011, the special committee held a meeting at which representatives of Kirkland & Ellis and Houlihan Lokey were present. Representatives of Houlihan Lokey reviewed with the special committee certain terms of the proposals received from each of Providence and Financial Bidder A, including the proposed purchase prices, open due diligence items and their respective financing commitments. A representative of Kirkland & Ellis then reviewed with the special committee the terms of the draft merger agreements submitted by each bidder. Representatives of Kirkland & Ellis also discussed with the special committee members their fiduciary duties and certain other relevant legal considerations related to their consideration of the proposals. In addition, the chairman of the special committee provided an update on the status of conversations between Dr. Volgenau and each of the bidders, noting that Dr. Volgenau had engaged in discussions with both Providence and Financial Bidder A about his potential rollover and voting arrangements, and that both bidders had provided draft agreements related thereto. However, the chairman of the special committee further indicated that the terms of these agreements had not yet been negotiated. Following these discussions, the special committee directed its advisors to continue to negotiate with each of Providence and Financial Bidder A in parallel in an effort to obtain improved price and contract terms, including the elimination of any non-customary closing conditions that could add incremental execution risk, the inclusion of a majority of the minority vote requirement and more favorable termination and reverse termination fees.

Between March 24, 2011 and March 28, 2011, representatives of Kirkland & Ellis had multiple conference calls with representatives of Debevoise to negotiate the terms of the merger agreement and related transaction documents, and Houlihan Lokey had multiple conference calls with Providence regarding due diligence matters.

Between March 26, 2011 and March 28, 2011, representatives of Kirkland & Ellis had multiple conference calls with outside counsel to Financial Bidder A to negotiate the terms of the merger agreement and related transaction documents, and Houlihan Lokey had multiple conference calls with Financial Bidder A regarding due diligence matters.

In addition, on March 28, 2011, representatives of Kirkland & Ellis, Debevoise and Gibson Dunn & Crutcher LLP, which we refer to as Gibson Dunn, counsel to Dr. Volgenau, had a conference call to discuss the terms of the rollover and voting arrangements with respect to Dr. Volgenau. Later that same day, representatives of Kirkland & Ellis, Gibson Dunn and outside counsel to Financial Bidder A had a conference call to discuss the terms of the rollover and voting arrangements with respect to Dr. Volgenau.

On March 28, 2011, the special committee held a meeting at which representatives of Kirkland & Ellis and Houlihan Lokey were present. The chairman of the special committee provided an update on the status of negotiations with each bidder and negotiations between Dr. Volgenau and the bidders. In particular, the chairman of the special committee noted that Dr. Volgenau was willing to agree to a rollover commitment of $150 million with respect to each bidder. Representatives of Kirkland & Ellis then advised the special committee members of their fiduciary duties, and discussed with the special committee members certain key contractual terms still under negotiation, including terms relating to closing certainty, the size of the termination and reverse termination fees and certain operating covenants relating to the Company’s ability to incur debt during the post-signing period in the event of a federal government shutdown. The special committee directed its advisors to continue negotiating with both bidders in an effort to achieve improved economic and contractual terms.

On March 29 and 30, 2011, representatives of Kirkland & Ellis continued to negotiate with each of Debevoise and outside counsel to Financial Bidder A in an effort to finalize the merger agreement and related transaction documents.

Between March 28 and March 30, 2011, Gibson Dunn engaged in negotiations with each of Debevoise and outside counsel to Financial Bidder A regarding the terms of the respective rollover and voting arrangements with respect to Dr. Volgenau.

Between approximately 2:30 p.m. and 5:00 p.m. on March 30, 2011, the chairman of the special committee, together with representatives of Houlihan Lokey, engaged in negotiations with Financial Bidder A regarding its proposed purchase price. During the initial conference call, Financial Bidder A indicated that it would not increase its proposed purchase price above $30 per share. However, in a subsequent call, Financial Bidder A increased its proposed purchase price to $31 per share.

Between approximately 2:30 p.m. on March 30, 2011 and the beginning of the special committee meeting that evening, the chairman of the special committee, together with representatives of Houlihan Lokey, engaged in negotiations with Providence regarding its proposed purchase price. Providence indicated that it would increase its proposed purchase price to $30.50 per share.

At approximately 6:00 p.m. on March 30, 2011, the special committee held a meeting at which representatives of Kirkland & Ellis and Houlihan Lokey were present. The chairman of the special committee provided a status report on the negotiations with Providence and Financial Bidder A, noting that Providence’s then proposed purchase price was $30.50 per share, and Financial Bidder A’s then proposed purchase price was $31 per share. The chairman also described certain other differences in the transaction terms proposed by such bidders, including the size of the termination and reverse termination fees, the covenants related to the Company’s borrowings in the event of a federal government shutdown and the presence or absence of a “go- shop” provision. A representative of Kirkland & Ellis summarized certain other provisions of the draft merger agreements with each of the bidders.

At approximately 6:30 p.m., the chairman received a call from a representative of Providence, and temporarily recessed the meeting to take the call. At approximately 6:45 p.m., the chairman returned to the meeting and reported on a revised proposal from Providence that changed its proposed purchase price to $30.50 per share plus a contingent amount equal to the proceeds (if any) from certain subsidiary divestitures by the Company that were currently in process which, if consummated, were estimated by Providence to result in proceeds that could potentially increase the proposed purchase price to $31 per share or more. The special committee members then discussed with its advisors the new proposal, and agreed that several points needed clarification, including the mechanics of the distribution of such proceeds to stockholders and the allocation of the tax benefits expected to be realized as a result of such divestitures. At approximately 7:40 p.m., the meeting was again temporarily recessed so that a representative of Houlihan Lokey could contact Providence for clarity on its revised proposal. At approximately 8:00 p.m., the meeting was reconvened and the representative of Houlihan Lokey reported on further details of Providence’s proposal, including the inclusion of a “go-shop” provision, a decrease in the size of the termination fee and an increase in the size of the reverse termination fee. In addition, the representative of Houlihan Lokey reported that, in lieu of the proposed purchase price outlined earlier in the meeting, Providence had indicated that it was willing to increase its proposed purchase price to $31 per share, without any contingent component linked to the proceeds from the subsidiary divestitures, if Dr. Volgenau would agree as part of his rollover commitment to provide a $30 million nonrecourse loan to Providence, which loan would be repaid solely to the extent that the Company realized proceeds from the subsidiary divestitures that were currently in process. The special committee and its advisors then discussed the two bidders’ respective financing commitments. Following such discussions, the special committee directed Houlihan Lokey to contact Financial Bidder A in an effort to secure a higher purchase price and certain improved contractual terms.

Thereafter, in accordance with the special committee’s directives, representatives of Kirkland & Ellis and Houlihan Lokey contacted Financial Bidder A to negotiate a higher purchase price and related matters regarding Financial Bidder A’s proposal. Financial Bidder A agreed to increase its proposed purchase price to

$31.25 per share. Financial Bidder A also requested a period of exclusivity to negotiate the remaining terms of the transaction documentation.

At approximately 9:35 p.m. on March 30, 2011, the board of directors convened a meeting at which representatives of Kirkland & Ellis and Houlihan Lokey were present. A representative of Kirkland & Ellis summarized for the board the efforts undertaken by the special committee since its formation, and the chairman of the special committee and the special committee’s advisors provided an overview of the status of negotiations with Providence and Financial Bidder A and discussed the two proposals. The representatives of Houlihan Lokey were then excused from the meeting, and a representative of Kirkland & Ellis advised the board of its fiduciary duties and discussed with the board members certain other relevant legal considerations. Following such discussion, representatives of Houlihan Lokey rejoined the board meeting and relayed to the board that Financial Bidder A indicated that its previously communicated $31.25 per share proposal was contingent on having exclusivity through the close of market trading on the following day. Thereafter, Houlihan Lokey discussed with the special committee and the board Houlihan Lokey’s preliminary financial analysis, which financial analysis was substantially similar to the financial analysis discussed with the special committee and the board the following day. The special committee then directed its advisors to communicate to Financial Bidder A that it would agree to negotiate exclusively with Financial Bidder A until 3:00 p.m. the next day.

At approximately 11:30 p.m., Providence contacted Houlihan Lokey regarding the status of its proposal and, in accordance with the special committee’s directives, Houlihan Lokey informed Providence that the special committee had determined to focus its efforts in another direction. The following morning at approximately 9:00 a.m., Providence again contacted Houlihan Lokey and Houlihan Lokey informed Providence that the special committee was in an exclusive negotiating period with another bidder.

At approximately 3:00 a.m. on March 31, 2011, Kirkland & Ellis sent revised drafts of the merger agreement and other related transaction documents to Financial Bidder A’s outside counsel. The parties convened a series of conference calls later that morning and afternoon in an effort to finalize negotiations on all transaction documentation. During the same time period, Gibson Dunn negotiated with outside counsel to Financial Bidder A to finalize the terms of Dr. Volgenau’s rollover and voting arrangements. By 3:00 p.m. that day, the transaction documentation had not yet been finalized.

At approximately 3:40 p.m. on March 31, 2011, a representative of Providence informed the chairman of the special committee that it was increasing its purchase price to $31.25 per share. Following receipt of such call, both Providence and Financial Bidder A were contacted and directed to submit their best and final offers no later than 5:00 p.m. that day. Subsequently, Financial Bidder A indicated that it was withdrawing its proposal and would no longer participate in the process. Providence did not increase its offer from the previously communicated $31.25 per share.

At approximately 5:00 p.m. on March 31, 2011, the special committee convened a meeting at which representatives of Kirkland & Ellis and Houlihan Lokey were present. The chairman and a representative of Kirkland & Ellis updated the special committee on recent developments, and reviewed the purchase price and contractual terms of Providence’s offer. At the special committee’s request, Houlihan Lokey confirmed that it would be in a position at the board meeting scheduled for later that evening to render an opinion to the special committee as to the fairness, from a financial point of view, of the $31.25 per share merger consideration to be received by holders of SRA common stock (other than excluded holders) collectively as a group. The special committee members then adopted resolutions, subject to finalization of the merger agreement and related matters, that the merger agreement and the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its stockholders; recommending that the Board approve the merger agreement and the merger and the other transactions contemplated by the merger agreement; and recommending that the board recommend that the Company’s stockholders adopt the merger agreement.

At approximately 7:00 p.m. on March 31, 2011, the board of directors convened a meeting at which representatives of Kirkland & Ellis and Houlihan Lokey were present. The chairman of the special committee summarized recent developments in the negotiations and informed the board of the special committee’s determination to recommend that the board approve the merger agreement with Providence, and the merger and the other transactions contemplated by the merger agreement. At the special committee’s request, Houlihan Lokey summarized its financial analysis of the $31.25 per share merger consideration, which financial analysis Houlihan Lokey indicated had been updated from, and was substantially similar to, the preliminary financial analysis reviewed with the special committee and the board at the March 30th meeting. Houlihan Lokey then rendered to the special committee an oral opinion, which was confirmed by delivery of a written opinion dated March 31, 2011, to the effect that, as of that date and based on and subject to the matters described in the opinion, the $31.25 per share merger consideration to be received by holders of SRA common stock (other than excluded holders) collectively as a group was fair, from a financial point of view, to such holders. Representatives of Houlihan Lokey were then excused from the meeting, and a representative of Kirkland & Ellis advised the board of its fiduciary duties and discussed certain other relevant legal considerations. Following such discussion, the board of directors (other than Dr. Volgenau, who abstained from such determination) unanimously determined that the merger agreement and the merger and the other transactions contemplated by the merger agreement were advisable, fair to and in the best interests of the Company and the Company’s stockholders; authorized and approved the merger agreement and the merger and the other transactions contemplated by the merger agreement; and directed that adoption of the merger agreement be submitted to a vote at a meeting of the Company’s stockholders with the recommendation of the board that the Company’s stockholders adopt the merger agreement.

Following the adjournment of the board meeting, representatives of Kirkland & Ellis, Debevoise and Gibson Dunn worked throughout the night of March 31 to finalize the merger agreement and all other related transaction documentation for execution.

On the morning of April 1, 2011, the Company and Providence issued a joint press release announcing the execution of the merger agreement.

The merger agreement provides that until 12:01 a.m. on April 30, 2011, the Company and its subsidiaries and representatives may initiate, solicit and encourage the making of alternative acquisition proposals from third parties, and provide nonpublic information to and participate in discussions and negotiations with third parties in respect of alternative acquisition proposals. At the direction of the special committee, Houlihan Lokey conducted the “go-shop” process on behalf of the Company. During the “go-shop” period, in accordance with the special committee’s directives, Houlihan Lokey contacted a total of 50 parties, including 29 strategic parties and 21 financial sponsors, to solicit interest in a possible alternative transaction. The Company did not receive any alternative acquisition proposals during the “go-shop” period.

On May 2, 2011, the Company issued a press release announcing the expiration of the “go-shop” period and that it had not received any alternative acquisition proposals from any party. In addition, on May 2, 2011, the Company delivered a notice to Providence stating that there were no “excluded parties” as defined in the merger agreement.

Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger

The Special Committee

Following receipt of an unsolicited indication of interest from Providence regarding a potential acquisition of the Company, the Board unanimously determined at its October 28, 2010 meeting that it was advisable and in the best interests of the Company and its stockholders to form a special committee of independent and disinterested directors for the purposes of evaluating strategic alternatives that may be available to the Company. The Board delegated broad power and authority to the special committee in connection with its evaluation of strategic alternatives, including to (i) evaluate, review and consider and, if determined appropriate, solicit third-party interest in potential strategic transactions that may be available to the Company, (ii) establish and direct the process and procedures related to its evaluation, review and consideration of any potential strategic transactions, (iii) discuss and negotiate the terms of any potential strategic transactions and any documentation related thereto, (iv) recommend to the Board the approval and adoption of a specific strategic transaction if the special committee determined it advisable to do so or recommend that the Board not proceed with any potential strategic transaction, as the case may be, and (v) take such other actions as the special committee deemed necessary, advisable or appropriate to discharge its duties and responsibilities.

On March 31, 2011, the special committee convened a meeting at which it unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable, fair to and in the best interests of the Company and its unaffiliated stockholders, and recommended that the Board adopt a resolution approving the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommending that the stockholders of the Company adopt the merger agreement. In evaluating the merger agreement and proposed merger, the special committee consulted with its own legal and financial advisors, discussed certain matters relating to the Company with the Company’s senior management team, and considered a number of factors that it believed supported its decision to enter into the merger agreement and consummate the proposed merger, including, but not limited to, the following factors:

•	the special committee’s understanding of the business, operations, management, financial condition, earnings and prospects of the Company, including the prospects of the Company as an independent entity;

•	the nature, views and opinions of the principal industries in which the Company operates, both on a historical and prospective basis;

•	the $31.25 per share price, which represented a 10.2% premium over the closing price of the Company’s common stock of $28.36 on March 31, 2011, the last trading day prior to the Company’s public announcement that it had entered into the merger agreement, and a 52.8% premium over the closing price of the Company’s common stock of $20.45 on December 31, 2010, the last trading day prior to unusual trading activity in the Company’s common stock related to market speculation of the possible receipt by the Company of an acquisition proposal;

•	the fact that the per share merger consideration is to be paid in cash, which provides certainty of value and liquidity to the Company’s unaffiliated stockholders, including because such stockholders will not be exposed to any risks and uncertainties relating to the Company’s prospects;

•	the possible alternatives to the merger, including a strategic transaction with another party or continuing as a standalone company, which alternatives the special committee evaluated and determined were less favorable to the Company’s unaffiliated stockholders than the merger given the potential risks, rewards and uncertainties associated with those alternatives;

•	the Company’s ability to initiate, solicit and encourage alternative acquisition proposals from third parties and to enter into, engage in, and maintain discussions or negotiations with third parties with respect to such proposals for a period of 30 days following the date of the merger agreement;

•	Houlihan Lokey’s opinion, dated March 31, 2011, to the special committee with respect to the fairness, from a financial point of view and as of the date of the opinion, of the $31.25 per share merger consideration to be received by holders of SRA common stock (other than excluded holders) collectively as a group, which opinion was based on and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, as more fully described under “SPECIAL FACTORS — Opinion of the Financial Advisor to the Special Committee;”

•	the absence of a financing condition in the merger agreement;

•	the fact that Parent and Merger Sub had obtained committed debt and equity financing for the transaction, the limited number and nature of the conditions to the debt and equity financing, the reputation of the financing sources and the obligation of Parent to use its reasonable best efforts to obtain the debt financing, each of which, in the reasonable judgment of the special committee, increases the likelihood of such financings being completed;

•	the likelihood and anticipated timing of completing the proposed merger in light of the scope of the conditions to completion, including the absence of significant required regulatory approvals;

•	the fact that the merger agreement provides that, in the event of a failure of the merger to be consummated under certain circumstances, Parent will pay the Company termination fee of $112.9 million, without our having to establish any damages, and the guarantee of such payment obligation by the Guarantors, severally and not jointly, pursuant to the Limited Guarantee;

•	the Company’s ability, under certain circumstances (i) pursuant to the merger agreement, to seek specific performance of Parent’s obligation to cause, and (ii) pursuant to the equity commitment letter, to seek specific performance to directly cause, the Guarantors to fund the equity contributions contemplated by the equity commitment letter;

•	the Company’s ability, under certain circumstances pursuant to the merger agreement, to seek specific performance to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement;

•	the reputation of Providence, and its demonstrated ability to complete large going-private transactions;

•	the Company’s ability to consider and respond to an unsolicited acquisition proposal or engage in discussions or negotiations regarding such a proposal under certain circumstances;

•	the fact that, prior to entering into the voting agreement, Dr. Volgenau had no material restrictions or agreements in place with any third party that would prevent him from participating in any acquisition proposal;

•	the fact that the voting agreement entered into by the Volgenau Filing Persons allows Dr. Volgenau to engage in discussions with any third-party with which the Company is permitted to engage in discussions pursuant to the merger agreement regarding Dr. Volgenau’s potential equity participation, investment or reinvestment in any such alternative acquisition proposal, and that the voting agreement terminates upon any termination of the merger agreement;

•	the Board’s ability, under certain circumstances, to change, withhold, withdraw, qualify or modify its recommendation that its stockholders vote to adopt the merger agreement; and

•	the Company’s ability, under certain circumstances, to terminate the merger agreement in order to enter into an agreement providing for a superior proposal, and the fact that the termination fee payable to Parent in such case was determined to be reasonable in the context of similar fees payable in comparable transactions and in light of the overall terms of the merger agreement, including the per share merger consideration.

The special committee also believed that sufficient procedural safeguards were and are present to ensure the fairness of the proposed merger and to permit the special committee to represent effectively the interests of the Company’s unaffiliated stockholders. These procedural safeguards include:

•	the fact that the special committee is composed of five independent and disinterested directors, none of whom are affiliated with the Volgenau Filing Persons or Parent, Merger Sub or any of the Providence Entities, and none of whom are employees of the Company or any of its subsidiaries;

•	the fact that the determination to engage in discussions related to the proposed merger and the consideration and negotiation of the price and other terms of the proposed merger was conducted entirely under the oversight of the members of the special committee;

•	the recognition by the special committee that it had the express authority not to recommend the approval of the merger or any other transaction to the Board;

•	the fact that merger agreement provides that the transaction is conditioned upon the adoption of the merger agreement by holders of a majority of the outstanding Class A common stock entitled to vote on such matter, excluding any shares beneficially owned, directly or indirectly, by Dr. Volgenau; and

•	the fact that the special committee was advised by its own legal and financial advisors selected by the special committee.

In the course of its deliberations, the special committee also considered a variety of risks and other countervailing factors related to entering into the merger agreement and the proposed merger, including:

•	the risk that proposed merger might not be completed in a timely manner or at all, including the risk that the merger will not occur if the debt financing contemplated by the debt commitment letter, described under the caption “SPECIAL FACTORS — Financing of the Merger,” is not obtained, as Parent does not have sufficient funds to complete the transaction;

•	that the unaffiliated stockholders of the Company will have no ongoing equity in the surviving corporation following the proposed merger, meaning that the unaffiliated stockholders will cease to participate in the Company’s future earnings or growth, or to benefit from any increases in the value of the Company’s common stock;

•	the restrictions on the conduct of the Company’s business prior to the completion of the proposed merger, which may delay or prevent the Company from undertaking business opportunities that may arise or certain other actions it might otherwise take or forego from taking with respect to the operations of the Company pending completion of the proposed merger;

•	the risks and costs to the Company if the proposed merger is not consummated, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;

•	the possibility that the $28.2 million or $47.0 million, as applicable, termination fee payable by the Company upon the termination of the merger agreement under certain circumstances could discourage other third parties from making a competing bid to acquire the Company;

•	there being no assurance that all conditions to the parties’ obligations to effect the merger will be satisfied prior to the termination date set forth in the merger agreement;

•	the fact that the voting agreement entered into by the Volgenau Filing Persons could discourage third parties from making a competing bid to acquire the Company;

•	that if the proposed merger is not completed, the Company will be required to pay its own expenses associated with the merger agreement, the merger and the other transactions contemplated by the merger agreement as well as, under certain circumstances, pay Parent a termination fee of $28.2 million or $47.0 million, as applicable; and

•	the fact that Parent and Merger Sub are newly formed corporations with essentially no assets and that the Company’s remedy in the event of breach of the merger agreement by Parent or Merger Sub may be limited to receipt of the Parent Fee, which is guaranteed by the Guarantors, and that under certain circumstances the Company may not be entitled to receive any Parent Fee.

The foregoing discussion of certain factors considered by the special committee is not intended to be exhaustive, but rather includes the material factors considered by the special committee. The special committee collectively reached the conclusion to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement in light of the various factors described above and other factors that the members of the special committee believed were appropriate. In view of the wide variety of factors considered by the special committee in connection with its evaluation of the proposed merger and the complexity of these matters, the special committee did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the special committee. Rather, the special committee made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual members of the special committee may have given different weights to different factors.

Recommendation of the Board of Directors

The Board, acting upon the unanimous recommendation of the special committee, at a meeting on March 31, 2011

•	determined that the merger agreement, the merger (on the terms and subject to the conditions set forth in the merger agreement) and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its unaffiliated stockholders; and

•	directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company with the recommendation of the Board that the stockholders of the Company adopt the merger agreement.

Dr. Volgenau abstained from the foregoing determination by the Board.

In reaching these determinations, the Board (other than Dr. Volgenau) considered a number of factors, including the following factors:

•	the special committee’s analysis, conclusions and unanimous determination, which the Board adopted, that the merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable, fair to and in the best interests of the Company and its stockholders and the special committee’s unanimous recommendation that the Board adopt a resolution approving the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommending that the stockholders of the Company adopt the merger agreement;

•	the fact that the special committee is composed of five independent and disinterested directors, none of whom are affiliated with the Volgenau Filing Persons or Parent, Merger Sub or any of the Providence Entities, and none of whom are employees of the Company or any of its subsidiaries; and

•	Houlihan Lokey’s opinion, dated March 31, 2011, to the special committee with respect to the fairness, from a financial point of view and as of the date of the opinion, of the $31.25 per share merger consideration to be received by holders of SRA common stock (other than excluded holders) collectively as a group, which opinion was based on and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, and which opinion, at the special committee’s request, also was provided to the Board (excluding any director who is a direct party to, or forms a part of the acquiring group in respect of, the merger) for their use and benefit in their capacities as directors in connection with the evaluation of the merger, as more fully described under “SPECIAL FACTORS — Opinion of the Financial Advisor to the Special Committee.”

The foregoing discussion of the factors considered by the Board (other than Dr. Volgenau) is not intended to be exhaustive, but rather includes the material factors considered by the Board. The Board collectively reached the conclusion to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement in light of the various factors described above and other factors that the members of the Board believed were appropriate. In view of the wide variety of factors considered by the Board in connection with its evaluation of the proposed merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors. In light of the procedural protections described above, the Board did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the Company’s unaffiliated stockholders for purposes of negotiating the terms of the merger agreement or preparing a report concerning the fairness of the merger agreement and the merger.

The Board recommends that the stockholders of the Company vote “FOR” adoption of the merger agreement.

Purpose for the Merger for SRA

The primary purpose of the merger for SRA is to enable our unaffiliated stockholders to immediately realize the value of their investment in SRA through their receipt of the per share merger price of $31.25 in cash. Another purpose of the merger for SRA is to allow us greater operational flexibility and to allow us to focus on our business without the constraints and distractions caused by the public equity market’s valuation of its common stock. We believe our long-term objectives can best be pursued as a private company.

Opinion of the Financial Advisor to the Special Committee

Houlihan Lokey has been engaged as the special committee’s financial advisor in connection with the merger. In connection with this engagement, the special committee requested that Houlihan Lokey evaluate the fairness, from a financial point of view and as of the date of the opinion, of the $31.25 per share merger consideration to be received by holders of SRA common stock (other than excluded holders) collectively as a group. On March 31, 2011, at a meeting of the special committee and the Board, Houlihan Lokey rendered to the special committee an oral opinion, which was confirmed by delivery of a written opinion dated March 31, 2011, to the effect that, as of that date and based on and subject to the procedures followed, assumptions made, qualifications and limitations in the review undertaken and other matters considered by Houlihan Lokey in the preparation of its opinion, the $31.25 per share merger consideration to be received by holders of SRA common stock (other than excluded holders) collectively as a group was fair, from a financial point of view, to such holders. The full text of Houlihan Lokey’s written opinion, dated March 31, 2011, is attached to this proxy statement as Annex C. Houlihan Lokey’s opinion was furnished for the use and benefit of the special committee and, at the special committee’s request, the board of directors (excluding any director who is a direct party to, or forms a part of the acquiring group in respect of, the merger), in their capacities as directors, in connection with its evaluation of the per share merger consideration. The opinion only addressed the fairness, from a financial point of view, of the per share merger consideration and did not address any other aspect or implication of the merger. The summary of Houlihan Lokey’s opinion in the proxy statement is qualified in its entirety by reference to the full text of its written opinion. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the special committee, the board of directors, any securityholder or any other person as to how to act or vote with respect to any matter relating to the merger or otherwise.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as its deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

•	reviewed a draft, dated March 31, 2011, of the merger agreement;

•	reviewed certain publicly available business and financial information relating to SRA that Houlihan Lokey deemed to be relevant;

•	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of SRA made available to Houlihan Lokey by SRA, including (i) with respect to proposed divestitures by SRA of certain of its subsidiaries that SRA’s management advised Houlihan Lokey may be reported by SRA as discontinued operations as of March 31, 2011 and assumptions of SRA’s management as to estimated proceeds and tax benefits expected to be realized by SRA as a result of such divestitures, referred to together with such estimated proceeds and tax benefits as the subsidiary divestitures, and (ii) financial projections (and adjustments thereto) prepared by SRA’s management relating to SRA after giving effect to the subsidiary divestitures for the fiscal years ending June 30, 2011 through June 30, 2014;

•	spoke with certain members of SRA’s management and certain of its representatives and advisors regarding (i) the business, operations, financial condition, past performance relative to projected performance and prospects of SRA and (ii) the merger and related matters;

•	compared the financial and operating performance of SRA with that of other public companies that Houlihan Lokey deemed to be relevant;

•	considered publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

•	reviewed current and historical market prices and trading volume for SRA Class A common stock;

•	reviewed a certificate addressed to Houlihan Lokey from SRA’s senior management which contains, among other things, representations regarding the accuracy of the information, data and other materials, financial or otherwise, provided to, or discussed with, Houlihan Lokey by or on behalf of SRA;

•	considered the results of the targeted third-party solicitation process conducted by the special committee, with Houlihan Lokey’s assistance, with respect to a possible sale of SRA, the subsequent public announcement by SRA of its receipt of inquiries from third parties and resulting expressions of interest received from third parties with respect to the possible acquisition of SRA; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, SRA’s management advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial projections (and adjustments thereto) and other estimates utilized in its analyses were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of SRA and Houlihan Lokey expressed no opinion with respect to such projections or estimates or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of SRA since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey, in each case that would be material to its analyses or opinion, and that there was no information or any facts that would have made any of the information reviewed by Houlihan Lokey incomplete or misleading in any respect that would be material to its analyses or opinion.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the merger agreement and all other related documents and instruments referred to in the merger agreement would be true and correct, (b) each party to the merger agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger would be satisfied without waiver, and (d) the merger would be consummated in a timely manner in accordance with the terms described in the merger agreement and such other related documents and instruments, without any material amendments or modifications. Houlihan Lokey also relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complied in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on SRA or the merger that would be material to Houlihan Lokey’s analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the merger agreement would not differ from the draft of the merger agreement identified above in any respect that would be material to Houlihan Lokey’s analyses or opinion.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance sheet or otherwise) of SRA or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of SRA or any other entity or business. Houlihan Lokey did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which SRA is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which SRA is or may be a party or is or may be subject.

Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey’s attention after the date of its opinion. Houlihan Lokey’s opinion did not purport to address potential developments in the credit, financial or stock markets, including, without limitation, the market for shares of SRA Class A common stock. Houlihan Lokey also did not express any opinion as to the price or range of prices at which shares of SRA Class A common stock would trade, or shares of SRA Class B common stock would be transferable, at any time.

Houlihan Lokey was not asked to, and it did not, express any opinion with respect to any matter other than the fairness, from a financial point of view, of the per share merger consideration to be received by holders of SRA common stock (other than excluded holders) collectively as a group, without taking into account different classes or attributes of SRA common stock and without regard to individual circumstances of specific holders with respect to control, voting or other rights or aspects which may distinguish such holders. Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the special committee, the board of directors, SRA, its securityholders or any other party to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the merger (other than the per share merger consideration to the extent expressly specified in Houlihan Lokey’s opinion) or otherwise, including, without limitation, any terms or aspects of any rollover arrangements or voting and support agreements to be entered into in connection with the merger, any terms or aspects of the financing to be undertaken by Providence in connection with the merger (including any loan or other arrangements by Dr. Volgenau) or any matters relating to the proposed subsidiary divestitures, (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of SRA, or to any other party, except if and only to the extent expressly set forth in Houlihan Lokey’s opinion, (iv) the relative merits of the merger as compared to any alternative business strategies that might exist for SRA or any other party or the effect of any other transaction in which SRA or any other party might engage, (v) the fairness of any portion or aspect of the merger to any one class or group of SRA’s or any other party’s securityholders or other constituents vis-à-vis any other class or group of SRA’s or such other party’s securityholders or other constituents (including, without limitation, the allocation of any consideration among or within such classes or groups of securityholders or other constituents), (vi) whether or not SRA, its securityholders or any other party is receiving or paying reasonably equivalent value in the merger, (vii) the solvency, creditworthiness or fair value of SRA or any other participant in the merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees (in their capacities as such) of any party to the merger, any class of such persons or any other party, relative to the per share merger consideration or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations were or would be obtained from appropriate professional sources. Furthermore, Houlihan Lokey relied, with the special committee’s consent, on the assessments by the special committee, SRA and their respective advisors as to all legal, regulatory, accounting, insurance and tax matters with respect to SRA, the merger or otherwise. The issuance of Houlihan Lokey’s opinion was approved by a Houlihan Lokey committee authorized to approve opinions of this nature. Except as described in this summary, the special committee imposed no other instructions or limitations on Houlihan Lokey with respect to the investigations made or the procedures followed by it in rendering its opinion.

In preparing its opinion to the special committee, Houlihan Lokey performed a variety of analyses, including those described below. This summary is not a complete description of Houlihan Lokey’s opinion or the financial analyses performed and factors considered by Houlihan Lokey in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various quantitative and qualitative judgments and determinations as to the most appropriate and relevant financial, comparative and other analytical methods employed and the adaptation and application of those methods to the particular facts and circumstances presented. Therefore, a financial opinion and its underlying analyses are not readily susceptible to summary description. Houlihan Lokey arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies, and factors or focusing on information presented in tabular format, without considering all analyses, methodologies, and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, Houlihan Lokey considered industry performance, general business, economic, market and financial conditions and other matters as they existed on, and could be evaluated as of, the date of Houlihan Lokey’s opinion, many of which are beyond SRA’s control. Accordingly, the information may not reflect current or future market conditions. No company, business or transaction used in the analyses for comparative purposes is identical to SRA or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations, judgments, and assumptions concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. Houlihan Lokey believes that mathematical derivations (such as determining an average or median) of financial data are not by themselves meaningful and should be considered together with judgments and informed assumptions. The assumptions and estimates contained in Houlihan Lokey’s analyses and the reference ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which assets, businesses or securities actually may be sold. Accordingly, the assumptions and estimates used in, and the results derived from, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion and financial analyses provided to the special committee in connection with its evaluation of the per share merger consideration, from a financial point of view, were only one of many factors considered by the special committee in its evaluation of the merger and should not be viewed as determinative of the views of the special committee, the board of directors or management with respect to the merger or the consideration payable in the merger. Houlihan Lokey was not requested to, and it did not, recommend the specific consideration payable in the merger. The type and amount of consideration payable in the merger was determined through negotiation between SRA and Providence, and the decision to enter into the merger was solely that of the special committee and the board of directors.

The following is a summary of the material financial analyses reviewed by Houlihan Lokey with the special committee in connection with Houlihan Lokey’s opinion. The order of analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The financial analyses summarized below include information presented in tabular format. In order to fully understand Houlihan Lokey’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying and the qualifications and evaluations affecting the analyses, could create a misleading or incomplete view of Houlihan Lokey’s financial analyses.

Selected Companies Analysis

Houlihan Lokey reviewed financial and stock market information for SRA and the following seven selected publicly held companies, which companies were selected generally because, as is the case with SRA, they are U.S. companies that in whole or in significant part provide information technology, engineering and other professional services to the U.S. federal government:

•	Booz Allen Hamilton Inc.

•	CACI International Inc.

•	Computer Sciences Corporation

•	ICF International, Inc.

•	ManTech International Corporation

•	NCI, Inc.

•	SAIC, Inc.

Houlihan Lokey reviewed, among other things, enterprise values of the selected companies, calculated as equity market value based on reported fully-diluted common shares outstanding and closing stock prices on March 30, 2011, plus debt outstanding and preferred stock, less cash and cash equivalents, as a multiple of one fiscal year forward and two fiscal years forward estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, as adjusted for non-recurring items, referred to as adjusted EBITDA. Houlihan Lokey then applied a range of selected multiples of one fiscal year forward and two fiscal years forward estimated adjusted EBITDA derived from the selected companies to SRA’s estimated adjusted EBITDA for the fiscal years ending June 30, 2011 and 2012. Financial data of SRA were based on internal estimates of SRA’s management with respect to SRA after giving effect to the subsidiary divestitures. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. This analysis indicated the following implied per share value reference ranges for SRA, as compared to the per share merger consideration:

Implied Per Share Value
Reference Ranges Based on:		Per Share
FY2011E Adjusted EBITDA	FY2012E Adjusted EBITDA	Merger Consideration

$19.29 — $22.19	$20.13 — $23.44	$31.25

Selected Transactions Analysis

Houlihan Lokey reviewed the following 14 selected transactions announced between January 1, 2007 and March 30, 2011, which transactions were selected generally because, as is the case with the merger, they involved U.S. companies that in whole or in significant part provide information technology, engineering and other professional services to the U.S. federal government:

Acquiror	Target

• Ares Management LLC	• Global Defense Technology & Systems, Inc.
• Veritas Capital	• Enterprise Integration Group of Lockheed Martin Corporation
• BAE Systems, Inc.	• Intelligence Assets of L-1 Identity Solutions, Inc.
• CGI Group Inc.	• Stanley, Inc.
• Cerberus Capital Management, L.P.	• DynCorp International Inc.
• International Business Machines Corporation	• National Interest Security Company, LLC
• General Atlantic LLC and Kohlberg Kravis Roberts & Co. L.P.	• TASC, Inc.
• Court Square Capital Partners, L.P.	• Wyle Laboratories, Inc.
• New Mountain Capital, LLC	• Camber Corporation
• Serco Inc.	• SI International, Inc.
• The Carlyle Group	• Government Business of Booz Allen Hamilton Inc.
• Cobham plc	• SPARTA Inc.
• BAE Systems, Inc.	• MTC Technologies, Inc.
• Leonard Green & Partners, L.P.	• Scitor Corporation

Houlihan Lokey reviewed, among other things, transaction values in the selected transactions, calculated as the purchase price paid for the target company’s equity, plus debt outstanding and preferred stock, less cash and cash equivalents, as a multiple, to the extent publicly available, of such target companies’ latest 12 months EBITDA. Houlihan Lokey then applied a range of selected multiples of latest 12 months EBITDA derived from the selected transactions to SRA’s latest 12 months (ended February 28, 2011) adjusted EBITDA. Financial data of SRA were based on SRA’s public filings and internal estimates of SRA’s management with respect to SRA after giving effect to the subsidiary divestitures. Financial data of the selected transactions were based on publicly available information. This analysis indicated the following implied per share value reference range for SRA, as compared to the per share merger consideration:

Implied Per Share Value	Per Share
Reference Range	Merger Consideration

$29.02 — $33.54	$31.25

Discounted Cash Flow Analysis

Houlihan Lokey performed a discounted cash flow analysis of SRA by calculating the estimated net present value of the unlevered, after-tax free cash flows that SRA was forecasted to generate through the fiscal year ending June 30, 2014 based on internal estimates of SRA’s management with respect to SRA after giving effect to the subsidiary divestitures. Houlihan Lokey calculated terminal values for SRA by applying a range of terminal value EBITDA multiples of 7.5x to 9.0x to SRA’s fiscal year 2014 estimated EBITDA. The present values (as of March 31, 2011) of the cash flows and terminal values were then calculated using discount rates ranging from 8.5% to 10.5%. This analysis indicated the following implied per share value reference range for SRA, as compared to the per share merger consideration:

Implied Per Share Value	Per Share
Reference Range	Merger Consideration

$29.47 — $35.77	$31.25

Miscellaneous

SRA has agreed to pay Houlihan Lokey for its financial advisory services to the special committee in connection with the merger an aggregate fee based on transaction value as of the closing date of the merger, which fee is currently estimated to be approximately $10 million, of which $100,000 was paid as a retainer fee, $1.5 million was paid upon the rendering of Houlihan Lokey’s opinion, which was not contingent upon the successful completion of the merger or the conclusion contained in its opinion, and approximately $8.4 million is contingent upon the consummation of the merger. Houlihan Lokey also has been requested in accordance with the merger agreement to solicit third-party indications of interest in acquiring SRA for a prescribed period following the execution of the merger agreement, subject to the terms, conditions and procedures set forth in the merger agreement. SRA has agreed to reimburse certain of Houlihan Lokey’s expenses, including the fees and expenses of Houlihan Lokey’s legal counsel, and to indemnify Houlihan Lokey and certain related parties for certain potential liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.

The special committee selected Houlihan Lokey to act as its financial advisor in connection with the merger based on Houlihan Lokey’s reputation and experience. Houlihan Lokey is regularly engaged to provide advisory services in connection with mergers and acquisitions, financings and financial restructuring.

In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which such affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, SRA, Providence or any other party that may be involved in the merger and their respective affiliates or any currency or commodity that may be involved in the merger.

Houlihan Lokey and certain of its affiliates in the past have provided and currently are providing investment banking, financial advisory and other financial services to SRA, Providence, other participants in the merger and/or their respective affiliates, and/or one or more security holders or portfolio companies of such entities, for which Houlihan Lokey and such affiliates have received or may receive compensation, including, among other things, (a) providing certain financial advisory services to SRA in connection with one of the proposed subsidiary divestitures, for which services SRA has agreed to pay Houlihan Lokey an aggregate fee of approximately $1.0 million contingent upon consummation of such divestiture, and (b) having provided or currently providing certain financial or valuation advisory services to Providence and certain of its affiliates and portfolio companies. In addition, Houlihan Lokey and certain of its affiliates in the future may provide investment banking, financial advisory and other financial services to SRA, Providence, other participants in the merger and their respective affiliates, and one or more security holders or portfolio companies of such entities, for which Houlihan Lokey and such affiliates may receive compensation. In addition, certain affiliates of Houlihan Lokey and certain of Houlihan Lokey’s and such affiliates’ respective employees may have committed to invest in private equity or other investment funds managed or advised by Providence or other participants in the merger or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with such funds, Providence or other participants in the merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, SRA, Providence, other participants in the merger and/or their respective affiliates, and/or one or more security holders or portfolio companies of such entities, for which advice and services Houlihan Lokey and such affiliates received and may receive compensation.

Purposes and Reasons of the Buyer Filing Persons for the Merger

Holdco, Parent, Merger Sub and the Providence Entities are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. We refer to the Providence Entities, Holdco, Parent and Merger Sub as the “Buyer Filing Persons.”

If the merger is completed, the Company will become a subsidiary of Parent. For the Buyer Filing Persons, the purpose of the merger is to enable Parent to acquire control of the Company, in a transaction in which the unaffiliated stockholders will be cashed out for $31.25 per share, so Parent will bear the rewards and risks of the ownership of the Company after shares of SRA common stock cease to be publicly traded.

The Buyer Filing Persons believe that it is best for the Company to operate as a privately held entity in order to allow the Company greater operational flexibility and to focus on its business without the constraints and distractions caused by the public equity market’s valuation of its common stock. Moreover, the Buyer Filing Persons believe that the Company’s business prospects can be improved through the active participation of Parent in the strategic direction of the Company. Although the Buyer Filing Persons believe that there will be significant opportunities associated with their investment in the Company, they realize that there are also substantial risks and that such opportunities may not ever be fully realized.

The Buyer Filing Persons believe that structuring the transaction as a merger transaction is preferable to other transaction structures because (a) it will enable Parent to acquire all of the outstanding shares of the Company at the same time, (b) it represents an opportunity for the Company’s unaffiliated stockholders to receive fair value for their shares of SRA common stock in the form of merger consideration or, at the election of the unaffiliated stockholder, by pursuing appraisal rights and (c) it allows the Volgenau Rollover Trust to maintain (indirectly through Holdco) a portion of its investment in the Company.

Purposes and Reasons of the Volgenau Filing Persons for the Merger

Dr. Volgenau and the other Volgenau Filing Persons are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The Ernst Volgenau Revocable Trust is an estate planning vehicle for the benefit of Dr. Volgenau, our chairman of the Board, founder and controlling stockholder and of which Dr. Volgenau is the sole agent, proxy, attorney-in-fact and representative. We refer to The Ernst Volgenau Revocable Trust, as the “Volgenau Rollover Trust.”

The merger will enable the Volgenau Filing Persons to realize at the closing the per share cash merger consideration of $31.25 with respect to a portion of their investments in the Company. At the same time, the merger will enable the Volgenau Rollover Trust, through its commitment to make a significant equity investment in the surviving corporation, to benefit from any future long-term growth of the Company after its stock ceases to be publicly traded. Both the realization of the cash merger consideration and the rollover investment will in turn enable the Volgenau Filing Persons to achieve long-standing charitable and estate planning objectives. In addition, the Volgenau Filing Persons believe that the Company will benefit from operating as a privately held entity that can achieve greater operational flexibility and focus on long-term growth absent the regulatory burden imposed on public companies and the distractions caused by the public equity market’s valuation of SRA common stock, while still maintaining the Company’s name, values and culture as epitomized by its longstanding ethic of “honesty and service.”

Positions of the Buyer Filing Persons Regarding the Fairness of the Merger

The Buyer Filing Persons are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

The Buyer Filing Persons believe that the merger is fair to the Company’s unaffiliated stockholders on the basis of the factors described under “SPECIAL FACTORS — Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” and the additional factors described below.

In this section and in the section captioned “SPECIAL FACTORS — Positions of the Volgenau Filing Persons Regarding the Fairness of the Merger,” we refer to the Company’s board of directors (other than Dr. Volgenau who, through the Volgenau Rollover Trust, has committed to contribute shares of SRA common stock to Holdco in connection with the merger and after the merger will be an equity holder in Holdco) as the “Board.” Dr. Volgenau abstained from the Board’s determination with respect to the merger agreement and the proposed merger.

Parent and Merger Sub attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the stockholders of the Company, and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were fair to such stockholders. None of the Buyer Filing Persons believes that it has or had any fiduciary duty to the Company or its stockholders, including with respect to the merger and its terms.

None of the Buyer Filing Persons participated in the deliberations of the special committee or the Board regarding, or received advice from the special committee’s legal or financial advisors as to, the fairness of the merger. No Buyer Filing Person has performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the merger to the Company’s unaffiliated stockholders. Based on these entities’ knowledge and analysis of available information regarding the Company, as well as discussions with members of the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the Board and the special committee discussed in this proxy statement in the sections entitled “SPECIAL FACTORS — Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” (which findings the Buyer Filing Persons adopt), the Buyer Filing Persons believe that the merger is substantively fair to the Company’s unaffiliated stockholders. In particular, the Buyer Filing Persons considered the following:

•	the special committee determined, by the unanimous vote of all members of the special committee, and the Board determined, by the unanimous vote of all members of the Board (other than Dr. Volgenau who abstained from voting with respect to such determination), that the merger is fair to, and in the best interests of, the Company and its stockholders (other than the Volgenau Filing Persons);

•	the per share price of $31.25 represents (i) a 10.2% premium over the closing price of SRA common stock of $28.36 on March 31, 2011, the last trading prior to the Company’s public announcement that it entered into the merger agreement, (ii) a 15.1% premium over the Company’s average closing share price for the one-month period prior to and ending on March 31, 2011 and (iii) a 52.8% premium over the closing price of SRA common stock of $20.45 on December 31, 2010, the last trading day prior to unusual trading activity in the Company’s common stock related to market speculation of the possible receipt by the Company of an acquisition proposal;

•	the Company publicly announced on January 25, 2011 that it had received a series of inquiries regarding the Company’s willingness to consider offers and had retained a financial advisor in connection therewith;

•	the merger will provide consideration to the Company’s stockholders (other than the Volgenau Rollover Trust) entirely in cash, allowing such Company’s stockholders to immediately realize a certain and fair value for all their shares of SRA common stock;

•	pursuant to the “go-shop” provision of the merger agreement, the Company and its representatives may initiate, solicit, and encourage any alternative acquisition proposals from third parties, provide nonpublic information to such third parties and participate in discussions and negotiations with such third parties regarding alternative acquisition proposals;

•	the Board, in the exercise of its fiduciary duties in accordance with Delaware law and the merger agreement, may, under certain circumstances, terminate the merger agreement in order to enter into a definitive agreement related to a superior proposal, subject to paying a termination fee of $28.2 million during the period ending May 15, 2011 or $47 million after May 15, 2011 (equal to approximately 1.5% and 2.5% of the equity value of the transaction, respectively);

•	Parent and Merger Sub obtained committed debt and equity financing for the transaction, the limited number and nature of the conditions to the debt and equity financing, the absence of a financing condition in the merger agreement and the obligation of Parent to use its reasonable best efforts to obtain the debt financing and, if it fails to complete the merger under certain circumstances, to pay a $112.9 million reverse termination fee (equal to approximately 6% of the equity value of the transaction); and

•	the Providence Funds issued a limited guarantee in the Company’s favor in an approximate amount of $113.2 million with respect to performance by Parent of certain of its payment obligations under the merger agreement.

The Buyer Filing Persons did not establish, and did not consider, a pre-merger going concern value of SRA common stock as a public company for the purposes of determining the per share merger consideration or the fairness of the per share merger consideration to the unaffiliated stockholders because, following the merger, the Company will have a significantly different capital structure, which will result in different opportunities and risks for the business as a more highly leveraged private company. However, to the extent the pre-merger going concern value was reflected in the pre-announcement per share price of the SRA common stock, the per share merger consideration of $31.25 represented a premium to the going concern value of the Company. In addition, the Buyer Filing Persons did not consider the Company’s net book value because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, either the market trading prices of SRA common stock or the Company’s value as a going concern, but rather is indicative of historical costs. The Buyer Filing Persons did not consider liquidation value in determining the fairness of the merger to the unaffiliated stockholders because of their belief that liquidation sales generally result in proceeds substantially less than sales of a going concern, because of the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, because they considered the Company to be a viable, going concern and because the Company will continue to operate its business following the merger. The Buyer Filing Persons were not aware of any firm offers during the prior two years by any person for the merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company’s assets or a purchase of the

Company’s assets that would enable the holder to exercise control of the Company, although there were proposals as described in “SPECIAL FACTORS — Background of the Merger.”

The Buyer Filing Persons believe that the merger is procedurally fair to the Company’s unaffiliated stockholders based upon the following factors:

•	the fact that, the special committee was given authority to, among other things, review, evaluate and negotiate the terms of the proposed merger, to decide not to engage in the merger, and to consider alternatives to the merger;

•	while the Company did not retain a representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating a transaction, the special committee was formed, comprised solely of non-employee and disinterested directors, and retained its own legal and financial advisors;

•	the $31.25 per share cash consideration and the other terms and conditions of the merger agreement resulted from negotiations between the Parent and its advisors, on the one hand, and the special committee and its advisors, on the other hand;

•	the special committee had the authority to reject any transaction;

•	the consideration per share to be paid to holders of the Company’s Class A common stock is the same as the consideration per share to be paid to holders of the Company’s Class B common stock (other than the Volgenau Rollover Trust);

•	the consideration per share to be paid to the Volgenau Filing Persons in the merger (excluding the equity interests of Holdco to be issued to the Volgenau Rollover Trust and the promissory note to be issued by Holdco to Dr. Volgenau) is the same as the consideration to be paid to unaffiliated stockholders;

•	the Company’s ability during the go-shop period to initiate, solicit and encourage alternative acquisition proposals from third parties and to enter into, engage in, and maintain discussions or negotiations with third parties with respect to such proposals;

•	the Company’s ability to continue discussions after the end of the go-shop period with parties from which the Company has received during the go-shop period an acquisition proposal that the special committee determines in good faith, prior to the end of the go-shop period, constitutes or could reasonably be expected to lead to a superior proposal (with the termination of the merger agreement in order to enter an agreement prior to May 15, 2011 providing for such superior proposal by an excluded party resulting in the payment to Parent of the lower termination fee of $28.2 million);

•	the Board’s ability, subject to compliance with certain obligations under the merger agreement, to change its recommendation due to an intervening event or to approve, recommend or declare advisable, and authorize the Company to enter into, an alternative acquisition proposal if the Board has determined in good faith that (i) after consultation with outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to stockholders under applicable law, and (ii) in the case of an alternative acquisition proposal, after consultation with its financial advisor and outside legal counsel, such alternative acquisition proposal is reasonably likely to be consummated and, if consummated, would be more favorable to the Company’s stockholders (excluding the Volgenau Filing Persons) than the merger;

•	the Company’s ability, under certain circumstances, to terminate the merger agreement in order to enter into a definitive agreement related to a superior proposal on or after May 15, 2011 with a party that is not an excluded party (subject to paying a termination fee of $47 million);

•	the merger was approved by the special committee;

•	the adoption of the merger agreement requires the affirmative vote of (a) the holders of a majority of the outstanding shares of SRA common stock entitled to vote on such matter, and (b) the holders of a majority of the outstanding shares of Class A common stock entitled to vote on such matter (excluding all such shares beneficially owned, whether directly or indirectly, by Dr. Volgenau), in each case outstanding at the close of business on the record date;

•	the Company’s ability to terminate the merger agreement if the requisite stockholder approvals are not obtained; and

•	the availability of appraisal rights to the Company’s stockholders who do not vote in favor of the proposal to adopt the merger agreement and who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their stock as determined by the Delaware Chancery Court.

The foregoing discussion of the factors considered by the Buyer Filing Persons in connection with the fairness of the merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Buyer Filing Persons did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the merger. Rather, the Buyer Filing Persons made their fairness determinations after considering all of the foregoing factors as a whole. The Buyer Filing Persons believe these factors provide a reasonable basis upon which to form their belief that the merger is fair to the Company’s unaffiliated stockholders. This belief should not, however, be construed as a recommendation to any Company stockholder to adopt the merger agreement. The Buyer Filing Persons do not make any recommendation as to how stockholders of the Company should vote their shares of SRA common stock relating to the merger.

Positions of the Volgenau Filing Persons Regarding the Fairness of the Merger

The Volgenau Filing Persons are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

The Volgenau Filing Persons believe that the merger is fair to the Company’s unaffiliated stockholders on the basis of the factors described under “SPECIAL FACTORS — Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” and the additional factors described below.

The Volgenau Filing Persons did not undertake a formal evaluation of the fairness of the proposed merger to the Company’s unaffiliated stockholders, as the unaffiliated stockholders of the Company were represented by the special committee, which negotiated the terms and conditions of the merger agreement on their behalf, with the assistance of the special committee’s own legal and financial advisors. The Volgenau Filing Persons have interests in the merger different from those of the other stockholders of the Company and the views of the Volgenau Filing Persons should not be construed as a recommendation as to whether any stockholder of the Company should vote to adopt the merger agreement.

The Volgenau Filing Persons did not participate in the deliberations of the special committee regarding, or receive advice from the special committee’s legal or financial advisors as to, the fairness of the merger. The Volgenau Filing Persons abstained from voting with respect to the Board’s determination as to the fairness of the merger. Based on the Volgenau Filing Persons’ knowledge and analysis of available information regarding the Company, and the factors considered by, and findings of, the Board and the special committee discussed in this proxy statement in the sections entitled “SPECIAL FACTORS — Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” (which findings the Volgenau Filing Persons adopt), the Volgenau Filing Persons believe that the terms and conditions of the merger agreement and the merger are substantively and procedurally fair to the Company’s unaffiliated stockholders. In making this determination, the Volgenau Filing Persons considered among others, the following factors:

•	the special committee determined, by the unanimous vote of all members of the special committee, and the Board determined, by the unanimous vote of all members of the Board (other than Dr. Volgenau who abstained from voting with respect to such determination), that the merger is fair to, and in the best interests of, the Company and its stockholders (other than the Volgenau Filing Persons);

•	the per share price of $31.25 represents (i) a 10.2% premium over the closing price of the Company’s stock of $28.36 on March 31, 2011, the last trading prior to the Company’s public announcement that it entered into the merger agreement, (ii) a 15.1% premium over the Company’s average closing share price for the one-month period prior to and ending on March 31, 2011 and (iii) a 52.8% premium over the closing price of the Company’s stock of $20.45 on December 31, 2010, the last trading day prior to unusual trading activity in the Company’s common stock related to market speculation of the possible receipt by the Company of an acquisition proposal;

•	the merger will provide consideration to the Company’s stockholders (other than the Volgenau Rollover Trust) entirely in cash, allowing such Company’s stockholders to immediately realize a certain and fair value for all their shares of SRA common stock;

•	pursuant to the “go-shop” provision of the merger agreement, the Company and its representatives may initiate, solicit, and encourage any alternative acquisition proposals from third parties, provide nonpublic information to such third parties and participate in discussions and negotiations with such third parties regarding alternative acquisition proposals;

•	the Board, in the exercise of its fiduciary duties in accordance with the merger agreement, may, under certain circumstances, terminate the merger agreement in order to enter into a definitive agreement related to a superior proposal, subject to paying a termination fee of $28.2 million during the period ending May 15, 2011 or $47 million after May 15, 2011 (equal to approximately 1.5% and 2.5% of the equity value of the transaction, respectively);

•	the Volgenau Rollover Trust, a trust controlled by Dr. Volgenau, our chairman of the Board, founder and controlling stockholder, may receive less than the per share price of $31.25 in cash consideration to be paid to the unaffiliated stockholders, due to the fact that the $30 million promissory note to be issued by Holdco to Dr. Volgenau is repayable solely from the proceeds of currently contemplated divestitures of certain subsidiaries of the Company, and therefore is contingent on the successful sale of such subsidiaries for a sufficient amount to repay the promissory note;

•	the committed debt and equity financing obtained by Parent and Merger Sub for the transaction, the limited number and nature of the conditions to such debt and equity financing, the absence of a financing condition in the merger agreement and the obligation of Parent to use its reasonable best efforts to obtain the debt financing and, if it fails to complete the merger under certain circumstances, to pay a $112.9 million reverse termination fee (equal to approximately 6% of the equity value of the transaction) to the Company; and

•	the Providence Entities’ issuance of a limited guarantee in the Company’s favor in an approximate amount of $113.2 million with respect to performance by Parent of certain of its payment obligations under the merger agreement.

The Volgenau Filing Persons did not establish, and did not consider, a pre-merger going concern value of SRA common stock as a public company for the purposes of determining the per share merger consideration or the fairness of the per share merger consideration to the unaffiliated stockholders because, following the merger, the Company will have a significantly different capital structure, which will result in different opportunities and risks for the business as a more highly leveraged private company. However, to the extent the pre-merger going concern value was reflected in the pre-announcement per share price of SRA common stock, the per share merger consideration of $31.25 represented a premium to the going concern value of the Company. In addition, the Volgenau Filing Persons did not consider the Company’s net book value in determining that the terms and conditions of the merger agreement and the merger are substantively fair to the Company’s unaffiliated stockholders because they believe that net book value, an accounting concept, does not reflect, or have any meaningful impact on, either the market trading prices of SRA common stock or the Company’s value as a going concern, but rather is indicative of historical costs. Nonetheless, the Volgenau Filing Persons note that the net book value per share was approximately $13.76 as of March 31, 2011. The merger consideration represents a premium of approximately 127% to net book value per share as of March 31, 2011. The Volgenau Filing Persons did not consider liquidation value in determining the fairness of the merger to the unaffiliated stockholders because of their belief that liquidation sales generally result in proceeds substantially less than sales of a going concern, given the significant execution risk involved in any breakup, because they considered the Company to be a viable, going concern and because the Company will continue to operate its business following the merger. The Volgenau Filing Persons were not aware of any firm offers during the prior two years by any person for (i) a merger or consolidation of the Company with another company, (ii) the sale or transfer of all or substantially all of the Company’s assets or (iii) a purchase of the Company’s securities that would enable such person to exercise control of the Company, although there were proposals as described in “SPECIAL FACTORS — Background of the Merger.”

The Volgenau Filing Persons believe that the merger is procedurally fair to the Company’s unaffiliated stockholders based upon the following factors:

•	the fact that the special committee was given authority to, among other things, review, evaluate and negotiate the terms of the proposed merger, to decide not to engage in the merger, and to consider alternatives to the merger;

•	while the Company did not retain a representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating a transaction, the special committee was formed, comprised solely of non-employee and disinterested directors, and retained its own legal and financial advisors;

•	the $31.25 per share cash consideration and the other terms and conditions of the merger agreement resulted from extensive negotiations between Parent and its advisors, on the one hand, and the special committee and its advisors, on the other hand;

•	the special committee had the authority to reject any transaction;

•	the consideration per share to be paid to holders of the Company’s Class A common stock is the same as the consideration per share to be paid to holders of the Company’s Class B common stock (other than the Volgenau Rollover Trust);

•	the consideration per share to be paid to the Volgenau Filing Persons in the merger (excluding the equity interests in Holdco to be issued to the Volgenau Rollover Trust and the $30 million promissory note issued by Holdco to Dr. Volgenau) is the same as the consideration to be paid to unaffiliated stockholders and repayment of the $30 million promissory note to be issued by Holdco to Dr. Volgenau is repayable solely from the proceeds of the currently contemplated divestitures of certain subsidiaries of the Company, and therefore contingent on the successful sale of the such subsidiaries for a sufficient amount to repay the promissory note;

•	the Company’s ability during the go-shop period to initiate, solicit and encourage alternative acquisition proposals from third parties and to enter into, engage in, and maintain discussions or negotiations with third parties with respect to such proposals;

•	the Company’s ability to continue discussions after the end of the go-shop period with parties from whom the Company has received during the go-shop period an acquisition proposal that the special committee determines in good faith, prior to the end of the go-shop period, constitutes or could reasonably be expected to lead to a superior proposal (with the termination of the merger agreement in order to enter an agreement on or prior to May 15, 2011 providing for such superior proposal by an excluded party resulting in the payment to Parent of the lower termination fee of $28.2 million);

•	the Company’s ability after May 15, 2011, under certain circumstances, to terminate the merger agreement in order to enter into a definitive agreement related to a superior proposal (subject to paying a termination fee of $47 million);

•	the Board’s ability, subject to compliance with certain obligations under the merger agreement, to change its recommendation due to an intervening event or to approve, recommend or declare advisable, and authorize the Company to enter into, an alternative acquisition proposal if the Board has determined in good faith that (i) after consultation with outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to stockholders under applicable law, and (ii) in the case of an alternative acquisition proposal, after consultation with its financial advisor and outside legal counsel, such alternative acquisition proposal is reasonably likely to be consummated and, if consummated, would be more favorable to the Company’s stockholders (excluding the Volgenau Filing Persons) than the merger;

•	the merger was approved by the special committee;

•	the adoption of the merger agreement requires the affirmative vote of (i) the holders of a majority of the outstanding shares of SRA common stock entitled to vote on such matter, and (b) the holders of a majority of the outstanding shares of Class A common stock entitled to vote on such matter (excluding all such shares beneficially owned by the Volgenau Filing Persons), in each case outstanding and entitled to vote at the special meeting;

•	the Company’s ability to terminate the merger agreement if the requisite stockholder approvals are not obtained; and

•	the availability of appraisal rights to the Company’s stockholders who do not vote in favor of the proposal to adopt the merger agreement and who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their stock as determined by the Delaware Chancery Court.

The foregoing discussion of the information and factors considered and given weight by the Volgenau Filing Persons in connection with their consideration of the fairness of the merger agreement and the merger is not intended to be exhaustive but is believed to include all material factors considered by the Volgenau Filing Persons. The Volgenau Filing Persons did not find it practicable to, and did not, rank, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the merger agreement and the merger, but rather conducted an overall analysis of the factors described above in making their determination. The Volgenau Filing Persons did not engage a financial advisor for purposes of undertaking a formal evaluation of the fairness of the merger to the Company’s unaffiliated stockholders. The Volgenau Filing Persons believe that these factors provide a reasonable basis for their belief that the merger is substantively and procedurally fair to the unaffiliated stockholders, however, this belief should not be construed as a recommendation as to whether any stockholder of the Company should vote to adopt the merger agreement. The Volgenau Filing Persons make no recommendation as to whether any stockholder of the Company should vote to adopt the merger agreement.

Certain Effects of the Merger

If the merger is completed, all of our equity interests will be owned by Parent. Except for the Volgenau Rollover Trust, a trust controlled by Dr. Volgenau, our chairman of the Board, founder and controlling stockholder, through its equity interest in Holdco, none of our current stockholders will have any ownership interest in, or be a stockholder of, the Company after the completion of the merger. As a result, our current stockholders (other than the Volgenau Rollover Trust) will no longer benefit from any increase in our value, nor will they bear the risk of any decrease in our value. Following the merger, Parent will benefit from any increase in our value and also will bear the risk of any decrease in our value.

Upon completion of the merger, each share of SRA common stock issued and outstanding immediately prior the closing (other than treasury shares owned by the Company, shares owned by Holdco, Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, including shares contributed to Holdco by the Volgenau Rollover Trust, and shares owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL) will convert into the right to receive the per share merger consideration.

After the merger, SRA will become a privately held company owned by Holdco, an entity owned by affiliates of Providence, a private equity firm, and the Volgenau Rollover Trust, a trust controlled by Dr. Volgenau, our chairman of the Board, founder and controlling stockholder. Entities affiliated with Providence will control approximately 79% of the equity interests in Holdco, and the Volgenau Rollover Trust will own approximately 21% of the equity interests in Holdco, subject to adjustment as disclosed under “SPECIAL FACTORS — Financing of the Merger — Rollover Financing.”

Upon completion of the merger, as of the effective time, each stock option to purchase shares of the Company’s Class A common stock (each, a “stock option”) that is outstanding and unexercised immediately prior to the effective time (whether vested or unvested) will become fully vested and converted into the right to receive, immediately after the effective time (without interest), a cash payment in an amount equal to the product of (x) the total number of shares of the Company’s Class A common stock then issuable upon exercise of such stock option, and (y) the excess, if any, of (A) the $31.25 per share merger consideration over (B) the exercise price per share subject to the stock option, less any applicable withholding taxes. As of the effective time, each award of restricted stock (each, a “restricted stock award”) that is outstanding and unvested immediately prior to the effective time will become fully vested and converted into the right to receive, immediately after the effective time (without interest), a cash payment in an amount equal to the product of (x) the total number of shares of unvested restricted stock and (y) the $31.25 per share merger consideration, less any applicable withholding taxes. See “SPECIAL FACTORS — Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Outstanding Stock Options”; “SPECIAL FACTORS — Interests of the Company’s Directors and Executive Officers in the Merger — Treatment of Restricted Stock Awards”; and “THE MERGER AGREEMENT — Treatment of Common Stock, Stock Options, Restricted Stock Awards and Other Equity Awards.”

Following the merger, shares of our Class A common stock will no longer be traded on The New York Stock Exchange or any other public market.

Our Class A common stock is registered as a class of equity security under the Exchange Act. Registration of our Class A common stock under the Exchange Act may be terminated upon the Company’s application to the SEC if such class of common stock is not listed on a national securities exchange and there are fewer than 300 record holders of the outstanding shares of such class. Termination of registration of our Class A common stock under the Exchange Act will substantially reduce the information required to be furnished by the Company to our stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement of furnishing a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company. If the Company (as the entity surviving the merger) completed a registered exchange or public offering of debt securities, however, we would be required to file periodic reports with the SEC under the Exchange Act for a period of time following that transaction.

Parent and Merger Sub expect that following completion of the merger, our operations will be conducted substantially as they are currently being conducted. However, following completion of the merger, the Company will have significantly more debt than it currently has. Parent and Merger Sub have informed us that they have no current plans or proposals or negotiations which relate to or would result in an extraordinary corporate transaction involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets except as described in this proxy statement, other than the currently contemplated divestitures of certain subsidiaries of the Company. Parent may initiate from time to time reviews of the Company and our assets, corporate structure, capitalization, operations, properties, management and personnel to determine what changes, if any, would be desirable following the merger. Parent expressly reserves the right to make any changes that it deems necessary or appropriate in the light of its review or in the light of future developments.

Parent does not currently own any interest in the Company. Following consummation of the merger, Parent will own 100% of our outstanding common stock and will have a corresponding interest in our net book value and net earnings. Our net income for the fiscal year ended June 30, 2010 was approximately $18.4 million and our net book value as of June 30, 2010 was approximately $771.6 million.

The Providence Funds have agreed to contribute an aggregate equity contribution in an amount up to $525.2 million to capitalize Parent (indirectly through Holdco), subject to the terms and conditions set forth in the equity commitment letter (as described below). In addition, the Volgenau Rollover Trust has agreed to contribute 4.8 million shares of our Class B common stock (the equivalent of an approximately $150 million investment based upon the per share merger consideration of $31.25) to Holdco, immediately prior to the merger in exchange for equity interests in Holdco valued at approximately $120 million and a promissory note issued by Holdco to Dr. Volgenau in the original principal amount of $30 million, subject to the terms and conditions of the equity rollover letter (as described below).

Following the consummation of the merger, the Providence Funds and the Volgenau Rollover Trust will be the sole stockholders of Holdco. Each stockholder of Holdco will have an interest in our net book value and net earnings in proportion to such stockholder’s ownership interest in Holdco.

If the merger is completed, our unaffiliated stockholders will have no interest in our net book value or earnings, if any. The table below sets forth the interests in our voting shares and the interest in our net book value and net earnings for the Providence Funds and the Volgenau Filing Persons before and after the merger, based on our historical net book value as of June 30, 2010 of $771.6 million and our historical net earnings for the year ended June 30, 2010 of $18.4 million. All dollar figures are in the thousands and rounded to the nearest dollar amount.

	Ownership of the Company			Fully Diluted Ownership of the Company
	Prior to the Merger			After the Merger(1)
		Net earnings for			Net earnings for
		the fiscal year	Net book value as		the fiscal year	Net book value as
		ended June 30,	of June 30,		ended June 30,	of June 30,
	% Ownership	2010	2010	% Ownership	2010	2010
	(in thousands)			(in thousands)

Providence Funds(2)	0%	$0	$0	79.1%	$14,569	$610,401
Volgenau Rollover Trust(3)	8.9%	$1,633	$68,418	20.9%	$3,846	$161,162
Other Volgenau Filing Persons(3)	11.4%	$2,091	$87,597	0%	$0	$0

Total	20.3%	$3,724	$156,015	100.00%	$18,415	$771,563

(1)	Interest in net earnings and net book value of the Company after the merger does not take into account the effect of the transaction (other than the change in ownership percentage) and does not take into account any additional debt that may be incurred by the Company or any resulting interest expense, which would have the effect of decreasing net earnings and net book value of the Company after the merger.

(2)	Following the merger, (i) Parent will own 100% of the capital stock of the Company, (ii) Holdco will own 100% of the capital stock of Parent, (iii) the Providence Funds will own approximately 79.1% of Holdco, and (iii) the Volgenau Rollover Trust will own approximately 20.9% of Holdco. In addition, Holdco will issue a promissory note in favor of Dr. Volgenau in an original principal amount of $30 million, payable solely from the proceeds of the currently contemplated divestitures of certain subsidiaries.

(3)	The aggregate number of shares of SRA common stock beneficially owned by the Volgenau Filing Persons as of June 13, 2011, the record date, includes (i) 5,000,000 shares of Class B common stock owned by The Ernst Volgenau 2011 Charitable Remainder Unitrust I, for which Dr. Volgenau is trustee, (ii) 1,000,000 shares of Class B common stock owned by The Ernst Volgenau Charitable Remainder Unitrust II, for which Dr. Volgenau is trustee, (iii) 111,144 shares of Class A common stock and 5,070,581 shares of Class B common stock owned by The Ernst Volgenau Revocable Trust (also referred to herein as the Volgenau Rollover Trust), for which Dr. Volgenau is trustee, (iv) 631,888 shares of Class B common stock owned by the Ernst Volgenau 2010 Grantor Retained Annuity Trust, for which Sara Volgenau, Dr. Volgenau’s spouse, is trustee, (v) 2,170 shares of Class A common stock owned by Dr. Ernst Volgenau through his 401(k) retirement account and (vi) 200 shares of Class A common stock owned directly by Dr. Volgenau. The aggregate share ownership percentage of the Volgenau Filing Persons prior to the merger is based on the shares outstanding as of the record date.

Effects On the Company If the Merger is Not Completed

If our stockholders do not adopt the merger agreement or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of SRA common stock unless the Company is sold to a third party. Instead, unless the Company is sold to a third party, we will remain an independent public company, our Class A common stock will continue to be listed and traded on the NYSE, and our stockholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of SRA common stock. If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of SRA common stock, including the risk that the market price of SRA common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. From time to time, the Board will evaluate and review the business operations, properties, dividend policy and capitalization of the Company and, among other things, make such changes as are deemed appropriate and continue to seek to maximize stockholder value. If our stockholders do not adopt the merger agreement or if the merger is not completed for any other reason, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, prospects or results of operations of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement and recommend an alternative transaction. See “THE MERGER AGREEMENT — Termination.”

Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to Parent a termination fee or Parent may be obligated to pay to the Company a termination fee and/or reimburse the Company for certain out-of-pocket costs and expenses. See “THE MERGER AGREEMENT — Termination Fees and Reimbursement of Expenses.”

Plans for the Company

Upon consummation of the merger, it is expected that the operations of the surviving corporation will be conducted substantially as they currently are being conducted, except that the surviving corporation will cease to be an independent public company and will instead be a wholly owned subsidiary of Parent. After the consummation of the merger, the directors of Merger Sub immediately prior to the consummation of the merger will become the directors of the surviving corporation, and the officers of the Company immediately prior to the consummation of the merger will remain the officers of the surviving corporation, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. Parent has advised the Company that it does not have any current intentions, plans or proposals to cause us to engage in any of the following:

•	An extraordinary corporate transaction following consummation of the merger involving the Company’s corporate structure, business or management, such as a merger, reorganization or liquidation;

•	The relocation of any material operations or sale or transfer of a material amount of assets, other than the currently contemplated divestitures of certain subsidiaries; or

•	Any other material changes in the Company’s business.

We expect that management and the board of directors of the surviving corporation will continue to assess the Company’s assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what changes, if any, would be desirable following the merger to enhance the business and operations of the surviving corporation and may cause the surviving corporation to engage in the types of transactions sets forth above if management or the board of directors of the surviving corporation decides that such transactions are in the best interests of the surviving corporation. The surviving corporation expressly reserves the right to make any changes it deems appropriate in light of such evaluation and review or in light of future developments.

Prospective Financial Information

In connection with the Providence Entities’ review of the Company and in the course of the negotiations between the special committee and the Providence Entities as described in “SPECIAL FACTORS —

Background to the Merger,” the Company provided the Providence Entities with certain prospective financial information concerning the Company. Such prospective financial information also was provided to Houlihan Lokey as financial advisor to the special committee. See “SPECIAL FACTORS — Opinion of the Financial Advisor to the Special Committee.”

The summary of such information below is included solely to give stockholders access to the information that was made available to the Providence Entities and is not included in this proxy statement in order to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to the shares of SRA common stock.

The prospective financial information was not prepared with a view toward public disclosure, or with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information included below, or expressed any opinion or any other form of assurance on such information or its achievability.

The prospective financial information reflects numerous estimates and assumptions made by the Company with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The prospective financial information reflects subjective judgment in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the prospective financial information constitutes forward-looking information and is subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, but not limited to, the Company’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in the Company’s reports filed with the SEC. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than forecast. The prospective financial information covers multiple years and such information by its nature becomes less predictive with each successive year. In addition, the prospective information will be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable periods. The assumptions upon which the prospective information was based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. The prospective information also reflects assumptions as to certain business decisions that are subject to change. Such prospective information cannot, therefore, be considered a guaranty of future operating results, and this information should not be relied on as such. The inclusion of this information should not be regarded as an indication that the Company, the Providence Entities, the special committee, any of their respective affiliates or representatives or anyone who received this information then considered, or now considers, it to be necessarily predictive of actual future events, and this information should not be relied upon as such. None of the Providence Entities, the special committee, or any of their respective affiliates or representatives assumes any responsibility for the validity or completeness of the prospective information described below. The Company does not intend, and disclaims any obligation, to update, revise or correct such prospective information if they are or become inaccurate (even in the short term).

The prospective financial information does not take into account any circumstances or events occurring after the date it was prepared, including the merger contemplated by the merger agreement. Further, the prospective financial information does not take into account the effect of any failure of the merger to occur and should not be viewed as accurate or continuing in that context.

The inclusion of the prospective financial information herein should not be deemed an admission or representation by the Company, the Providence Entities or the special committee that they are viewed by the

Company or the Providence Entities or the special committee as material information of the Company, and in fact the Company, the Providence Entities and the special committee view the prospective financial information as non-material because of the inherent risks and uncertainties associated with such long-range forecasts. The prospective information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC. Stockholders should be aware that the projections prepared by the Company’s management in June 2010 (the “June 2010 projections”) and the projections prepared by the Company’s management in October 2010 (the “October 2010 projections”) were prepared using different assumptions, and as a result, are not directly comparable to the projections prepared by the Company’s management in January 2011 and subsequently updated in March 2011 (the “March 2011 projections”). Stockholders should also be aware that the June 2010 projections were subsequently superseded by the October 2010 projections, which in turn were superseded by the March 2011 projections. The March 2011 projections were the projections that were reviewed by the Company’s management with, and considered by, the Company’s board of directors and special committee in connection with their evaluation and approval of the merger. In light of the foregoing factors and the uncertainties inherent in the Company’s prospective information, stockholders are cautioned not to place undue, if any, reliance on the prospective information included in this proxy statement.

The prospective information included in this proxy statement includes adjusted revenue, EBITDA and adjusted EBITDA. These measures are non-GAAP financial measures. EBITDA was presented because management believes that it is a widely accepted and useful indicator of the Company’s performance and assists in analyzing and benchmarking the performance and value of the Company’s business, and adjusted revenue and adjusted EBITDA were presented to assist in analyzing the Company’s performance without the effects of certain unusual or nonrecurring items, or, in the case of the October 2010 projections and the March 2011 projections, the impact of businesses for which the Company contemplated possible divestiture. These non-GAAP measures are not measurements of the Company’s financial performance under GAAP and should not be considered as an alternative to revenue or operating income or any other performance measures derived in accordance with GAAP. In addition, the Company’s measurement of these non-GAAP measures may not be comparable to that of other companies.

June 2010 projections

Management of the Company prepared certain projections for the Company as of June 2010 in order to facilitate an assessment of a hypothetical going-private transaction involving the Company. The June 2010 projections were prepared by management using an assumed Company-wide growth rate that was applied to estimated revenues for each year of the forecast period after 2011, without any analysis of the specific contracts in those years or potential future contracts. The June 2010 projections assume a transaction closing date of June 30, 2010 and the amortization of intangible assets is based on the new basis of accounting that would result from an acquisition of the Company. The June 2010 projections were provided to the Providence Entities in June 2010.

The following is a summary of the June 2010 projections, presenting both a “base case” and “high case”:

June 2010 Base Case

	Fiscal Year Ending June 30,
	2011	2012	2013	2014	2015
	(amounts in millions)

Revenue	$1,800.0	$1,944.0	$2,099.0	$2,267.0	$2,449.0
EBITDA	$164.0	$181.0	$197.0	$214.0	$232.0
Net income	$6.7	$18.7	$30.5	$43.1	$56.8
EBITDA margin	9.1%	9.3%	9.4%	9.4%	9.5%

The following table presents a reconciliation of EBITDA to operating income (EBIT) for each of the periods indicated:

	Fiscal Year Ending June 30,
	2011	2012	2013	2014	2015
	(amounts in millions)

EBITDA	$164.0	$181.0	$197.0	$214.0	$232.0
Depreciation of fixed assets	(18.0)	(19.4)	(21.0)	(22.7)	(24.5)
Amortization of intangible assets	(70.5)	(70.5)	(70.5)	(70.5)	(70.5)

Operating income (EBIT)	$75.5	$91.1	$105.5	$120.8	$137.0

June 2010 High Case

	Fiscal Year Ending June 30,
	2011	2012	2013	2014	2015
	(amounts in millions)

Revenue	$1,850.0	$2,058.0	$2,295.0	$2,564.0	$2,872.0
EBITDA	$173.0	$194.0	$220.0	$249.0	$281.0
Net income	$11.9	$26.0	$43.5	$63.2	$85.2
EBITDA margin	9.4%	9.4%	9.6%	9.7%	9.8%

The following table presents a reconciliation of EBITDA to operating income (EBIT) for each of the periods indicated:

	Fiscal Year Ending June 30,
	2011	2012	2013	2014	2015
	(amounts in millions)

EBITDA	$173.0	$194.0	$220.0	$249.0	$281.0
Depreciation of fixed assets	(18.5)	(20.6)	(23.0)	(25.6)	(28.7)
Amortization of intangible assets	(70.5)	(70.5)	(70.5)	(70.5)	(70.5)

Operating income (EBIT)	$84.0	$102.9	$126.6	$152.9	$181.8

Each of the June 2010 projections includes the Company’s Era Systems Corporation subsidiary (“Era”) and the Company’s SRA Global Clinical Development, LLC subsidiary (“GCD”) for all periods. In the fiscal quarter ended March 31, 2011, the Company made the determination to divest Era and GCD and recorded additional impairment charges of $28.6 million and $1.6 million related to Era and GCD respectively. The Company’s Form 10-Q for the nine months ended March 31, 2011 reflects these two subsidiaries as discontinued operations. These divestitures were not anticipated when the June 2010 projections were prepared.

October 2010 projections

The Company’s management prepared revised projections as of October 2010, which were an update of the June 2010 projections. The October 2010 projections assume a transaction closing date of January 1, 2011 and the amortization of intangible assets is based on the new basis of accounting that would result from an acquisition of the Company. The October 2010 projections superseded the June 2010 projections and were provided to the Providence Entities in October 2010.

The following is a summary of the October 2010 projections, presenting both a “base case” and “high case”:

October 2010 Base Case

	Fiscal Year Ending June 30,
	2011	2012	2013	2014	2015
	(amounts in millions)

Adjusted revenue	$1,850.7	$1,998.8	$2,158.7	$2,331.4	$2,517.9
Adjusted EBITDA	$190.7	$211.0	$229.0	$248.7	$267.8
Net income	$52.1	$35.0	$47.9	$61.4	$75.5
Adjusted EBITDA margin	10.3%	10.6%	10.6%	10.7%	10.6%

The following table presents a reconciliation of adjusted revenue to revenue and adjusted EBITDA to operating income (EBIT) for each of the periods indicated:

	Fiscal Year Ending June 30,
	2011	2012	2013	2014	2015
	(amounts in millions)

Adjusted revenue	$1,850.7	$1,998.8	$2,158.7	$2,331.4	$2,517.9
Platinum revenue	(66.9)	(72.2)	(78.0)	(84.3)	(91.0)
GCD revenue	26.2	28.3	30.6	33.0	35.7
Era revenue	27.1	29.3	31.6	34.1	36.9

Revenue	$1,837.2	$1,984.1	$2,142.9	$2,314.3	$2,499.4

Adjusted EBITDA	$190.7	$211.0	$229.0	$248.7	$267.8
Platinum EBITDA	(9.0)	(9.8)	(11.1)	(12.6)	(11.8)
GCD EBITDA	2.1	2.5	2.7	2.9	3.1
Era EBITDA	(14.6)	(14.6)	(14.6)	(14.6)	(14.6)
Estimated public company costs and initiative cost reductions	(4.5)	(4.5)	(4.5)	(4.5)	(4.5)
Acquisition-related third party costs	(16.0)	—	—	—	—
Depreciation of fixed assets	(16.7)	(20.0)	(21.6)	(23.1)	(24.8)
Amortization of intangible assets	(36.0)	(62.5)	(62.5)	(62.5)	(62.5)

Operating income (EBIT)	$96.0	$102.0	$117.3	$134.3	$152.6

October 2010 High Case

	Fiscal Year Ending June 30,
	2011	2012	2013	2014	2015
	(amounts in millions)

Adjusted revenue	$1,850.7	$2,035.8	$2,239.4	$2,463.3	$2,709.6
Adjusted EBITDA	$190.7	$214.3	$236.4	$261.0	$286.7
Net income	$49.2	$30.9	$45.9	$62.2	$80.2
Adjusted EBITDA margin	10.3%	10.5%	10.6%	10.6%	10.6%

The following table presents a reconciliation of adjusted revenue to revenue and adjusted EBITDA to operating income (EBIT) for each of the periods indicated:

	Fiscal Year Ending June 30,
	2011	2012	2013	2014	2015
	(amounts in millions)

Adjusted revenue	$1,850.7	$2,035.8	$2,239.4	$2,463.3	$2,709.6
Platinum revenue	(66.9)	(73.6)	(80.9)	(89.0)	(97.9)
GCD revenue	26.2	28.8	31.7	34.9	38.4
Era revenue	27.1	29.8	32.8	36.1	39.7

Revenue	$1,837.2	$2,020.9	$2,223.0	$2,445.2	$2,689.8

Adjusted EBITDA	190.7	214.3	236.4	261.0	286.7
Platinum EBITDA	(9.0)	(9.8)	(11.1)	(12.6)	(12.7)
GCD EBITDA	2.1	2.5	2.8	3.0	3.3
Era EBITDA	(14.6)	(14.6)	(14.6)	(14.6)	(14.6)
Estimated public company costs and initiative cost reductions	(4.5)	(4.5)	(4.5)	(4.5)	(4.5)
Acquisition-related third party costs	(16.0)	—	—	—	—
Depreciation of fixed assets	(16.7)	(20.4)	(22.4)	(24.4)	(26.7)
Amortization of intangible assets	(40.9)	(72.3)	(72.3)	(72.3)	(72.3)

Operating income (EBIT)	$91.1	$95.2	$114.3	$135.6	$159.2

Each of the October 2010 projections does not include any potential revenue and EBITDA for Era and GCD and includes projected revenue and EBITDA for Platinum Solutions, Inc. (“Platinum”), which was acquired by the Company during the fiscal year 2011. In the fiscal quarter ended March 31, 2011, the Company made the determination to divest Era and GCD and recorded additional impairment charges of $28.6 million and $1.6 million related to Era and GCD respectively. The Company’s Form 10-Q for the nine months ended March 31, 2011 reflects these two subsidiaries as discontinued operations.

March 2011 projections

The Company’s management prepared financial forecasts as of January 14, 2011, with the forecast for fiscal year 2011 subsequently updated as of March 16, 2011, which superseded the October 2010 projections. The March 2011 projections were based on management’s review of contracts representing approximately 80% of the Company’s revenue and 85% of the Company’s backlog as of September 30, 2010, and the anticipated future revenues from such contracts, as well as its analysis of the Company’s new business pipeline and the anticipated future revenues from an estimated number of future contracts. The 2011 fiscal year column of this forecast was updated in March 2011 as part of the Company’s ordinary course practice of regularly updating its current year estimates for budgeting and planning purposes to reflect management’s most up-to-date expectations for the Company.

The following is a summary of the March 2011 projections:

	Fiscal Year Ending June 30,
	2011	2012	2013	2014
		(amounts in millions)

Adjusted revenue	$1,738.6	$1,945.0	$2,171.9	$2,404.4
Adjusted EBITDA	$176.5	$201.8	$226.1	$252.3
Adjusted EBITDA margin	10.2%	10.4%	10.4%	10.5%

These financial metrics have been adjusted by the Company’s management to include the pre-acquisition results of Sentech, Inc. and Platinum, both of which were acquired during fiscal year 2011, and the full year impact of recent cost reductions, and to exclude estimated public company costs and acquisition-related third party costs. The adjusted revenue and adjusted EBITDA projections in the March 2011 projections did not include any potential revenue or EBITDA of the Company’s Airport Operations Solutions business, which was divested during fiscal year 2011, Era, which management has decided to divest, and GCD, which management has decided to divest. The financial metrics include forecasted stock compensation expense of approximately $10.3 million, $11.2 million, $12.6 million and $14.0 million in fiscal years 2011, 2012, 2013 and 2014, respectively.

The Company provided the March 2011 projections to prospective bidders (including the Providence Entities) because the Company believed they could be useful in evaluating, on a prospective basis, the Company’s potential operating performance and cash flow. Accordingly, the March 2011 projections were prepared by the Company’s management as if SRA were a privately held company and do not include SRA’s public company costs. In order to evaluate SRA as a standalone public company, SRA’s public company costs were included in the March 2011 projections of SRA provided to, and approved for the use of, the special committee’s financial advisor in connection with its financial analysis of the per share merger consideration. The financial forecasts SRA provided to prospective bidders reflected adjustments to adjusted EBITDA of $2.0 million, $2.1 million, $2.4 million and $2.7 million for fiscal years 2011, 2012, 2013 and 2014, respectively, for these public company costs. The financial forecasts used by the special committee’s financial advisor also included $0.8 million of assumed additional revenue for fiscal year 2011 to reflect the expected impact of public company costs on the Company’s cost reimbursement contracts.

The following table presents a reconciliation of adjusted revenue to revenue and adjusted EBITDA to operating income (EBIT) for each of the periods indicated. Amortization of intangible assets reflected below represents the amortization for the Company’s existing intangible assets that was disclosed to the prospective bidders.

	Fiscal Year Ending June 30,
	2011	2012	2013	2014
	(amounts in millions)

Adjusted revenue	$1,738.6	$1,945.0	$2,171.9	$2,404.4
Platinum revenue for pre-acquisition period	(19.5)	—	—	—
Sentech revenue for pre-acquisition period	(1.3)	—	—	—
Revenue impact of estimated public company costs	0.9	—	—	—
Revenue impact of recent cost reduction adjustment	2.1	—	—	—

Revenue	$1,720.7	$1,945.0	$2,171.9	$2,404.4

Adjusted EBITDA	176.5	201.8	226.1	252.3
Platinum EBITDA for pre-acquisition period	(3.5)	—	—	—
Sentech revenue for pre-acquisition period	(0.2)	—	—	—
Estimated public company costs and initiative cost reductions	(6.2)	(2.1)	(2.4)	(2.7)
Acquisition-related third party costs	(1.3)	—	—	—
Depreciation of fixed assets	(15.2)	(16.6)	(18.6)	(20.6)
Amortization of intangible assets	(8.6)	(6.6)	(5.5)	(5.3)

Operating income (EBIT)	141.6	176.4	199.6	223.7

Financing of the Merger

The Company and Parent estimate that the total amount of funds required to complete the merger and related transactions and pay related fees and expenses will be approximately $1.998 billion. Parent expects this amount to be provided through a combination of the proceeds of:

•	cash equity investments by the Providence Funds (or by such investment funds together with their co-investors and assignees), which are described elsewhere in this section under the subheading “Equity Financing”;

•	the contribution of shares of SRA common stock to Holdco immediately prior to the merger by the Volgenau Rollover Trust, which is described elsewhere in this section under the subheading “Rollover Financing”;

•	debt financing, which is described elsewhere in this section under the subheading “Debt Financing”; and

•	cash of the Company.

Equity Financing

On March 31, 2011, the Providence Funds entered into an equity commitment letter (the “equity commitment letter”) with Parent pursuant to which the Providence Funds committed to contribute to Parent (indirectly through Holdco), at or prior to the consummation of the merger, $390.7 million and $134.4 million, respectively, in cash, in exchange for which the Providence Funds will receive certain securities of Holdco. The equity commitment of the Providence Funds is subject to the following conditions:

•	satisfaction or waiver by Parent of the conditions precedent to Parent’s and Merger Sub’s obligations to complete the merger;

•	the substantially simultaneous closing of the financing under the debt commitment letter described below or on the terms and conditions of any alternative debt financing that Parent and Merger Sub are required to procure under the merger agreement;

•	the substantially simultaneous contribution to Holdco by the Volgenau Rollover Trust of shares of SRA common stock pursuant to the equity rollover letter described below; and

•	the substantially concurrent consummation of the merger in accordance with the terms of the merger agreement.

The obligation of the Providence Funds to fund the equity commitment shall automatically and immediately terminate upon the earliest to occur of (a) the effective time, at which time the obligation to fund the equity commitment shall be discharged, (b) the valid termination of the merger agreement in accordance with its terms, (c) the Company or any of its affiliates, security holders or agents asserting or filing, directly or indirectly, (i) any claim under or action with respect to the Limited Guarantee (defined below) against any Guarantor or any Guarantor Affiliate (as defined below) or (ii) any other claim under or action against any Guarantor or Guarantor Affiliate in connection with the equity commitment letter, the Limited Guarantee, the merger agreement, the debt commitment letter or any transaction contemplated by such agreements or otherwise relating to such agreements, other than certain specified claims or (d) the occurrence of any event which, by the terms of the Limited Guarantee, is an event which terminates any Guarantor’s obligations or liabilities under the Limited Guarantee.

The Company is an express third-party beneficiary of the equity commitment letter and has the right to seek specific performance under the circumstances in which the Company would be permitted by the merger agreement to obtain specific performance requiring Parent to enforce the equity commitment.

Rollover Financing

On March 31, 2011, the Volgenau Rollover Trust, a trust controlled by Dr. Volgenau, our chairman of the Board, founder and controlling stockholder, entered into a letter agreement with Holdco (the “equity rollover letter”) pursuant to which the Volgenau Rollover Trust committed to contribute, immediately prior to the consummation of the merger, an aggregate amount of 4,800,000 shares of our Class B common stock to Holdco (the equivalent of a $150 million investment based upon the per share merger consideration of $31.25) in exchange for (i) certain equity securities of Holdco with an aggregate value of $120 million and (ii) a promissory note issued by Holdco in favor of Dr. Volgenau in an original principal amount of $30 million, repayable solely from the proceeds (if any) of certain contemplated subsidiary divestitures by the Company. Pursuant to the terms of the form of promissory note agreed upon between Holdco and Dr. Volgenau and attached as an exhibit to the equity rollover letter, Dr. Volgenau would have the right, following any repayment of the promissory note, to purchase equity interests in Holdco from the Providence Funds in an aggregate amount of up to $30.0 million at a price per share equal to the per share merger consideration. In the event that the subsidiary divestitures are consummated prior to the consummation of the merger and result in aggregate cash proceeds of $30.0 million or greater, Dr. Volgenau may, at his option, elect to receive equity interests in Holdco having an aggregate value of $30.0 million in lieu of the note. In the event that one but not both of the subsidiary divestitures is consummated prior to the completion of the merger, for proceeds of less than $30 million, then Dr. Volgenau and Holdco shall work together in good faith to make adjustments to the agreement in order to reflect such transaction. The shares contributed to Holdco will be cancelled in connection with the merger and will not be entitled to receive any merger consideration upon completion of the merger. The obligations to contribute the shares pursuant to the equity rollover letter are subject to the following conditions:

•	satisfaction or waiver by Parent of the conditions precedent to Parent’s and Merger Sub’s obligations to effect the closing;

•	the substantially simultaneous closing of the financing under the debt commitment letter described below or on the terms and conditions of any alternative debt financing that Parent and Merger Sub are required to procure under the merger agreement;

•	the substantially simultaneous closing of the contribution contemplated by the equity commitment letter described above; and

•	the substantially concurrent consummation of the merger in accordance with the terms of the merger agreement.

The Company is an express third-party beneficiary of the equity rollover letter and has the right to seek specific performance of the commitment of the Volgenau Rollover Trust under the equity rollover letter under the circumstances in which the Company would be permitted by the merger agreement to obtain specific performance requiring Parent to enforce such commitment.

Debt Financing

In connection with the entry into the merger agreement, Merger Sub received a debt commitment letter, dated March 31, 2011, as amended and restated on April 13, 2011 and April 29, 2011 (the “debt commitment letter”), from affiliates of Citigroup Global Markets, Inc., Bank of America Merrill Lynch, Credit Suisse AG and Goldman Sachs Lending Partners LLC (collectively, the “Debt Commitment Parties”). The debt commitment letter provides an aggregate of $1,390 million in debt financing to Merger Sub, consisting of a $875 million senior secured term loan facility, a $415 million senior unsecured bridge facility and a $100 million senior secured revolving credit facility. The revolving credit facility may be drawn at the closing only (x) to the extent necessary, to fund original issue discount or upfront fees in connection with the debt financing and (y) for any other purpose, in an aggregate amount not to exceed the lesser of (A) $25 million and (B) an amount such that the total leverage ratio of the borrower and its restricted subsidiaries after giving effect to the merger does not exceed 7.0:1.0.

The Debt Commitment Parties may invite other banks, financial institutions and institutional lenders to participate in the debt financing described in the debt commitment letter and to undertake a portion of the commitments to provide such debt financing.

Senior Secured Facilities.  Interest under the senior secured term loan facility will be payable, at the option of Merger Sub, either at a base rate (based on the higher of the prime rate, 0.50% in excess of the overnight federal funds rate and the one-month adjusted LIBOR rate plus 1.00% per annum) plus 2.25% or a LIBOR-based rate (subject to a floor of 1.25%) plus 3.25% and will be payable at the end of each interest period set forth in the credit agreement (but at least every three months). Interest under the senior secured revolving facility will be payable, at the option of Merger Sub, either at a base rate (based on the higher of the prime rate, 0.50% in excess of the overnight federal funds rate and the one-month adjusted LIBOR rate plus 1.00% per annum) plus 2.25% or a LIBOR-based rate plus 3.25% (subject to a step down to be agreed based on meeting a net senior secured leverage ratio to be provided for in the credit agreement) and will be payable at the end of each interest period set forth in the credit agreement (but at least every three months). The senior secured term loan facility will mature seven years from the effective date of the merger, and the senior secured revolving facility will mature five years from the effective date of the merger.

The borrower under the senior secured facilities will be Merger Sub, and upon consummation of the merger, the rights and obligations under the senior secured facilities will be assumed by the Company. The senior secured facilities will be guaranteed, subject to certain agreed upon exceptions, on a joint and several basis by the direct parent of the Company and each direct and indirect U.S. subsidiary of the Company. The senior secured facilities will be secured, subject to certain agreed upon exceptions, by substantially all the assets of the direct parent of the Company, Merger Sub (and, after the merger, the Company) and each subsidiary guarantor.

Senior Unsecured Bridge Facility.  The debt commitment letter contemplates that either (i) Merger Sub will issue senior unsecured fixed rate high yield notes in a Rule 144A or other private placement on or prior to the closing date yielding at least $415 million in gross proceeds, or (ii) to the extent Merger Sub does not so issue senior unsecured notes on or prior to the closing date, Merger Sub will borrow up to $415 million (less the gross proceeds of any offering of senior unsecured notes) under the senior unsecured bridge facility.

The borrower under the senior unsecured bridge facility will be Merger Sub, and upon consummation of the merger, the rights and obligations under the senior unsecured bridge facility will be assumed by the Company. Interest under the senior unsecured bridge facility will initially equal the three-month LIBOR-based rate (subject to a 1.25% floor) plus 7.25% increasing to a specified cap. The senior unsecured bridge facility will be guaranteed on a joint and several basis by the direct parent of the Company and each direct and indirect U.S. restricted subsidiary of the Company to the extent that such subsidiary guarantees all or a portion of the indebtedness of the Company under the senior secured facilities or other capital markets indebtedness.

If the senior unsecured bridge facility is not paid in full on or before the first anniversary of the effective date of the merger, then loans made under the senior unsecured bridge facility will be converted into senior unsecured term loans maturing eight years after the effective date of the merger. After such a conversion, the holders of outstanding senior unsecured term loans may choose to exchange their loans for senior exchange notes that mature eight years after the effective date of the merger.

Conditions

The facilities contemplated by the debt commitment letter are subject to closing conditions, including, without limitation:

•	the execution and delivery by the borrower and guarantors of definitive documentation, consistent with the debt commitment letter;

•	delivery of customary closing documents (including, among other things, a solvency certificate, customary officers’ and good standing certificates, legal opinions, resolutions, lien searches requested at least 15 days prior to the closing date, pay-off letters and other documents as the applicable lead arrangers shall reasonably request), documentation and other information about the borrower and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act), and the taking of certain actions necessary to establish and perfect a security interest in specified items of collateral;

•	the accuracy in all material respects of certain representations and warranties in the merger agreement and specified representations and warranties in the loan documents;

•	the consummation of the equity contribution contemplated by the equity commitment letter;

•	the consummation of the merger substantially concurrently with or prior to the initial funding pursuant to the debt facilities substantially pursuant to the terms of the merger agreement, without giving effect to any amendment, consent, waiver or other modification of the merger agreement that is materially adverse to the interests of the lenders or the lead arrangers that is not approved by the lead arrangers for the debt financing;

•	immediately following the transactions, the Company and its subsidiaries having no outstanding preferred equity or indebtedness for borrowed money, in each case held by third parties, other than the indebtedness incurred in connection with the merger, indebtedness permitted to be incurred or outstanding under the merger agreement and certain other indebtedness that the initial lenders have agreed to permit to remain outstanding;

•	the absence of a Company Material Adverse Effect since the date of the merger agreement (as defined in “THE MERGER AGREEMENT — Representations and Warranties”);

•	delivery of certain audited, unaudited and pro forma financial statements;

•	as a condition to the availability of the bridge facility, the expiration of a marketing period of 20 consecutive calendar days (subject to certain blackout dates) following receipt of an offering memorandum or private placement memorandum in customary form for an offering memorandum or private placement memorandum used in 144A offerings of high-yield debt securities; and

•	payment of all applicable fees and expenses.

The final termination date for the debt commitment letter is the earliest of (a) October 14, 2011, (b) the termination of the merger agreement and (c) the consummation of the merger with or without the funding of the debt financing.

Although the debt financing described in this proxy statement is not subject to due diligence or a “market out” provision, which would have allowed lenders not to fund their commitments if certain conditions in the financial markets prevail, there is still a risk that the debt financing may not be funded when required. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this proxy statement is not available as anticipated. Except as described herein, there is no plan or arrangement regarding the refinancing or repayment of the debt financing.

Limited Guarantee

Pursuant to the Limited Guarantee delivered by the Providence Funds (the “Guarantors”) in favor of the Company, dated March 31, 2011 (the “Limited Guarantee”), the Guarantors have agreed to guarantee, up to a maximum aggregate amount of $113,185,609, their respective percentages (determined based upon the relative size of their equity commitments to Parent) of the obligations of Parent under the merger agreement to pay, under certain circumstances, a $112.9 million termination fee and to reimburse certain expenses. The Limited Guarantee will terminate on the earliest of (i) the effective time of the merger, (ii) the termination of the merger agreement under circumstances in which Parent would not be obligated to pay the termination fee and (iii) the 120th day after a termination of the merger agreement in accordance with its terms, unless, prior to the 120th day after such a termination, the Company shall have commenced a suit, action or other proceeding against Parent, Merger Sub or the Guarantors alleging that fees or reimbursements are owed, in which case the Limited Guarantee will terminate when Parent, Merger Sub or the Guarantors have satisfied any obligations finally determined or agreed to be owed by them under the Limited Guarantee. However, if the Company or any of its affiliates asserts a claim other than as permitted under the Limited Guarantee, including certain specified claims and claims in jurisdictions other than Delaware, the Limited Guarantee will immediately terminate and become null and void by its terms, and the Guarantors will no longer have any liability under the Limited Guarantee, the merger agreement or any related documents.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Board with respect to the merger agreement, you should be aware that certain of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board and the special committee were aware of these interests and considered them, among other matters, in reaching the decision to approve the merger agreement and recommend that the Company’s stockholders vote in favor of adopting the merger agreement. See “SPECIAL FACTORS — Background of the Merger” and “SPECIAL FACTORS — Recommendation of our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” for a further discussion of these matters.

Special Committee Compensation

In consideration of the time and effort required of the members of the special committee in performing its duties, including negotiating the terms and conditions of the merger agreement, the Board determined that each member of the special committee shall receive a one-time fee of $75,000. Such fees are payable whether or not the merger is completed. No other meeting fees or other compensation (other than reimbursement for out-of-pocket expenses in connection with attending special committee meetings) will be paid to the members of the special committee in connection with their service on the special committee. In addition, in recognition of the considerable additional time commitment and efforts of the chairman of the special committee, the Board determined that on behalf of the Company it would make charitable contributions in the aggregate amount of $150,000 to two charitable organizations known to be supported by the chairman of the special committee.

Treatment of Outstanding Stock Options

As described in “THE MERGER AGREEMENT — Treatment of Common Stock, Stock Options, Restricted Stock Awards and Other Equity Awards”, the merger agreement provides that, as of the effective time, each stock option to purchase shares of our Class A common stock that is outstanding and unexercised immediately prior to the effective time (whether vested or unvested) will become fully vested and converted into the right to receive, immediately after the effective time (without interest), a cash payment in an amount equal to the product of (x) the total number of the shares of our Class A common stock then issuable upon exercise of such stock option, and (y) the excess, if any, of (A) the $31.25 per share merger consideration over (B) the exercise price per share subject to the stock option, less any applicable withholding taxes.

The following table sets forth, for each of our directors and executive officers holding stock options as of March 31, 2011: (a) the aggregate number of shares of SRA common stock subject to vested stock options; (b) the value of such vested stock options on a pre-tax basis, calculated by multiplying (i) the excess, if any, of the $31.25 per share merger consideration over the respective per share exercise prices of those stock options by (ii) the number of shares of SRA common stock subject to those stock options; (c) the aggregate number of unvested stock options that will vest as of the effective time of the merger, assuming the director or executive officer remains employed by the Company at that date; (d) the value of those unvested stock options on a pre-tax basis, calculated by multiplying (i) the excess, if any, of the $31.25 per share merger consideration over the respective per share exercise prices of those stock options by (ii) the number of shares of SRA common stock subject to those stock options; (e) the aggregate number of shares of SRA common stock subject to vested stock options and unvested stock options for such individual as of the effective time of the merger, assuming the director or executive officer remains employed by the Company at that date; and (f) the aggregate amount of consideration that is expected to be payable in respect of all such stock options in connection with the merger.

The table below does not include shares of SRA common stock subject to outstanding vested and unvested stock options that do not have a corresponding “value” for purposes of the disclosure in this proxy statement due to the per share exercise price of such stock options exceeding the $31.25 per share merger consideration.

			Unvested Stock Options
			That Will Vest as a Result
	Vested Stock Options		of the Merger		Total Stock Options
Name	Shares	Value	Shares	Value	Shares	Value

Executive Officers
Ernst Volgenau	—	—	—	—	—	—
Stanton D. Sloane	215,525	$1,211,359	84,014	$902,399	299,539	$2,113,758
Timothy J. Atkin	54,517	410,027	59,755	736,226	114,272	1,146,253
Richard J. Nadeau	28,050	375,309	61,214	746,414	89,264	1,121,723
Joseph P. Burke	93,919	1,205,613	42,434	467,749	136,353	1,673,362
Jeffrey J. Rydant	6,387	71,343	57,687	637,814	64,074	709,157
Non-Employee Directors
John W. Barter	46,890	625,974	10,650	110,745	57,540	736,719
Larry R. Ellis	8,084	30,247	8,556	95,695	16,640	125,942
Miles R. Gilburne	44,190	472,582	10,650	110,745	54,840	583,328
W. Robert Grafton	2,135	19,557	6,405	58,670	8,540	78,226
William T. Keevan	6,540	38,913	2,180	12,971	8,720	51,884
Michael R. Klein	65,710	1,368,684	10,650	110,745	76,360	1,479,429
Gail R. Wilensky	40,774	8,646	8,556	95,695	49,330	104,341

All executive officers and directors holding stock options, as a group	612,721	$5,838,253	362,751	$4,085,870	975,472	$9,924,122

Treatment of Restricted Stock

As described in “THE MERGER AGREEMENT — Treatment of Common Stock, Stock Options, Restricted Stock Awards and Other Equity Awards”, as of the effective time, each award of restricted stock that is outstanding and unvested immediately prior to the effective time will become fully vested and converted into the right to receive, immediately after the effective time (without interest), a cash payment in an amount equal to the product of (x) the total number of shares of unvested restricted stock and (y) the $31.25 per share merger consideration, less any applicable withholding taxes.

The following table identifies, for each of our directors and executive officers holding restricted stock, the aggregate number of shares of restricted stock as of March 31, 2011, and the pre-tax value of such shares of restricted stock that will become fully vested in connection with the merger as calculated by multiplying the $31.25 per share merger consideration by the number of shares of restricted stock.

	Aggregate Number of
	Shares of	Value of Shares of
Name	Restricted Stock(1)	Restricted Stock

Executive Officers
Ernst Volgenau	—	—
Stanton D. Sloane	10,000	$312,500
Timothy J. Atkin	21,934	685,438
Richard J. Nadeau	11,641	363,781
Joseph P. Burke	16,502	515,688
Jeffrey J. Rydant	19,017	594,281
Non-Employee Directors
John W. Barter	3,275	102,344
Larry R. Ellis	2,496	78,000
Miles R. Gilburne	3,275	102,344
W. Robert Grafton	2,550	79,688
William T. Keevan	740	23,125
Michael R. Klein	3,275	102,344
Gail R. Wilensky	2,496	78,000

All executive officers and directors holding restricted stock, as a group	97,201	$3,037,531

(1)	In the event that the merger is not consummated prior to July 1, 2011, the Company may grant additional restricted stock awards during its fiscal year 2012 under the terms of the merger agreement.

For information on the shares of our common stock beneficially owned by our executive officers and directors, see “COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Transaction Bonuses

Pursuant to the terms of the Company’s Transaction Bonus Policy, on or immediately prior to the completion of the merger, certain employees will receive cash awards, including Dr. Stanton D. Sloane, who will receive an award of $500,000, Timothy J. Atkin, who will receive an award of $100,000, Richard J. Nadeau, who will receive an award of $500,000, and Jeffrey R. Rydant, who will receive an award of $200,000.

Severance Arrangements

Pursuant to the employment agreement we have entered into with Dr. Sloane and the amended employment agreement we have entered into with Mr. Nadeau, they are entitled to specified benefits in the event of termination of or change in employment under specified circumstances, including termination following a change in control of our company. Pursuant to the senior executive retention agreements we have entered into with Messrs. Atkin, Rydant and Burke, these executive officers are entitled to specified benefits in the event of termination of employment under specified circumstances, including termination following a change of control of our company. The change in control benefits have been structured as “double trigger” benefits.

It is expected that, immediately following the merger, the executive officers of the Company immediately prior to the merger will continue to serve in their respective positions and pursuant to their respective employment agreements as the executive officers of the surviving corporation. The executives will receive the following severance benefits only if their employment with us is terminated. Certain of the agreements do provide for special accelerated vesting of certain outstanding equity awards which would not be applicable in connection with a termination of employment in connection with the merger since all outstanding equity awards will become vested and cancelled in exchange for payment of the per share merger consideration in connection with the closing of the merger as described above.

Dr. Stanton D. Sloane.  Pursuant to the employment agreement between us and Dr. Stanton D. Sloane, dated as of May 28, 2010, either we or Dr. Sloane may terminate Dr. Sloane’s employment for any reason at any time, by providing the other party with the requisite notice.

In the event of Dr. Sloane’s termination of employment by us “without cause” (as defined in the employment agreement) or by Dr. Sloane for “good reason” (as defined in the employment agreement) Dr. Sloane is entitled to: (i) all wages earned prior to the termination of employment; (ii) all accrued but unused personal leave; (iii) up to 18 months of Company-paid health, dental, and vision coverage under COBRA, on an after tax basis; (iv) a distribution of all deferred compensation in accordance with the terms of the relevant deferred compensation plan; (v) a lump-sum cash severance payment equal to Dr. Sloane’s annual base salary and target annual bonus; (vi) a prorated annual bonus for the year of termination at our sole discretion, based on the Board’s determination of projected performance; and (vii) immediate vesting of all unvested nonqualified stock options and restricted stock shares. The monthly Company-paid COBRA benefits will be discontinued in the event Dr. Sloane becomes covered under the benefit plans and programs of any subsequent employer. Post-termination payment of cash severance amounts, cash bonus amounts, continuation of Dr. Sloane’s employee benefits, and immediate vesting of all unvested nonqualified stock options and restricted stock shares are contingent upon his execution of an agreement releasing SRA from any and all liability relating to his employment, and his compliance with the confidentiality, non-competition and non-solicitation covenants set forth or incorporated in his employment agreement.

In the event that Dr. Sloane’s employment is terminated by us for cause or by Dr. Sloane without “good reason,” by death, or disability, Dr. Sloane is entitled to: (i) all wages earned prior to the termination of employment; (ii) all accrued but unused personal leave; and (iii) a distribution of all deferred compensation in accordance with the terms of the relevant deferred compensation plan. In addition to the above benefits, in the event of termination due to death or disability, all of Dr. Sloane’s nonqualified stock options and restricted stock shares will vest as of the date of termination. In addition, Dr. Sloane may elect to continue his health coverage under COBRA at his cost.

Pursuant to the terms of his employment agreement, “cause” generally means: (i) a breach of the terms of the employment agreement; (ii) any allegation reasonably determined by the Company to be credible of any act of fraud, embezzlement, misappropriation of assets, or dishonesty; (iii) disloyalty to the Company by knowingly and intentionally aiding a competitor resulting in material harm to the Company; (iv) a knowing violation of any state or federal law that directly relates to the business affairs of the Company; (v) gross negligence in performing duties, conviction of a crime or misdemeanor, any action that harms our reputation or relationship with customers, stockholders or employees; or (vi) the failure to maintain the necessary governmental clearances. “Good reason” generally means: (i) a material diminution in the executive’s duties or responsibilities or (ii) a material change in his principal place of employment such that his commuting distance has increased by more than fifty miles.

The employment agreement provides that upon a change in control, if Dr. Sloane is not offered the position of President and CEO of the resulting or purchasing entity, or the resulting or purchasing entity’s ultimate parent company, then all of Dr. Sloane’s nonqualified stock options and shares of restricted stock will vest as of the effective date of the change in control.

Dr. Sloane’s employment agreement contains customary restrictive covenants, including perpetual confidentiality obligations, a one year non-competition obligation and a two year non-solicitation obligation

Richard J. Nadeau.  Pursuant to the employment agreement between us and Richard J. Nadeau, dated as of May 13, 2009, as amended, Mr. Nadeau’s employment is at will.

In the event of Mr. Nadeau’s termination of employment by us “without cause” (as defined in the employment agreement) or by Mr. Nadeau for “good reason” (as defined in the employment agreement), Mr. Nadeau is entitled to: (i) all wages earned prior to the termination of employment; (ii) all accrued but unused personal leave; (iii) up to 12 months of Company-paid health, dental, and vision coverage under

COBRA; (iv) a distribution of all deferred compensation in accordance with the terms of the relevant deferred compensation plan; (v) a lump-sum cash severance payment equal to Mr. Nadeau’s annual base salary; and (vi) any unpaid annual cash bonuses for the Company’s previous two completed fiscal years. As a condition to entitlement to all of the severance payments, Mr. Nadeau is required to execute and deliver a release to us.

In the event that Mr. Nadeau’s employment is terminated by us for cause or by Mr. Nadeau without “good reason,” by death, or by disability, Mr. Nadeau is entitled to: (i) all wages earned prior to the termination of employment; (ii) all accrued but unused personal leave; and (iii) a distribution of all deferred compensation in accordance with the terms of the relevant deferred compensation plan.

Under the terms of his agreement, “cause” generally means: (i) a breach of the terms of the employment agreement; (ii) any allegation reasonably determined by the Company to be credible of any act of fraud, disloyalty, negligence in performing duties, a crime or misdemeanor, any action that harms our reputation or relationship with customers, stockholders or employees; or (iii) the failure to maintain the necessary governmental clearances. “Good reason” generally means: (i) a material diminution in the executive’s duties or responsibilities or (ii) a material change in Mr. Nadeau’s principal place of employment such that his commuting distance has increased by more than fifty miles.

The employment agreement provides that upon a change in control, if Mr. Nadeau is offered the position having substantially all of the material responsibilities of either the CFO of an entity, or division, of annual revenue size equal or greater than that of the company immediately prior to the change in control; or, as a managerial lead for an operating sector, of annual revenue size roughly comparable to or greater than that of the company immediately prior to the change in control, then eighty percent (80%) of Mr. Nadeau’s unvested nonqualified stock options and shares of restricted stock shall vest as of the date of the change in control. The remaining twenty percent (20%) of such unvested nonqualified stock options and shares of restricted stock shall vest in full on the one year anniversary of the change in control, provided that Mr. Nadeau remains employed by us or our successor. If such conditions are not satisfied, then all of Mr. Nadeau’s nonqualified stock options and shares of restricted stock will vest in full as of the date of the change in control.

On March 23, 2011, the Company entered into Amendment No. 1 to the employment agreement (the “amendment”) with Mr. Nadeau. Pursuant to the terms of the amendment, if Mr. Nadeau’s employment with us is terminated by us without “cause” or by Mr. Nadeau for “CIC good reason” at any time within two years after a change of control, then Mr. Nadeau is entitled to: (i) all wages earned prior to the termination of employment; (ii) all accrued but unused personal leave; (iii) up to 12 months of the Company-paid health, dental, and vision coverage under COBRA, on an after tax basis; (iv) a distribution of all deferred compensation in accordance with the terms of the relevant deferred compensation plan; (v) a lump-sum cash severance payment equal to Mr. Nadeau’s annual base salary and target annual bonus; (vi) a prorated annual target bonus for the fiscal year of termination; provided, however, if the termination occurs prior to January 1, 2012, then Mr. Nadeau will receive an amount equal to the greater of: (y) Mr. Nadeau’s prorated bonus for the 2012 fiscal year or (z) the amount Mr. Nadeau’s target bonus for the 2011 fiscal year exceeds the annual bonus actually paid for the fiscal year ending June 30, 2011; (vii) up to $25,000 annually of outplacement services for a two year period; and (viii) immediate vesting of all unvested nonqualified stock options and shares of restricted stock and the exercise period for such options will be until the earlier of the expiration of such option or six months after Mr. Nadeau’s termination. To the extent required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), a portion of the severance benefits otherwise payable to Mr. Nadeau will be made in installments in accordance with Mr. Nadeau’s employment agreement rather than in a lump sum.

Pursuant to the terms of the amendment, “CIC Good Reason” generally means: (i) a material adverse change in Mr. Nadeau’s title, duties, position, responsibilities or compensation; (ii) the assignment of duties materially inconsistent with Mr. Nadeau’s duties as of immediately prior to a change in control; (iii) a material change in Mr. Nadeau’s principal place of employment such that his commuting distance increases by more than twenty-five (25) miles; (iv) a material breach of the employment agreement by us; or (v) failure by us to obtain written assumption of the employment agreement by a purchaser or successor following a change in control.

Post-termination payment of annual salary, bonus amounts, health benefits and the immediate vesting of all unvested nonqualified stock options and shares of restricted stock are contingent upon Mr. Nadeau’s execution of an agreement releasing us from certain claims related to Mr. Nadeau’s employment. If Mr. Nadeau is terminated under the terms of the amendment, we will continue to pay Mr. Nadeau’s annual base salary during the pendency of a dispute over his termination. Payments to be received by Mr. Nadeau pursuant to the Amendment are subject to reduction to the extent any such payments or benefits constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code.

Mr. Nadeau’s employment agreement contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions. On April 18, 2011, the Company entered into Amendment No. 2 to Mr. Nadeau’s employment agreement, which eliminated Mr. Nadeau’s non-competition covenant upon any termination within two years immediately following a change in control.

Timothy J. Atkin, Jeffrey R. Rydant and Joseph P. Burke.  On March 23, 2011, we entered into a Senior Executive Retention Agreement (a “retention agreement”) with Timothy J. Atkin. On March 24, 2011, we entered into a retention agreement with Jeffrey R. Rydant. On March 28, 2011, we entered into a retention agreement with Joseph P. Burke.

Each retention agreement has an initial effective period of two years and will automatically renew for a two year period on the respective anniversary of the effective date thereafter, unless notice of termination is given by us at least six months prior to such renewal date. Notwithstanding the foregoing, the term of the retention agreement is automatically extended to expire two years after certain triggering events specified in the retention agreement or a change of control.

Pursuant to the terms of the retention agreement, if the executive officer’s employment with us is terminated by us without “cause” or by the executive officer for “good reason” at any time within two years after a change of control, then the executive officer will be entitled to: (i) all wages earned prior to the termination of employment; (ii) all accrued but unused personal leave; (iii) any other amounts required to be paid or provided of which the executive officer is eligible to receive under any plan, program, policy or practice; (iv) a lump-sum cash severance payment equal to the executive officer’s annual base salary and target annual bonus; (v) a prorated annual target bonus for the fiscal year of termination; provided, however, if the termination occurs prior to January 1, 2012, the executive officer will receive an amount equal to the greater of (y) the executive officer’s prorated bonus for the 2012 fiscal year or (z) the amount executive officer’s target bonus for the 2011 fiscal year exceeds the annual bonus actually paid for the fiscal year ending June 30, 2011; (vi) up to $25,000 annually of outplacement services for a two year period; (vii) up to 12 months of Company-paid health, dental, and vision coverage under COBRA, on an after tax basis; and (viii) immediate vesting of all unvested nonqualified stock options and shares of restricted stock, and the exercise period for such options will be until the earlier of the expiration of such option or six months after the executive officer’s termination.

Post-termination payment of base salary, bonus amounts, health benefits and the immediate vesting of all unvested nonqualified stock options and shares of restricted stock are contingent upon the executive officer’s execution of an agreement releasing us from certain claims related to the executive officer’s employment. We will continue to pay the executive officer’s annual base salary during the pendency of a dispute over the executive officer’s termination. Payments to be received by the executive officer pursuant to the retention agreement are subject to reduction to the extent any such payments or benefits constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code.

Under the terms of the retention agreement, “cause” generally means: (i) the willful and continued failure by the executive officer to perform substantially all of his duties with us (other than any such failure resulting from the executive officer’s incapacity due to physical or mental illness), or (ii) the willful engaging by the executive officer in criminal conduct that is materially and demonstrably injurious to us. Under the terms of the retention agreement, “good reason” generally means the following has occurred: (i) a material adverse change in executive officer’s title, duties, position, responsibilities or compensation; (ii) the assignment of duties materially inconsistent with the executive officer’s duties as of the effective date of the retention agreement; (iii) a material change in the executive officer’s principal place of employment such that his or her commuting distance increases by more than twenty-five (25) miles; (iv) a material breach of the retention agreement by us; or (v) failure by us to obtain written assumption of the retention agreement by a purchaser or successor following a change in control.

The retention agreement also contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and non-disparagement provisions.

The following table sets forth an estimate of the potential cash severance payments that would be payable as described above in the event that the employment of an executive officer was terminated without cause or the executive officer resigned for good reason following the merger (assuming, for illustrative purposes, that (1) the executive officer’s employment is terminated on June 30, 2011 and (2) base salaries and target bonuses remain at current levels). The value of any accelerated vesting of equity awards to which any executive officer would otherwise be entitled is not included since all outstanding equity awards will become fully vested and be cashed out in connection with the closing of the merger as described above.

	Cash	Prorated	Accrued	Continuation of
	Severance	Annual Target	but Unused	Health, Dental and	Deferred	Outplacement
Executive Officer	Payment(1)	Bonus(2)	Personal Leave(3)	Vision Coverage(4)	Compensation(3)	Services(5)

Ernst Volgenau	$121,875	—	$58,878	—	—	—
Stanton D. Sloane	1,360,000	$680,000	279,382	$28,140	—	—
Timothy J. Atkin	655,200	291,200	102,471	5,568	$62,838	$25,000
Richard J. Nadeau	767,520	341,120	59,327	16,090	—	25,000
Joseph P. Burke	577,530	256,680	290,067	17,656	—	25,000
Jeffrey J. Rydant	613,800	272,800	90,240	5,568	46,183	25,000

(1)	For Dr. Sloane and Messrs. Atkins, Nadeau, Burke and Rydant, includes a lump-sum cash severance payment equal to annual base salary and target annual bonus. For Dr. Volgenau, the amount represents 26 weeks of severance that would be payable under the Company’s existing severance policy for all employees based on length of service.

(2)	For Dr. Sloane and Messrs. Atkins, Nadeau, Burke and Rydant, represents the amount of the target bonus for the 2011 fiscal year.

(3)	Amounts reflect vested benefits as of March 31, 2011.

(4)	For Dr. Sloane, reflects 18 months of Company paid health, dental and vision coverage under COBRA. For Messrs. Atkins, Nadeau, Burke and Rydant, reflects 12 months of Company paid health, dental and vision coverage under COBRA.

(5)	For Messrs. Atkins, Nadeau, Burke and Rydant, represents an annual payment of $25,000 for outplacement services for a two year period.

No executive officer has the right to be indemnified in the event that payments to him made in connection with the merger result in an excise tax under Section 4999 of the Code. However, to the extent payments are made to an executive officer that would result in an excise tax being payable, the Company would lose a related Federal tax deduction. The Company does not expect that the value of any such lost Federal tax deduction would be material.

Rollover Agreement

Pursuant to the terms of the equity rollover letter, the Volgenau Rollover Trust, a trust controlled by Dr. Volgenau, our chairman of the Board, founder and controlling stockholder, has committed to contribute, immediately prior to the consummation of the merger, an aggregate amount of 4,800,000 shares of our Class B common stock to Holdco (the equivalent of a $150 million investment based upon the per share merger consideration of $31.25) in exchange for (i) certain equity securities of Holdco with an aggregate value (based on the per share merger consideration of $31.25) of $120 million and (ii) a promissory note issued by Holdco in favor of Dr. Volgenau in an original principal amount of $30 million, repayable solely from the proceeds (if any) of certain contemplated subsidiary divestitures by the Company. The principal amount of the promissory note plus accrued and unpaid interest will be due and payable on the later of (i) 10:00 p.m., New York City time, on the date of issuance or (ii) the fifth business day following the Company’s receipt of cash proceeds from the dispositions of all or substantially all of the businesses of two of the Company’s subsidiaries (the “excluded subsidiaries”); provided, that, within one business day of the disposition of either excluded subsidiary, Holdco will prepay the promissory note in part or in full in an amount equal to proceeds received by Holdco, up to a maximum aggregate amount of $30 million plus accrued and unpaid interest. If by its terms the note would be payable in full prior to the effective time of the merger, the Volgenau Rollover Trust may elect to receive, in lieu of cash paid upon maturity of the promissory note, additional equity of Holdco valued at the amount that would have been payable pursuant to the promissory note. Holdco will receive a percentage of equity of Holdco reflecting the ratio of (i) $120 million plus, if the election to receive additional equity is made, the amount that would have been payable pursuant to the promissory note to (ii) the cash contributed to Holdco by the Providence Funds immediately prior to the effective time plus the amount referred to in clause (i).

The shares contributed to Holdco will be cancelled in connection with the merger and will not be entitled to receive any merger consideration upon completion of the merger. The obligations to contribute the shares pursuant to the equity rollover letter are subject to the conditions described under “ — Financing of the Merger — Rollover Financing.” The Company is an express third-party beneficiary of the equity rollover letter and has the right to seek specific performance of the commitment of the Volgenau Rollover Trust under the equity rollover letter under the circumstances in which the Company would be permitted by the merger agreement to obtain specific performance requiring Parent to enforce such commitment. The Volgenau Rollover Trust and Holdco agree that, if the transactions contemplated by the merger agreement are consummated, the Volgenau Rollover Trust and Holdco will enter into a stockholders agreement in the form previously negotiated.

At the closing, the Volgenau Rollover Trust will enter into a stockholders agreement with Holdco and the Providence Funds that will govern the rights and obligations of the parties as holders of equity in Holdco following completion of the merger. Pursuant to the stockholders agreement, immediately following the closing, the board of directors of Holdco will initially consist of three members: Dr. Volgenau, who will be chairman of the board of directors, and two directors designated by the Providence Funds. The stockholders agreement also sets forth certain requirements regarding the voting of the equity of Holdco and certain restrictions on transfers of the equity of Holdco, and provides the Volgenau Rollover Trust with certain information rights, preemptive rights and registration rights with respect to the equity of Holdco. Dr. Volgenau will be compensated as chairman of the board of directors of Holdco at the same level as he is currently compensated for services performed as chairman of the board of directors of SRA.

New Management Incentive Plan and Management Co-Investment Opportunities

Parent has indicated that following the effective time, it is expected that the board of directors of Parent will put in place a new equity incentive plan pursuant to which equity compensation awards will be granted to executive officers and other key employees of the Company and it subsidiaries. As of the date of this proxy statement, the terms and conditions of the equity incentive plan and related grants have not been determined, and no promises or other commitments relating to future equity compensation have been made to any person.

Employee Benefits

The merger agreement requires Parent or the surviving corporation to continue to provide certain compensation and benefits for a period of one year from the consummation of the merger, as well as take certain actions in respect of employee benefits provided to the Company’s employees, including its executive officers. For a more detailed description of these requirements, please see “THE MERGER AGREEMENT — Employee Benefit Matters.”

New Management Arrangements with Executive Officers or Directors

Other than as described above and in the following paragraph, as of the date of this proxy statement, none of the Company’s executive officers or directors has entered into any amendments or modifications to his or her existing employment arrangements with the Company in connection with the merger, nor has any entered into any employment or other agreement with Parent or its affiliates.

As described above, pursuant to a stockholders agreement to be executed by the stockholders of Holdco at the closing, upon consummation of the merger Dr. Volgenau will be the chairman of the board of directors of Holdco following the closing.

Parent has indicated that it or its affiliates may pursue agreements, arrangements or understandings with the Company’s executive officers, which may include cash, stock and co-investment opportunities. Prior to the effective time of the merger and with the prior consent of the special committee, Parent may initiate negotiations of these agreements, arrangements and understandings, and may enter into definitive agreements regarding employment with, or the right to participate in the equity of, the surviving corporation or Parent on a going-forward basis following the completion of the merger. To date, no negotiations or discussions have occurred, and no promises have been made to any person.

Indemnification of Directors and Officers

The Company is organized under the laws of the State of Delaware. Consistent with the DGCL, the Company’s Amended and Restated Certificate of Incorporation provides that, except to the extent prohibited by the DGCL, the Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company. Consequently, no director will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duties as a director, except liability for:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL permits a corporation to include in its charter and bylaw documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law. The Company’s Amended and Restated Certificate of Incorporation provides that the Company will indemnify (a) each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company), by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (all such persons being referred to in this section as an “indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) any indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses (including attorneys’ fees) which the court deems proper.

To the extent that an indemnitee has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he will be indemnified by the Company against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses shall be advanced to an indemnitee at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

The merger agreement provides that the surviving corporation will indemnify and hold harmless (and advance costs and expenses as incurred to), to the fullest extent permitted under applicable law, to each current and former director and officer of the Company against any costs or expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claims, actions, suits or proceedings arising out of or relating to such indemnified parties’ service as an officer or director of the Company or any of its subsidiaries prior to the effective time. In addition, prior to the effective time, the Company will (or if unable to, Parent will cause the surviving corporation to, as of the effective time) obtain and fully pay the premium for the extension of the Company’s current directors’ and officers’ insurance policies and fiduciary liability insurance policies, for a period of not less than six years from and after the effective time and on terms and conditions at least as favorable to those under the existing policies. If the Company and the surviving corporation fail to obtain such “tail” insurance policies as of the effective time, the surviving corporation will maintain in effect the Company’s current directors’ and officers’ liability insurance (or use reasonable best efforts to purchase substitute policies including comparable coverage) covering acts or omissions occurring at or prior to the effective time with respect to those individuals who are currently covered by the Company’s directors’ and officers’ liability insurance policy (and any additional individuals who prior to the effective time become covered) on terms and scope with respect to such coverage, and in amount, at least as favorable to such individuals than those of the policies in effect on March 31, 2011. In no event will the Company or the surviving corporation be required to pay an annual premium for such policies that exceeds 300% of the annual premium paid by the Company as of March 31, 2011 for such insurance policies.

Intent to Vote in Favor of the Merger.

As of June 13, 2011, the record date for the special meeting, our directors (including Dr. Volgenau) and current executive officers owned, in the aggregate,           shares of SRA common stock, or collectively approximately          % of the outstanding shares of SRA common stock and approximately          % of the voting power of the SRA common stock. Our directors and current executive officers have informed us that, as of the date hereof, they intend to vote all of their shares of SRA common stock in favor of the adoption of the merger agreement because they believe that the merger is in the best interests of the Company and its unaffiliated stockholders. See “THE SPECIAL MEETING — Vote Required — Voting and Support Agreement” for a discussion of the Voting and Support Agreement between the Volgenau Filing Persons (other than Sara Volgenau) and Parent.

Dividends

Pursuant to the merger agreement, we are prohibited from declaring any dividends following execution of the merger agreement on March 31, 2011.

Determination of the Per Share Merger Consideration

The per share merger consideration was determined through negotiations between Parent, Merger Sub and the Company (acting through the special committee).

Regulatory Matters

In connection with the merger, we are required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

•	filing the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL after the adoption of the merger agreement by our stockholders; and

•	complying with U.S. federal securities laws.

In addition, under the HSR Act, and the related rules and regulations that have been issued by the Federal Trade Commission (“FTC”), certain transactions having a value above specified thresholds may not be consummated until specified information and documentary material have been furnished to the FTC and the Antitrust Division of the Department of Justice and certain waiting period requirements have been satisfied. The requirements of the HSR Act apply to the acquisition of shares of SRA common stock in the merger.

At any time before or after consummation of the merger, notwithstanding the early termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ, the FTC or state or foreign antitrust and competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of the Company or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

None of the parties is aware of any other required regulatory approvals.

Estimated Fees and Expenses

Estimated fees and expenses to be incurred by us in connection with the merger are as follows:

Amount
Description	(in thousands)

Financing fees and expenses and related professional fees
Financial advisory fee
Legal fees and expenses
Accounting fees and expenses
SEC filing fee	219,313
Printing, proxy solicitation, filing fees and mailing costs
Special committee fees
Miscellaneous

Total fees and expenses

Provisions for Unaffiliated Security Holders

No provision has been made to grant unaffiliated stockholders of the Company access to our corporate files or any other party to the merger or to obtain counsel or appraisal services at our expense or at the expense of any other such party.

Certain Material United States Federal Income Tax Consequences

The following is a general discussion of certain material United States federal income tax consequences of the merger discussed earlier in this proxy statement to holders of our common stock (other than the Volgenau Rollover Trust). This discussion is a summary for general information purposes only and does not consider all aspects of federal taxation that may be relevant to particular holders in light of their individual investment circumstances or to certain types of holders subject to special tax rules, including partnerships, S corporations or other pass-through entities, mutual funds, banks, financial institutions or other financial services entities, broker-dealers, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, retirement plans, individual retirement accounts or other tax-deferred accounts, persons who use or are required to use mark-to-market accounting, persons that hold our common stock as part of a “straddle,” a “hedge,” a “constructive sale” or a “conversion transaction,” persons who receive merger consideration as compensation for services, persons that have a functional currency other than the U.S. dollar, investors in pass-through entities, certain former citizens or residents of the United States and persons subject to the alternative minimum tax, nor does it address any federal non-income, state, local or foreign tax consequences. This summary assumes that holders have held their shares as “capital assets” within the meaning of Section 1221 of the Code. This summary is based on the Code and applicable Treasury Regulations, rulings, administrative pronouncements and decisions, all as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations at any time with possible retroactive effect. This discussion does not address the tax consequences to the Volgenau Rollover Trust in connection with the merger.

The discussion set forth below applies to holders of our common stock who exchange all of their SRA common stock for cash as a result of the merger and who, after the merger, have no direct or indirect interest in us (whether directly or indirectly from any person pursuant to certain tax attribution rules). The tax consequences of the merger may differ for holders who have any direct or indirect interest in us after the merger.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that is:

•	a citizen or individual resident of the United States,

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United States or any political subdivision of the United States,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (1) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock, other than a partnership, that does not qualify as a U.S. Holder under the definition above.

If a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. In this event, you should consult your tax advisor concerning the tax treatment of the merger.

EACH HOLDER OF OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER.

Consequences to U.S. Holders of SRA common stock

A U.S. Holder of SRA common stock that receives cash as a result of the merger will recognize capital gain or loss equal to the amount of cash received (determined before the deduction of any applicable withholding taxes) minus the U.S. Holder’s adjusted tax basis in SRA common stock. Any capital gain or loss recognized by the U.S. Holder will be long-term capital gain or loss if the U.S. Holder held our common stock for more than one year and short-term capital gain or loss otherwise. Gain or loss must be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). A U.S. Holder’s ability to use any capital loss to offset other income or gain is subject to certain limitations.

Consequences to Non-U.S. Holders of SRA common stock

A Non-U.S. Holder that receives cash as a result of the merger generally will not be subject to U.S. federal income taxation unless:

•	gain resulting from the merger is effectively connected with the conduct of a U.S. trade or business;

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the individual’s taxable year of the merger and certain other conditions are satisfied; or

•	we are or have been a U.S. real property holding corporation (“USRPHC”) as defined in Section 897 of the Code at any time within the five-year period preceding the merger, the Non-U.S. Holder owned more than five percent of SRA common stock at any time within that five-year period and certain other conditions are satisfied.

If a Non-U.S. Holder described in the first bullet above is subject to U.S. federal income taxation on the receipt of cash in the merger, the Non-U.S. Holder generally will recognize capital gain or loss equal to the amount of cash received (determined before the deduction of any applicable withholding taxes) minus the Non-U.S. Holder’s adjusted tax basis in SRA common stock. The capital gain or loss will generally constitute long-term capital gain or loss if the Non-U.S. Holder held SRA common stock for more than one year and short-term capital gain or loss otherwise. Gain or loss must be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Any gain recognized by a Non-U.S. Holder generally will be subject to tax in the same manner as if such holder were a U.S. person as defined under the Code. A Non-U.S. Holder that is a corporation may also be subject to an additional 30 percent branch profits tax on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the U.S. business. A Non-U.S. Holder’s ability to use any capital loss to offset other income or gain subject to U.S. federal income taxation is subject to certain limitations.

Unless gain from the sale or disposition of our common stock of an individual who is present in the United States for 183 days or more in the individual’s taxable year of the merger is already subject to tax as effectively connected with the conduct of a U.S. trade or business, the gain of such Non-U.S. Holder who satisfies certain other conditions will be subject to a 30 percent tax on the gross amount of the gain and such Non-U.S. Holder’s ability to use other losses to offset the gain on SRA common stock will be limited.

In general, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” equals or exceeds 50 percent of the sum of the fair market value of its worldwide (domestic and foreign) real property interests and its other assets used or held for use in a trade or business. We believe that as of the effective date of the merger, we will not have been a USRPHC at any time within the five-year period ending on the date hereof.

If a Non-U.S. Holder is eligible for treaty benefits under an income tax treaty entered into by the United States, the Non-U.S. Holder may be able to reduce or eliminate certain of the U.S. federal income taxes discussed above, such as the branch profits tax, and the Non-U.S. Holder may be able to treat gain, even if effectively connected with a U.S. trade or business, as not subject to U.S. federal income taxation provided that the trade or business is not conducted through a permanent establishment located in the United States. Non-U.S. Holders should consult their tax advisors regarding possible relief under an applicable income tax treaty.

Backup Withholding and Information Reporting

A holder of our common stock may be subject to backup withholding with respect to the receipt of cash as a result of the merger unless such holder is exempt from backup withholding and, when required, demonstrates that status, or provides a correct taxpayer identification number on a form acceptable under U.S. Treasury Regulations (generally an IRS Form W-9, W-8BEN or W-8ECI) and otherwise complies with the applicable requirements of the backup withholding rules. We may also be required to comply with information reporting requirements under the Code with respect to the merger. Holders of our common stock should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Any amount withheld under the backup withholding rules of the Code is not an additional tax, but rather may be refunded or credited against the U.S. Holder’s or the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. Holders are advised to consult their tax advisors to ensure compliance with the procedural requirements to avoid backup withholding and, if applicable, to file a claim for a refund of any withheld amounts in excess of the Non-U.S. Holder’s U.S. federal income tax liability.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER.

Accounting Treatment

The merger will be accounted for under the purchase method of accounting. Under purchase accounting principles, we will record as goodwill the excess of the purchase price paid in the merger over the net fair market value allocated to our identifiable assets and liabilities. Included in identifiable assets will be intangible assets of SRA recorded at estimated fair value. This will result in increased amortization charges to our consolidated income over the useful lives of those assets.

Delisting and Deregistration of our Class A common stock

If the merger is completed, the shares of our Class A common stock will be delisted from the NYSE and deregistered under the Exchange Act, and such shares of our Class A common stock will no longer be publicly traded.

Litigation Relating to the Merger

On April 7, 2011, the Southeastern Pennsylvania Transportation Authority filed a lawsuit in the Court of Chancery of the State of Delaware (captioned S.E. Pa. Trans. Auth. v. Volgenau, et. al, Case No. 6354 — VCN (Del. Ch.)) purportedly on behalf of itself and other stockholders of the Company against the Company, the Board of Directors, Providence, Holdco, Parent and Merger Sub. On April 29, 2011, the Southeastern Pennsylvania Transportation Authority filed an amended complaint in the Court of Chancery of the State of Delaware. The amended complaint alleges, among other things, (1) that the Board breached its fiduciary duties by, among other things, failing to take steps to maximize the value of the merger consideration to its public stockholders and conveying substantial payments to existing officers of the Company, Providence, Holdco, Parent and Merger Sub at the unfair expense of the public stockholders and by failing to make certain disclosures, (2) that Dr. Volgenau breached his duty of loyalty and entire fairness in planning, structuring, and timing the merger to benefit himself as well as Providence, Holdco, Parent and Merger Sub, and that Mr. Sloane breached his duty of loyalty and entire fairness by using his position as CEO to encourage and facilitate the buyout, and (3) that Providence, Holdco, Parent and Merger Sub aided and abetted these purported breaches of fiduciary duties. The amended complaint seeks to enjoin consummation of the merger or, in the event the merger is completed, seek to rescind the merger or recover money damages on behalf of the Company’s stockholders caused by the alleged breaches of fiduciary duties.

On April 25, 2011, Andrei Sinioukov filed a lawsuit in the Eastern District of Virginia (captioned Sinioukov v. SRA Int’l, Inc., et al., No. 1:11cv447 (E.D. Va.)) purportedly on behalf of himself and other stockholders of the Company against the Company, the Board of Directors, Providence, Parent and Merger Sub. The complaint alleges, among other things, (1) that the Board breached its fiduciary duties by, among other things, failing to take steps to maximize the value of the merger consideration to its public stockholders and providing inadequate proxy disclosures, (2) that the Company and Providence aided and abetted these purported breaches of fiduciary duties, and (3) that the Board of Directors and Providence made inadequate proxy disclosures under section 14(a) of the Securities Exchange Act of 1934 (and that they are liable under a derivative section 20(a) control person theory).

On Friday, May 20, 2011, the Eastern District of Virginia granted defendants’ motion to stay the Sinioukov case in favor of the substantively identical SEPTA lawsuit pending in the Court of Chancery of the State of Delaware.

The Company and the Board of Directors believe that the claims in these actions are without merit and intend to defend against them vigorously.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Board for use at the special meeting.

Date, Time and Place

We will hold the special meeting at           a.m., local time, on          , 2011, at          . Seating will be limited to stockholders. Admission to the special meeting will be on a first-come, first-served basis. If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Stockholders owning stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Purpose of the Special Meeting

Stockholders will be asked to consider and vote upon the following proposals at the special meeting:

•	Adoption of the merger agreement (see “THE MERGER AGREEMENT”);

•	Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

•	Any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

A copy of the merger agreement is attached as Annex A to this proxy statement.

Recommendation of Our Board of Directors and Special Committee

The Board, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, deemed it advisable and in the best interests of the Company and our stockholders (other than the Volgenau Filing Persons) that the Company enter into the merger agreement and recommended that the Company’s stockholders adopt the merger agreement at the special meeting. The Board recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” any proposal to adjourn the special meeting.

Record Date; Stockholders Entitled to Vote; Quorum

Only holders of record of SRA common stock at the close of business on June 13, 2011, the record date, are entitled to notice of and to vote at the special meeting. On the record date, there were           shares of Class A common stock outstanding and entitled to vote at the special meeting and held of record by           holders of record, and           shares of Class B common stock outstanding and entitled to vote at the special meeting and held of record by           holders of record. Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of Class A common stock and holders of Class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our offices located at 4300 Fair Lakes Court, Fairfax, Virginia 22033.

Shares of SRA common stock represented by proxies reflecting abstentions and properly executed broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker, bank or other nominee does not vote on a particular matter because such broker, bank or other nominee does not have the discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees will not have discretionary voting power with respect to the proposal to adopt the merger agreement. A quorum will be present at the special meeting if the holders of a majority of the shares of SRA common stock outstanding and entitled to vote on the record date are present, in person or by proxy. In the event that a quorum is not present, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required

Adoption of the Merger Agreement

The adoption of the merger agreement by our stockholders requires the affirmative vote of (a) the holders of a majority of the outstanding shares of SRA common stock entitled to vote on such matter and (b) the holders of a majority of the outstanding shares of Class A common stock (excluding all such shares beneficially owned, directly or indirectly, by Dr. Volgenau) entitled to vote on such matter.

Failure to vote your shares of SRA common stock and broker non-votes will each have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Approval of the Adjournment of the Special Meeting

The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of at least of a majority of the shares of SRA common stock present and entitled to vote at the special meeting as of the record date, whether or not a quorum is present.

Failure to vote your shares of SRA common stock and broker non-votes will each have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting.

Voting and Support Agreement

Dr. Ernst Volgenau has, together with each of the other Volgenau Filing Persons (other than Sara Volgenau), executed a voting and support agreement with Parent, pursuant to which such Volgenau Filing Persons have agreed to vote 113,514 shares of our Class A common stock and 11,702,469 shares of our Class B common stock owned by them in the aggregate (constituting approximately 20% of the aggregate number of outstanding shares of SRA common stock, representing approximately 71% of the aggregate voting power of the outstanding shares of SRA common stock, on the date we signed the merger agreement) in favor of the adoption of the merger agreement at the special meeting. See “SPECIAL FACTORS — Interests of the Company’s Directors and Executive Officers in the Merger.”

Stock Ownership and Interests of Certain Persons

As of June 13, 2011, the record date for the special meeting, our directors (including Dr. Volgenau) and current executive officers beneficially owned, in the aggregate,           shares of SRA common stock, or collectively approximately          % of the outstanding shares of SRA common stock and approximately          % of the aggregate voting power of the outstanding shares of SRA common stock. Our directors and current executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of SRA common stock in favor of the adoption of the merger agreement.

Certain members of our management and the Board have interests that may be different from, or in addition to, those of our stockholders generally. For more information, please read “SPECIAL FACTORS — Interests of the Company’s Directors and Executive Officers in the Merger.”

Voting Procedures

Ensure that your shares of SRA common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares of SRA common stock are registered in the name of a broker, bank or other nominee: check the voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares of SRA common stock are voted at the special meeting.

If your shares of SRA common stock are registered in your name: submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of SRA common stock can be voted at the special meeting.

Instructions regarding telephone and Internet proxies are included on the proxy card.

The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the merger agreement and the proposal to adjourn the special meeting, if necessary and appropriate, to solicit additional proxies.

For additional questions about the merger, assistance in submitting proxies or voting shares of SRA common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact:
SRA INTERNATIONAL, INC.
4300 Fair Lakes Court
Fairfax, Virginia 22033
Attention: Corporate Secretary
Telephone: (703) 803-1500

Voting by Proxy or in Person at the Special Meeting

Holders of record can ensure that their shares of SRA common stock are voted at the special meeting by completing, signing, dating and delivering the enclosed proxy card in the enclosed postage-paid envelope. Submitting by this method or by telephone or the Internet as described below will not affect your right to attend the special meeting and to vote in person. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares of SRA common stock are held in “street name” by a broker, bank or other nominee and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of those shares of SRA common stock authorizing you to vote at the special meeting.

If you submit a proxy for your shares of SRA common stock, your shares will be voted at the special meeting as you indicated on your proxy card or Internet or telephone proxy. If no instructions are indicated on your signed proxy card, all of your shares of SRA common stock will be voted “FOR” the adoption of the merger agreement and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF SRA COMMON STOCK PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-PAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

Electronic Voting

Our holders of record and many stockholders who hold their shares of SRA common stock through a broker, bank or other nominee will have the option to submit their proxy cards or voting instruction cards electronically by telephone or the Internet. Please note that there are separate arrangements for submitting a proxy by telephone and Internet depending on whether your shares of SRA common stock are registered in our records in your name or in the name of a broker, bank or other nominee. If you hold your shares of SRA common stock through a broker, bank or other nominee, you should check your voting instruction card forwarded by your broker, bank or other nominee to see which options are available.

Please read and follow the instructions on your proxy card or voting instruction card carefully.

Other Business

We do not expect that any matter other than (a) the proposal to adopt the merger agreement and (b) the proposal to approve of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, will be brought before the special meeting. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Revocation of Proxies

Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the special meeting. A stockholder of record may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting a proxy by mail, the Internet or telephone with a later date or by appearing at the special meeting and voting in person. A stockholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares of SRA common stock are held in street name, you must contact your broker, bank or other nominee to revoke your proxy.

Rights of Stockholders Who Object to the Merger

Stockholders are entitled to statutory appraisal rights under Delaware law in connection with the merger. This means that you are entitled to have the value of your shares of SRA common stock determined by the Court of Chancery of the State of Delaware, and to receive payment based on that valuation instead of receiving the merger consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the merger agreement and you must NOT vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See “APPRAISAL RIGHTS” and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex D to this proxy statement.

Solicitation of Proxies

This proxy solicitation is being made by the Company on behalf of the Board and will be paid for by the Company. In addition, we have retained Georgeson Inc. to assist in the solicitation. We will pay Georgeson Inc. approximately $8,500.00 plus out-of-pocket expenses for its assistance. The Company’s directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. The Company will also request brokers, banks and other nominees to forward proxy solicitation material to the beneficial owners of shares of SRA common stock that the brokers, banks and other nominees hold of record. Upon request, the Company will reimburse them for their reasonable out-of-pocket expenses.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Georgeson Inc. at (888) 565-5190.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs this merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement. As the surviving corporation, the Company will continue to exist following the merger.

The board of directors of the surviving corporation will, from and after the effective time, consist of the directors of Merger Sub immediately prior to the effective time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the surviving corporation will, from and after the effective time, be the officers of the Company immediately prior to the effective time until their successors have been duly appointed and qualified or until their earlier death, resignation or removal.

At the effective time, the certificate of incorporation and bylaws of the surviving corporation will be amended in their entirety to be in the form of the certificate of incorporation and bylaws attached as Exhibits A and B, respectively, to the merger agreement, until amended in accordance with their terms or by applicable law.

Closing and Effective Time of the Merger

The closing of the merger (which we refer to as the “closing”) will take place at (a) the second business day following the date on which the last of the conditions to closing (described under “THE MERGER AGREEMENT — Conditions to the Merger”) have been satisfied or waived (to the extent permitted by applicable law) (other than the conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at the closing); provided, that if the marketing period (as summarized below) has not ended at such time, the closing will instead take place on the earlier to occur of (i) a business day during the marketing period specified by Parent on no less than two business days’ prior written notice to the Company and (ii) the second business day immediately following the final day of the marketing period (subject, in each case, to the satisfaction or waiver (to the extent permitted by applicable law) of the conditions to closing (other than the conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at the closing) on such date), or (b) at such other date as agreed to in writing by Parent, Merger Sub and the Company.

The effective time will occur as soon as practicable on the date of the closing upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as the Company, Parent and Merger Sub may agree and specify in the certificate of merger).

Marketing Period

The marketing period is the first period of 20 consecutive business days commencing after the date of the merger agreement and throughout which (A) Parent shall have received certain financial statements, pro forma financial statements, and other financial data, audit reports and financial information relating to the Company and its subsidiaries of the type that would be required by the applicable SEC requirements for registered public offerings of non-convertible debt securities and such other pertinent and customary information regarding the Company and its subsidiaries as may be reasonably requested by Parent, to the extent the same is of the type and form customarily included in a Rule 144A offering memorandum for private placements of non-convertible high yield debt securities, and meets certain other requirements (which information we refer to as the “required information”), (B) the mutual closing conditions to the obligations of each of the parties (described under “THE MERGER AGREEMENT — Conditions to the Merger”) have been satisfied (other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at the closing) and (C) nothing has occurred and no condition exists that would cause any of the closing conditions to the obligations of Parent and Merger Sub (described under “THE MERGER AGREEMENT — Conditions to the Merger”) not to be satisfied if the closing were to occur at any time during such 20 consecutive business day period.

The marketing period is subject to early termination on the date upon which the debt financing is obtained. If the marketing period has not ended on or prior to August 14, 2011, then the marketing period will not commence prior to September 7, 2011. The marketing period will not commence, and will not be deemed to have commenced, if, before the completion of the marketing period, (i) the Company’s auditors have withdrawn any audit opinion with respect to certain financial statements of the Company, and in which case the marketing period will not be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to the Company’s consolidated financial statements for the applicable period(s) by the Company’s auditors or another independent public accounting firm reasonably acceptable to Parent, (ii) the required information would not comply with the relevant requirements at any time during the marketing period, in which case the marketing period will be deemed not to commence until the required information is compliant with such requirements, and the conditions described in (A) and (B) above are fulfilled, (iii) the Company publicly announces any intention to restate any financial information included in the required information or that any such restatement is under consideration, in which case the marketing period will be deemed not to commence until the first day on which such restatement has been completed and the relevant reports have been amended or the Company has determined that no restatement is required, and the conditions described in (A) and (B) above are fulfilled, (iv) the Company has been delinquent in filing any Annual Report on Form 10-K or Quarterly Report on Form 10-Q or any other material filing required by the SEC, in which case the marketing period will not be deemed to commence unless and until, at the earliest, all such delinquencies have been cured, or (v) if the Company has received any material accounting comments from the staff of the SEC on its Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q, as such may be amended, the marketing period will be deemed not to commence, at the earliest, unless and until all such material accounting comments have been satisfactorily resolved with the SEC staff.

If the Company in good faith reasonably believes that the marketing period has begun (i.e., that it has delivered the required information and that such required information complies with the relevant requirements), it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Company will be deemed to have complied with clause (A) above and the marketing period will be deemed to have begun on the date of such notice, unless Parent in good faith reasonably believes that the marketing period has not begun and that the Company has not satisfied such requirements and, within three business days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity what required information the Company has not delivered or does not otherwise meet the requirements).

Treatment of Common Stock, Stock Options, Restricted Stock Awards and Other Equity Awards

Common Stock

At the effective time, each share of SRA’s common stock issued and outstanding immediately prior thereto (other than excluded shares described in this subsection) will convert into the right to receive the $31.25 per share merger consideration. SRA common stock owned by the Company as treasury stock or owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent (including any shares contributed to Holdco by the Volgenau Rollover Trust) will be canceled without payment of consideration. SRA common stock owned by any of the Company’s wholly owned subsidiaries will, at the election of Parent, either convert into stock of the surviving corporation or be canceled without payment of consideration. SRA common stock owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL will be canceled without payment of consideration and such stockholders will instead be entitled to the appraisal rights provided under the DGCL as described under “APPRAISAL RIGHTS.” For a discussion of the treatment of shares of SRA common stock held, directly or indirectly, by Dr. Volgenau, see “SPECIAL FACTORS — Interests of the Company’s Directors and Executive Officers.”

Stock Options

As of the effective time, each stock option to purchase shares of Class A common stock (each such option, a “stock option”) that is outstanding and unexercised immediately prior to the effective time (whether vested or unvested) will become fully vested and converted into the right to receive, immediately after the effective time (without interest), a cash payment in an amount equal to the product of (x) the total number of the shares of Class A common stock then issuable upon exercise of such stock option, and (y) the excess, if any, of (A) the $31.25 per share merger consideration over (B) the exercise price per share subject to the stock option, less any applicable withholding taxes. All such stock options shall automatically cease to exist, and each holder of a stock option shall cease to have any rights with respect thereto, except the right to receive the payments described in this subsection.

Restricted Stock Awards

As of the effective time, each award of restricted stock (each such award, a “restricted stock award”) that is outstanding and unvested immediately prior to the effective time will become fully vested and converted into the right to receive, immediately after the effective time (without interest), a cash payment in an amount equal to the product of (x) the total number of shares of the Company’s Class A common stock subject to such restricted stock award and (y) the $31.25 per share merger consideration, less any applicable withholding taxes. All such restricted stock awards shall automatically cease to exist, and each holder of a restricted stock award shall cease to have any rights with respect thereto, except the right to receive the payments described in this subsection.

Employee Stock Purchase Plan

The Company is required to take actions to ensure that (i) no new offering period with respect to the Company’s 2004 Employee Stock Purchase Plan, referred to herein as the “ESPP”, is commenced on or after July 1, 2011, (ii) no new participants may join the offering period in existence under the ESPP on or after the date of the merger agreement, and (iii) no participant may increase the amount of his or her salary deferrals with respect to any such offering period(s). All outstanding purchase rights under the ESPP will be automatically exercised, in accordance with the terms of the ESPP, at the end of the offering period that begins on or about April 1, 2011, and the Company will terminate the ESPP with such purchase. To the extent that the closing occurs prior to the end of the offering period beginning on or about April 1, 2011, the Company will establish a new exercise date with respect to the ESPP for the current offering period thereunder, which will be the business day immediately prior to the anticipated closing date.

Exchange and Payment Procedures

Prior to the effective time, Parent will designate a bank or trust company reasonably acceptable to the Company to act as the paying agent for the per share merger consideration (which we refer to as the “paying agent”). At or prior to the effective time, Parent will deposit, or will cause to be deposited, with the paying agent an amount in cash sufficient for the paying agent to make payment of the aggregate per share merger consideration to the holders of shares of SRA common stock. If at any time the cash amount deposited with the paying agent is insufficient to make the aggregate payments of the per share merger consideration, Parent will, or will cause the surviving corporation to, promptly deposit such additional cash amounts in immediately available funds as is necessary to ensure that the aggregate cash amount deposited with the paying agent is maintained at a level sufficient for the paying agent to make such aggregate payments.

Promptly (but in any event within two business days) after the effective time, each record holder of shares of common stock will be sent a letter of transmittal describing how it may exchange its shares of common stock for the per share merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the per share merger consideration until you surrender your stock certificate or certificates along with a duly completed and executed letter of transmittal to the paying agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the certificate is properly endorsed and the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

No interest will be paid or accrued on the cash payable as the per share merger consideration as provided above. Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share merger consideration. Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.

From and after the effective time, there will be no transfers on the stock transfer books of the surviving corporation of shares of SRA common stock that were outstanding immediately prior to the effective time. If, after the effective time, any person presents to the surviving corporation, Parent or the paying agent any certificates or any transfer instructions relating to shares canceled in the merger, such person will be given a copy of the letter of transmittal and told to comply with the instructions in that letter of transmittal in order to receive the cash to which such person may be entitled.

Any portion of the cash deposited with the paying agent to make the payment of the aggregate per share merger consideration that remains unclaimed by former record holders of common stock for one year after the effective time will be delivered to the surviving corporation. Record holders of common stock who have not complied with the above-described exchange and payment procedures will thereafter only look to the surviving corporation for payment of the per share merger consideration. None of the surviving corporation, Parent, the paying agent or any other person will be liable to any former record holders of common stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

If you have lost a stock certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by the surviving corporation, post a bond in a customary amount as indemnity against any claim that may be made against it with respect to such stock certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Financing Covenant; Company Cooperation

Parent and Merger Sub will use their reasonable best efforts to obtain the equity and debt financing for the merger on the terms and conditions described in the equity commitment letter and the debt commitment letter (together, the “Financing Letters”) and to obtain the equity rollover contribution by the Volgenau Rollover Trust on the terms of the equity rollover letter and will not permit any amendment or modification to be made to the Financing Letters or the equity rollover letter, or any waiver of any provision or remedy thereunder, if such amendment, modification or waiver would, or would reasonably be expected to, (A) reduce the aggregate amount of the financing contemplated by the Financing Letters (unless the equity rollover contribution by the Volgenau Rollover Trust is increased by the corresponding amount) or, with respect to the equity rollover letter, reduce the amount of SRA common stock to be contributed (unless the amount of financing contemplated by the Financing Letters is increased by the corresponding amount) or (B) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the financing or the equity rollover contribution, or otherwise expand, amend or modify any other provision of the Financing Letters or the equity rollover letter, in a manner that would reasonably be expected to (x) materially delay or prevent the closing date or (y) make the timely funding of the financing contemplated by the Financing Letters or the equity rollover contribution contemplated by the equity rollover letter (or, in each case, the satisfaction of the conditions thereto) materially less likely to occur.

Parent and Merger Sub will use their reasonable best efforts to:

•	maintain in effect the Financing Letters and the equity rollover letter;

•	negotiate and enter into definitive agreements with respect to the debt commitment letter and any related letters, on the terms and conditions contained therein;

•	satisfy on a timely basis all conditions to funding in the Financing Letters and the definitive agreements related thereto and the equity rollover letter and to consummate the financing contemplated by the Financing Letters and the equity rollover contribution contemplated by the equity rollover letter at or prior to the closing, including using reasonable best efforts to cause the lenders and the other persons committing to fund the financing or make the equity rollover contribution to fund the financing and make the equity rollover contribution;

•	enforce their respective rights under the Financing Letters and the equity rollover letter; and

•	comply with their respective obligations under the Financing Letters and the equity rollover letter.

Parent and Merger Sub have agreed to keep the Company informed on a reasonably current basis and in reasonable detail with respect to the status of the debt financing and to give the Company prompt notice (i) of any breach or default (or any circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to the Financing Letters, the equity rollover letter or any definitive agreements related thereto, (ii) of the receipt of any written notice or other written communication from a financing source with respect to any breach, default, termination or repudiation by, or material dispute or disagreement between or among, any party to the Financing Letters, the equity rollover letter or any definitive agreements related thereto or (iii) if at any time for any reason, Parent and Merger Sub believe in good faith that it will not be able to obtain all or any portion of the financing or the equity rollover contribution on the terms and conditions, in the manner or from the sources contemplated by the Financing Letters, or the definitive agreements related thereto, or the equity rollover letter. Subject to limited exceptions, if any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt commitment letter, Parent will use its reasonable best efforts to arrange and obtain alternative financing on terms and conditions not less favorable in the aggregate to Parent and Merger Sub than those contained in the debt commitment letter and in an amount at least equal to the debt financing or such unavailable portion thereof.

The obtaining of the financing contemplated by the Financing Letters and the equity rollover contribution contemplated by the equity rollover letter, or any alternative financing, is not a condition to the consummation of the merger. Neither Parent nor Merger Sub will be required to (i) bring any enforcement action against any source of the equity financing to enforce its respective rights under the equity commitment letter or against the Volgenau Rollover Trust to enforce its rights under the equity rollover letter except that Parent shall seek to enforce, including by bringing suit for specific performance, the equity commitment letter and the equity rollover letter if and only if the Company seeks and is granted a decree of specific performance of the obligation to consummate the merger after all conditions to the granting thereof as set forth in the merger agreement have been satisfied, (ii) seek the equity financing or the equity rollover contribution from any source other than those counterparty to, or in any amount in excess of that contemplated by, the equity commitment letter and the equity rollover letter, as applicable, or (iii) pay any fees in excess of those contemplated by the Financing Letters (whether to secure waiver of any conditions contained therein or otherwise).

The Company, subject to certain limitations, will use its reasonable best efforts to, and will cause its subsidiaries to use their reasonable best efforts to, provide to Parent and Merger Sub, and to cause its representatives to provide, all cooperation reasonably requested by Parent to assist Parent in causing the conditions in the debt commitment letter to be satisfied or as is necessary or reasonably requested by Parent in connection with the arrangement of the debt financing or any permitted alternative financing, including:

•	participating in a customary and reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies;

•	providing customary authorization letters to the debt financing sources;

•	assisting with the preparation of materials for rating agency presentations, offering documents, bank information memoranda and similar documents required in connection with the debt financing;

•	executing and delivering customary pledge and security documents and customary closing certificates and documents as may be reasonably requested by Parent or the debt financing sources (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the debt financing and accountants’ comfort letters, as reasonably requested by Parent) and otherwise reasonably facilitating the pledging of collateral, and the granting of security interests;

•	furnishing the required information;

•	cooperating with Parent and Parent’s efforts to obtain customary and reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance (including providing reasonable access to Parent and its representatives to all owned or leased real property) as reasonably requested by Parent;

•	executing, delivering and entering into immediately prior to the effective time one or more securities purchase agreements, credit agreements, indentures, notes and guarantees on terms satisfactory to Parent in connection with the debt financing;

•	reasonably facilitating the pledging or the reaffirmation of the pledge of collateral (including obtaining and delivering of pay-off letters and other cooperation in connection with the repayment or other retirement of existing indebtedness and the release and termination of any and all related liens) on or prior to the closing date;

•	delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full on the closing, of all indebtedness;

•	taking all corporate and other actions, subject to the occurrence of the closing, reasonably requested by Parent to (A) permit the consummation of the debt financing, (B) the distribution or payment of the proceeds of the debt financing, if any, obtained by any subsidiary of the Company to the surviving corporation, and (C) cause the direct borrowing or incurrence of all of the proceeds of the debt financing, including any high yield debt financing, by the surviving corporation or any subsidiary of the Company at or immediately following the effective time; and

•	furnishing Parent and its financing sources promptly with all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Parent shall promptly, upon request by the Company, reimburse the Company for all documented reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of its affiliates in connection with such cooperation and shall indemnify and hold harmless the Company, its affiliates and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with their cooperation with the arrangement of the debt financing or the provision of any information used in connection therewith, except with respect to any information provided in writing specifically for such use by the Company or any of its affiliates.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company, Parent and Merger Sub to each other as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement (including the disclosure schedules delivered by the parties in connection therewith). In addition, some of those representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters as facts. The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things:

•	due organization, existence, good standing and authority to carry on the Company’s businesses;

•	the Company’s capitalization, the absence of preemptive or other similar rights or any debt securities that give its holders the right to vote with the Company’s stockholders and the absence of encumbrances on the Company’s ownership of the equity interests of its subsidiaries;

•	the Company’s corporate power and authority to execute and deliver, to perform its obligations under and to consummate the transactions under the merger agreement, and the enforceability of the merger agreement against the Company;

•	the declaration of advisability of the merger agreement and the merger by the special committee and by the Board, and the approval of the merger agreement and the merger by the Board;

•	the absence of violations of, or conflicts with, the governing documents of the Company and its subsidiaries, applicable law and certain agreements as a result of the Company entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

•	the required vote of the Company’s stockholders to adopt the merger agreement;

•	governmental consents and approvals;

•	the Company’s SEC filings since July 1, 2009 and the financial statements included therein;

•	compliance with the Sarbanes-Oxley Act of 2002 and the listing and corporate governance rules and regulations of the NYSE;

•	the Company’s disclosure controls and procedures and internal controls over financial reporting;

•	the absence of certain undisclosed liabilities since December 31, 2010;

•	the absence of a Company “material adverse effect” (as defined below) and the absence of certain other changes or events since June 30, 2010;

•	the conduct of business in accordance with the ordinary course consistent with past practice since June 30, 2010;

•	the absence of legal proceedings and governmental orders against the Company or its subsidiaries;

•	employee benefits plans;

•	compliance with applicable laws, licenses and permits;

•	environmental matters;

•	tax matters;

•	intellectual property;

•	real property;

•	material contracts and the absence of any default under, or termination of, any material contract;

•	labor relations and employment matters;

•	insurance policies;

•	the receipt of an opinion from the special committee’s financial advisor;

•	the absence of any undisclosed broker’s or finder’s fees;

•	government contracts;

•	export controls;

•	affiliate transactions; and

•	acknowledgment as to absence of any other representations and warranties.

Many of the Company’s representations and warranties are qualified as to, among other things, “materiality” or “Company Material Adverse Effect.” For purposes of the merger agreement, a “Company Material Adverse Effect” means any fact, circumstance, change, event, development, occurrence or effect that (i) has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, properties, assets or results of operations of the Company and its subsidiaries taken as a whole or (ii) would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by the merger agreement; provided that none of the following, and no effect arising out of or resulting from the following, shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or may, would or could occur:

•	any facts, circumstances, changes, events, occurrences or effects generally affecting (A) the principal industries in which the Company and its subsidiaries operate or (B) the economy, credit or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates (in each case to the extent such changes, events, occurrences or effects do not have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, in relation to other persons operating in the principal industries in which the Company and its subsidiaries operate); or

•	any facts, circumstances, changes, events, occurrences or effects, arising out of, resulting from or attributable to:

•	changes in law, in applicable regulations of any governmental entity, in generally accepted accounting principles or in accounting standards (or authoritative interpretation or enforcement thereof), to the extent such changes, events, occurrences or effects do not have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, in relation to other persons operating in the principal industries in which the Company and its subsidiaries operate,

•	other than for purposes of certain representations and warranties and the closing condition relating thereto, the public announcement of the merger agreement or the consummation of the merger or the other transactions contemplated by the merger agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation relating to the merger agreement, the merger or the other transactions contemplated by the merger agreement,

•	acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, to the extent such changes, events, occurrences or effects do not have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, in relation to other persons operating in the principal industries in which the Company and its subsidiaries operate,

•	pandemics, earthquakes, hurricanes, tornados or other natural disasters, to the extent such changes, events, occurrences or effects do not have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, in relation to other persons operating in the principal industries in which the Company and its subsidiaries operate,

•	any action taken by the Company or its subsidiaries that is required by the merger agreement or taken at Parent’s written request,

•	any change or announcement of a potential change in the Company’s credit ratings,

•	any decline in the market price, or change in trading volume, of any capital stock of the Company, or

•	any failure to meet any internal or public projections, forecasts or estimates of revenue, earnings, cash flow or cash position;

provided that, in certain of the foregoing cases, the underlying cause of any decline, change or failure referred to above may be taken into account in determining whether a “Company Material Adverse Effect” has occurred.

The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

•	their due organization, existence and good standing;

•	their corporate power and authority to execute and deliver, to perform their obligations under and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against them;

•	the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

•	governmental consents and approvals;

•	the absence of legal proceedings against Parent and Merger Sub;

•	delivery of true, complete and correct copies of the equity commitment letter, the debt commitment letter, and the equity rollover letter and the absence of any amendments or modifications thereto;

•	the absence of any side letters or other agreements to which Parent or its affiliates are a party relating to the equity or debt financing or the equity rollover contribution;

•	sufficiency of funds in the financing contemplated by the equity commitment letter, the debt commitment letter and the equity rollover letter, subject to certain exceptions;

•	the absence of any reason to believe that Parent will be unable to timely satisfy any conditions to the equity or debt financing contained in the Financing Letters to be satisfied by Parent;

•	validity and enforceability of the equity commitment letter, the debt commitment letter, and the equity rollover letter, the lack of any default thereunder and the absence of contingencies related to the funding of the financing and the equity rollover contribution, in each case other than as set forth therein;

•	the execution and the validity and enforceability of a limited guarantee by the Providence Funds of certain obligations of Parent and the lack of any default thereunder;

•	capitalization of Merger Sub, Parent ownership of Merger Sub and the operations of Merger Sub;

•	solvency of the surviving corporation immediately following consummation of the merger;

•	the absence of certain agreements or compensation or equity arrangements;

•	the absence of any undisclosed broker’s or finder’s fees; and

•	acknowledgement as to the absence of any other representations and warranties, including with respect to any estimates, forecasts, projections, forward-looking statements or business plans provided by the Company.

Many of the Parent’s and Merger Sub’s representations and warranties are qualified as to, among other things “materiality” or “Parent Material Adverse Effect.” For purposes of the merger agreement, “Parent Material Adverse Effect” means any fact, circumstance, change, event or occurrence that would prevent or materially delay the performance by Parent or Merger Sub of its obligations under the merger agreement or the consummation by Parent and Merger Sub of the transactions contemplated thereby on a timely basis.

The representations and warranties in the merger agreement of each of the Company, Parent and Merger Sub will terminate upon the consummation of the merger or the termination of the merger agreement pursuant to its terms.

Conduct of Our Business Pending the Merger

Under the merger agreement, the Company has agreed that, subject to certain exceptions in the merger agreement and disclosure schedules delivered by the Company in connection with the merger agreement, between the date of the merger agreement and the effective time, unless Parent gives its prior written consent (which cannot be unreasonably withheld, delayed or conditioned) or as otherwise required by applicable law, the Company and its subsidiaries will cause their businesses to be conducted in the ordinary course and, to the extent consistent therewith, the Company and its subsidiaries will use their reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with governmental entities, customers, suppliers, and other entities with whom they have material business relationships.

Subject to certain exceptions set forth in the merger agreement and disclosure schedules the Company delivered in connection with the merger agreement, unless Parent consents in writing (which consent cannot be unreasonably withheld, delayed or conditioned) or as otherwise required by applicable law, the Company and its subsidiaries are not permitted to, among other things:

•	make changes to the organizational documents of the Company or its subsidiaries;

•	merge or consolidate the Company or any of its subsidiaries with any other person;

•	make any acquisition (whether by merger, consolidation, or acquisition of stock or assets) of any interest in any person or any division or assets thereof other than (A) acquisitions in the ordinary course of business with a value or purchase price in the aggregate not in excess of $2.0 million in any transaction or series of related transactions, or (B) acquisitions pursuant to contracts in effect as of the date of the merger agreement;

•	issue, sell, pledge, grant, transfer, encumber or otherwise dispose of any shares of capital stock of the Company or any of its subsidiaries, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of the Company or any of its subsidiaries (other than (A) the issuance of shares of Class A common stock upon the settlement of stock options or restricted stock awards, (B) in satisfaction of obligations pursuant to contracts or plans existing as of the date of the merger agreement, (C) by a wholly-owned subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company, (D) the issuance of equity awards as otherwise permitted by the merger agreement or (E) the issuance of shares of Class A common stock pursuant to the terms of a permitted ESPP offering);

•	make any loans, advances (other than pursuant to government contracts in the ordinary course of business) or capital contributions to or investments in any person (other than the Company or any direct or indirect wholly-owned subsidiary of the Company) in excess of $2.0 million in the aggregate;

•	declare, set aside, establish a record date for, make or pay any dividend or other distribution (whether payable in cash, stock, property or otherwise) with respect to any of its capital stock (except dividends paid by any direct or indirect wholly-owned subsidiary to the Company or to any other direct or indirect wholly-owned subsidiary);

•	reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than the acquisition of any shares of Class A common stock tendered by current or former employees or directors in order to pay taxes in connection with the settlement of stock options or restricted stock awards and other than in connection with a customary cashless exercise of stock options);

•	incur or enter into any agreement to incur any indebtedness for borrowed money or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person (other than the Company or any direct or indirect wholly-owned subsidiary of the Company) for borrowed money, except to fund operations in the event the U.S. Congress allows for a lapse in federal agencies’ authority to appropriate funds or curtails funding for nonessential activities in certain federal agencies or departments under the Company’s existing revolving credit facility in an aggregate amount not to exceed the maximum amount authorized under that agreement at any time to be outstanding;

•	except in the ordinary course of business or for expenditures related to operational emergencies, make or authorize any capital expenditure in excess of $2.0 million in the aggregate;

•	settle or compromise any litigation, claim or other proceeding against the Company or any of its subsidiaries other than settlements or compromises where the amounts paid by the Company or any of its subsidiaries in settlement or compromise do not exceed $2.0 million, in the aggregate (provided that the Company or any of its subsidiaries will not be permitted to settle any litigation, claim or other proceeding that would impose material restrictions or changes on the business or operations of the Company or any of its subsidiaries);

•	transfer, sell, lease, license, mortgage, pledge, surrender, abandon or allow to lapse or expire or otherwise dispose of, or grant any lien other than any permitted lien on, any material amount of assets, rights (including intellectual property), properties, product lines or businesses of the Company or its subsidiaries, other than (A) in the ordinary course of business, (B) pursuant to contracts existing as of the date of the merger agreement or (C) transactions solely among the Company and/or its wholly-owned subsidiaries;

•	except to satisfy contractual obligations pursuant to contracts, or as required under plans existing as of the date of the merger agreement, the Company shall not, and shall not permit any of its subsidiaries to, (A) grant, pay or commit to grant or pay any material severance or termination pay, (B) enter into any employee benefit plan or arrangement with any director or executive officer of the Company,

(C) adopt any new employee benefit plan or arrangement or amend, modify or terminate any existing plan or ERISA plan in a manner that materially increases the cost associated with such plan or ERISA plan, (D) make any new equity awards to any current or former director, executive officer, employee or consultant of the Company or any of its subsidiaries, (E) otherwise increase or commit to increase any compensation or employee benefits payable to any director, officer or employee of the Company or any of its subsidiaries or (F) fund or in any way secure any payments or benefits under any employee benefit plan;

•	adopt or enter into a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation or other reorganization of the Company or any of its subsidiaries (other than the merger);

•	(A) modify, amend or terminate any material contract other than (1) in the ordinary course of business consistent with past practice or (2) modifications or amendments which are immaterial, or (B) enter into any new contract or agreement that, if entered into prior to the date of the merger agreement, would have been characterized as a material contract, other than in the ordinary course of business consistent with past practice;

•	except as may be required by a change in GAAP or applicable law, make any material change in its financial accounting principles, policies, or practices;

•	(A) make any tax election or take any position on a tax return filed on or after the date of the merger agreement or adopt any method therein that is inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods unless such position, election or method is pursuant to applicable law or the Code, (B) enter into any settlement or compromise of any tax liability, (C) file any amended tax return that would result in a change in tax liability, taxable income or loss, (D) change any annual tax accounting period, (E) enter into any closing agreement relating to any tax liability, or (F) give or request any waiver of a statute of limitation with respect to any tax return, other than any such election, settlement, amended tax return or other foregoing action if all such actions, in the aggregate, would not reasonably be expected to result in a cost to the Company and its subsidiaries in excess of $500,000; or

•	agree, authorize or commit to do any of the foregoing.

Solicitation of Acquisition Proposals

Until 12:01 a.m., New York City time, on April 30, 2011, the Company was permitted to:

•	initiate, solicit and encourage any inquiry or the making of acquisition proposals, including by providing access to non-public information pursuant to acceptable confidentiality agreements; and

•	engage in, enter into, continue or otherwise participate in any discussions or negotiations with any person with respect to any acquisition proposal, or otherwise cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any acquisition proposals.

From and after 12:01 a.m., New York City time, on April 30, 2011, the Company was required to immediately cease and terminate all discussions or negotiations with any persons that may be ongoing with respect to any acquisition proposals, except that the Company was permitted to continue or engage in the aforementioned activities with third parties that contacted the Company and made an alternative acquisition proposal prior to April 30, 2011 that the Board determined constituted or could reasonably be expected to lead to a superior proposal (each, an “excluded party”). Except as expressly permitted under the merger agreement or as may relate to an excluded party, from and after 12:01 a.m., New York City time, on April 30, 2011 and until the effective time or, if earlier, the termination of the merger agreement, the Company and its subsidiaries may not, and the Company shall instruct and use reasonable best efforts to cause its representatives not to:

•	initiate, solicit or knowingly encourage any inquiry or the making of any acquisition proposals;

•	engage in, enter into, continue or otherwise participate in discussions or negotiations with any person with respect to, or provide any non-public information or data relating to, any acquisition proposal;

•	enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an acquisition proposal;

•	grant any waiver, amendment or release under any standstill or confidentiality agreement or any takeover statute, or

•	otherwise knowingly facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt by any person to make an acquisition proposal.

At any time from and after 12:01 a.m., New York City time, on April 30, 2011 and prior to the time the Company’s stockholders approve the adoption of the merger agreement, if the Company receives an unsolicited, bona fide written acquisition proposal from any person, the Company and its representatives may provide information (including non-public information and data) regarding, and afford access to, the business, properties, assets, books, records and personnel of, the Company and its subsidiaries in response to a request therefor by such person pursuant to an acceptable confidentiality agreement and engage in, enter into, continue or otherwise participate in any discussions or negotiations with such person with respect to such acquisition proposal, if:

•	the Board determines in good faith (after consultation with outside legal counsel) that (A) failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties to stockholders under applicable law and (B) based on the information then available and after consultation with its financial advisor and outside legal counsel, that such acquisition proposal either constitutes a superior proposal or would reasonably be expected to result in a superior proposal; and

•	the Company gives written notice to Parent of any such determination by the Board.

Except as permitted by the terms of the merger agreement described below, the Company has agreed in the merger agreement that the Board will not (i) change, withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Board’s recommendation that our stockholders adopt the merger agreement at the special meeting (the “Board Recommendation”) or fail to include the Board Recommendation in the proxy statement (any of the foregoing, a “Change in Recommendation”), (ii) authorize, adopt, approve, recommend or declare advisable, or propose to authorize, adopt, approve, recommend or declare advisable (publicly or otherwise), an acquisition proposal, or (iii) cause or permit the Company to enter into any alternative acquisition agreement or other such definitive documentation.

Prior to the time the Company’s stockholders adopt the merger agreement, the Board may (x) if an event, fact, development or occurrence that affects the business, assets or operations of the Company that was unknown to the Board as of the date of the merger agreement becomes known to the Board (an “Intervening Event”), effect a Change of Recommendation, or (y) if the Company receives a written acquisition proposal that the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a superior proposal, approve, recommend or declare advisable, and authorize the Company to enter into an alternative acquisition agreement with respect to, such superior proposal and terminate the merger agreement pursuant to the applicable provisions thereof. However, prior to taking such action, the Company must comply with the following in the case of either of clause (x) or (y) above:

•	the Board determines in good faith, after consultation with outside legal counsel, that failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to stockholders under applicable law and the Company shall have complied with all of its obligations under the merger agreement relating to acquisition proposals;

•	the Company provides prior written notice to Parent, at least four business days in advance, that it intends to effect a Change of Recommendation or terminate the merger agreement in accordance with the applicable provisions thereof, which notice shall specify the basis for the Change of

Recommendation or termination and, in the case of a superior proposal, the identity of the party making such superior proposal and the material terms thereof and include copies of all relevant documents relating to such superior proposal;

•	after providing such notice and prior to effecting a Change of Recommendation or terminating the merger agreement, the Company has negotiated, and has caused its representatives to negotiate, with Parent and Merger Sub in good faith during such four business day period (to the extent Parent desires to negotiate) to make applicable adjustments in the terms and conditions of the merger agreement as would permit the Board not to effect a Change of Recommendation or terminate the merger agreement as a result of the superior proposal; and

•	following the end of such four business day period, the Board must have considered in good faith any proposed revisions to the merger agreement offered in writing by Parent and must have determined that the superior proposal would still constitute a superior proposal if such revisions were given effect (provided, that in the event of any material revisions to the acquisition proposal that the Board has determined to be a superior proposal, the Company will be required to deliver a new written notice to Parent in respect of such modified acquisition proposal and to again comply with the foregoing requirements with respect to the new written notice, except that the applicable time periods for these purposes will be reduced to two business days from the four business day period otherwise contemplated) or that such revisions would not affect the Board’s determination of the need for a Change of Recommendation in response to the Intervening Event.

Nothing in the provisions of the merger agreement relating to acquisition proposals prevents the Company from (i) complying with its disclosure obligations under applicable law with respect to an acquisition proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or any similar communication or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act or any similar communication; provided that any such disclosure (other than a “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed a Change of Recommendation unless the Board expressly reaffirms the Board Recommendation within four business days following Parent’s request to do so.

In this proxy statement, we refer to (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving more than 20% of the total voting power of the capital stock, or more than 20% of the consolidated assets, of the Company or (ii) any other proposal or offer which, if consummated, would result in a direct or indirect acquisition of more than 20% of the total voting power of the capital stock, or more than 20% of the consolidated assets, of the Company, in each case other than the transactions contemplated by the merger agreement, as an “acquisition proposal.”

In this proxy statement, we refer to any bona fide written acquisition proposal (with the percentages set forth in the definition of such term changed from 20% to 50%) that is not solicited or received in violation of the Company’s contractual obligations under the merger agreement and that the Board has determined in its good faith judgment, after consultation with outside legal counsel and its financial advisor, is (i) reasonably likely to be consummated in accordance with its terms, and (ii) if consummated, would be more favorable to the Company’s stockholders (excluding the Volgenau Filing Persons) than the merger and the other transactions contemplated by the merger agreement, taking into account at the Board’s discretion and without limitation, (a) all financial considerations, (b) the identity of the person making such acquisition proposal, (c) the anticipated timing, conditions and prospects for completion of such acquisition proposal, (d) the other terms and conditions of such acquisition proposal and the implications thereof on the Company, including all relevant legal, regulatory and financial aspects of such acquisition proposal and the Person making the proposal, and (e) any other aspects of such acquisition proposal deemed relevant by the Board, as a “superior proposal.”

Stockholders Meeting

Unless the merger agreement is terminated, the Company is required to take all reasonable action necessary to convene a meeting of its stockholders within 35 days after the mailing of this proxy statement for the purpose of obtaining the stockholder approval required by the merger agreement. The Company may adjourn or postpone the stockholders meeting (i) with the consent of Parent; (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Company has determined in good faith is necessary under applicable law and for such disclosure to be disseminated and reviewed by the stockholders prior to the stockholders meeting or (iii) if as of the time for which the stockholders meeting is originally scheduled there are insufficient shares of common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the stockholders meeting. Subject to the provisions of the merger agreement discussed above under “THE MERGER AGREEMENT — Solicitation of Acquisition Proposals”, the Board will recommend adoption of the merger agreement by the stockholders and will take all reasonable lawful action to obtain the stockholder approval required by the merger agreement.

Filings; Other Actions; Notification

The Company, Parent and Merger Sub will use their respective reasonable best efforts to take all actions and do all things necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement (together, such transactions are referred to herein as the “transactions”), including preparing and filing promptly and fully all documentation to effect all necessary filings, notices and other documents.

The Company and/or Parent have agreed, subject to certain exceptions, to:

•	use its reasonable best efforts to make all registrations, filings, notifications and submissions (i) that are required to be submitted to the Defense Security Service of the United States Department of Defense or any other United States Cognizant Security Agency in respect of the transactions in accordance with Paragraph 2-302(b) of the NISPOM; and (ii) that are required to be submitted to the United Stated Department of State Directorate of Defense Trade Controls in respect of the transactions in accordance with the ITAR;

•	to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions as promptly as practicable and each party will use its reasonable best efforts to take or cause to be taken all actions necessary, including to comply promptly and fully with any requests for information from regulatory governmental entities, to obtain any clearance, waiver, approval or authorization, or expiration or termination of the applicable waiting periods relating to the HSR Act or other applicable regulatory law that is necessary to enable the parties to consummate the transactions;

•	(i) furnish the other party with such necessary information and reasonable assistance as such other party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental authority in connection with the transactions, including any filings necessary or appropriate under the provisions of any regulatory law, (ii) to the extent practicable, promptly notify the other party of any material communication received by such party from the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other governmental authority, (iii) to the extent reasonably practicable, consult with the other party with respect to information relating to the other parties and their respective subsidiaries that appears in any filing made with any third party and/or any governmental authority and (iv) unless required by applicable law, not agree to participate in any meeting with any governmental authority in respect of any filings, investigation or other inquiry with respect to the merger agreement and the transactions unless it consults with the other party in advance and, to the extent permitted by such governmental authority, give the other party the opportunity to attend and participate thereat, in each case to the extent practicable;

•	to cooperate and provide such reasonable assistance as may be reasonably required in the event that any governmental authority requires a novation of any government contract and to the extent any government contract or government bid requires notification to a governmental authority with respect to the execution of the merger agreement or the consummation of the merger and the transactions, the Company will use its reasonable best efforts to make all such notifications as promptly as practicable; and

•	give each other the opportunity to participate in the defense, settlement or prosecution of any litigation relating to the transactions; provided that (i) neither the Company nor any of its subsidiaries or representatives will compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such litigation or consent to the same unless Parent has consented in writing and (ii) after receipt of the approval of the Company’s stockholders, the Company will, if requested by Parent, use its reasonable best efforts to settle any unresolved litigation relating to the transactions in accordance with Parent’s direction, provided that any such settlement shall be conditioned on the consummation of the merger.

In order to ensure that no governmental authority enters any order, decision, judgment, decree, ruling, injunction (preliminary or permanent), or establishes any law, rule, regulation or other action preliminarily or permanently restraining, enjoining or prohibiting the consummation of the merger, or to ensure that no governmental authority with the authority to clear, authorize or otherwise approve the consummation of the merger, fails to do so by October 14, 2011, Parent and Merger Sub have agreed to take any and all action necessary, including:

•	selling or otherwise disposing of, or holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses of the Company or its subsidiaries;

•	terminating existing relationships, contractual rights or obligations of the Company or its subsidiaries;

•	terminating any venture or other arrangement;

•	creating any relationship, contractual rights or obligations of the Company or its subsidiaries; or

•	effectuating any other change or restructuring of the Company or its subsidiaries;

and, in each case, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with any governmental entity in connection with any of the foregoing, and by consenting to such action by the Company, provided, in each case, that any such action shall be conditioned upon consummation of the merger (each of the foregoing actions, a “divestiture action”). In the event that any action is threatened or instituted challenging the merger as violative of any pre-merger notification requirement or other regulatory law, Parent will take all action necessary, including any divestiture action, to avoid or resolve such action. Notwithstanding the foregoing, in no event will Parent or Merger Sub be required to take any action, including any divestiture action, that would reasonably be expected to result in a material adverse effect on the financial condition, business, properties, assets or results of operations of the Company and its subsidiaries, taken as a whole. If any divestiture action agreed to by Parent requires action by or with respect to the Company or its subsidiaries or its or their respective businesses or assets, and such action would constitute a breach of the merger agreement, Parent has agreed to consent to the taking of any such action by the Company or any of its subsidiaries, and any such action may, at the discretion of the Company, be conditioned upon the consummation of the merger.

The Company has also agreed, if applicable, to cooperate with and provide reasonable assistance to Parent in Parent’s efforts to obtain from the Defense Security Service approval to operate the business of the Company from and after the closing pursuant to a foreign ownership, control or influence mitigation arrangement in accordance with the NISPOM.

Employee Benefit Matters

Parent has agreed that it will, and will cause the surviving corporation after the completion of the merger to:

•	for a period of not less than one year following the closing date, provide each employee of the Company or one of its subsidiaries, while employed by the surviving corporation or one of its subsidiaries, with compensation and benefits that are no less favorable in the aggregate to the compensation and benefits provided to such employee as of March 31, 2011 (other than (i) equity compensation, (ii) any compensation or benefits triggered in whole or in part by the consummation of the merger and the other transactions contemplated by the merger agreement and (iii) cash incentives in respect of the surviving corporation’s fiscal year beginning on July 1, 2012) (provided that nothing above will prohibit the surviving corporation from terminating the employment of any Company employee);

•	cause any benefit plan in which the Company’s employees or the employees of its subsidiaries are eligible to participate in following the effective time to credit all years of service by such employees for purposes of vesting, eligibility to participate and level of benefits to the extent such years of service were credited under one of the Company’s comparable employee benefit plans, subject to certain exceptions;

•	cause any employee benefit plan in which the Company’s employees or the employees of its subsidiaries are eligible to participate in following the effective time to (i) waive any waiting period requirements and (ii) waive any pre-existing condition limitations or any eligibility requirements, in each case to the same extent waived under comparable benefit plans prior to the commencement of coverage of such new plans; and

•	cause any eligible expenses paid by the Company’s employees with respect to benefit plans in effect immediately prior to the effective time for purposes of satisfying any deductible, co-insurance or maximum out-of-pocket limitations, to be taken into account with respect to plans provided by Parent or the surviving corporation following the effective time as if such amounts were paid in accordance with the benefit plans provided by Parent or the surviving corporation following the effective time.

Conditions to the Merger

The respective obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or written waiver on or prior to the date of closing of the following mutual conditions:

•	the merger agreement must have been duly adopted by the affirmative vote of (i) the holders of a majority of the outstanding shares of SRA common stock entitled to vote on such matter and (ii) the holders of a majority of the outstanding shares of Class A common stock entitled to vote on such matter (excluding all such shares beneficially owned, whether directly or indirectly, by Dr. Volgenau), in each case outstanding and entitled to vote at the special meeting (which condition may not be waived by any party);

•	the waiting period (and any extension thereof) applicable to the merger under the HSR Act shall have been terminated or shall have expired; and

•	no law, injunction, judgment or ruling enacted, promulgated, issued, entered or enforced by any governmental authority shall be in effect enjoining, restraining or prohibiting consummation of the merger or making the consummation of the merger illegal.

The obligations of Parent and Merger Sub to effect the merger are further subject to the satisfaction or waiver by Parent at or prior to the effective time of the following additional conditions:

•	the representations and warranties of the Company set forth in the merger agreement regarding: (i) the Company’s capitalization must be true and correct in all material respects as of the date of the merger agreement and as of the closing as if made at such time, (ii) the Company’s organization, standing and power, the Company’s corporate authority and approval to enter into the merger agreement, the absence of any Company Material Adverse Effect since June 30, 2010, and the absence of any undisclosed broker’s or finder’s fees must be true and correct as of the date of the merger agreement and as of the closing as if made at such time, and (iii) the other representations and warranties of the Company (other than those set forth in (i) and (ii) above) must be true and correct as of the date of the merger agreement and as of the closing as if made at such time without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the defined term “Company Material Adverse Effect,” except, in the case of this clause (iii) where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Company Material Adverse Effect; provided that representations and warranties made as of a specific date (whether referred to in clause (i), (ii) or (iii) above) shall be required to be so true and correct (subject to such qualifications) as of such date only, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

•	the Company has performed in all material respects all obligations required to be performed by the Company under the merger agreement at or prior to the effective time, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect

•	the Company shall have delivered to Parent a properly completed and executed certificate to the effect that the Common Stock is not a U.S. real property interest (such certificate in the form required by Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)); and

•	since the date of the merger agreement, there shall not have occurred “Company Material Adverse Effect.”

The Company’s obligation to effect the merger is subject to the satisfaction or waiver by the Company at or prior to the effective time of the following additional conditions:

•	each of the representations and warranties of Parent and Merger Sub set forth in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing as if made at such time (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date) without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the defined term “Parent Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect; and

•	each of Parent and Merger Sub has performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the date of the closing, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect.

Neither Parent and Merger Sub nor the Company may rely on the failure of any condition to their respective obligations to effect the closing to be satisfied if such failure was caused by such party’s failure to comply with its obligations under the merger agreement.

Termination

The Company and Parent may, by mutual written consent duly authorized by each of their respective boards of directors, terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after the adoption of the merger agreement by the Company’s stockholders.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

by either Parent or the Company, if:

•	the merger has not been consummated by October 14, 2011, whether such date is before or after the approval of the Company’s stockholders is obtained (but this right to terminate will not be available to a party if the failure to consummate the merger prior to October 14, 2011 was primarily due to the failure of such party to perform any of its obligations under the merger agreement);

•	any injunction, judgment, decree or ruling by any governmental authority permanently enjoining, restraining or prohibiting consummation of the merger has become final and non-appealable; or

•	the stockholder approvals shall not have been obtained at the stockholders meeting duly convened for such purposes or at any adjournment or postponement thereof.

by Parent, if:

•	the Board shall have made a Change of Recommendation, provided that Parent’s right to terminate the merger agreement pursuant to this provision will expire at 5:00 p.m. (New York City time) on the tenth business day following the date on which such right to terminate first arose (such a termination, a “Parent Termination for Change of Recommendation”); or

•	at any time prior to the effective time, there has been a breach of any representation, warranty, covenant or agreement made by the Company in the merger agreement, which breach (i) would give rise to the failure of a condition to the Parent or Merger Sub’s obligation to effect the merger and (ii) cannot be cured by October 14, 2011 or, if capable of being cured, shall not have been cured within 30 calendar days following receipt by the Company of written notice from Parent of such breach (or such shorter period of time that remains between the date of receipt of such written notice and October 14, 2011)(such a termination, a “Parent Termination for Breach”); provided, that Parent shall not have the right to terminate if either Parent or Merger Sub is then in material breach of any of their representations, warranties, covenants or other agreements under the merger agreement and such breach would result in the conditions to the Company’s obligations to effect the merger not being satisfied.

by the Company, if:

•	at any time prior to the receipt of the stockholder approval, (i) the Board has authorized the Company to enter into an alternative acquisition agreement with respect to a superior proposal and the Company will enter into such an alternative acquisition agreement concurrently with such termination, (ii) the Company has complied in all material respects with the requirements described under “THE MERGER AGREEMENT — Solicitation of Acquisition Proposals” above and (iii) prior to or concurrently with such termination, the Company pays the termination fee described under “THE MERGER AGREEMENT — Termination Fees and Reimbursement of Expenses” below (such a termination, a “Company Termination for an Alternative Transaction”);

•	at any time prior to the effective time, there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in the merger agreement, which breach (i) would give rise to the failure of a condition to the Company’s obligation to effect the merger and (ii) cannot be cured by October 14, 2011 or, if capable of being cured, shall not have been cured within 30 calendar days following receipt by the Parent or Merger Sub of written notice from the Company of such breach (or such shorter period of time that remains between the date of receipt of such written notice and October 14, 2011)(such a termination, a “Company Termination for Breach”); provided that, the Company shall not have the right to terminate if it is then in material breach of any of its representations, warranties, covenants or other agreements under the merger agreement and such breach would result in the conditions to Parent’s and Merger Sub’s obligations to effect the merger not being satisfied; or

•	after the marketing period has ended, (i) all of the conditions to Parent’s and Merger Sub’s obligation to effect the merger (other than those conditions that by their terms are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing) have been satisfied, (ii) the Company has irrevocably confirmed by written notice to Parent that it is ready, willing and able to consummate the closing, (iii) Parent and Merger Sub fail to consummate the merger on the closing date in accordance with the terms of the merger agreement, and (iv) the Company has delivered to Parent written notice at least one business day prior to such termination stating the Company’s intention to terminate the merger agreement pursuant to this provision and the basis for such termination (such a termination, a “Company Termination for Failure to Close”).

Termination Fees and Reimbursement of Expenses

The Company is required to pay Parent a termination fee if:

•	(i) (x) a Parent Termination for Breach has occurred or (y) the merger agreement has been terminated by either the Company or Parent as a result of the merger not being consummated prior to October 14, 2011 or because the approval of stockholders was not obtained at the stockholders meeting (each described under “THE MERGER AGREEMENT — Termination” above), and (ii) any person shall have publicly made an acquisition proposal after the date of the merger agreement but prior to the date of the stockholders meeting, and (iii) within 12 months of the date the merger agreement is terminated as described herein, a transaction in respect of any acquisition proposal is consummated or the Company shall have entered into any acquisition proposal (in each case, whether the acquisition proposal made prior to the stockholders meeting or a different acquisition proposal) that is later consummated (provided that for purposes of this clause (iii) the references to “20%” in the definition of “acquisition proposal” shall be deemed to be references to “50%”);

•	a Company Termination for an Alternative Transaction has occurred; or

•	a Parent Termination for Change of Recommendation has occurred.

The termination fee to be paid to Parent by the Company will be (i) $28.2 million in the event that a Company Termination for an Alternative Transaction has occurred with respect to an excluded party and (ii) $47.0 million in all other circumstances.

In the event of a Company Termination for Breach or a Company Termination for Failure to Close, Parent is required to pay the Company a termination fee of $112.9 million (the “Parent Fee”).

The Guarantors have agreed, pursuant to the limited guarantee, severally and not jointly to guarantee the obligation of Parent to pay the Parent Fee and to reimburse certain costs and expenses incurred by the Company, its affiliates and their respective representatives in connection with their cooperation with respect to the arrangement of the debt financing.

Expenses

Unless otherwise contemplated by the merger agreement, whether or not the merger is consummated, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses. The surviving corporation will pay all costs and expenses incurred, including those of the paying agent, in connection with the payment and exchange of merger consideration and effecting the merger.

Remedies

The Company’s right to receive the Parent Fee (including its rights to enforce the Limited Guarantee) and certain reimbursement and indemnification payments from Parent will be, subject to certain rights to equitable relief, including specific performance, described below, the sole and exclusive remedy of the Company and its subsidiaries and stockholders against Parent, Merger Sub or the Guarantors, the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, stockholders, assignees of Parent, Merger Sub or the Guarantors, any source of financing or any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing in respect of the merger agreement, any agreement executed in connection therewith, including the Financing Letters and the Limited Guarantee, and the transactions contemplated thereby, and upon payment of such amounts, no such related party shall have any further liability or obligation to the Company relating to or arising out of the merger agreement, any agreement executed in connection therewith, including the Financing Letters and the Limited Guarantee, and the transactions contemplated thereby.

Parent’s receipt of the termination fee from the Company will be, subject to certain rights to equitable relief, including specific performance, described below, the sole and exclusive remedies of Parent, Merger Sub, the Guarantors and their respective affiliates against the Company, its subsidiaries or any of their respective affiliates and any of the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing in respect of the merger agreement, any agreement executed in connection therewith, including the Financing Letters and the Limited Guarantee, and the transactions contemplated thereby, and upon payment of such amounts, none of the Company parties shall have any further liability or obligation to Parent or Merger Sub relating to or arising out of the merger agreement, any agreement executed in connection therewith, including the Financing Letters and the Limited Guarantee, and the transactions contemplated thereby.

Under no circumstances will:

•	the Company be entitled to monetary damages in excess of the amount of the Parent Fee (and certain reimbursement and indemnification payments from Parent),

•	Parent, Merger Sub or the Guarantors be entitled to monetary damages in excess of the amount of the termination fee (other than in respect of an intentional breach by the Company of the restrictions on solicitation of acquisition proposals),

•	either party be required to pay the termination fee or the Parent Fee, as the case may be, on more than one occasion, despite the fact that such fee may be payable under more than one provision of the merger agreement at the same or at different times and upon the occurrence of different events, or

•	either party be entitled to seek or obtain any other damages of any kind against the other party, including consequential, special, indirect or punitive damages for, or with respect to, the merger agreement, any agreement executed in connection therewith, and the transactions contemplated thereby (including, any breach by a party), the termination of the merger agreement, the failure to consummate the transactions contemplated by the merger agreement or any claims or actions under applicable law arising out of any such breach, termination or failure; provided, that no party will not be limited in its right to seek specific performance of the merger agreement prior to its termination in accordance with its terms.

The parties are entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which they are entitled under the merger agreement. However, the Company shall have the right to seek specific performance of Parent’s obligation to cause the equity rollover contribution to be made and the equity financing to be funded in order to fund and consummate the merger if the following conditions have been satisfied: (i) all of the mutual conditions to closing and all of the conditions to the obligations of Parent and Merger Sub have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the closing, each of which is capable of being satisfied at the closing), (ii) the debt financing has been funded or will be funded at the closing if the equity financing is funded and the equity rollover contribution is made at the closing, (iii) Parent and Merger Sub fail to complete the closing in accordance with the terms of the merger agreement and (iv) the Company has irrevocably confirmed in a written notice to Parent that if specific performance is granted and the equity financing and debt financing are funded and the equity rollover contribution is made, then the closing will occur. Under no circumstances will the Company be entitled to enforce or seek to enforce specifically Parent’s obligation to cause the equity rollover contribution to be made and the equity financing to be funded or to complete the merger if the debt financing has not been funded (or will not be funded at the closing even if the equity financing is funded at the closing and the equity rollover contribution is made at the closing).

Indemnification; Directors’ and Officers’ Insurance

The merger agreement provides that the surviving corporation will indemnify and hold harmless (and advance costs and expenses as incurred to), to the fullest extent permitted under applicable law, each current and former director and officer of the Company against any costs or expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claims, actions, suits or proceedings arising out of or relating to such indemnified parties’ service as an officer or director of the Company or any of its subsidiaries prior to the effective time. In addition, prior to the effective time, the Company will (or if unable to, Parent will cause the surviving corporation to, as of the effective time) obtain and fully pay the premium for the extension of the Company’s current directors’ and officers’ insurance policies and fiduciary liability insurance policies, for a period of not less than six years from and after the effective time and on terms and conditions at least as favorable to those under the existing policies. If the Company and the surviving corporation fail to obtain such “tail” insurance policies as of the effective time, the surviving corporation will maintain in effect the Company’s current directors’ and officers’ liability insurance (or use reasonable best efforts to purchase substitute policies including comparable coverage) covering acts or omissions occurring at or prior to the effective time with respect to those individuals who are currently covered by the Company’s directors’ and officers’ liability insurance policy (and any additional individuals who prior to the effective time become covered) on terms and scope with respect to such coverage, and in amount, at least as favorable to such individuals than those of the policies in effect on March 31, 2011. In no event will the Company or the surviving corporation be required to pay an annual premium for such policies that exceeds 300% of the annual premium paid by the Company as of March 31, 2011 for such insurance policies.

If the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions will be made so that the successors and assigns of the surviving corporation are contractually obligated to assume all of the foregoing indemnification and insurance obligations.

The present and former directors and officers of the Company will have the right to enforce the provisions of the merger agreement relating to their rights of indemnification.

Access

Subject to certain exceptions and limitations, the Company will afford Parent, Merger Sub and their respective representatives reasonable access during normal business hours to the Company’s officers, employees, agents, properties, books, contracts and records and will furnish or cause to be furnished to Parent information concerning its business, personnel, assets, liabilities and properties as Parent, Merger Sub or their respective representatives may reasonably request.

Modification or Amendment

At any time prior to the effective time, the merger agreement may be amended or supplemented in any and all respects, whether before or after receipt of the stockholder approval, by written agreement of the parties hereto by action taken by their respective boards of directors (in the case of the Company, acting upon recommendation of the special committee). However, following the receipt of the stockholder approval, the parties may not amend or supplement the provisions of the merger agreement which by law would require further approval by the stockholders of the Company without such approval.

COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain data with respect to those persons known by the Company to be the beneficial owners of more than 5% of the issued and outstanding shares of SRA common stock as of June 13, 2011 the record date of the special meeting.

	Number of Shares		Class
	Beneficially Owned(1)		Owned (%)		Percentage
	Class A	Class B	Class A	Class B	of Total
Name and Address of Beneficial Owner	Common Stock	Common Stock	Common Stock	Common Stock	Voting Power

Artisan Partners Holdings LP(2)	2,474,153	—	5.3%	—	1.5%
875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202
BlackRock, Inc.(3)	3,153,319	—	6.7	—	1.9
40 East 52nd Street New York, NY 10022
Janus Capital Management LLC(4)	4,060,407	—	8.7	—	2.5
151 Detroit Street Denver, CO 80206
Royce & Associates LLC(5)	3,962,695	—	8.5	—	2.4
745 Fifth Avenue New York, NY 10151
Vaughan Nelson Investment Management, L.P.(6)	2,526,826	—	5.4	—	1.5
600 Travis, Suite 6300 Houston, TX 77002

(1)	The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after June 13, 2011 through the exercise of any stock option or other right.

(2)	Based on information furnished to the SEC in a Schedule 13G/A jointly filed on February 14, 2011, by Artisan Partners Holdings LP (“Artisan Holdings”), Artisan Investment Corporation (“Artisan Corp.”), Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investments GP LLC (“Artisan Investments”), ZFIC, Inc. (“ZFIC”), Andrew A. Ziegler and Carlene M. Ziegler. Artisan Holdings, a registered investment adviser, is the sole limited partner of Artisan Partners, a registered investment adviser. Artisan Investments is the general partner of Artisan Partners. Artisan Corp. is the general partner of Artisan Holdings. ZFIC is the sole stockholder of Artisan Corp. and Mr. Ziegler and Ms. Ziegler are the principal stockholders of ZFIC. Of the shares reported, each of Artisan Holdings, Artisan Partners, Artisan Corp., Artisan Investments, ZFIC, Mr. Ziegler and Ms. Ziegler reported that they had shared voting power over 2,370,553 shares and shared dispositive power over 2,474,153 shares.

(3)	Based on information furnished to the SEC in a Schedule 13G/A filed on February 8, 2011, BlackRock, Inc., a parent holding company, had sole voting and dispositive power over (and beneficially owned) 3,153,319 shares.

(4)	Based on information furnished to the SEC in a Schedule 13G/A filed on February 14, 2011, Janus Capital Management LLC (“Janus Capital”) reports shared voting and dispositive power over (and beneficially owned) 4,060,407 shares. The Schedule 13G/A states that Janus Capital has a direct 94.5% ownership stake in INTECH Investment Management (“INTECH”) and a direct 77.8% ownership stake in Perkins Investment Management LLC (“Perkins”). Due to such ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes of the Schedule 13G/A. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Perkins may be deemed to be the beneficial owner of 4,060,407 shares of Class A common stock held by such Managed Portfolios. However, Perkins does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The Managed Portfolios have the right to receive all dividends from, and the proceeds from the sale of, the securities held in their respective accounts. The interest of one person, Perkins Mid Cap Value Fund, an investment company registered under the Investment Company Act of 1940, in Class A Common Stock amounted to 2,600,000 shares. These shares were acquired in the ordinary course of business, and not with the purpose of changing or influencing control of the Company.

(5)	Based on information furnished to the SEC in a Schedule 13G/A filed on January 24, 2011. According to the Schedule 13G/A, Royce & Associates, LLC has sole voting and dispositive power with respect to 3,962,695 shares.

(6)	Based on information furnished to the SEC in a Schedule 13G/A filed on February 14, 2011, Vaughan Nelson Investment Management, L.P. (“Vaughan Nelson”), an investment advisor, had sole voting power over 1,842,755 shares, sole dispositive power over 2,257,000 shares, shared dispositive power over 269,826 shares and beneficially owned 2,526,826 shares. By reason of investment advisory relationships with the person who owns the shares of Class A common stock, Vaughan Nelson may be deemed to be the beneficial owner of the reported shares of the Class A common stock. Vaughan Nelson Investment Management, Inc., as General Partner of Vaughan Nelson, may be deemed the indirect beneficial owner of the reported shares of Class A common stock. Various persons, as investment advisory clients of Vaughan Nelson, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Class A common stock. Both Vaughan Nelson and Vaughan Nelson Investment Management, Inc. disclaim beneficial ownership of the reported shares of the Class A common stock.

The following table sets forth the beneficial ownership of the shares of SRA common stock as of June 13, 2011, the record date of the special meeting, by each director, each named executive officer for the year ended June 30, 2010 and by all directors and executive officers currently employed by the Company as a group. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power with respect to all shares of SRA common stock shown as beneficially owned by such stockholder. Unless otherwise indicated, the address of the individuals listed below is the Company’s principal executive offices.

	Number of Shares		Class
	Beneficially Owned(1)(2)		Owned (%)		Percentage
	Class A	Class B	Class A	Class B	of Total
Name of Beneficial Owner	Common Stock	Common Stock	Common Stock	Common Stock	Voting Power

Timothy J. Atkin	86,881	—	*	—	*
John W. Barter	52,750	—	*	—	*
Joseph P. Burke	158,814	—	*	—	*
Larry R. Ellis	21,825	—	*	—	*
Miles R. Gilburne	69,597	—	*	—	*
W. Robert Grafton	8,636	—	*	—	*
William T. Keevan	15,525	—	*	—	*
Michael R. Klein	79,854	—	*	—	*
Richard J. Nadeau	45,426	—	*	—	*
Jeffrey R. Rydant	29,911	—	*	—	*
Stanton D. Sloane	310,420	—	*	—	*
Ernst Volgenau(3)	113,514	11,702,469	*	100.0%	71.5%
Gail R. Wilensky	48,972	—	*	—	*

All directors and executive officers, as a group (13 persons above)(4)	1,042,125	11,702,469	2.2%	100.0%	71.8%

*	Less than 1%.

(1)	The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after June 13, 2011 through the exercise of any stock option or other right.

(2)	Includes the following number of shares of Class A common stock issuable upon the exercise of options: Timothy J. Atkin, 54,517; John W. Barter, 46,890; Joseph P. Burke, 93,919; Larry R. Ellis, 8,084; Miles R. Gilburne, 44,190; W. Robert Grafton, 2,135; William T. Keevan, 6,540; Michael R. Klein, 65,710; Richard J. Nadeau, 28,050; Jeffrey R. Rydant, 6,387; Stanton D. Sloane, 215,525; and Gail Wilensky, 40,774.

(3)	Includes (i) 5,000,000 shares of Class B common stock owned by The Ernst Volgenau 2011 Charitable Remainder Unitrust I, for which Dr. Volgenau is trustee, (ii) 1,000,000 shares of Class B common stock owned by The Ernst Volgenau Charitable Remainder Unitrust II, for which Dr. Volgenau is trustee, (iii) 111,144 shares of Class A common stock and 5,070,581 shares of Class B common stock owned by The Ernst Volgenau Revocable Trust (also referred to herein as the Volgenau Rollover Trust), for which Dr. Volgenau is trustee, (iv) 631,888 shares of Class B common stock owned by the Ernst Volgenau 2010 Grantor Retained Annuity Trust, for which Sara Volgenau, Dr. Volgenau’s spouse, is trustee, (v) 2,170 shares of Class A common stock owned by Dr. Ernst Volgenau through his 401(k) retirement account and (vi) 200 shares of Class A common stock owned directly by Dr. Volgenau.

(4)	Includes 612,721 shares of Class A common stock issuable upon exercise of options and 111,144 shares of Class A common stock held in The Ernst Volgenau Revocable Trust and includes 11,702,469 shares of Class B common stock held by the Volgenau Trusts as described in the notes above.

COMMON STOCK TRANSACTION INFORMATION

Transactions by the Buyer Filing Persons

There have been no transactions in shares of SRA common stock by the Buyer Filing Persons within the 60 days prior to the date of this proxy statement. In addition there have been no prior stock purchases by the Buyer Filing Persons in shares of SRA common stock during the past two years.

Transactions by the Volgenau Filing Persons

There have been no transactions in shares of SRA common stock by the Volgenau Filing Persons within the 60 days prior to the date of this proxy statement. In addition, during the past two years there have been no prior stock purchases by the Volgenau Filing Persons in shares of SRA common stock, other than the issuance of shares of SRA common stock as an employer match under the Company’s 401(k) plan, under which 225 shares were issued in January 2010 and 211 shares were issued in January 2011 and no other transactions with the Company by the Volgenau Filing Persons.

Transactions by the Company’s Executive Officers and Directors

There have been no transactions in shares of SRA common stock by our directors and executive officers within the 60 days prior to the date of this proxy statement, other than Mr. Nadeau, who acquired 276 shares of our Class A common stock effective March 31, 2011 under the ESPP, Dr. Sloane, who on May 7, 2011 submitted to the Company 10,063 shares of our Class A common stock in order to cover payment of tax liability due to the vesting of shares of restricted stock, and the following directors who received restricted stock awards in the following amounts in lieu of cash payments for Board of Director fees: Larry R. Ellis — 746 shares; Miles R. Gilburne — 1,208 shares; W. Robert Grafton — 564 shares; Michael R. Klein — 527 shares; William T. Keevan — 406 shares; Gail R. Wilensky — 454 shares.

Certain Purchases of SRA Common Stock

Except as set forth below, neither we nor any filing person under Rule 13e-3 under the Exchange Act has made any purchases of SRA common stock since April 1, 2009.

225 shares of our Class A common stock acquired in January 2010 and 211 shares of our Class A common stock acquired in January 2011 by Dr. Volgenau as an employer matching contribution under the Company’s 401(k) plan.

Shares of restricted stock were withheld from certain of our employees to satisfy their payment of tax withholding obligations upon vesting of their restricted stock as follows: 10,701 shares during the current fiscal quarter as of May 15, 2011, 4,591 shares during the quarter ended March 31, 2011, 3,420 shares during the quarter ended December 31, 2010, 55,300 shares during the quarter ended September 30, 2010, 11,672 shares during the quarter ended June 30, 2010, 2,843 shares during the quarter ended March 31, 2010, 4,204 shares during the quarter ended December 31, 2009, 43,413 shares during the quarter ended September 30, 2009, and 12,708 shares during the quarter ended June 30, 2009.

APPRAISAL RIGHTS

Holders of shares of SRA common stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of shares of SRA common stock must follow the steps summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Annex C to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary is qualified in its entirety by reference to Annex C. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Under Section 262 of the DGCL, holders of shares of SRA common stock who do not vote in favor of the adoption of the merger agreement and who otherwise follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Court, together with interest, if any, to be paid upon the amount determined to be the fair value.

Under Section 262 of the DGCL, when a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of SRA common stock and Section 262 of the DGCL is attached to this proxy statement as Annex C and incorporated herein by reference. Any holder of SRA common stock who wishes to exercise such appraisal rights or who wishes to preserve his or her right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of SRA common stock, SRA believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to the Company, before the vote on the adoption of the merger agreement at the special meeting, a written demand for appraisal of your shares of SRA common stock. If you sign and return a proxy card or submit a proxy by telephone or the Internet, without abstaining or expressly directing that your shares of SRA common stock be voted against the adoption of the merger agreement, you will effectively waive your appraisal rights because such shares represented by the proxy, unless such proxy is revoked, will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of SRA common stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person, or submitting a proxy by telephone or the Internet, in favor of the adoption of the merger agreement or check either the “against” or the “abstain” box next to the proposal on such card or vote in person or by submitting a proxy by telephone or the Internet, against the proposal or register in person an abstention with respect thereto. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of SRA common stock. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise appraisal rights you must be the record holder of such shares of SRA common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of SRA common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of SRA common stock is entitled to demand an appraisal of the shares of SRA common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the stock certificates or in the case of uncertificated shares, as the holder’s name appears on the stockholder register, and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, it, he or she is acting as agent for such owner or owners.

A record holder such as a broker, dealer, commercial bank, trust company or other nominee who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of SRA common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. If the number of shares of SRA common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in an account with a broker, dealer, commercial bank, trust company or other nominee and wish to exercise your appraisal rights, you are urged to consult with your broker, dealer, commercial bank, trust company or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares of SRA common stock must be mailed or delivered to: SRA International, Inc., Attn: Corporate Secretary, 4300 Fair Lakes Court, Fairfax, VA 22033, or should be delivered to the Corporate Secretary at the special meeting, prior to the vote on the adoption of the merger agreement.

Within ten days after the effective time of the merger, we will notify each holder of SRA common stock who properly asserted appraisal rights under Section 262 of the DGCL and has not voted for the adoption of the merger agreement as of the date that the merger has become effective. Within 120 days after the effective time of the merger, but not thereafter, we or any holder of SRA common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of SRA common stock held by all dissenting stockholders. If no such petition is filed, appraisal rights will be lost for all holders of SRA common stock who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any holder of SRA common stock who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of SRA common stock not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal were received by us, and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of SRA common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court of Chancery, the Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal of their shares of SRA common stock and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

After the Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court of Chancery shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court of Chancery shall take into account all relevant factors. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the per share merger consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the per share merger consideration payable in the merger are not opinions as to fair value under Section 262 of the DGCL. In determining “fair value” of shares, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

The Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any by the surviving corporation to the stockholders entitled thereto. The costs of the action (which do not include attorneys’ fees or expert fees or expenses) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. Upon application of a stockholder, the Court of Chancery may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of SRA common stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the merger agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Court of Chancery within 120 days after the effective time of the merger, a stockholder’s right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the merger agreement, as if he or she had not demanded appraisal of his or her shares. No appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court of Chancery and such approval may be conditioned on such terms as the Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the per share merger consideration offered pursuant to the merger agreement within 60 days after the effective time of the merger.

If you properly demand appraisal of your shares of SRA common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares of SRA common stock will be converted into the right to receive the per share merger consideration. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

If you desire to exercise your appraisal rights, you must not vote for adoption of the merger agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

SELECTED FINANCIAL INFORMATION

Selected Historical Financial Information

Set forth below is a summary of our selected consolidated financial data for the fiscal years ended June 30, 2010 and 2009, and for the nine-month periods ended March 31, 2011 and 2010, which reflects the presentation of our Era Systems Corporation (“Era”) and SRA Global Clinical Development, LLC (“GCD”) businesses as discontinued operations for all periods. The selected consolidated financial data for the fiscal years ended June 30, 2010 and 2009 have been excerpted or derived from information contained in our Current Report on Form 8-K filed with the SEC on June 8, 2011, which retrospectively presents our Era and GCD businesses as discontinued operations for all periods presented. The selected consolidated financial data for the nine months ended March 31, 2011 and 2010 have been excerpted or derived from our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2011 and 2010. More comprehensive financial information is included in such reports and other documents filed by us with the SEC. This financial data should be read in conjunction with the financial statements and the related notes and other financial information contained in such reports. The following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information (including any related notes) contained therein. Such reports and other documents may be inspected and copies may be obtained from the offices of the SEC. See “WHERE YOU CAN FIND ADDITIONAL INFORMATION.” In the opinion of management, the unaudited interim information reflects all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of operations and financial condition for the nine month periods ended March 31, 2011 and 2010. Results of the interim periods should not be considered indicative of results for any other periods or for the fiscal year. This information is only a summary. In addition, copies of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and our Current Report on Form 8-K filed with the SEC on June 8, 2011, are incorporated herein by reference. See “WHERE YOU CAN FIND ADDITIONAL INFORMATION.”

	Nine Months Ended March 31,		Year Ended June 30,
	2011	2010	2010	2009
	(Unaudited)		(Unaudited)
	(In thousands, except per share amounts)

Statement of Operations Data:
Revenue	$1,275,700	$1,201,677	$1,614,532	$1,463,931
Operating income	108,338	102,115	140,360	115,921
Income from continuing operations, net of tax	68,566	65,396	88,921	68,352
Net income (loss)	30,182	(2,473)	18,415	58,000
Income from continuing operations per share:
Basic	$1.18	$1.14	$1.55	$1.20
Diluted	1.17	1.13	1.53	1.19
Net income (loss) per share:
Basic	$0.51	$(0.06)	$0.31	$1.02
Diluted	0.50	(0.06)	0.30	1.01

	Nine Months Ended March 31,		Year Ended June 30,
	2011	2010	2010	2009
	(Unaudited)		(Unaudited)
	(In thousands, except per share amounts)

Balance Sheet Data (at end of period):
Current assets	$544,987	$472,169	$500,613	$489,361
Noncurrent assets	589,711	537,384	534,762	606,933
Current liabilities	287,954	240,666	242,213	265,337
Noncurrent liabilities	30,939	20,491	21,599	89,337
Stockholders’ equity	815,805	748,396	771,563	741,620
Other Financial Data:
Book value per share	$13.76	$12.90	$13.30	$12.90

We have not provided any pro forma data giving effect to the proposed merger as we do not believe such information is material to our stockholders in evaluating the merger agreement since the proposed merger consideration is all cash and if the proposed merger is completed, our common stock would cease to be publicly traded.

We have also not provided any separate financial information for Parent or Merger Sub since each is a special purpose entity formed in connection with the proposed merger and has no independent operations.

Ratio of Earnings to Fixed Charges

The following presents our ratio of earnings to fixed charges for the fiscal years ended June 30, 2010 and 2009 and for the nine months ended March 31, 2011 and 2010, and should be read in conjunction with our consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and our

Current Report on Form 8-K filed with the SEC on June 8, 2011, which are incorporated herein by reference. See “WHERE YOU CAN FIND ADDITIONAL INFORMATION.”

	Nine Months Ended March 31,		Year Ended June 30,
	2011	2010	2010	2009
	(Unaudited)		(Unaudited)
	(Dollars in thousands)

Earnings:
Income from continuing operations before income taxes	$108,548	$102,434	$140,997	$113,062
Fixed charges	13,888	13,809	18,304	21,984

Total earnings	$122,436	$116,243	$159,300	$135,046
Fixed Charges:
Interest expense	$453	$1,064	$1,202	5,104
Estimate of the interest expense component of rent expense	13,435	12,745	17,102	16,880

Total fixed charges:	13,888	13,809	18,304	21,984

Ratio of earnings to fixed charges	8.8	8.4	8.7	6.1

MARKET PRICE AND DIVIDEND INFORMATION

The SRA’s common stock is currently publicly traded on the NYSE under the symbol “SRX.” The following table sets forth the high and low sales prices per common share on the NYSE for the periods indicated.

Fiscal Year Ended June 30,	High	Low

2009:
First Quarter	$24.79	$20.21
Second Quarter	22.69	11.74
Third Quarter	18.11	11.22
Fourth Quarter	18.89	13.52
2010:
First Quarter	$23.12	$16.57
Second Quarter	21.79	17.59
Third Quarter	21.88	16.60
Fourth Quarter	24.00	17.12
2011:
First Quarter	$23.20	$18.31
Second Quarter	21.88	18.71
Third Quarter	30.83	20.51
Fourth Quarter (through )

The Company has never paid dividends. Accordingly, we do not expect to declare or pay any further dividends prior to the merger, and under the terms of the merger agreement, are prohibited from so doing.

On March 30, 2011, the last full trading day prior to the public announcement of the terms of the offer and the merger, the reported closing sales price per common share on the NYSE was $28.60 per common share. The $31.25 per share to be paid for each SRA common share in the merger represents a premium of approximately          % to the closing price on          , 2011. On          , 2011, the closing price per share was $          . You are encouraged to obtain current market quotations for shares of SRA common stock in connection with voting your shares of SRA common stock.

As of          , 2011, there were approximately           record holders of shares of SRA common stock.

STOCKHOLDER PROPOSALS AND NOMINATIONS

As of the date of this proxy statement, the Board knows of no other matters which may be presented for consideration at the special meeting. However, if any other matter is presented properly for consideration and action at the meeting or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC’s Rules

Pursuant to the Exchange Act Rule 14a-8(e), proposals of stockholders, and stockholder nominees for Director election, intended to be presented at the 2011 annual meeting of stockholders must be received by SRA at our principal office at 4300 Fair Lakes Court, Fairfax, VA 22033, Attention: Corporate Secretary, not later than May 21, 2011 for inclusion in the proxy statement for that meeting.

Bylaw Requirements for Stockholder Submission of Nominations and Proposals

Under our Amended and Restated By-laws, proposals of stockholders intended to be presented at the 2011 annual meeting of stockholders (other than matters included in our proxy statement pursuant to Rule 14a-8(e)) must be received by our Corporate Secretary at our principal office in Fairfax, Virginia (i) not later than 60 days nor earlier than 90 days prior to the first anniversary of the 2010 Annual Meeting or (ii) if the date of the 2011 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the first anniversary of the 2010 Annual Meeting, (a) not earlier than the 60th day prior to the 2011 annual meeting and (b) not later than the later of the 60th day prior to the 2010 annual meeting and the 10th day following the day that notice of the date of the 2011 annual meeting was mailed or public disclosure of that date was made, whichever first occurs. A copy of our Amended and Restated By-laws may be obtained from our Corporate Secretary. A stockholder should carefully read our Amended and Restated By-laws to comply with the notice requirements for such stockholder proposals and stockholder nominees for director.

If the merger is completed, we do not expect to hold our 2011 annual meeting of stockholders.

WHERE YOU CAN FIND MORE INFORMATION

Because the merger is a “going private” transaction, the Company has filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the merger. This document does not contain all of the information set forth in the Schedule 13E-3 and its exhibits, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

You also may obtain free copies of the documents the Company files with the SEC by going to the “Investor Relations” section of our website at www.sra.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the

SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2010, December 31, 2010 and March 31, 2011; and

•	our Current Reports on Form 8-K filed on October 12, 2010, November 2, 2010 (to report information under Items 5.02, 5.07 and 9.01), November 17, 2010, November 30, 2010, January 7, 2011, January 26, 2011, March 29, 2011, April 1, 2011 (three reports), April 5, 2011, April 14, 2011, April 21, 2011, May 2, 2011, June 6 2011, June 8, 2011 and our Current Report on Form 8-K/A filed on July 29, 2010.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.

We have supplied all information contained or incorporated by reference in this proxy statement relating to us, Parent has supplied all such information relating to Parent, Merger Sub has supplied all such information relating to Merger Sub, Providence has supplied all such information relating to the Providence Entities and the Volgenau Filing Persons have supplied all such information relating to the Volgenau Filing Persons.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of our filings should be directed to SRA International, Inc., 4300 Fair Lakes Court, Fairfax, VA 22033, Attention: Corporate Secretary, and should be made at least five business days before the date of the special meeting in order to receive them before the special meeting.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our stockholders does not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER
among
Sterling Parent Inc.,
Sterling Merger Inc.
and
SRA International, Inc.
Dated as of March 31, 2011

EXECUTION COPY

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Terms	Page

Acceptable Confidentiality Agreement	36
Acquisition Proposal	71
Actions	71
Affected Employees	48
Affiliate	72
Affiliate Transaction	26
Agreement	1
Alternate Debt Financing	52
Alternative Acquisition Agreement	37
Applicable Date	14
Bankruptcy and Equity Exception	12
Business Day	72
Bylaws	3
Certificate	4
Certificate of Merger	2
Change of Recommendation	38
Charter	3
Chosen Courts	67
Class A Common Stock	3
Class B Common Stock	4
Closing	2
Closing Date	2
Code	7
Common Stock	4
Company	1
Company Board	1
Company Disclosure Schedule	9
Company Financial Statements	15
Company Leased Property	21
Company Leases	21
Company Material Adverse Effect	72
Company Option	7
Company Option Plans	73
Company Owned Property	21
Company Parties	65
Company Real Property	21
Company Recommendation	12
Company Related Parties	73
Company Reports	14
Company Restricted Stock Award	8
Company Stockholder Approval	73
Confidentiality Agreement	70
Contract	73

A-iv

Terms	Page

Costs	49
Cut-off Date	36
D&O Insurance	49
Debt Commitment Letter	29
Debt Financing	29
DGCL	1
Dissenting Shares	4
Dissenting Stockholders	4
Divestiture Action	45
Effective Time	3
Environmental Law	74
Equity Commitment Letter	29
Equity Financing	29
ERISA	17
ERISA Group	16
ERISA Plan	16
ESPP	74
Exchange Act	13
Exchange Fund	5
Excluded Party	74
Excluded Share	4
Excluded Shares	4
Excluded Subsidiaries	74
FAR	13
FAR System	13
Fee Letter	29
Financing	29
Financing Letters	29
Financing Sources	74
FOCI	74
GAAP	15
Government Bid	75
Government Contract	75
Governmental Entity	75
Guarantors	1
Hazardous Substance	75
Houlihan Lokey	24
HSR Act	13
Indemnified Parties	49
Intellectual Property	75
International Trade Laws and Regulations	75
Intervening Event	38
IP Licenses	20
ITAR	13

A-v

Terms	Page

Know-how	76
Knowledge of Parent	76
Knowledge of the Company	76
Law	76
Lien	76
Marketing Period	76
Merger	1
Merger Sub	1
Multiemployer Plan	17
New Debt Commitment Letter	52
New Plans	48
NISPOM	13
No Shop Period Start Date	36
Option Cash Payment	8
Order	78
Owned Intellectual Property	20
Parent	1
Parent Disclosure Schedule	27
Parent Fee	63
Parent Material Adverse Effect	78
Parent Related Parties	64
Paying Agent	5
PBGC	17
Per Share Merger Consideration	4
Permits	18
Permitted Liens	78
Person	79
Plans	16
Preferred Stock	10
Proxy Statement	41
Record Date	42
Record Holder	79
Registered Intellectual Property	20
Regulatory Law	79
Reimbursement Obligations	57
Representatives	79
Restricted Stock Award Payment	8
Rollover Investment	29
Rollover Letter	29
Rollover Stockholder	1
Sarbanes-Oxley Act	14
SEC	9
Securities Act	11
Share	3

A-vi

Terms	Page

Shares	3
Software	79
Solvent	79
Special Committee	1
Stockholders Meeting	42
Subsidiary	79
Superior Proposal	80
Surviving Corporation	2
Tax	80
Tax Return	80
Taxes	80
Teaming Agreement	80
Termination Date	61
Termination Fee	80
Total Common Stock Merger Consideration	4
Total Option Cash Payments	8
Total Restricted Stock Award Payments	8
Transaction Litigation	47
Volgenau	1
Voting Agreement	1

A-vii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of March 31, 2011 (this “Agreement”), is by and among Sterling Parent Inc., a Delaware corporation (“Parent”), Sterling Merger Inc., a Delaware corporation (“Merger Sub”), and SRA International, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of a committee of the Company Board consisting only of independent and disinterested directors of the Company (the “Special Committee”), and the respective boards of directors of Parent and Merger Sub, have each approved the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Delaware General Corporation Law, as amended (the “DGCL”), approved and declared advisable this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, The Ernst Volgenau Revocable Trust (the “Rollover Stockholder”) has entered into the Rollover Letter, pursuant to which and subject to the terms and conditions thereof, the Rollover Stockholder shall make the Rollover Investment;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, Dr. Ernst Volgenau and certain other Persons which are family trusts or other similar estate planning vehicles or 401(k) retirement plans controlled by and for the benefit of Dr. Ernst Volgenau or his spouse (collectively, “Volgenau”) have entered into the Voting and Support Agreement (the “Voting Agreement”) with Parent and Merger Sub, pursuant to which, among other things, and subject to the terms and conditions contained therein, Volgenau has agreed to vote its Shares in favor of the transactions contemplated hereby;

WHEREAS, concurrently with the execution and delivery of this Agreement, Providence Equity Partners VI L.P. and Providence Equity Partners VI-A L.P. (the “Guarantors”) have entered into the Limited Guarantee in favor of the Company, pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and also to prescribe certain conditions to the Merger;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

THE MERGER

1.1.  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, in accordance with the provisions of the DGCL, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II.

1.2.  Closing.  The closing of the Merger (the “Closing”) will take place at (a) 9:00 a.m., New York City time, on the second Business Day after satisfaction or waiver of all of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022; provided that if the Marketing Period has not ended at the time of the satisfaction or waiver of all of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), the Closing shall occur on the earlier of (i) a date during the Marketing Period specified by Parent on two Business Days notice to the Company and (ii) the second Business Day immediately following the final day of the Marketing Period (subject, in each case, to the satisfaction or waiver of all of the conditions set forth in Article VI as of the date determined pursuant to this proviso), or (b) such other date, time or place as is agreed to in writing by the parties hereto. The date upon which the Closing actually occurs is referred to herein as the “Closing Date”.

1.3.  Effective Time.  Subject to the terms and conditions hereof, as soon as practicable following the Closing on the Closing Date, the Company and Parent will cause a certificate of merger (the “Certificate of Merger”) to be duly executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL and shall take all such reasonable further actions as may be required by Law to make the Merger effective. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the office of the Secretary of State of the State of Delaware or at such later date and time as Parent and the Company shall agree and specify in the Certificate of Merger (the “Effective Time”).

ARTICLE II

EFFECTS OF THE MERGER

2.1.  Effects of the Merger.  The Merger shall have the effects specified in the DGCL and this Agreement.

2.2.  The Certificate of Incorporation.  At the Effective Time, the certificate of incorporation of the Surviving Corporation (the “Charter”) shall be amended in its entirety to be in the form attached hereto as Exhibit A, until thereafter amended as provided therein or by applicable Law (subject to Section 5.10).

2.3.  The Bylaws.  At the Effective Time, the by-laws of the Surviving Corporation (the “Bylaws”) shall be amended in their entirety to be in the form attached hereto as Exhibit B, until thereafter amended as provided therein or by applicable Law (subject to Section 5.10).

2.4.  Directors.  The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

2.5.  Officers.  The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

2.6.  Effect on Capital Stock.  At the Effective Time, as a result of the Merger and without any action on the part of the Company, Merger Sub, the holder of any capital stock of the Company or the sole stockholder of Merger Sub:

(a) Merger Consideration.  Each share (a “Share” and, collectively, the “Shares”) of Class A common stock, par value $0.004 per share, of the Company (the “Class A Common Stock”), and Class B common stock, par value $0.004 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) issued and outstanding immediately prior to the Effective Time, other than (i) Shares to be cancelled pursuant to Section 2.6(d), (ii) Shares owned by Parent, Merger Sub or any other Subsidiary of Parent as of immediately prior to the Effective Time and (iii) Shares (the “Dissenting Shares”) that are, as of immediately prior to the Effective Time, owned by stockholders (“Dissenting Stockholders”) who have perfected and not withdrawn a demand for, or lost their right to, appraisal pursuant to Section 262 of the DGCL with respect to such Shares (each Share referred to in clauses (i), (ii) or (iii) above being an “Excluded Share” and collectively, “Excluded Shares”), shall be converted into the right to receive $31.25 in cash (the “Per Share Merger Consideration” and the sum of all such payments, the “Total Common Stock Merger Consideration”), without interest. Except as provided in Section 2.6(d), at the Effective Time, all of the Shares shall cease to be outstanding, shall automatically be cancelled and retired and shall cease to exist, and each certificate (a “Certificate”, it being understood that any reference herein to “Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of Shares) which immediately prior to the Effective Time represented any Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration multiplied by the number of such Shares, without interest.

(b) Cancellation of Excluded Shares.  Each Excluded Share (other than any Shares that Parent elects to have converted into shares of capital stock of the Surviving Corporation pursuant to Section 2.6(d)) shall be cancelled and retired without payment of any consideration therefor and shall cease to exist, subject to the right of the Record Holder of any Dissenting Shares to receive the payment referred to in Section 2.7(f) with respect to such Dissenting Shares.

(c) Merger Sub.  At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

(d) Treasury Shares; Shares Owned by Company Subsidiaries.  Any Share owned by the Company (whether held in treasury or otherwise) or any direct or indirect wholly-owned Subsidiary of the Company shall not represent the right to receive the Per Share Merger Consideration and shall be treated as an Excluded Share pursuant to Section 2.6(a) and Section 2.6(b), unless Parent elects in writing prior to the Effective Time for such Share to be converted in connection with the Merger into one share of a class of stock of the Surviving Corporation designated by Parent.

2.7.  Payment.

(a) Paying Agent.  At the Effective Time, Parent shall deposit, or shall cause to be deposited, with a paying agent selected by Parent with the Company’s prior approval (such approval not to be unreasonably withheld) (the “Paying Agent”), for the benefit of the Record Holders of Shares, for exchange in accordance with this Article II through the Paying Agent, a cash amount in immediately available funds not less than the Total Common Stock Merger Consideration (such aggregate cash amount as deposited with the Paying Agent being hereinafter referred to as the “Exchange Fund”). If, after the Effective Time, a Dissenting Stockholder effectively withdraws its demand for, or loses its right to, appraisal pursuant to Section 262 of the DGCL with respect to any Dissenting Shares, Parent shall deposit, or shall cause to be deposited, with the Paying Agent additional funds in an amount equal to the product of (i) the number of Dissenting Shares for which the Dissenting Stockholder has withdrawn its demand for, or lost its right to, appraisal pursuant to Section 262 of the DGCL and (ii) the Per Share Merger Consideration. If at any time the Exchange Fund shall be insufficient to make the aggregate payments contemplated by Section 2.6(a), Parent shall, or shall cause the Surviving Corporation to, promptly deposit such additional cash amounts in immediately available funds as is necessary to ensure that the Exchange Fund is maintained at a level sufficient for the Paying Agent to make such aggregate payments.

(b) Payment Procedures.

(i) Letter of Transmittal.  Promptly (and in any event within two Business Days) after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each Record Holder of Shares (other than Excluded Shares to the extent such Record Holder does not also hold Shares that are not Excluded Shares) a letter of transmittal in customary form and with such other provisions as Parent and the Company shall reasonably agree and instructions for use in surrendering the Certificates representing such Shares and determining the amount to which such Record Holder is entitled as a result of the Merger.

(ii) Payment for Shares.  Upon delivery to the Paying Agent of such letter of transmittal by any Record Holder of Shares (other than Excluded Shares), duly completed and signed in accordance with its instructions, together with such other documents as may be reasonably required pursuant to such instructions and surrender of the Certificate (if any) that immediately prior to the Effective Time represented such Shares (or affidavit of loss in lieu thereof as provided in Section 2.7(e), or, if such Shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such Shares on a book-entry account statement), such Record Holder shall be entitled to receive from the Exchange Fund a cash amount in immediately available funds equal to the number of such Shares multiplied by the Per Share Merger Consideration, and, if applicable, the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable as provided above. Risk of loss of and title to any Certificate will pass only upon proper delivery as provided above. In the event of a transfer of ownership of Shares that is not registered in the stock transfer books of the Company, a check for any cash to be delivered upon compliance with the procedures described above may be issued to the transferee if the applicable letter of transmittal and the Certificate representing such Shares is presented to the Paying Agent and is accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid. The Per Share Merger Consideration paid with respect to any Share in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Share.

(c) Transfers.  From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Person presents to the Surviving Corporation, Parent or Paying Agent any Certificates or any transfer instructions relating to Shares cancelled in the Merger, such Person shall be given a copy of the letter of transmittal referred to in Section 2.7(b)(i) and instructed to comply with the instructions set forth therein in order to receive any cash to which such Person may be entitled with respect to such Shares pursuant to this Article II.

(d) Termination of Exchange Fund.  Any portion of the Exchange Fund that remains unclaimed by the Record Holders of Shares on the date that is twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation. Any Record Holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the Per Share Merger Consideration for such Shares upon compliance with the instructions in the form of letter of transmittal referred to in Section 2.7(b)(i), without any interest thereon. Notwithstanding anything to the contrary herein, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any Record Holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(e) Lost, Stolen or Destroyed Certificates.  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Record Holder claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Record Holder of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount equal to the number of Shares formerly represented by such lost, stolen or destroyed Certificate multiplied by the Per Share Merger Consideration, without any interest thereon.

(f) Dissenting Shares.  No Person who, prior to the Effective Time, has perfected a demand for appraisal rights pursuant to Section 262 of the DGCL with respect to any Dissenting Shares shall be entitled to receive the Per Share Merger Consideration with respect to such Dissenting Shares unless and until such Person shall have effectively withdrawn (in accordance with Section 262(k) of the DGCL) or lost such Person’s right to appraisal pursuant to the DGCL with respect to such Dissenting Shares. Unless and until a Dissenting Stockholder shall have effectively so withdrawn or lost such Dissenting Stockholder’s right to appraisal pursuant to the DGCL with respect to such Dissenting Shares, such Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to such Dissenting Shares. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to Company stockholders’ rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal by Company stockholders under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands.

(g) Withholding Rights.  Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to Record Holders of Shares or holders of Company Options or Company Restricted Stock Awards pursuant to this Agreement such Taxes as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”). To the extent that amounts are so deducted and withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, such deducted and withheld amounts (i) shall be remitted by Parent, the Surviving Corporation or the Paying Agent, as applicable, to the applicable Governmental Entity and (ii) shall be treated for all purposes of this Agreement as having been paid to the Record Holder of Shares in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or Paying Agent, as the case may be.

2.8.  Stock Options and Restricted Stock; Employee Stock Purchase Plan.

(a) Treatment of Stock Options.  As of the Effective Time, each outstanding option to purchase Shares granted pursuant to any of the Company Option Plans (each, a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) shall automatically, by virtue of the Merger and without any action on the part of the holder of such Company Option, become fully vested and converted into the right to receive, immediately after the Effective Time (without interest thereon), a cash payment with respect thereto equal to the product of (x) the total number of Shares issuable upon exercise of such Company Option as of immediately prior to the Effective Time and (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share under such Company Option (the “Option Cash Payment”, and the sum of all such payments, the “Total Option Cash Payments”). As of the Effective Time, all Company Options shall automatically cease to exist, and each holder of a Company Option shall cease to have any rights with respect thereto, except the right to receive the Option Cash Payment.

(b) Treatment of Restricted Stock.  As of the Effective Time, each award of restricted stock granted pursuant to any of the Company Option Plans (each, a “Company Restricted Stock Award”) that is outstanding and unvested immediately prior to the Effective Time shall automatically, by virtue of the Merger and without any action on the part of the holder of such Company Restricted Stock Award, become fully vested and converted into the right to receive, immediately after the Effective Time, without interest thereon, a cash payment with respect thereto equal to the product of (x) the total number of Shares subject to such Company Restricted Stock Award as of immediately prior to the Effective Time and (y) the Per Share Merger Consideration (the “Restricted Stock Award Payment” and the sum of all such payments, the “Total Restricted Stock Award Payments”). As of the Effective Time, all Company Restricted Stock Awards shall automatically cease to exist, and each holder of a Company Restricted Stock Award shall cease to have any rights with respect thereto, except the right to receive the Restricted Stock Award Payment.

(c) Employee Stock Purchase Plan.  The Company shall take all actions necessary to ensure that (i) no offering period under the ESPP shall be commenced on or after July 1, 2011, (ii) no new participants may join the offering period in existence under the ESPP on or after the date of this Agreement and (iii) no participant may increase the amount of his or her salary deferrals with respect to such offering period. All outstanding purchase rights under the ESPP shall automatically be exercised, in accordance with the terms of the ESPP, at the end of the offering period that commences on or about April 1, 2011. The Company shall cause the ESPP to terminate with such purchase, and no further purchase rights shall be granted or exercised under the ESPP thereafter. If the Closing shall occur prior to the end of the offering period beginning on or about April 1, 2011, the Company shall cause a new exercise date to be set under the ESPP, which date shall be the Business Day immediately prior to the anticipated Closing Date.

(d) Payments.  Promptly (and in any event within two Business Days) after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay to (i) each holder of a Company Option the amount of the aggregate Option Cash Payment due and payable to such holder pursuant to Section 2.8(a), and (ii) each holder of a Company Restricted Stock Award the amount of the aggregate Restricted Stock Award Payment due and payable to such holder pursuant to Section 2.8(b).

(e) Company Actions.  At or prior to the Effective Time, the Company, the Company Board and the Compensation Committee of the Company Board, as applicable, shall adopt such resolutions and take such actions as are necessary to effectuate the foregoing provisions of this Section 2.8.

2.9.  Adjustments to Prevent Dilution.  In the event that, between the date of this Agreement and the Effective Time, the Company changes the number of Shares issued and outstanding as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration shall be correspondingly adjusted to reflect such change and to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to the occurrence of such event, and as so adjusted shall, from and after the date of such event, be the Per Share Merger Consideration.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (i) the Company Reports filed with the Securities and Exchange Commission (the “SEC”) since July 1, 2009 and prior to the date of this Agreement (other than any disclosures contained under the captions “Risk Factors” or “Forward Looking Statements” and any other disclosures contained or referenced therein relating to information, factors or risks that are predictive, cautionary or forward-looking in nature, but it being agreed that the exception set forth in this clause (i) shall not be applicable to Section 3.2) or (ii) the corresponding sections or subsections of the disclosure schedule delivered to Parent and Merger Sub by the Company on the date of this Agreement (the “Company Disclosure Schedule”) (it being agreed and acknowledged that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to the extent the relevance of such item is reasonably apparent from the face of such disclosure), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1.  Organization, Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other relevant legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where any such failure to be so qualified or in good standing would not, individually or in the aggregate, constitute a Company Material Adverse Effect. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other relevant legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where any such failure to be so organized, qualified, in good standing or to have such power or authority would not, individually or in the aggregate, constitute a Company Material Adverse Effect. The Company has made available to Parent true and correct copies of the certificate of incorporation and by-laws (or similar governing instruments) of the Company and each of its Subsidiaries, each as amended to the date of this Agreement.

3.2.  Capital Structure.

(a) The authorized capital stock of the Company consists of 180,000,000 shares of Class A Common Stock, 55,000,000 shares of Class B Common Stock and 5,000,000 shares of preferred stock, par value $0.20 per share (the “Preferred Stock”). As of the close of business on March 31, 2011, (i) 45,683,260 shares of Class A Common Stock were issued and outstanding, (ii) 11,752,469 shares of Class B Common Stock were issued and outstanding, (iii) no shares of Preferred Stock were outstanding and (iv) 3,340,714 shares of Common Stock were held by the Company in its treasury. As of the close of business on March 31, 2011, (i) 5,761,318 shares of Class A Common Stock were subject to outstanding Company Options, (ii) 825,631 shares of Class A Common Stock were subject to Company Restricted Stock Awards, and (iii) other than 11,200,000 shares of Class A Common Stock reserved for issuance pursuant to the Company Option Plans and 150,284 shares of Class A Common Stock reserved for issuance pursuant to the ESPP, the Company has no shares of Class A Common Stock reserved for issuance under any equity compensation plan. Section 3.2(a) of the Company Disclosure Schedule sets forth as of the date of this Agreement, (i) a list of all holders of Company Options, including the date of grant of such Company Options, the number of Shares of Class A Common Stock subject to such Company Options and the price per share at which such Company Options may be exercised, and (ii) a list of all holders of Company Restricted Stock Awards, including the date of grant and the number of Shares subject to such Company Restricted Stock Awards. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to any preemptive rights. All shares of Class A Common Stock issuable upon exercise of Company Options and the Company Restricted Stock Awards have been duly reserved for issuance by the Company, and upon issuance of such shares of Class A Common Stock in accordance with the terms of the Company Option Plans, will be duly authorized, validly issued and fully paid and nonassessable and will not be subject to any preemptive or similar rights.

(b) All of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to any preemptive or similar rights, and are owned of record and beneficially by the Company or by a direct or indirect wholly-owned Subsidiary of the Company (other than directors’ qualifying shares), free and clear of any Lien (except for (i) any Permitted Lien, and (ii) such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended (the “Securities Act”), and other applicable securities Laws). Section 3.2(b) of the Company Disclosure Schedule sets forth as of the date of this Agreement the name of each Subsidiary of the Company and its jurisdiction of organization.

(c) Except as set forth above in this Section 3.2, there are no preemptive or other outstanding rights, options, warrants, conversion rights, “phantom” stock rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the Company’s stockholders on any matter, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except pursuant to any Company Option Plan and the ESPP, there are no outstanding Contracts to which the Company or any of its Subsidiaries is a party requiring the repurchase, redemption, or other acquisition of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries.

(d) Other than agreements included in, or incorporated by reference into, the Company Reports, there are no stockholder agreements, registration rights agreements, voting trusts or other Contracts to which the Company is a party with respect to the voting or registration of the capital stock or other voting or equity interests of the Company or any preemptive rights with respect thereto.

(e) Except for the capital stock and other equity interests of the Company’s Subsidiaries set forth on Section 3.2(b) of the Company Disclosure Schedule and except as set forth on Section 3.2(e) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity interests in any Person. Neither the Company nor any of its Subsidiaries has entered into any commitment, arrangement or other Contract, or is otherwise obligated, to contribute capital, loan money or otherwise provide funds or make any investment in any other Person.

3.3.  Corporate Authority and Approval.

(a) The Company has all requisite corporate power and authority necessary in order to execute and deliver, and perform its obligations under, this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than, with respect to the consummation of the Merger, the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b) On or prior to the date of this Agreement, the Company Board (upon the unanimous recommendation of the Special Committee) has duly and unanimously adopted resolutions (i) determining that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, the Company and its stockholders, (ii) approving and declaring advisable this Agreement and the Merger and the other transactions contemplated hereby, (iii) authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and (iv) resolving, subject to Section 5.2, to recommend adoption of this Agreement to the holders of Shares (such recommendation, the “Company Recommendation”), which resolutions, as of the date hereof, have not been withdrawn or modified in a manner adverse to Parent. Adoption of this Agreement by an affirmative vote of a majority of all votes that may be cast with respect to the outstanding Shares, voting together as though a single class of capital stock, entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose, is the only vote of holders of any class or series of capital stock of the Company required to adopt this Agreement under applicable Law.

3.4.  No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Merger and the other transactions contemplated hereby, do not and will not (i) conflict with or violate any provision of the certificate of incorporation or by-laws of the Company, (ii) except as set forth on Section 3.4(a) of the Company Disclosure Schedule and assuming compliance with the matters set forth in Section 3.4(b), conflict with or result in any breach or violation of, or constitute a default under, or give rise to any right of termination, acceleration or other alteration in the rights under, (A) any Material Contract (other than any Material Contract that is (x) not a Government Contract and (y) terminable without liability by either party thereto upon 90 days or less notice) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties, assets or rights are bound or (B) any Permit applicable to the Company or any of its Subsidiaries, (iii) assuming compliance with the matters set forth in Section 3.4(b) and assuming the Company Stockholder Approval is obtained, violate any provision of Law applicable to the Company or any of its Subsidiaries or (iv) result in the creation of any Lien upon any of the properties, assets or rights of the Company or any of its Subsidiaries (other than any such Lien created as a result of any action taken by Parent or Merger Sub), except, in the case of clauses (ii), (iii) and (iv) above, for any such conflict, violation, breach, default, termination, acceleration, alteration, Lien or other occurrence that would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization, waiver, registration, declaration or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (ii) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules and regulations promulgated thereunder, (iii) the applicable requirements of the NYSE, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (v) the applicable requirements under the National Industrial Security Program Operating Manual dated February 28, 2006 and supplements, amendments and revisions thereof (the “NISPOM”), (vi) the applicable requirements under Title 22, Section 122.4 of the International Traffic in Arms Regulations (the “ITAR”), (vii) the applicable requirements of the U.S. Federal Acquisition Regulation (“FAR”, and together with the Department of Defense Federal Acquisition Regulation Supplement and the other agency acquisition regulations that implement or supplement the FAR, the “FAR System”), and (viii) any such consent, approval, authorization, waiver, registration, declaration, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

3.5.  Company Reports; Financial Statements.

(a) The Company has timely filed or furnished, as applicable, each form, proxy statement, certification, report and other document required to be filed or furnished by the Company with the SEC pursuant to the Exchange Act or the Securities Act since July 1, 2009 (the “Applicable Date”) (together with all exhibits and schedules thereto and all information incorporated therein by reference, and including any amendments or supplements thereto, the “Company Reports”). As of their respective dates, each of the Company Reports complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment, taking into the account the content of the amendment), the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company has made available to Parent correct and complete copies of all material correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, occurring since the Applicable Date and prior to the date hereof (other than those that are publicly available). Except as set forth on Section 3.5(a) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company Reports. Except as set forth on Section 3.5(a) of the Company Disclosure Schedule, to the Knowledge of the Company, as of the date hereof, none of the Company Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(b) The Company and its Subsidiaries have established and maintain internal control over financial reporting (as defined in and in accordance with the requirements of Rule 13a-15(f) of the Exchange Act) effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its Subsidiaries have established and maintain disclosure controls and procedures (as defined in and in accordance with the requirements of Rule 13a-15(e) of the Exchange Act) effective to ensure that material information required to be disclosed by the Company is reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC. The Company has disclosed, based on the most recent evaluation of its chief executive officer and chief financial officer prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(c) Each of the consolidated financial statements of the Company and its Subsidiaries included in or incorporated by reference into the Company Reports (including, in each case, the related notes thereto) (the “Company Financial Statements”) fairly presents, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the respective periods set forth therein (subject, in the case of unaudited financial statements, to normal year-end audit adjustments), and, in each case, were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as may be noted therein.

3.6.  No Undisclosed Liabilities.  Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, other than liabilities and obligations (i) set forth or reflected or reserved against in the unaudited consolidated balance sheet of the Company as of December 31, 2010 included in the Company Reports, (ii) incurred in the ordinary course of business since December 31, 2010, (iii) incurred in connection with the Merger or any other transaction or agreement contemplated by this Agreement or (iv) that would not, individually or in the aggregate, constitute a Company Material Adverse Effect. Except as set forth on Section 3.6 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any off balance sheet partnership, joint venture or any similar arrangement (including any Contract relating to any transaction or relationship between or among the Company and/or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose or limited purpose Person, on the other hand), or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act).

3.7.  Absence of Certain Changes.  Since June 30, 2010, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of such businesses consistent with past practice, except in connection with this Agreement and the transactions contemplated hereby, (ii) there has not occurred any Company Material Adverse Effect and (iii) except as set forth on Section 3.7(iii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has taken any action or agreed to take any action that would be prohibited by clauses (iii), (v), (vi), (vii), (viii), (ix), (x), (xi) or (xv) of Section 5.1(a) if it were taken on or after the date of this Agreement without Parent’s consent.

3.8.  Litigation.  Except as set forth on Section 3.8 of the Company Disclosure Schedule, there are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or outstanding Orders by which the Company or any of its Subsidiaries is subject or bound, in each case that would, individually or in the aggregate, constitute a Company Material Adverse Effect.

3.9.  Employee Benefits.

(a) The Company has delivered or made available to Parent on or prior to the date hereof copies of (i) each “employee benefit plan” subject to ERISA that it currently sponsors (each, an “ERISA Plan”), and each material employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation or other equity-based, severance or termination pay, retention or change of control plan, agreement or arrangement (including amendments thereto) that is currently sponsored or maintained by the Company for the benefit of any employee or former employee of the Company (excluding any employment agreements or offer letters that do not provide for the payment of severance other than in accordance with Company policy and do not provide for any payments related to the transactions contemplated by this Agreement) (collectively, the “Plans”), (ii) if any Plan is funded through a trust or any third party funding vehicle (including insurance), copies of such trust or other vehicle, (iii) with respect to each ERISA Plan (as applicable), the two most recent Forms 5500 (with all attachments thereto), the most recent IRS determination letter, and the current summary plan description, (iv) since the Applicable Date, all material written communications with respect to an ERISA Plan received from or sent to the IRS, the Pension Benefit Guaranty Corporation, the Department of Labor or any other Governmental Authority and (v) any applicable actuarial report prepared for the Company since the Applicable Date with respect to an ERISA Plan or a Plan that provides pension, disability, post-employment life or medical benefits.

(b) Section 3.9(b) of the Company Disclosure Schedule contains a true and complete list as of the date hereof of all Plans.

(c) Neither the Company nor any trade or business that is a member of the Company’s controlled group within the meaning of Section 414(b) or (c) of the Code (“ERISA Group”) (i) sponsors, maintains or contributes to, or has in the past six years sponsored, maintained or contributed to, any pension plan subject to Title IV of ERISA, or (ii) contributes to or is obligated to contribute to, or within the three years preceding the date of this Agreement contributed to or was obligated to contribute to, any Plan that is a Multiemployer Plan. For purposes of this Agreement, (x) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, (y) “PBGC” means the Pension Benefit Guaranty Corporation and (z) “Multiemployer Plan” means a multiemployer plan within the meaning of section 4001(a)(3) of ERISA.

(d) Each of the ERISA Plans has been operated and administered in all material respects in accordance with their terms and with all applicable Laws, including but not limited to ERISA and the Code, except where such noncompliance would not, individually or in the aggregate, constitute a Company Material Adverse Effect, and, except as set forth on Section 3.9(d) of the Company Disclosure Schedule, no Actions, or audits or investigations by a Governmental Entity, are pending or, to the Knowledge of the Company, threatened with respect to a Plan, which could reasonably be expected to constitute a Company Material Adverse Effect.

(e) Each of the ERISA Plans which is intended to be “qualified” within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification under the Code or is in the form of a prototype plan that is the subject of a favorable opinion letter from the Internal Revenue Service.

(f) Full payment has been made, or will be made in accordance with ERISA and the Code, of all amounts which any member of the ERISA Group is required to pay on or before the Closing Date under the terms of each of the Plans and Sections 412 and 430 of the Code. Except as does not constitute a Company Material Adverse Effect, each Plan that is subject to the minimum funding standards of the Code or ERISA satisfies such standards, and no waiver of such funding has been sought or obtained. No such Plan incurred an “accumulated funding deficiency” within the meaning of Sections 412 and 430 of the Code and Section 303 of ERISA, whether or not waived.

(g) Except as set forth on Section 3.9(g) of the Company Disclosure Schedule, no current or former employee of the Company is or will become entitled to post-employment death or medical benefits by reason of service to the Company or its Subsidiaries, other than pursuant to Section 4980B of the Code or similar state Law.

(h) Except as set forth on Section 3.9(h) of the Company Disclosure Schedule, no Plan exists that, as a result of the execution of this Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), would result in (i) severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other obligation pursuant to, any of the Plans, (iii) result in the payment of retention bonuses or transaction bonuses or (iv) result in payments which would not be deductible under Section 280G of the Code, except, in each case, as would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

3.10.  Compliance.  Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, (i) the business of the Company and its Subsidiaries is, and since the Applicable Date has been, conducted in compliance with all applicable Laws, and (ii) the Company and its Subsidiaries hold and are in compliance with all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (collectively, “Permits”) necessary to conduct their respective businesses as presently conducted. Since the Applicable Date, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity that any Permit will be terminated or modified, is threatened with suspension, or will not be renewed in the ordinary course of business consistent with past practice, except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

3.11.  Environmental Matters.

(a) Except for such matters as would not, individually or in the aggregate, constitute a Company Material Adverse Effect: (i) the Company and its Subsidiaries are, and have been since the Applicable Date, in compliance with all applicable Environmental Laws, (ii) the Company and its Subsidiaries possess and maintain in good standing all material Permits required under applicable Environmental Laws for the operation of their respective businesses as presently conducted, (iii) since the Applicable Date, neither the Company nor any of its Subsidiaries has received any notice of violation of, or required remedial or corrective action under, any applicable Environmental Law, other than a notice of violation or required remedial or corrective action that has been resolved, and (iv) there are no Actions pending or, to the Knowledge of the Company, threatened, against the Company or any Subsidiary under any Environmental Law.

(b) The Company has made available to Parent and Merger Sub all environmental assessments and audits, and environmental investigation reports, in each case materially bearing on material environmental matters or material environmental liabilities prepared since the Applicable Date, in each case relating to the Company, any of its Subsidiaries, or any of their respective predecessors or affiliates, or any of their current or former properties or facilities, to the extent such documents are in the possession or custody of the Company or any of its Subsidiaries.

(c) Notwithstanding any other representation or warranty in Article III of this Agreement, the representations and warranties contained in this Section 3.11 constitute the sole representations and warranties of the Company regarding matters relating to any Environmental Law.

3.12.  Taxes.

(a) The Company and each of its Subsidiaries (i) have timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them, and all such filed Tax Returns are true, complete and correct in all material respects and (ii) have withheld and paid over to the appropriate Tax authority all material Taxes that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party.

(b) There are no pending or threatened in writing, audits (or other similar proceedings initiated by a Governmental Entity) in respect of material Taxes or material Tax matters to which the Company or any Subsidiary is a party. The Company and each of its Subsidiaries have paid all material Taxes due and payable, whether or not shown as due on any Tax Return, or has made a provision for the payment of all material Taxes that are due or claimed to be due from it by any Governmental Entity.

(c) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (excluding any agreement or arrangement entered into in the ordinary course of business that is (i) between or among the Company or any of its Subsidiaries or (ii) not primarily related to Taxes). Within the past two years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code. Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(d) As of the date hereof, neither the Company nor any of its Subsidiaries has executed (or had executed on its behalf) any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or Tax Returns.

(e) There are no liens for Taxes upon any assets of the Company or any of its Subsidiaries other than Permitted Liens.

(f) Neither the Company nor any of its Subsidiaries has (i) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or non-U.S. law that is currently in effect; or (ii) extended the time within which to file any Tax Return (other than an automatic extension not requiring the consent of any taxing authority), which Tax Return has since not been filed.

(g) Neither the Company nor any of its Subsidiaries has agreed to, requested, or is required to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) by reason of a change in accounting method or otherwise, which adjustments would apply after the Merger.

(h) All elections made under Treasury Regulation Section 301.7701-3 for the Company and its Subsidiaries are set forth on Section 3.12 of the Company Disclosure Schedule.

(i) No Subsidiary of the Company owns any share of capital stock of the Company.

3.13.  Intellectual Property.

(a) Section 3.13(a) of the Company Disclosure Schedule sets forth a list of all Intellectual Property owned by the Company or any of its Subsidiaries (the “Owned Intellectual Property”) that is (i) a trademark that is registered or subject to an application for registration or a pending or issued patent or (ii) a registered copyright that is material to the business of the Company and its Subsidiaries (the “Registered Intellectual Property”). The Owned Intellectual Property is not subject to any Lien other than Permitted Liens (subject to any right, title or interest that any Governmental Entity may have in or to any Owned Intellectual Property). Each item of Registered Intellectual Property and each unregistered copyright in Software owned by the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries and is licensed as a product by the Company or any of its Subsidiaries to its customers is, as applicable, valid, subsisting and enforceable and, to the Knowledge of the Company, no Owned Intellectual Property is being infringed or misappropriated by any third party, except in each case, as would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

(b) Section 3.13(b) of the Company Disclosure Schedule sets forth a list of all license agreements that are material to the business of the Company and its Subsidiaries pertaining to Intellectual Property to which the Company or any of its Subsidiaries is a party as a licensor or licensee (excluding any (i) “shrink-wrap” or “off-the-shelf” or other types of Software licenses that are based on standardized terms (regardless of whether negotiated or modified), (ii) Software licenses (x) to be assigned or otherwise transferred to any Governmental Entity in connection with a Government Contract, or (y) with a replacement cost or annual license fee of less than $100,000, (iii) non-exclusive licenses granted in the ordinary course of business to any customer (other than a Governmental Entity), (iv) licenses to or from any Governmental Entity, and (v) open source licenses) (the “IP Licenses”). Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect or as set forth on Section 3.13(b) of the Company Disclosure Schedule, (i) the Company and its Subsidiaries have sufficient rights to use all Intellectual Property necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, (ii) the Company and its Subsidiaries have not received any written notice of claim since the Applicable Date and no claims are pending or, to the Knowledge of the Company, have been threatened since the Applicable Date, that allege that the Company or any of its Subsidiaries has infringed or misappropriated or is infringing or misappropriating the Intellectual Property rights of any Person and (iii) the operation of the business of the Company and its Subsidiaries has not since the Applicable Date infringed or misappropriated, and does not, as currently conducted, infringe or misappropriate the Intellectual Property rights of any other Person.

(c) Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Company or its Subsidiaries, to the extent applicable, have not knowingly incorporated copyrighted material in any deliverable Data to the Government that is a material component of such deliverable Data without notice or Government approval unless the Company or its Subsidiaries (i) is the owner of the copyright or (ii) has obtained for the Government rights in, or a license or other right to use, the copyright as applicable and to the extent necessary under any Government Contract. For purposes of this Section 3.13, the term “Data” shall have the meaning set forth in 48 CFR 52.227-14 (2007).

3.14.  Properties.

(a) Except as does not constitute a Company Material Adverse Effect, the Company or one of its Subsidiaries has good and valid title to each parcel of real property owned by the Company or any of its Subsidiaries (the “Company Owned Property”), free and clear of all Liens, other than Permitted Liens. Section 3.14(a) of the Company Disclosure Schedule sets forth a true and complete list of all Company Owned Property as of the date hereof.

(b) Except as does not constitute a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries has a good and valid leasehold interest in each material parcel of real property leased by the

Company or any of its Subsidiaries (the “Company Leased Property” and together with the Company Owned Property, the “Company Real Property”) pursuant to a lease (the “Company Leases”), (ii) each Company Lease is valid and binding on the Company and each of its Subsidiaries that is a party thereto and is in full force and effect, and (iii) neither the Company nor any of its Subsidiaries is in violation of, or default under, any Company Lease. Section 3.14(b) of the Company Disclosure Schedule sets forth a true and complete list of all Company Leased Property as of the date hereof.

(c) Except as does not constitute a Company Material Adverse Effect, the Company or one of its Subsidiaries has good and valid title to, or valid and enforceable rights to use under existing franchises, easements or licenses, or valid and enforceable leasehold interests in, all of the material personal property purported to be owned or leased by the Company or any of its Subsidiaries on the unaudited consolidated balance sheet of the Company as of December 31, 2010 included in the Company Reports, free and clear of all Liens, other than Permitted Liens, except to the extent disposed of in the ordinary course of business since December 31, 2010.

3.15.  Material Contracts.

(a) Except for this Agreement, for Contracts filed as exhibits to the Company Reports or as disclosed in Section 3.15(a) of the Company Disclosure Schedule, as of the date of this Agreement (i) neither the Company nor any of its Subsidiaries is a party to, and (ii) none of the Company, any of its Subsidiaries, or any of their respective properties, assets or rights is bound by:

(i) any Contract that is or would be required to be filed by the Company as a “material contract” with the SEC pursuant to Item 601(b)(10) of Regulation S-K or disclosed by the Company on Form 8-K;

(ii) any limited liability company agreement, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture (excluding any Teaming Agreement) that is material to the business of the Company and its Subsidiaries, taken as a whole, other than any such limited liability company, partnership or joint venture that is a Subsidiary of the Company;

(iii) any Contract (other than among consolidated Subsidiaries of the Company or capital or operating leases) relating to (x) indebtedness for borrowed money or (y) any interest rate, currency or commodity derivatives or hedging transactions;

(iv) any Contract (other than any Teaming Agreement) that purports to limit the right of the Company or any of its Subsidiaries to engage or compete in any line of business or to compete with any Person or operate in any location, in each case in any respect material to the business of the Company and its Subsidiaries, taken as a whole;

(v) any Contract entered into since the Applicable Date relating to an acquisition, divestiture, merger or similar transaction that contains representations, covenants, indemnities or other obligations (including payment, indemnification, purchase price adjustment, “earn-out” or other contingent obligations) of the Company or any of its Subsidiaries that are still in effect and would reasonably be expected to result in payments by the Company or any of its Subsidiaries in excess of $250,000;

(vi) any Contract that obligates the Company to make any capital commitment or expenditure (including pursuant to any joint venture) in excess of $1,000,000;

(vii) any individual Contract with an employee of the Company or any of its Subsidiaries that provides for compensation in any fiscal year that is equal to or greater than $400,000 (excluding any compensation related to expatriate costs and expenses, such as expatriate allowance, expatriate bonus, assignment completion bonus, post differential/hardship pay, post or cost of living allowance, education allowance, housing or living quarters allowance, relocation expenses, repatriation allowance, automobile allowance, language courses and orientation, travel costs, cost for tax assistance and preparation, and temporary housing costs), other than any offer letter or similar employment arrangement that can be terminated without express liability post-termination other than severance paid in the ordinary course of business; and

(viii) any Contract that prohibits the pledging of capital stock of the Company or any Subsidiary of the Company or prohibits the issuance of guarantees by any Subsidiary of the Company.

“Material Contract” means (i) each Contract of the type described in clauses (i) through (viii) above, (ii) each IP License, (iii) each of the top 50 Contracts, based on fiscal year 2011 projected revenue, (iv) the Contracts listed in Section 3.15(a)(ix) of the Company Disclosure Schedule, and (v) each of the top 25 current subcontract agreements, based on total value.

(b) Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect: (i) each Material Contract is valid and binding on the Company and each of its Subsidiaries party thereto, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except to the extent such Material Contract has previously expired in accordance with its terms, (ii) none of the Company, its Subsidiaries, or, to the Knowledge of the Company, the other parties thereto, is in violation of, or default under, any provision of any Material Contract, (iii) to the Knowledge of the Company, no party to any Material Contract has committed or failed to perform any act under and no event has occurred which, with or without notice, lapse of time or both, would constitute a material default under the provisions of such Material Contract and (iv) neither the Company nor any of its Subsidiaries has received written notice from any other party to a Material Contract that such party intends to terminate or not renew such Material Contract.

(c) The Company has made available to Parent true and complete copies of (including all amendments or modifications to), all Material Contracts (other than (i) those filed as exhibits to Company Reports and (ii) those in clause (ix) that are not permitted to be disclosed pursuant to applicable Law or contractual confidentiality restrictions).

3.16.  Labor Relations and Employment.  Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, (i) since the Applicable Date, there has been no material labor strike, dispute, slowdown, work stoppage, concerted refusal to work overtime, lockout or other material labor dispute pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries and (ii) the Company and each of its Subsidiaries are in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety and health requirements, plant closings, wages and hours, employee classification, withholding of taxes, employment discrimination, disability rights or benefits, equal opportunity, labor relations, employee leave issues and unemployment insurance and related matters. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, except as may be required by foreign Law with respect to the Excluded Subsidiaries.

3.17.  Insurance.  Except as would not constitute a Company Material Adverse Effect, (i) the Company and its Subsidiaries own or hold policies of insurance, or are self-insured, in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Company and its Subsidiaries, and (ii) all such material insurance policies are in full force and effect, no notice of cancellation or modification has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder.

3.18.  Opinion of Financial Advisors; Brokers.

(a) Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) has delivered to the Special Committee on or prior to the date of this Agreement an opinion to the effect that, as of the date of such opinion and subject to the various assumptions and qualifications set forth therein, the Per Share Merger Consideration to be received by holders of Shares (other than Volgenau and its Affiliates) is fair, from a financial point of view, to such holders. A copy of such opinion will be delivered, solely for informational purposes, to Parent following receipt thereof by the Special Committee.

(b) Except for Houlihan Lokey (the fees and expenses of which will be paid by the Company), no broker, finder, financial advisor, investment banker or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has provided to Parent complete and correct copies of all Contracts under which any such fees or expenses are payable or relating to the engagement of Houlihan Lokey in connection with the transactions contemplated by this Agreement.

3.19.  Government Contracts.

(a) Except as set forth in Section 3.19(a) of the Company Disclosure Schedule, with respect to the Company and its Subsidiaries’ top 50 Contracts, based on fiscal year 2011 projected revenue, the Contracts listed in Section 3.15(a)(ix) of the Company Disclosure Schedule, and the top 25 current subcontract agreements, based on total value: (i) the Company and each of its Subsidiaries since the Applicable Date have complied in all material respects with the material terms and conditions thereof and applicable Laws thereto; (ii) the representations and certifications made by or on behalf of the Company and its Subsidiaries in or pursuant thereto were accurate and complete in all material respects when made and the Company and its Subsidiaries have complied in all material respects with all such representations and certifications; and (iii) since the Applicable Date, no written notice of termination for convenience, default or breach of applicable material term, condition, Law, representation, or certification, or cure notice or show cause that are currently in effect have been received in writing by the Company or any of its Subsidiaries.

(b) Except as set forth on Section 3.19(b) of the Company Disclosure Schedule, since the Applicable Date, to the Knowledge of the Company (i) none of the directors or officers of the Company or any of its Subsidiaries has been or is under administrative, civil or criminal investigation, indictment or information by any U.S. Governmental Entity (except as to routine security investigations), (ii) there has not been, and there is not currently pending or threatened, any material audit or investigation (other than routine audits) by any U.S. Governmental Entity, including with respect to any alleged or actual irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid, and (iii) neither the Company nor any of its Subsidiaries has, in accordance with 48 C.F.R. 9.4, made a disclosure or entered into a consent order or administrative agreement with respect to any alleged or actual irregularity, misstatement or omission arising under a Government Contract, except where any such alleged or actual irregularity, misstatement or omission would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

(c) Except as set forth on Section 3.19(c) of the Company Disclosure Schedule, there are no material outstanding claims against the Company or any of its Subsidiaries by a U.S. Governmental Entity or by any prime contractor, subcontractor, or vendor arising under any Government Contract.

(d) Except as set forth on Section 3.19(d), since the Applicable Date, neither the Company, nor its Subsidiaries, has been or is suspended, debarred or proposed for suspension or debarment from doing business with a Governmental Entity, or has been or is the subject of a finding of non-responsibility or ineligibility for U.S. Government or non-U.S. Government contracting.

(e) Except as set forth on Section 3.19(e), since the Applicable Date, and to the Knowledge of the Company (i) no material payment due to the Company or any of its Subsidiaries pertaining to a Government Contract has been withheld, recouped, or set-off, nor has any material claim been made to withhold, recoup or set-off any payment (except as may be required as a standard withholding in accordance with the payment or award fee terms of the applicable Government Contract); and (ii) none of the U.S. Government Contracts has incurred, or currently projects to incur, a material annual cost overrun, in excess of any amount accrued on the Company’s financial statements in accordance with GAAP, except in the case of clauses (i) and (ii) above, for such withholdings, recoupment, set-offs and cost overruns that would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

(f) The Company and its Subsidiaries have all of the facility and personnel security clearances necessary to conduct the business of the Company and its Subsidiaries as currently being conducted in all material respects. The Company and its Subsidiaries hold and, at all relevant times since July 1, 2008 held, at least a “satisfactory” rating from the Defense Security Service (“DSS”) with respect to the facility security clearances.

3.20.  Export Controls.  Section 3.20 of the Company Disclosure Schedule sets forth the registrations and material licenses of the Company and its Subsidiaries with the Directorate of Defense Trade Controls,

U.S. Department of State under the ITAR and/or Bureau of Industrial Security, U.S. Department of Commerce under the Export Administration Regulations.

3.21.  Affiliate Transactions.  Except as set forth in Section 3.21 of the Company Disclosure Schedule, there are no, and since the Applicable Date there have not been, any transactions, Contracts, agreements, arrangements or understandings or series of related transactions, Contracts, agreements, arrangements or understandings (each, an “Affiliate Transaction”), nor are there any of the foregoing currently proposed, that (if proposed but not having been consummated or executed, if consummated or executed) would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company Reports filed prior to the date hereof. The Company has made available to Parent copies of each Contract or other relevant documentation (including any amendments or modifications thereto) available as of the date of this Agreement with respect to each Affiliate Transaction. There are no fees payable by the Company or any of its Subsidiaries to Volgenau arising out of or relating to the Merger or the other transactions contemplated hereby.

3.22.  No Other Representations or Warranties.

(a) Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, assets, liabilities, condition (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties, including with respect to any oral or written information furnished or made available to Parent, Merger Sub or any of their Affiliates in the course of their due diligence of the Company and its Subsidiaries, the negotiation of this Agreement or in the course of the Merger and the other transactions contemplated hereby. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Parent, Merger Sub or any of their Affiliates or Representatives with respect to any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses.

(b) Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that none of Parent, Merger Sub or any other Person has made or making any representations or warranties relating to Parent or Merger Sub whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article IV, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent or Merger Sub furnished or made available to the Company or any of its Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the corresponding sections or subsections of the disclosure schedule delivered to the Company by Parent on the date of this Agreement (the “Parent Disclosure Schedule”) (it being agreed and acknowledged that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to the extent the relevance of such item is reasonably apparent from the face of such disclosure), Parent and Merger Sub each hereby represents and warrants to the Company as follows:

4.1.  Organization, Standing and Power.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where any such failure to be so qualified or in good standing would not, individually or in the aggregate, constitute a Parent Material Adverse Effect. Parent has made available to the Company complete and correct copies of

Parent’s and Merger Sub’s certificates of incorporation and by-laws (or similar governing instruments), each as amended to the date of this Agreement.

4.2.  Corporate Authority and Approval.  No vote of holders of capital stock of Parent is necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and consummate the Merger and the other transactions contemplated by this Agreement, subject to adoption of this Agreement by Parent as the sole stockholder of Merger Sub, which shall occur (and evidence of which will be provided to the Company) immediately, and in any event on the date of the execution of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

4.3.  No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, do not and will not (i) conflict with or violate the certificate of incorporation or by-laws of Parent or Merger Sub, or (ii) result in any breach or violation of or constitute a default under, or give rise to any right of termination, acceleration or other alteration in the rights under, any material Contract not otherwise terminable by either party thereto upon 90 days or less notice to which Parent or Merger Sub is a party or by which any of their respective properties, assets or rights are bound or (iii) assuming compliance with the matters set forth in Section 4.3(b), violate any provision of Law applicable to Parent or Merger Sub, except, in the case of clauses (ii) and (iii) above, for any such conflict, violation, breach, default, termination, acceleration, alteration or other occurrence that would not, individually or in the aggregate, constitute a Parent Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation of the Merger and the other transactions contemplated hereby by Parent and Merger Sub, do not and will not require any consent, approval, authorization, waiver, registration, declaration or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder, (ii) the applicable requirements of the HSR Act, and the rules and regulations promulgated thereunder, (iii) the applicable requirements of the NYSE, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (v) the applicable requirements under the NISPOM, (vi) the applicable requirements under Title 22, Section 122.4 of the ITAR, (vii) the applicable requirements of the FAR, and (viii) any such consent, approval, authorization, waiver, registration, declaration, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, constitute a Parent Material Adverse Effect.

4.4.  Litigation.  There are no Actions pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub, or outstanding Orders by which Parent or Merger Sub are subject or bound that would, individually or in the aggregate, constitute a Parent Material Adverse Effect.

4.5.  Financing.

(a) Parent has delivered to the Company true, complete and correct copies of (i) an executed commitment letter, dated as of the date hereof, between Parent and the Guarantors (the “Equity Commitment Letter”), pursuant to which the Guarantors has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein (the “Equity Financing”), (ii) an executed rollover commitment letter (the “Rollover Letter”) from the Rollover Stockholder to contribute to Parent, directly or indirectly and subject to the terms and conditions therein, the amount of Shares set forth therein (the “Rollover Investment”) and (iii) executed commitment letters, dated as of the date hereof, among Parent, Merger Sub and the counterparties thereto (the “Debt Commitment Letters” and, together with the Equity Commitment Letter, the “Financing Letters”), pursuant to which the counterparties thereto have committed, subject to the terms and conditions thereof, to lend the amounts set forth therein (the “Debt Financing” and, together with the Equity Financing, the “Financing”). Parent has also delivered to the Company a true, complete and correct copy of any fee letter in connection with the Debt Commitment Letters (it being understood that any such fee letter provided to the Company may be redacted to omit the numerical amounts provided therein) (any such fee letter, a “Fee Letter”).

(b) None of the Financing Letters nor the Rollover Letter has been amended or modified prior to the date of this Agreement (provided that the existence or exercise of the “flex” provisions contained in the Fee Letters shall not constitute an amendment or modification of the Financing Letters), and, as of the date hereof, the respective commitments contained therein have not been withdrawn, terminated or rescinded in any respect. As of the date hereof, there are no other agreements, side letters or arrangements to which Parent or Merger Sub is a party relating to the funding or investing, as applicable, of the full amount of the Financing or the Rollover Investment other than (x) as expressly set forth in the Financing Letters and the Rollover Letter and delivered to the Company prior to the entry into force of this Agreement, and (y) the Fee Letters.

(c) Assuming the accuracy in all material respects of the representations and warranties of the Company set forth in Section 3.2 of this Agreement as of the Closing Date and performance by the Company in all material respects of its obligations under Section 5.1, the amount of funds to be provided pursuant to the Financing Letters, if funded in accordance with the terms of the Financing Letters and the contribution contemplated by the Rollover Letter will be sufficient to (i) pay the Total Common Stock Merger Consideration and the amounts payable pursuant to Section 2.8, (ii) repay the principal and interest on all indebtedness outstanding under the Credit Facility, and (iii) pay all fees and expenses required to be paid at the Closing by Parent or Merger Sub in connection with the Merger and the Financing.

(d) As of the date hereof, the Financing Letters and the Rollover Letter are in full force and effect and constitute the legal, valid and binding obligations of Parent and Merger Sub, as applicable, and, to the Knowledge of Parent, the other parties thereto (subject to the Bankruptcy and Equity Exception). Other than as expressly set forth in the Rollover Letter, Financing Letters, and any related Fee Letter, there are no conditions precedent or other contingencies related to the funding of the full net proceeds of the Financing (including any “flex” provisions) under any agreement relating to the Financing to which Parent or any of its Affiliates is a party. The Rollover Letter contains all of the conditions precedent to the obligations of the parties thereunder to make the contribution to Parent described therein. As of the date hereof, no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to the Knowledge of Parent, any of the other parties thereto, under the Financing Letters or the Rollover Letter. Subject to satisfaction of the conditions set forth in Sections 6.1 and 6.2, as of the date of this Agreement, Parent has no reason to believe that it will be unable to satisfy on a timely basis any condition of closing to be satisfied by it contained in the Financing Letters. As of the date hereof, Parent and Merger Sub have fully paid, or caused to be fully paid, all commitment or other fees which are due and payable on or prior to the date hereof pursuant to the terms of the Financing Letters.

4.6.  Limited Guarantee.  Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company the duly executed Limited Guarantee. The Limited Guarantee is in full force and effect and is the valid, binding and enforceable obligation of the Guarantors, subject to the Bankruptcy and Equity Exception. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantors under the Limited Guarantee.

4.7.  Capitalization of Merger Sub.  The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which were duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

4.8.  Solvency.  Assuming (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects as of the Effective Time, (ii) that the most recent financial forecasts relating to the Company made available to Parent by the Company prior to the date of this Agreement have been prepared in good faith and on assumptions that were reasonable at the time such forecasts were prepared and continue to be reasonable and (iii) satisfaction of the conditions to Parent’s obligation to consummate the Merger, after giving effect to the transactions contemplated by this Agreement (including the Financing, the Rollover Investment, the payment of the Total Common Stock Merger Consideration, the Total Option Cash Payments, the Total Restricted Stock Award Payments and all other amounts required to be paid in connection with the consummation of the Merger and the other transactions contemplated hereby, including payment of all related fees and expenses), the Surviving Corporation and its Subsidiaries taken as a whole will be Solvent at and as of the Effective Time and as of immediately after the Effective Time.

4.9.  Absence of Certain Agreements.  As of the date of this Agreement and except for the Rollover Letter and the Voting Agreement, neither Parent nor any of its Affiliates has entered into any Contract, or authorized, committed or agreed to enter into any Contract, pursuant to which (a) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration in respect of its Shares or pursuant to which any stockholder of the Company agrees to vote to adopt this Agreement or the Merger, or agrees to vote against any Superior Proposal, or (b) any current employee of the Company has agreed to remain as an employee of the Company or any of its Subsidiaries following the Effective Time.

4.10.  Brokers.  No broker, finder, financial advisor, investment banker or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company could have any liability.

4.11.  No Other Representations or Warranties.

(a) Except for the representations and warranties made by Parent and Merger Sub in this Article IV, none of Parent, Merger Sub or any other Person makes any express or implied representation or warranty with respect to Parent or Merger Sub or their respective businesses, assets, liabilities, condition (financial or otherwise) or prospects, and Parent and Merger Sub hereby disclaim any such other representations or warranties, including with respect to any oral or written information furnished or made available to the Company, its Subsidiaries or any of their Affiliates or Representatives in the course of their negotiation of this Agreement or in the course of the Merger and the other transactions contemplated hereby, except for the representations and warranties made by Parent and Merger Sub in this Article IV.

(b) Notwithstanding anything contained in this Agreement to the contrary, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any other Person has made or is making any representations or warranties relating to the Company whatsoever, express or implied, beyond those expressly given by the Company in Article III, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, Merger Sub or any of their Representatives. Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent, Merger Sub or any of their Representatives.

ARTICLE V

COVENANTS

5.1.  Interim Operations.

(a) The Company covenants and agrees that, after the date hereof and prior to the Effective Time, except as expressly contemplated or permitted by this Agreement or required by applicable Law or with the prior written approval of Parent (which shall not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course. To the extent consistent with the foregoing and except as otherwise consented to by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company and its Subsidiaries shall use their respective reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, and other Persons with whom the Company or its Subsidiaries has a material business relationship. Without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time, except (w) as otherwise expressly contemplated or permitted by this Agreement, (x) with the prior written approval of Parent (not to be unreasonably withheld, delayed or conditioned), (y) as required by applicable Law or (z) as set forth in Section 5.1(a) of the Company Disclosure Schedule, the Company will not and will not permit any of its Subsidiaries to:

(i) amend its certificate of incorporation or by-laws or other applicable governing instruments;

(ii) merge or consolidate the Company or any of its Subsidiaries with any other Person;

(iii) make any acquisition (whether by merger, consolidation, or acquisition of stock or assets) of any interest in any Person or any division or assets thereof other than (A) acquisitions in the ordinary course of business with a value or purchase price in the aggregate not in excess of $2,000,000 in any transaction or series of related transactions, or (B) acquisitions pursuant to Contracts in effect as of the date of this Agreement, true and complete copies of which have been made available to Parent;

(iv) issue, sell, pledge, grant, transfer, encumber or otherwise dispose of any shares of capital stock of the Company or any of its Subsidiaries, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of the Company or any of its Subsidiaries (other than (A) the issuance of shares of Class A Common Stock upon the settlement of Company Options or Company Restricted Stock Awards, (B) in satisfaction of obligations pursuant to Contracts or Plans existing as of the date hereof, (C) by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, (D) the issuance of equity awards permitted by clause (xii) below or (E) the issuance of shares of Class A Common Stock pursuant to the terms of an ESPP offering permitted under Section 2.8(c));

(v) make any loans, advances (other than pursuant to Government Contracts in the ordinary course of business) or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly-owned Subsidiary of the Company) in excess of $2,000,000 in the aggregate;

(vi) declare, set aside, establish a record date for, make or pay any dividend or other distribution (whether payable in cash, stock, property or otherwise) with respect to any of its capital stock (except dividends paid by any direct or indirect wholly-owned Subsidiary to the Company or to any other direct or indirect wholly-owned Subsidiary);

(vii) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than the acquisition of any shares of Class A Common Stock tendered by current or former employees or directors in order to pay Taxes in connection with the settlement of Company Options or Company Restricted Stock Awards and other than in connection with a customary cashless exercise of Company Options);

(viii) incur or enter into any agreement to incur any indebtedness for borrowed money or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person (other than the Company or any direct or indirect wholly-owned Subsidiary of the Company) for borrowed money, except to fund operations in the event the U.S. Congress allows for a lapse in federal agencies’ authority to appropriate funds or curtails funding for nonessential activities in certain federal agencies or departments under the Company’s existing revolving credit facility in an aggregate amount not to exceed the maximum amount authorized under that agreement at any time to be outstanding;

(ix) except (A) as set forth in Section 5.1(a)(ix) of the Company Disclosure Schedule, (B) in the ordinary course of business or (C) for expenditures related to operational emergencies, make or authorize any capital expenditure in excess of $2,000,000 in the aggregate;

(x) settle or compromise any litigation, claim or other proceeding against the Company or any of its Subsidiaries other than settlements or compromises where the amounts paid by the Company or any of its Subsidiaries in settlement or compromise do not exceed $2,000,000, in the aggregate; provided that the foregoing shall not permit the Company or any of its Subsidiaries to settle any litigation, claim or other proceeding that would impose material restrictions or changes on the business or operations of the Company or any of its Subsidiaries;

(xi) transfer, sell, lease, license, mortgage, pledge, surrender, abandon or allow to lapse or expire or otherwise dispose of, or grant any Lien other than any Permitted Lien on, any material amount of assets, rights (including Intellectual Property), properties, product lines or businesses of the Company or its Subsidiaries, other than (A) in the ordinary course of business, (B) pursuant to Contracts existing as of the date hereof or (C) transactions solely among the Company and/or its wholly-owned Subsidiaries;

(xii) except to satisfy contractual obligations pursuant to Contracts, or as required under Plans existing as of the date hereof or as set forth in Section 5.1(a)(xii) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, (A) grant, pay or commit to grant or pay any material severance or termination pay, (B) enter into any Plan with any director or executive officer of the Company, (C) adopt any new employee benefit plan or arrangement or amend, modify or terminate any existing Plan or ERISA Plan in a manner that materially increases the cost associated with such Plan or ERISA Plan, (D) make any new equity awards to any current or former director, executive officer, employee or consultant of the Company or any of its Subsidiaries, (E) otherwise increase or commit to increase any compensation or employee benefits payable to any director, officer or employee of the Company or any of its Subsidiaries or (F) fund or in any way secure any payments or benefits under any Plan;

(xiii) adopt or enter into a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

(xiv) (A) modify, amend or terminate any Material Contract other than (1) in the ordinary course of business consistent with past practice or (2) modifications or amendments which are immaterial, or (B) enter into any new Contract or agreement that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 3.15(a) of the Company Disclosure Schedule as a Material Contract other than in the ordinary course of business consistent with past practice (it being understood that the foregoing exception to this clause (B) shall not permit the entry into any Contract with an Affiliate or a “related person” (as such term is defined in item 404(a) of Regulation S-K under the Exchange Act));

(xv) except as may be required by a change in GAAP or applicable Law, make any material change in its financial accounting principles, policies, or practices;

(xvi) (A) make any Tax election or take any position on a Tax Return filed on or after the date of this Agreement or adopt any method therein that is inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods unless such position, election or method is pursuant to applicable Law or the Code, (B) enter into any settlement or compromise of any Tax liability, (C) file any amended Tax Return that would result in a change in Tax liability, taxable income or loss, (D) change any annual Tax accounting period, (E) enter into any closing agreement relating to any Tax liability, or (F) give or request any waiver of a statute of limitation with respect to any Tax Return, provided, that such election, settlement, amended Tax Return or any other action described in the foregoing portion of this Section 5.1(a)(xvi) shall not require prior written consent of Parent if all such actions, in the aggregate, would not reasonably be expected to result in a cost to the Company and its Subsidiaries in excess of $500,000; or

(xvii) agree, authorize or commit to do any of the foregoing.

(b) Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or any of its Subsidiaries’ operations prior to the Effective Time.

5.2.  Acquisition Proposals.

(a) Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 12:01 a.m. (New York time) on the 30th day after the date of this Agreement (the “No Shop Period Start Date”), the Company and its Subsidiaries and Representatives shall have the right to (i) initiate, solicit and encourage any inquiry or the making of any proposal or offer that constitutes an Acquisition Proposal, including by providing access to non-public information to any Person pursuant to a confidentiality agreement containing terms that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (it being understood that, notwithstanding the terms of the Confidentiality Agreement, such confidentiality agreement need not prohibit the making or amendment of Acquisition Proposals) or, to the extent applicable, pursuant to a confidentiality agreement entered into prior to the date of this Agreement (any such confidentiality agreement, an “Acceptable Confidentiality Agreement”); provided that the Company shall promptly make available to Parent and Merger Sub any non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access that was not previously made available to Parent or Merger Sub and (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Persons or groups of Persons with respect to any Acquisition Proposals and cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposals. The parties hereto agree that, notwithstanding the occurrence of the No Shop Period Start Date, the Company may continue to engage in the activities described in clause (ii) above with respect to each Excluded Party until 15 days after the No Shop Period Start Date (the “Cut-off Date”). No later than two Business Days after the No Shop Period Start Date, the Company shall provide Parent in writing a complete list of all Excluded Parties (including the identity of each Excluded Party) and shall provide to Parent (i) an unredacted copy of any Acquisition Proposal made in writing provided to the Company or any of its Subsidiaries (including any financing commitments relating thereto, which shall include any fee letters (it being understood that any such fee letter may be redacted to omit the numerical amounts provided therein)) and (ii) a written summary of the material terms of any Acquisition Proposal not made in writing (including any financing commitments and any fee letters relating thereto (it being understood that any such fee letter may be redacted to omit the numerical amounts provided therein)).

(b) Except as may relate to any Excluded Party until the Cut-off Date or as expressly permitted by this Section 5.2, from the No Shop Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, the Company and its Subsidiaries shall not, and the Company shall instruct and use its reasonable best efforts to cause its Representatives not to, (i) initiate, solicit or knowingly encourage any inquiry or the making of any proposal or offer that constitutes an Acquisition Proposal, (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or provide any non-public information or data concerning the Company or any of its Subsidiaries to any Person relating to, an Acquisition Proposal or afford to any Person access to the business, properties, assets or personnel of the Company or any of its Subsidiaries in connection with an Acquisition Proposal, (iii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement (other than an Acceptable Confidentiality Agreement as permitted pursuant to Section 5.2(c)) relating to an Acquisition Proposal (an “Alternative Acquisition Agreement”), (iv) grant any waiver, amendment or release under any standstill or confidentiality agreement or any Takeover Statute, or (v) otherwise knowingly facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt by any Person to make an Acquisition Proposal. Except as may relate to any Excluded Party until the Cut-off Date or as expressly permitted by this Section 5.2, from and after the No Shop Period Start Date, the Company and its officers and directors shall, and the Company shall instruct and cause the Company’s Representatives, its Subsidiaries and their Representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal, and as promptly as practicable thereafter deliver a written notice to each such Person to the effect that the Company is ending all discussions and negotiations with such

Person with respect to any Acquisition Proposal, effective immediately, which notice shall also request such Person to promptly return or destroy all confidential information concerning the Company and its Subsidiaries and the Company shall take all reasonable necessary actions to secure its rights and ensure the performance of any such Person’s obligations under any applicable confidentiality agreement (including enforcement of any applicable “standstill” provision).

(c) Notwithstanding anything to the contrary contained in Section 5.2(b), at any time following the No Shop Period Start Date and prior to the time the Company Stockholder Approval is obtained, if the Company receives a bona fide, written Acquisition Proposal from any Person, (i) the Company and its Representatives may provide information (including non-public information and data) regarding, and afford access to, the business, properties, assets, books, records and personnel of, the Company and its Subsidiaries in response to a request therefor by such Person if the Company receives from such Person (or has received from such Person) an executed Acceptable Confidentiality Agreement and (ii) the Company and its Representatives may engage in, enter into, continue or otherwise participate in any discussions or negotiations with such Person with respect to such Acquisition Proposal, if and only to the extent that prior to taking any action described in clause (i) or (ii) above, (x) the Company Board determines in good faith (after consultation with outside legal counsel) that (A) failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties to stockholders under applicable Law and (B) based on the information then available and after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (y) the Company shall give written notice to Parent of any such determination by the Company Board. The Company shall promptly provide Parent with copies of any information or materials regarding the Company and its Subsidiaries provided or made available to such other Person which were not previously made available to Parent.

(d) Except as set forth in this Section 5.2(d), the Company Board shall not (i) change, withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation with respect to the Merger or fail to include the Company Recommendation in the Proxy Statement (any of the foregoing, a “Change of Recommendation”), (ii) authorize, adopt, approve, recommend or declare advisable, or propose to authorize, adopt, approve, recommend or declare advisable (publicly or otherwise), an Acquisition Proposal, or (iii) cause or permit the Company to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Company Stockholder Approval is obtained, the Company Board may (x) if an event, fact, development or occurrence that affects the business, assets or operations of the Company that is unknown to the Company Board as of the date of this Agreement becomes known to the Company Board (an “Intervening Event”), effect a Change of Recommendation or (y) if the Company receives a written Acquisition Proposal that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, approve, recommend or declare advisable, and authorize the Company to enter into an Alternative Acquisition Agreement with respect to, such Superior Proposal and terminate this Agreement pursuant to Section 7.3(a) if, in the case of either of clause (x) or (y):

(i) the Company Board determines in good faith, after consultation with outside legal counsel, that failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to stockholders under applicable Law and the Company shall have complied with all of its obligations under this Section 5.2;

(ii) the Company shall have provided prior written notice to Parent, at least four Business Days in advance, that it intends to effect a Change of Recommendation or terminate this Agreement pursuant to Section 7.3(a), which notice shall specify the basis for the Change of Recommendation or termination and, in the case of a Superior Proposal, the identity of the party making such Superior Proposal and the material terms thereof and include copies of all relevant documents relating to such Superior Proposal;

(iii) after providing such notice and prior to effecting such Change of Recommendation or terminating this Agreement pursuant to Section 7.3(a), the Company shall have, and shall have caused its

Representatives to, negotiate with Parent and Merger Sub in good faith during such four Business Day period (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement as would permit the Company Board not to effect a Change of Recommendation or terminate this Agreement pursuant to Section 7.3(a); and

(iv) the Company Board shall have considered in good faith any changes to this Agreement offered in writing by Parent no later than 5:00 p.m., New York City time, on the fourth Business Day of such four Business Day period and shall have determined (x) in the event the Company Board’s determination pursuant to clause (d)(i) above is in response to a Superior Proposal, that such Superior Proposal would continue to constitute a Superior Proposal if such changes offered in writing by Parent were to be given effect; provided that, in the event of any material revisions to the Acquisition Proposal that the Company Board has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent in respect of such modified Acquisition Proposal and to again comply with the requirements of this Section 5.2(d) with respect to such new written notice, except that the applicable time periods for purposes of this Section 5.2(d) with respect to such new written notice shall be reduced to two Business Days from the four Business Day period otherwise contemplated or (y) in the event the Company Board’s determination pursuant to clause (d)(i) above is in response to an Intervening Event, that such changes would not affect the Company’s Board determination of the need for a Change of Recommendation in response to such Intervening Event.

(e) Nothing contained in this Section 5.2 shall be deemed to prohibit the Company or the Company Board or any committee thereof from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders), or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company); provided that any such disclosure (other than a “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed for all purposes of this Agreement to be a Change of Recommendation unless the Company Board expressly publicly reaffirms the Company Recommendation within four Business Days following any request by Parent (it being agreed that Parent may make only one such request with respect to any single such disclosure).

(f) From and after the No Shop Period Start Date, the Company shall promptly (and, in any event, within 24 hours) notify Parent (orally and in writing) if any Acquisition Proposal is received by or any non-public information is requested from the Company or any of its Representatives, indicating the identity of the Person or group of Persons making such offer or proposal and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements), and thereafter shall keep Parent reasonably informed, on a reasonably current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any discussions or negotiations, including any change in the Company’s intentions as previously notified.

(g) The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person relating to a possible Acquisition Proposal subsequent to the date of this Agreement except for an Acceptable Confidentiality Agreement as permitted or required pursuant to this Section 5.2, and neither the Company nor any of its Subsidiaries shall enter into any agreement that prohibits the Company from providing to Parent any information provided or made available to any other Person pursuant to an Acceptable Confidentiality Agreement.

(h) The Company acknowledges and agrees that any violation of the restrictions set forth in this Section 5.2 by any Representatives of the Company shall be deemed to be a breach of this Section 5.2 by the Company.

5.3.  Proxy Statement; Schedule 13E-3

(a) As promptly as practicable and in any event within fifteen Business Days after the date hereof, the Company shall prepare and file with the SEC a preliminary proxy statement relating to the Stockholders

Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”) and the Company and Parent shall jointly prepare and file the Schedule 13E-3 and the Company and Parent shall reasonably cooperate with each other in connection with the preparation of the foregoing. The Company agrees that, assuming Parent’s compliance with the last sentence of this Section 5.3(a), the Proxy Statement and the Schedule 13E-3 (i) will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) will not, with respect to the Proxy Statement, on the date it is first mailed to stockholders of the Company and at the time of the Stockholders Meeting and, with respect to the Schedule 13E-3, the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall cooperate with the Company in connection with the preparation and filing of the Proxy Statement and the Schedule 13E-3, including promptly furnishing to the Company in writing upon reasonable request any information relating to it as may be required to be set forth in the Proxy Statement or Schedule 13E-3 under applicable Law. Parent shall ensure that such information supplied by it in writing for inclusion (or incorporation by reference) in the Proxy Statement and the Schedule 13E-3 will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting or filed with the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement or the Schedule 13E-3 and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company or any of its Representatives and the SEC with respect to the Proxy Statement or the Schedule 13E-3. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement or the Schedule 13E-3 from the SEC and to make any amendments or filings as may be necessary in connection therewith. The Company shall cause the definitive Proxy Statement to be mailed promptly after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement; provided that the Company shall not be required to mail the Proxy Statement prior to the No Shop Period Start Date.

(c) Subject to applicable Law, the Company shall cooperate and provide Parent with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto), and the parties hereto shall cooperate and provide each other with a reasonable opportunity to review and comment on the draft Schedule 13E-3 (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with or sending such to the SEC, and the parties hereto will provide each other with copies of all such filings made and correspondence with the SEC.

5.4.  Stockholders Meeting.

(a) The Company will take, in accordance with applicable Law and its certificate of incorporation and by-laws, all reasonable action necessary to convene a meeting of holders of Shares (the “Stockholders Meeting”) within 35 days after the date of mailing of the Proxy Statement to consider and vote upon the adoption of this Agreement; provided that the Company may postpone or adjourn to a later date the Stockholders Meeting (i) with the consent of Parent, (ii) for the absence of a quorum, or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Company has determined in good faith is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders Meeting.

(b) The Company shall postpone or adjourn to a later date the Stockholders Meeting on one occasion at the request of Parent. Subject to the right of the Company Board to make a Change of Recommendation in accordance with Section 5.2(d), the Company Board shall recommend adoption of this Agreement by its stockholders at the Stockholders Meeting and shall take all reasonable lawful action to solicit such adoption of this Agreement.

(c) The Company shall establish a record date for purposes of determining stockholders entitled to notice of and vote at the Stockholders Meeting (the “Record Date”) that is approximately 35 days prior to the date of the Stockholders Meeting. Once the Company has established the Record Date, the Company shall not change such Record Date or establish a different record date for the Stockholders Meeting without the prior written consent of Parent, unless required to do so by applicable Law or the Company’s bylaws. In the event that the date of the Stockholders Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing, it shall implement such adjournment or postponement or other delay in such a way that the Company does not establish a new Record Date for the Stockholders Meeting, as so adjourned, postponed or delayed, except as required by applicable Law or the Company’s bylaws. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than procedural matters) that the Company shall propose to be acted on by the stockholders of the Company at the Stockholders Meeting.

5.5.  Reasonable Best Efforts; Filings; Other Actions.

(a) Upon the terms and subject to the conditions of this Agreement, and without limiting any express obligations of the parties hereunder, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, all obligations of the Company, Parent and Merger Sub to obtain the Financing or any other financing for the Merger and the other transactions contemplated hereby shall be governed exclusively by Sections 5.12 and 5.13, and not this Section 5.5. Without limiting the foregoing, promptly following the execution of this Agreement, each party hereto shall use its reasonable best efforts to make all registrations, filings, notifications and submissions

(i) that are required to be submitted to the Defense Security Service of the United States Department of Defense or any other United States Cognizant Security Agency in respect of the transactions contemplated by this Agreement in accordance with Paragraph 2-302(b) of the NISPOM; and

(ii) that are required to be submitted to the United Stated Department of State Directorate of Defense Trade Controls in respect of the transactions contemplated by this Agreement in accordance with the ITAR.

(b) The Company shall, and Parent and Merger Sub shall (or shall cause their respective Affiliates, if applicable, to), file with the Department of Justice and the Federal Trade Commission a Pre-Merger Notification and Report Form pursuant to the HSR Act in respect of the Merger and the other transactions contemplated hereby and duly make all notifications and other filings required under any other Regulatory Law in respect of the Merger and the other transactions contemplated hereby, in each case, as promptly as practicable after the date of this Agreement, and each party will use its reasonable best efforts to take or cause to be taken all actions necessary, including to comply promptly and fully with any requests for information from regulatory Governmental Entities, to obtain any clearance, waiver, approval or authorization, or expiration or termination of the applicable waiting periods relating to the HSR Act or other applicable Regulatory Law that is necessary to enable the parties to consummate the Merger and the other transactions contemplated hereby.

(c) The Company, Parent and Merger Sub shall each use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the Merger and the other transactions contemplated hereby under any Regulatory Law. If any Action, including any Action by a private party, is instituted (or threatened to be instituted) challenging the Merger and the other transactions contemplated hereby as violative of any Regulatory Law, each of the Company, Parent and Merger Sub shall cooperate in all respects and use its respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger and the other transactions contemplated hereby, including by pursuing all reasonable avenues of administrative and judicial appeal.

(d) Each of the Company, Parent and Merger Sub shall (i) subject to any restrictions under any Regulatory Law, to the extent practicable, promptly notify each other of any communication to that party from any Governmental Entity (including the Federal Trade Commission and the Antitrust Division of the Department of Justice) with respect to this Agreement and the Merger and the other transactions contemplated hereby and permit the other party to review in advance any proposed written communication to any Governmental Entity in respect thereof, (ii) unless required by applicable Law, not agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry with respect to this Agreement and the Merger and the other transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat, in each case to the extent practicable, (iii) subject to any restrictions under any Regulatory Law, furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and any Governmental Entity or members of its staff on the other hand, with respect to this Agreement and the Merger and the other transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements or to the attorney-client privilege or work product doctrine), and (iv) furnish the other party with such necessary information and reasonable assistance as such other party and its Affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entity in connection with this Agreement and the Merger and the other transactions contemplated hereby, including without limitation any filings necessary or appropriate under the provisions of any Regulatory Law.

(e) Notwithstanding anything in this Agreement to the contrary, Parent and Merger Sub shall take any and all action necessary, including but not limited to (i) selling or otherwise disposing of, or holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses of the Company or its Subsidiaries; (ii) terminating existing relationships, contractual rights or obligations of the Company or its Subsidiaries; (iii) terminating any venture or other arrangement; (iv) creating any relationship, contractual rights or obligations of the Company or its Subsidiaries or (v) effectuating any other change or restructuring of the Company or its Subsidiaries (and, in each case, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with any Governmental Entity in connection with any of the foregoing, and by consenting to such action by the Company, provided, in each case, that any such action shall be conditioned upon consummation of the Merger) (each a “Divestiture Action”) to ensure that no Governmental Entity enters any order, decision, judgment, decree, ruling, injunction (preliminary or permanent), or establishes any law, rule, regulation or other action preliminarily or permanently restraining, enjoining or prohibiting the consummation of the Merger, or to ensure that no Governmental Entity with the authority to clear, authorize or otherwise approve the consummation of the Merger, fails to do so by the Termination Date. In the event that any action is threatened or instituted challenging the Merger as violative of any pre-merger notification requirement or other Regulatory Law, Parent shall take all action necessary, including but not limited to any Divestiture Action, to avoid or resolve such action. Notwithstanding anything to the contrary in this Section 5.5, in no event shall this Section 5.5 require Parent or Merger Sub to take any action, including any Divestiture Action, that would reasonably be expected to result in a material adverse effect on the financial condition, business, properties, assets or results of operations of the Company and its Subsidiaries, taken as a whole.

(f) If any Divestiture Action agreed to by Parent requires action by or with respect to the Company or its Subsidiaries or its or their respective businesses or assets, and such action would constitute a breach of this Agreement, Parent hereby agrees to consent to the taking of such action by the Company or any of its

Subsidiaries, and any such action may, at the discretion of the Company, be conditioned upon the consummation of the Merger.

(g) Without limiting the generality of the foregoing, if applicable, the Company shall cooperate with and provide reasonable assistance to Parent in Parent’s efforts to obtain from DSS approval to operate the business of the Company from and after the Closing pursuant to a FOCI mitigation arrangement in accordance with the NISPOM.

(h) The Company shall cooperate and provide such reasonable assistance to Parent and Merger Sub, and Parent and Merger Sub shall cooperate and provide such reasonable assistance to the Company, as may be reasonably required in the event that any Governmental Entity requires a novation of any Government Contract. To the extent any Government Contract or Government Bid requires notification to a Governmental Entity with respect to the execution of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, the Company shall use its reasonable best efforts to make all such notifications as promptly as practicable following the execution of this Agreement.

5.6.  Access and Reports.

(a) Subject to applicable Law and, with respect to any classified or controlled unclassified materials, to the compliance by Parent, Merger Sub and each of their respective Representatives’ with any security clearance requirements and procedures or export controls requirements (to the extent determined necessary or advisable by the Company in order to comply with applicable Law), from and after the date of this Agreement to the Effective Time, upon reasonable notice, the Company shall, and shall cause each of its Subsidiaries to, (i) afford to Parent, Merger Sub and each of their respective Representatives, reasonable access, during normal business hours, to its personnel, offices and other facilities, properties, books, contracts and records and (ii) furnish or cause to be furnished such information concerning the business, properties, assets, liabilities and personnel of the Company and its Subsidiaries as Parent, Merger Sub or their respective Representatives may reasonably request; provided that the foregoing shall not require the Company to provide access or information if such action would, in the reasonable judgment of the Company, (i) violate any Contract or any obligation or agreement with respect to confidentiality or nondisclosure owing to any third-party (including any Governmental Entity) so long as the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure, (ii) constitute a waiver of the attorney-client or other privilege held by the Company or any of its Subsidiaries if the Company shall have used reasonable best efforts to disclose such information in a way that would not waive such privilege or (iii) to the extent such information relates to individual performance or personnel evaluation records, medical histories or other personnel information, subject the Company or any of its Subsidiaries to potential material liability (provided that the parties shall cooperate in seeking a manner of disclosure of such information that would not reasonably be expected to result in potential material liability to the Company or any of its Subsidiaries). Any access to the properties of the Company or any of its Subsidiaries granted pursuant to this Section 5.6(a) shall be subject to the Company’s reasonable security measures and insurance requirements, and shall not include the right to perform any invasive testing.

(b) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, (i) of any notice or other communication received by such party from any Governmental Entity in connection with the transactions contemplated by this Agreement or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) of any Action commenced or, to such party’s knowledge, threatened against, relating to or otherwise affecting such party or any of its Subsidiaries in connection with, arising from or relating to this Agreement or the Merger and the other transactions contemplated hereby (“Transaction Litigation”) and (iii) if such party becomes aware of any facts or circumstances that such party believes do, or with the passage of time are reasonably likely to, constitute a breach of this Agreement by such party or the occurrence or non-occurrence of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of the other party hereto to effect the Merger or any of the other transactions contemplated by this Agreement not to be satisfied;

provided that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of any party to effect the Merger under this Agreement.

5.7.  Publicity.

(a) The initial press release regarding the Merger shall be a joint press release by the Company and Parent and thereafter (unless the Company Board shall have effected a Change of Recommendation or in connection with Section 5.2(e), in which case the obligations set forth in this Section 5.7 shall not be applicable) the Company and Parent each shall consult with the other prior to issuing, and to the extent reasonably practicable under the circumstances give each other the opportunity to review and comment upon, any press releases or otherwise making any public announcements with respect to the Merger or any of the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except that the limitations of this Section 5.7 shall not be applicable where such public announcements or filings are (a) required by Law or by applicable obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service, or (b) made at the request of any Governmental Entity.

(b) Upon Parent’s request, (i) the Company and Parent shall cooperate to prepare, promptly following such request, a joint written presentation reasonably acceptable to both parties to Institutional Shareholder Services Inc. (and such other proxy voting advisory services reasonably requested by Parent) recommending this Agreement and the transactions contemplated hereby, including the Merger, and (ii) the Company shall request a meeting with each such proxy voting advisory service for purposes of obtaining its recommendation of the adoption of this Agreement by the Company’s stockholders.

5.8.  Employee Benefits.

(a) For a period of not less than one year following the Closing Date, the Surviving Corporation shall provide each individual who is a current employee of the Company or one of its Subsidiaries (including any current employee who is not actively at work on account of illness, disability or leave of absence) on the Closing Date (the “Affected Employees”), while employed by the Surviving Corporation or any of its Subsidiaries, with compensation and benefits that are no less favorable in the aggregate to the compensation and benefits provided to such Affected Employee as of the date of this Agreement (other than (i) equity compensation incentives, (ii) any compensation or benefits triggered in whole or in part by the consummation of the Merger and the other transactions contemplated hereby and (iii) cash incentives in respect of the Company’s fiscal year beginning on July 1, 2012). Nothing contained in this Section 5.8 shall be deemed to grant any Affected Employee any right to continued employment after the Closing Date.

(b) Parent will cause any employee benefit plans of Parent and its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) in which the Affected Employees are entitled to participate after the Closing Date to take into account for purposes of eligibility, vesting and, under any plan providing severance benefits or paid time off, level of benefits, service by such employees as if such service were with Parent or its Subsidiaries, to the same extent such service was credited under a comparable Plan (except to the extent it would result in a duplication of benefits).

(c) With respect to any employee benefit plans maintained by Parent and its Subsidiaries for the benefit of the Affected Employees following the Closing Date (“New Plans”), Parent will cause the Surviving Corporation and its Subsidiaries to (i) cause there to be waived any eligibility requirements or pre-existing condition limitations or waiting period requirements to the same extent waived under comparable Plans prior to the time coverage under the New Plans commences and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations, amounts paid by such employees during the year in which coverage under the New Plans commences under comparable Plans.

(d) From and after the Effective Time, Parent shall cause the Surviving Corporation and any successor thereto to assume, honor, fulfill and discharge the Company’s and its Subsidiaries’ obligations under the agreements or arrangements set forth on Schedule 5.8(d) of the Company Disclosure Schedule in accordance with the terms of such agreements or arrangements.

(e) Nothing contained in this Section 5.8, whether express or implied, (i) shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement or (ii) is intended to confer upon any Person (including any current or former employee, director or consultant of the Company or any of its Subsidiaries) any rights as a third-party beneficiary of this Agreement.

5.9.  Expenses.  Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, without regard to whether the Merger and the other transactions contemplated by this Agreement are consummated. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the transactions contemplated in Article II.

5.10.  Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, the Surviving Corporation agrees that it will indemnify and hold harmless, to the fullest extent permitted under applicable Law (and advance costs and expenses (including attorneys’ fees) as incurred to the fullest extent permitted under applicable Law to), each present and former director and officer of the Company (collectively, the “Indemnified Parties”) against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Parties’ service as a director or officer of the Company or any of its Subsidiaries or services performed by such persons at the request of the Company or any of its Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including, for the avoidance of doubt, in connection with (i) the transactions contemplated by this Agreement and (ii) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party.

(b) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time, to obtain and fully pay the premium for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of no less than six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable as those provided under the Company’s existing policies in effect on the date hereof with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date hereof. Notwithstanding the foregoing, (x) in no event shall the Company or the Surviving Corporation be required to expend for any such policies pursuant to this Section 5.10(b) an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance, and (y) if the annual premiums of such insurance coverage exceed such amount, the Company or the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) If the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section 5.10.

(d) The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

(e) The rights of the Indemnified Parties under this Section 5.10 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or by-laws or comparable governing documents of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the certificate of incorporation or by-laws of the Company or any of its Subsidiaries or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

5.11.  Rule 16b-3.  Prior to the Effective Time, the Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the Merger and the other transactions contemplated hereby by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

5.12.  Financing.

(a) Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Financing Letters or the Rollover Letter, if such amendment, modification or waiver would, or would reasonably be expected to, (i) (A) with respect to the Financing Letters, reduce the aggregate amount of the Financing (unless the Rollover Investment is increased by a corresponding amount) or (B) with respect to the Rollover Letter, reduce the amount of Shares to be contributed (unless the Financing is increased by a corresponding amount), or (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Financing or the contribution contemplated by the Rollover Letter or other terms in a manner that would reasonably be expected to (x) materially delay or prevent the Closing Date or (y) make the timely funding of the Financing or the contribution contemplated by the Rollover Letter, or satisfaction of the conditions to obtaining the Financing or the contribution contemplated by the Rollover Letter, materially less likely to occur. Any reference in this Agreement to (i) “Financing” shall include the financing contemplated by the Financing Letters as amended or modified in compliance with this Section 5.12, (ii) the “Rollover Investment” shall include the financing contemplated by the Rollover Letter as amended or modified in compliance with this Section 5.12 and (iii) “Financing Letters”, “Rollover Letter” or “Debt Commitment Letter” shall include such documents as amended or modified in compliance with this Section 5.12(a).

(b) Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Financing on the terms and conditions (including the flex provisions) described in the Financing Letters and any related Fee Letter, (provided that Parent and Merger Sub may amend, replace or modify the Debt Commitment Letters and any related Fee Letter to add or replace lenders, lead arrangers, bookrunners, syndication agents or similar entities or (y) otherwise amend, replace or modify, or consent to any waiver of any provision or remedy under, the Debt Commitment Letters so long as such action would not violate this Section 5.12) and the contribution contemplated by the Rollover Letter pursuant to the terms thereof, including using reasonable best efforts to (i) maintain in effect the Financing Letters and the Rollover Letter in accordance with the terms and subject to the conditions thereof, (ii) negotiate, execute and deliver definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letters on the terms and conditions (including the flex provisions) contemplated by the

Debt Commitment Letters and related Fee Letters, (iii) satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Debt Commitment Letters and such definitive agreements thereto and in the Equity Commitment Letter and the Rollover Letter, and to consummate the Financing and make the Rollover Investment at or prior to the Closing, including using its reasonable best efforts to cause the Financing Sources to fund the Financing and the Rollover Stockholder to make the Rollover Investment at the Closing, (iv) comply with its obligations under the Financing Letters and the Rollover Letter, and (v) enforce their respective rights under the Financing Letters and the Rollover Letter. Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Financing and provide to the Company copies of all executed definitive documents related to the Debt Financing. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice (x) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to the Rollover Letter, any Financing Letters or definitive document related to the Financing of which Parent and Merger Sub become aware, (y) of the receipt by Parent or Merger Sub of any written notice or other written communication from any Financing source with respect to any (A) breach, default, termination or repudiation by any party to the Rollover Letter, any Financing Letters or any definitive document related to the Financing of any provisions of the Financing Letters or any definitive document related to the Financing or (B) material dispute or disagreement between or among any parties to any Financing Letters, Rollover Letter or any definitive document related to the Financing and (z) if for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Financing or the Rollover Investment on the terms, in the manner or from the sources contemplated by the Financing Letters, the Rollover Letter or the definitive documents related to the Financing.

(c) Subject to the terms and conditions of this Agreement, if any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letters, Parent shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms and conditions not less favorable in the aggregate to Parent and Merger Sub than those contained in the Debt Commitment Letters and the related Fee Letter and in an amount at least equal to the Debt Financing or such unavailable portion thereof, as the case may be (the “Alternate Debt Financing”), and to obtain a new financing commitment letter with respect to such Alternate Debt Financing (the “New Debt Commitment Letters”), which shall replace the existing Debt Commitment Letters in whole or in part, a copy of which shall be promptly provided to the Company. In the event any New Debt Commitment Letters are obtained, (i) any reference in this Agreement to the “Financing” or the “Debt Financing” shall mean the debt financing contemplated by the Debt Commitment Letters as modified pursuant to clause (ii) below and (ii) any reference in this Agreement to the “Financing Letters” or the “Debt Commitment Letters” shall be deemed to include the Debt Commitment Letters to the extent not superseded by a New Debt Commitment Letter at the time in question and any New Debt Commitment Letters to the extent then in effect.

(d) Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.12 shall require, and in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (i) bring any enforcement action against any source of the Equity Financing to enforce its respective rights under the Equity Commitment Letter or against the Rollover Stockholder to enforce its rights under the Rollover Letter except that Parent shall seek to enforce, including by bringing suit for specific performance, the Equity Commitment Letter and the Rollover Letter if and only if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Merger after all conditions to the granting thereof set forth in Section 8.7(b) have been satisfied, (ii) seek the Equity Financing or the Rollover Investment from any source other than those counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter or the Rollover Letter, as applicable, or (iii) pay any fees in excess of those contemplated by the Financing Letters (whether to secure waiver of any conditions contained therein or otherwise).

(e) Parent and Merger Sub each acknowledge and agree that the obtaining of the Financing or the Rollover Investment is not a condition to Closing. For the avoidance of doubt, if the Financing or the Rollover Investment has not been obtained, Parent and Merger Sub shall each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VI, to consummate the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, the Company acknowledges and agrees that in the event the Merger and other transactions contemplated by this Agreement are not consummated, the Company’s sole and exclusive remedies are those set forth in Sections 7.5 and 8.7.

5.13.  Financing Cooperation.

(a) Prior to the Effective Time, the Company shall use its reasonable best efforts and shall cause each of its Subsidiaries to use its reasonable best efforts to, provide to Parent all cooperation reasonably requested by Parent to assist Parent in causing the conditions in the Debt Commitment Letters to be satisfied or as is otherwise necessary or reasonably requested by Parent in connection with the Debt Financing, including cooperation that consists of:

(i) participating in a customary and reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies;

(ii) providing customary authorization letters authorizing the distribution of information to prospective lenders and containing a representation that the public side versions of such documents, if any, do not include material non-public information regarding the Company or any of its Subsidiaries or its or their securities;

(iii) assisting Parent and the Financing Sources with the timely preparation of customary rating agency presentations, bank information memoranda and high-yield offering prospectuses or memoranda required in connection with the Financing (it being understood that any such bank information memoranda or high-yield offering prospectuses or memoranda shall contain disclosure and financial statements reflecting the Surviving Corporation and/or its Subsidiaries as the obligor);

(iv) executing and delivering any pledge and security documents, supplemental indentures, currency or interest hedging arrangements, other definitive financing documents, a certificate of the chief financial officer of the Company in the form attached to the Debt Commitment Letters and reasonably satisfactory to the Financing Sources with respect to solvency of the Company and its Subsidiaries on a consolidated basis, and other certificates or documents and back-up therefor and for legal opinions as may be reasonably requested by Parent or Financing Sources (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing and accountants’ comfort letters, as reasonably requested by Parent) and otherwise reasonably facilitating the pledging of collateral, and the granting of security interests;

(v) (A) furnishing Parent and its Financing Sources as promptly as practicable with (I) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company prepared in accordance with GAAP for the three most recently completed fiscal years ended at least 45 days before the Closing Date and (II) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company prepared in accordance with GAAP for each fiscal quarter ended after the close of its most recent fiscal year and at least 40 days prior to the Closing Date and (B) furnishing Parent and its Financing Sources as promptly as practicable with all financial statements, pro forma financial information, financial data, audit reports and other information regarding the Company and its Subsidiaries of the type that would be required by Regulation S-X and Regulation S-K promulgated under the Securities Act (and, in addition, a pro forma statement of operations for the 12-month period ending on the date of the most recently ended fiscal period for which financial statements are provided pursuant to clause (I) or (II) above, as applicable) for a registered public offering of non-convertible debt securities of the Company and such other pertinent and customary information regarding the Company and its Subsidiaries as may be reasonably requested by Parent, to the extent the same is of the type and form customarily included in an offering memorandum for private placements of non-convertible high-yield bonds under Rule 144A promulgated under the Securities Act (which, for the avoidance of doubt, shall not include any financial statements required by Regulation S-X Rule 3-10 or 3-16 or any Compensation, Discussion and Analysis required by Regulation S-K Item 402(b)), or otherwise necessary to receive from the Company’s independent accountants (and any other accountant to the extent financial statements audited or reviewed by such accountants are or would be included in such offering memorandum) customary “comfort” (including “negative assurance” comfort) together with drafts of customary comfort letters that such independent accountants are prepared to deliver upon the “pricing” of any high-yield bonds being issued in lieu of any portion of the Debt Financing, with respect to the financial information to be included in such offering memorandum and which, with respect to any interim financial statements, shall have been reviewed by the Company’s independent accountants as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722 (all such information and documents in this clause (v), the “Required Information”);

(vi) using reasonable best efforts to cooperate with Parent and Parent’s efforts to obtain customary and reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance (including providing reasonable access to Parent and its representatives to all owned or leased real property) as reasonably requested by Parent;

(vii) executing, delivering and entering into immediately prior to the Effective Time one or more securities purchase agreements, credit agreements, indentures, notes and guarantees on terms satisfactory to Parent in connection with the Debt Financing;

(viii) reasonably facilitating the pledging or the reaffirmation of the pledge of collateral (including obtaining and delivering of pay-off letters and other cooperation in connection with the repayment or other retirement of existing indebtedness and the release and termination of any and all related Liens) on or prior to the Closing Date;

(ix) delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full on the Closing, of all indebtedness;

(x) taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to (i) permit the consummation of the Debt Financing, (ii) the distribution or payment of the proceeds of the Debt Financing, if any, obtained by any Subsidiary of the Company to the Surviving Corporation, and (iii) cause the direct borrowing or incurrence of all of the proceeds of the Debt Financing, including any high yield debt financing, by the Surviving Corporation or any Subsidiary of the Company concurrently with or immediately following the Effective Time; and

(xi) furnishing Parent and its Financing Sources promptly with all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;

provided that (w) nothing herein shall require such cooperation to the extent it would require the Company to waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent, or give any indemnities that are effective prior to the Effective Time, (x) nothing herein shall require such cooperation from the Company or its Subsidiaries to the extent it would unreasonably interfere with the ongoing operations of the Company and its Subsidiaries, (y) no action, liability or obligation of the Company or any of its Subsidiaries or any of their respective Representatives under any certificate, agreement, arrangement, document or instrument relating to the Debt Financing shall be effective until the Effective Time or immediately prior thereto (except for the customary authorization letter referred to in clause (ii) above) and (z) any bank information memoranda and high-yield offering prospectuses or memoranda required in relation to the Debt Financing shall contain disclosure and financial statements reflecting the Surviving Corporation and/or its Subsidiaries as the obligor.

(b) The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

(c) All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement; provided that Parent and Merger Sub shall be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing, or to their respective counsel and auditors so long as such Persons (i) agree to be bound by the Confidentiality Agreement or (ii) are subject to other customary confidentiality undertakings reasonably satisfactory to the Company and of which the Company shall be a beneficiary.

(d) Parent shall, promptly upon request by the Company, reimburse the Company for all of its and its Affiliates’ documented reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of its Affiliates in connection with the cooperation of the Company and its Affiliates contemplated by this Section 5.13.

(e) The Company, its Affiliates and their respective officers, advisors and representatives shall be indemnified and held harmless by Parent for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Section 5.13 or the provision of information utilized in connection therewith (other than information provided in writing specifically for such use by or on behalf of the Company or any of its Affiliates) to the fullest extent permitted by applicable Law. Parent’s obligations under Sections 5.13(d) and 5.13(e) are referred to collectively as the “Reimbursement Obligations”.

(f) The Company shall or shall cause its Subsidiaries to supplement any information supplied in writing by or on behalf of the Company or any of its Subsidiaries for inclusion or incorporation by reference in the Required Information on a reasonably current basis to the extent the Required Information (excluding any projections, forecasts, pro forma financial information and other forward-looking information), to the Knowledge of the Company, taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such information supplied in writing by or on behalf of the Company or any of its Subsidiaries not materially misleading.

5.14.  Transaction Litigation.  The Company and Parent shall give each other the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; provided that (a) neither the Company nor any Company Subsidiary or Representative of the Company shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same unless Parent shall have consented in writing and (b) after receipt of the Company Stockholder Approval, the Company shall, if requested by Parent, use its reasonable best efforts to settle any unresolved Transaction Litigation in accordance with Parent’s direction, provided that any such settlement shall be conditioned on the consummation of the Merger.

5.15.  State Takeover Statutes.  The Company and the Company Board (or the Committee, if appropriate) shall (i) take all reasonable action necessary to ensure that no Takeover Statute is or becomes applicable to this Agreement, the Merger or the other transactions contemplated hereby and (ii) if any Takeover Statute becomes applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement, take all reasonable action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on this Agreement and the Merger and the other transactions contemplated by this Agreement.

5.16.  Excluded Subsidiaries.  The Company shall use its commercially reasonable efforts to take the actions set forth in Section 5.16 of the Company Disclosure Schedule with respect to the Excluded Subsidiaries.

5.17.  Certain Tax Matters.  With respect to any disposition, or contract for the disposition, of SRA Global Clinical Development LLC or any direct or indirect subsidiary thereof, the Company shall, and shall use its commercially reasonable efforts to cause any purchaser of any such company to agree to, meet the requirements of Section 1.1503(d)-6(f)(2)(iii) of the US Treasury Regulations.

ARTICLE VI

CONDITIONS

6.1.  Conditions to Each Party’s Obligation to Effect the Merger.

The respective obligation of each party to effect the Merger and the other transactions contemplated hereby is subject to the satisfaction or written waiver, where permissible under applicable Law of each of the following conditions, except that the condition in Section 6.1(a) may not be waived by any party:

(a) Stockholder Approval.  The Company Stockholder Approval shall have been obtained.

(b) Regulatory Consents.  Any applicable waiting periods (including any extensions thereof) under the HSR Act shall have expired or been terminated.

(c) Orders.  No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order or Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger or otherwise makes the consummation of the Merger illegal.

6.2.  Conditions to Obligations of Parent and Merger Sub.

The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction or written waiver by Parent at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company (i) set forth in Section 3.2 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as if made at such time, (ii) set forth in Sections 3.1, 3.3, 3.7(ii) and 3.18 shall be true and correct as of the date of this Agreement and as of the Closing as if made at such time and (iii) set forth in Article III (other than those described in clauses (i) and (ii) above) shall be true and correct as of the date of this Agreement and as of the Closing as if made at such time without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the defined term “Company Material Adverse Effect,” except, in the case of this clause (iii) where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Company Material Adverse Effect; provided that representations and warranties made as of a specific date (whether referred to in clause (i), (ii) or (iii) above) shall be required to be so true and correct (subject to such qualifications) as of such date only.

(b) Performance of Obligations.  The Company shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement that are required to be performed or complied with by it at or prior to the Closing pursuant to the terms hereof.

(c) No Company Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

(d) Officer’s Certificate.  Parent and Merger Sub shall have received a certificate signed by the chief executive officer or chief financial officer of the Company, dated the Closing Date, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

(e) FIRPTA Certificate.  The Company shall have delivered to Parent a properly completed and executed certificate to the effect that the Common Stock is not a U.S. real property interest (such certificate in the form required by Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)).

6.3.  Conditions to Obligation of the Company.

The obligation of the Company to effect the Merger and the other transactions contemplated hereby is also subject to the satisfaction or written waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties.  Each of the representations and warranties of Parent and Merger Sub contained in Article IV shall be true and correct as of the date of this Agreement and as of the Closing as if made at such time (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date) without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the defined term “Parent Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Parent Material Adverse Effect.

(b) Performance of Obligations.  Each of Parent and Merger Sub shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement that are required to be performed or complied by it at or prior to the Closing pursuant to the terms hereof.

(c) Officer’s Certificate.  The Company shall have received a certificate signed by an executive officer of Parent, dated the Closing Date, to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

6.4.  Frustration of Closing Conditions.

None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to comply with its obligations under this Agreement.

ARTICLE VII

TERMINATION

7.1.  Termination by Mutual Consent.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained, by mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors.

7.2.  Termination by Either Parent or the Company.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company or Parent if:

(a) the Merger shall not have been consummated by October 14, 2011 (the “Termination Date”), whether such date is before or after the Company Stockholder Approval is obtained; provided that the right to terminate this Agreement pursuant to this Section 7.2(a) shall not be available to any party if the failure of the Merger to have been consummated on or before the Termination Date was primarily due to the failure of such party to perform any of its obligations under this Agreement;

(b) the Stockholders Meeting shall have been held and completed and the Company Stockholder Approval shall not have been obtained at such Stockholders Meeting or at any adjournment or postponement thereof; or

(c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 7.2(c) shall not be available to any party if the issuance, promulgation, enforcement or entry of such Order, or the Order becoming final and non appealable, was primarily due to the failure of such party to perform any of its obligations under this Agreement.

7.3.  Termination by the Company.  This Agreement may be terminated and the Merger may be abandoned by the Company:

(a) at any time prior to the time the Company Stockholder Approval is obtained, if (i) the Company Board shall have authorized the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (ii) concurrently with the termination of this Agreement, the Company enters into an Alternative Acquisition Agreement with respect to such Superior Proposal and (iii) immediately prior to or concurrently with such termination, the Company pays to Parent or its designee the Termination Fee; provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.3(a) unless the Company has complied in all respects with the requirements of Section 5.2;

(b) at any time prior to the Effective Time, if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) (x) is incapable of being cured by Parent or Merger Sub prior to the Termination Date or (y) if capable of being cured, shall not have been cured within 30 calendar days following receipt of written notice from the Company of such breach or such shorter period of time that remains between the date of receipt of such written notice and the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.3(b) if it is then in material breach of any of its representations, warranties, covenants or other agreements hereunder and such breach would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b); or

(c) if, after the Marketing Period has ended, (i) all of the conditions set forth in Sections 6.1 and 6.2 have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing), (ii) the Company has irrevocably notified Parent in writing that it is ready, willing and able to consummate the Closing, (iii) Parent and Merger Sub fail to consummate the transactions contemplated by this Agreement on the date required pursuant to Section 1.2 and (iv) Company shall have given Parent written notice at least one Business Day prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 7.3(c) and the basis for such termination; provided that no party shall be entitled to terminate this Agreement pursuant to Section 7.2(a) until the close of business on the second Business Day immediately following the day that the notice referred to in clause (iv) has been delivered.

7.4.  Termination by Parent.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent:

(a) (i) if the Company Board shall have made a Change of Recommendation, provided that Parent’s right to terminate this Agreement pursuant to this Section 7.4(a) shall expire at 5:00 p.m. (New York City time) on the tenth Business Day following the date on which such right to terminate first arose; or

(b) if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) (x) is incapable of being cured by the Company prior to the Termination Date or (y) if capable of being cured, shall not have been cured within 30 calendar days following receipt of written notice from Parent of such breach or such shorter period of time that remains between the receipt of such written notice and the Termination Date; provided that, Parent shall not have the right to terminate this Agreement pursuant to this Section 7.4(b) if it or Merger Sub is then in material breach of any of their representations, warranties, covenants or other agreements hereunder and such breach would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b).

7.5.  Manner and Effect of Termination and Abandonment.

(a) Any party terminating this Agreement pursuant to any of Section 7.2, Section 7.3 or Section 7.4 of this Agreement shall give written notice of such termination to the other party in accordance with this Agreement specifying the provision or provisions hereof pursuant to which such termination is being effected. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, this Agreement shall become void and of no effect with no liability to any party hereto (or any of its

Representatives or Affiliates or any Parent Related Party); provided that (i) except as otherwise provided herein, no such termination shall relieve any party hereto of any liability to pay the Termination Fee or Parent Fee or pursuant to this Section 7.5 or relieve the Company of any liability for intentional breach of Section 5.2 of this Agreement and (ii) the provisions set forth in the second sentence of Section 8.1 shall survive the termination of this Agreement.

(b) In the event that:

(i) (x) this Agreement is terminated pursuant to Section 7.2(a), 7.2(b) or 7.4(b), (y) any Person shall have publicly made an Acquisition Proposal after the date of this Agreement but prior to the date of the Stockholders Meeting and (z) within twelve months of such termination a transaction in respect of any Acquisition Proposal is consummated or the Company shall have entered into any Acquisition Proposal (in each case, whether the Acquisition Proposal made prior to the Stockholders Meeting or a different Acquisition Proposal) that is later consummated; the Company shall pay the Termination Fee to Parent or its designee by wire transfer of same day funds to one or more accounts designated by Parent promptly, but in no event later than three Business Days, after the date of such consummation; provided that for purposes of this clause (z) the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”;

(ii) this Agreement is terminated by the Company pursuant to Section 7.3(a), the Company shall pay the Termination Fee to Parent or its designee immediately prior to or concurrent with such termination by wire transfer of same day funds to one or more accounts designated by Parent; or

(iii) this Agreement is terminated by Parent pursuant to Section 7.4(a), the Company shall pay the Termination Fee to Parent or its designee promptly, but in any event within three Business Days after, the date of such termination, by wire transfer of same day funds to one or more accounts designated by Parent.

(c) In the event that this Agreement is terminated pursuant to (i) Section 7.3(b) or (ii) Section 7.3(c), then Parent shall promptly, but in no event later than three Business Days, after the date of such termination, pay or cause to be paid to the Company or its designees an amount equal to $112,900,000 (the “Parent Fee”) by wire transfer of same day funds to one or more accounts designated by the Company.

(d) The parties acknowledge that the agreements contained in this Section 7.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if the Company fails to timely pay the amount due pursuant to Section 7.5(b), or Parent fails to promptly pay any amounts due pursuant to Section 7.5(c), and, in order to obtain such payment, Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit that results in a judgment against the Company for the amount set forth in Section 7.5(b) or any portion thereof or a judgment against Parent for the amount set forth in Section 7.5(c) or any portion thereof, the Company shall pay to Parent or Merger Sub or Parent shall pay to the Company, as the case may be, its out-of-pocket costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on such amount or portion thereof at the prime rate of Citibank N.A. in effect on the date such payment was required to be made through the date of payment.

(e) Notwithstanding anything to the contrary in this Agreement, the parties hereby expressly acknowledge and agree that:

(i) the Company’s receipt of the Parent Fee to the extent payable pursuant to Section 7.5(c) (including its rights to enforce the Limited Guarantee with respect thereto), the Reimbursement Obligations and the Company’s right to specific performance pursuant to Section 8.7 shall be the sole and exclusive remedies of the Company against (w) Parent, Merger Sub or the Guarantors, (x) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of Parent, Merger Sub or the Guarantors, (y) any Financing Source or (z) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing (collectively, the “Parent Related Parties”) in respect of this Agreement, any agreement executed in connection herewith, including the Financing Letters and the Limited Guarantee, and the transactions contemplated hereby and thereby, and upon payment of such amounts, none of the Parent Related Parties shall have any further liability or obligation to the Company relating to or arising out of this Agreement, any agreement executed in connection herewith, including the Financing Letters and the Limited Guarantee, and the transactions contemplated hereby and thereby;

(ii) in no event shall the Company be entitled to seek or obtain any recovery or judgment in excess of the Parent Fee (plus, in the case the Parent Fee is not timely paid, the amounts described in Section 7.5(d)) and the Reimbursement Obligations, against any of the Parent Related Parties, and in no event shall the Company be entitled to seek or obtain any other damages of any kind against any Parent Related Party, including consequential, special, indirect or punitive damages for, or with respect to, this Agreement, any agreement executed in connection herewith, including the Financing Letters and the Limited Guarantee, and the transactions contemplated hereby and thereby (including, any breach by Parent or Merger Sub), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided, this Section 7.5(e)(ii) shall not limit the right of the parties hereto to specific performance of this Agreement pursuant to Section 8.7 prior to the termination of this Agreement in accordance with its terms;

(iii) Parent’s receipt of the Termination Fee from the Company to the extent payable pursuant to Section 7.5(b) and Parent’s right to specific performance pursuant to Section 8.7 shall be the sole and exclusive remedies of Parent, Merger Sub, the Guarantors and their respective Affiliates against the Company, its Subsidiaries or any of their respective Affiliates and any of the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing (collectively, the “Company Parties”) in respect of this Agreement, any agreement executed in connection herewith, including the Financing Letters and the Limited Guarantee, and the transactions contemplated hereby and thereby, and upon payment of such amounts, none of the Company Parties shall have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith, including the Financing Letters and the Limited Guarantee, and the transactions contemplated hereby and thereby;

(iv) in no event shall Parent, Merger Sub or the Guarantors be entitled to seek or obtain any recovery or judgment in excess of the Termination Fee (plus, in the case the Termination Fee is not timely paid, the amounts described in Section 7.5(d)) against any Company Party, and in no event shall Parent, Merger Sub or the Guarantors be entitled to seek or obtain any other damages of any kind, including consequential, special, indirect or punitive damages for, or with respect to, this Agreement or the transactions contemplated hereby (including, any breach by the Company), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure; provided, however, this Section 7.5(e)(iv) shall not limit the right of the parties hereto to specific performance of this Agreement pursuant to Section 8.7 prior to the termination of this Agreement in accordance with its terms.

(f) The parties hereto acknowledge and agree that in no event shall the Company be required to pay the Termination Fee, or Parent be required to pay the Parent Fee, on more than one occasion, whether or not the Termination Fee or Parent Fee, as applicable, may be payable under more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

ARTICLE VIII

GENERAL PROVISIONS

8.1.  Survival.  This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Article II and Sections 5.8, 5.9, 5.10 and 5.13(e) shall survive the consummation of the Merger. This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Sections 5.9, 5.13(d), 5.13(e) and 7.5 and the Confidentiality Agreement (to the extent provided therein) shall survive the termination of this Agreement. No other representations, warranties, covenants and agreements in this Agreement shall survive the consummation of the Merger or the termination of this Agreement.

8.2.  Modification or Amendment.  Subject to the provisions of applicable Law, the parties hereto may modify or amend this Agreement, by written agreement executed by each of the respective parties by action taken by their respective boards of directors (in the case of the Company, acting upon the recommendation of the Special Committee); provided that, following receipt of the Company Stockholder Approval, no amendment shall be made to this Agreement which by Law would require further approval by the stockholders of the Company without obtaining such approval.

8.3.  Waiver; Extension.  The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party (without the approval of the stockholders of the Company) in whole or in part to the extent permitted by applicable Law. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.4.  Counterparts.  This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

8.5.  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND ALL ACTIONS (WHETHER AT LAW, IN CONTRACT OR IN TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each party hereto agrees that it shall bring any Action between the parties or involving any member of the Company Related Parties or Parent Related Parties (other than the Financing Sources) arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware, or to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”), and solely with respect to any such Action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such Action in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto or any member of the Company Related Parties or Parent Related Parties (other than the Financing Sources) and (iv) agrees that service of process upon such party in any such Action shall be effective if notice is given in accordance with Section 8.6 of this Agreement. Notwithstanding the foregoing, each of the parties hereto agrees that (x) the Financing Letters and all actions (whether at law, in contract or in tort) that may be based upon, arise out of or relate to the Financing Letters, or the negotiation, execution or performance thereof shall be governed by and construed in accordance with the laws of the State of New York and (y) it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated hereby (including the Financing, including but not limited to any dispute arising out of or relating to the Debt Financing or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and the appellate courts thereof)).

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE FINANCING LETTERS OR THE FINANCING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

8.6.  Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, delivery of which is confirmed electronically, or by overnight courier:

If to Parent or Merger Sub, to:

Sterling Parent Inc.
Sterling Merger Inc.
c/o Providence Equity Partners L.L.C.
Nine West 57th Street, Suite 4700
New York, NY 10019
Attn: Christopher C. Ragona
Telephone: (212) 588-6700
Facsimile: (212) 588-6701

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention: Margaret A. Davenport
           William D. Regner
fax: (212) 909-6836

If to the Company, to:

SRA International, Inc.
4300 Fair Lakes Court
Fairfax, VA 22033
Attention: General Counsel
Facsimile: (703) 227-7050

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
655 15th Street, NW
Washington, DC 20005
Attention: George P. Stamas
           Alexander D. Fine
           Andrew M. Herman
fax: (202) 879-5100

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three Business Days after deposit in the U.S. mail, if sent by registered or certified mail, postage prepaid; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one Business Day by dispatch pursuant to one of the other methods described herein) or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

8.7.  Specific Performance.

(a) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that, prior to the valid termination of this Agreement pursuant to Article VII, the parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, except as provided in Section 8.7(b).

(b) Notwithstanding Section 8.7(a), it is expressly agreed that the Company shall be entitled to seek specific performance of Parent’s obligation pursuant to the terms of this Agreement to cause the Rollover Investment to be made and the Equity Financing to be funded to fund the Merger and to consummate the Merger in the event that (i) all of the conditions set forth in Sections 6.1 and 6.2 have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing), (ii) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing and the Rollover Investment is made at Closing, (iii) Parent and Merger Sub fail to complete the Closing in accordance with Section 1.2 and (iv) the Company has irrevocably confirmed in a written notice to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded and the Rollover Investment is made, then the Closing will occur. For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically Parent’s obligation to cause the Rollover Investment to be made and the Equity Financing to be funded or to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing and the Rollover Investment is made at the Closing).

(c) Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement when expressly available pursuant to the terms of this Agreement and to enforce specifically the terms and provisions of this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

8.8.  Entire Agreement.  This Agreement (including any exhibits hereto), the Company Disclosure Schedule, the Limited Guarantee and the Confidentiality Agreement, dated as of May 18, 2010, between Providence Equity Partners LLC and the Company (as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms, the “Confidentiality Agreement”) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

8.9.  No Third Party Beneficiaries.  Except (i) for the rights under Article II on and after the Effective Time of the holders of Shares, Company Options and Company Restricted Stock Awards to receive payments therefor and (ii) as provided in Section 5.10, 5.13(e), 7.5 and 8.5 (each of which provisions is intended to be for the benefit of the Persons referred to therein, and may be enforced by any such Person), each of Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 5.10 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.3 without notice or liability to any other Person. Notwithstanding the foregoing, each Financing Source (and its Representatives) shall be express third party beneficiaries with respect to Sections 7.5(a),7.5(e) and 8.5.

8.10.  Obligations of Parent and of the Company.  Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

8.11.  Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) imposed under applicable Law on the Parent and/or Merger Sub in connection with the Merger shall be paid by Parent and Merger Sub when due.

8.12.  Definitions; Construction.

Definitions.  As used herein:

“Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving more than 20% of the total voting power of the capital stock, or more than 20% of the consolidated assets, of the Company or (ii) any other proposal or offer which, if consummated, would result in a direct or indirect acquisition of more than 20% of the total voting power of the capital stock, or more than 20% of the consolidated assets, of the Company, in each case other than the transactions contemplated by this Agreement.

“Actions” means any legal or administration proceeding, litigation, suit, investigation, arbitration or similar action.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and for purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

“Company Material Adverse Effect” means any fact, circumstance, change, event, development, occurrence or effect that (i) has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, properties, assets or results of operations of the Company and its Subsidiaries taken as a whole or (ii) would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated hereby; provided that none of the following, and no effect arising out of or resulting from the following, shall constitute or be taken into account in determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur:

(i) any facts, circumstances, changes, events, occurrences or effects generally affecting (A) the principal industries in which the Company and its Subsidiaries operate or (B) the economy, credit or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates, or

(ii) any facts, circumstances, changes, events, occurrences or effects, arising out of, resulting from or attributable to (A) changes in Law, in applicable regulations of any Governmental Entity, in generally accepted accounting principles or in accounting standards (or authoritative interpretation or enforcement thereof), (B) other than for purposes of the representations and warranties made in Section 3.4 or, to the extent related to such representations and warranties, Section 6.2(a), the public announcement of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation relating to this Agreement, the Merger or the other transactions contemplated by this Agreement, (C) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (D) pandemics, earthquakes, hurricanes, tornados or other natural disasters, (E) any action taken by the Company or its Subsidiaries that is required by this Agreement or taken at Parent’s written request, (F) any change or announcement of a potential change in the Company’s credit ratings, (G) any decline in the market price, or change in trading volume, of any capital stock of the Company, or (H) any failure to meet any internal or public projections, forecasts or estimates of revenue, earnings, cash flow or cash position;

provided that (x) changes, events, occurrences or effects set forth in clauses (i), (ii)(A), (ii)(C) and (ii)(D) above may be taken into account in determining whether there has been or is a “Company Material Adverse Effect” to the extent such changes, events, occurrences or effects have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, in relation to other Persons operating in the principal industries in which the Company and its Subsidiaries operate, and (y) that the underlying cause of any decline, change or failure referred to in clauses (ii)(F), (ii)(G) and (ii)(H)(if not otherwise falling within any of the exceptions set forth in clause (i) and clauses (ii)(A) through (H) above) shall be taken into in determining whether there is a “Company Material Adverse Effect”.

“Company Option Plans” means the Company’s 1994 Stock Option Plan, the 2002 Stock Incentive Plan and the 2010 Incentive Plan.

“Company Related Parties” means the Company, its Subsidiaries and any of their respective former, current, or future stockholders, directors, officers, Affiliates or agents.

“Company Stockholder Approval” means (i) the adoption of this Agreement by an affirmative vote of a majority of all votes that may be cast with respect to the outstanding Shares, voting together as though a single class of capital stock, entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose and (ii) the adoption of this Agreement by the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote on such matter (excluding all shares of Class A Common Stock beneficially owned, whether directly or indirectly, by Volgenau) at a stockholders’ meeting duly called and held for such purpose.

“Contract” means any written contract, note, bond, mortgage, indenture, lease, license, agreement or other binding instrument.

“Credit Facility” refers to the $285 million revolving credit facility dated as of August 9, 2007, and amended on May 29, 2008, by and between the Company, as borrower, and SunTrust Bank, Citibank, N.A., Bank of America, N.A., J.P. Morgan Chase Bank, N.A., Wachovia Bank, N.A., Branch Banking and Trust Company, Fifth Third Bank, Commerce Bank, N.A. and PNC Bank, N.A., as lenders.

“Environmental Law” means any applicable Law, rule or regulation from any Governmental Entity concerning (i) the protection of the environment, (including air, water, soil and natural resources), or (ii) the use, storage, handling, release or disposal of Hazardous Substances, in each case as presently in effect.

“ESPP” means the Company’s 2004 Employee Stock Purchase Plan.

“Excluded Party” means any Person, group of Persons or group that includes any Person (so long as such Person, together with all other members of such group, if any, who were members of such group or another group that included such Person immediately prior to the No Shop Period Start Date, represent at least 50% of the equity financing of such group at all times following the No Shop Period Start Date and prior to the termination of this Agreement) from whom the Company or any of its Representatives has received, after the execution of this Agreement and prior to the No Shop Period Start Date, an Acquisition Proposal that the Company Board determines, in good faith, prior to or as of the No Shop Period Start Date and after consultation with its financial advisor and outside legal counsel, constitutes or could reasonably be expected to lead to a Superior Proposal; provided, that, notwithstanding anything to the contrary contained herein, any such Person or group shall cease to be an “Excluded Party” on 12:00 am New York City time on the Cut-off Date unless, prior to such time, the Company has entered into an Alternative Acquisition Agreement with respect to a Superior Proposal from such Person or group or at any time such Person or group ceases to be actively pursuing efforts to acquire the Company.

“Excluded Subsidiaries” means (i) Era Systems Corporation, a Delaware corporation and its Subsidiaries and (ii) SRA Global Clinical Development LLC, a North Carolina limited liability company and its Subsidiaries.

“Financing Sources” means the Persons that have committed to provide or have otherwise entered into agreements in connection with the Debt Commitment Letters or alternative debt financings in connection with the transactions contemplated hereby and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates, officers, directors, employees, agents and representatives involved in the Debt Financing and their successors and assigns.

“FOCI” means foreign ownership, control or influence, within the meaning of the NISPOM.

“Government Bid” means any offer to sell products or services made by the Company or any of its Subsidiaries prior to the Closing Date which, if accepted, would result in a Government Contract.

“Government Contract” means any prime contract, subcontract, facility contract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter contract, purchase order, delivery order, task order or other similar arrangement of any kind, as modified by binding modification or change orders, between the Company or any of its Subsidiaries, on the one hand, and (i) any Governmental Entity, (ii) any prime contractor of a Governmental Entity in its capacity as a prime contractor, or (iii) any subcontractor (or lower tier subcontractor) with respect to any Contract of a type described in clauses (i) or (ii) above, on the other hand.

“Governmental Entity” means any domestic or foreign, transnational, supranational, federal, state, local or municipal governmental, administrative, judicial or regulatory authority, agency, commission, bureau, body, department, court, arbitrator, board, self regulatory organization or other legislative, executive, or judicial governmental entity or instrumentality.

“Hazardous Substance” means any substance presently defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum and any derivative or by-products thereof.

“Intellectual Property” means all intellectual property including intellectual property rights of any type or nature recognized by Law, however denominated throughout the world in and to (i) trademarks, trade names, service marks, service names, logos, assumed names, trade dress, brand names, domain names, website contents, mask works, the goodwill in any of the foregoing, works of authorship and copyrights; (ii) registrations and applications to register any of the foregoing; (iii) Software; (iv) data, technology, Know-how, patents and patent applications; and (v) rights of privacy and publicity.

“International Trade Laws and Regulations” means all Laws concerning the importation of merchandise, the export or re-export of products, services and technology, the terms and conduct of international transactions, making or receiving international payments and the authorization to hold an ownership interest in a business located in a country other than the United States, including the laws administered and the regulations promulgated by the United States Customs and Border Protection, the Export Administration Act of 1979, as amended, the Export Administration Regulations, the Arms Export Control Act, ITAR, Executive Orders of the President regarding embargoes and restrictions on trade with designated countries and Persons, the embargoes and restrictions administered by the United States Offices of Foreign Asset Controls, the FCPA, laws and regulations by other countries concerning the ability of U.S. Persons to own business and conduct business in those countries, laws and regulations by other countries implementing the OECD Convention on Combating Bribery of Foreign Officials, restrictions by other countries on holding foreign currency and repatriating funds and other laws and regulations adopted by the government or agencies of other countries relating to the same subject matter as the United States statutes and regulations described above.

“Know-how” means all customer lists, inventions, processes, designs, trade secrets, know-how, ideas, research and development, databases and confidential information.

“Knowledge of Parent” means with respect to the Parent, the actual knowledge of those persons set forth in Section 8.12(a)-1 of the Parent Disclosure Schedule.

“Knowledge of the Company” means with respect to the Company, the actual knowledge of those persons set forth in Section 8.12(a)-1 of the Company Disclosure Schedule.

“Law” means, for any Person, all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, orders, permits, licenses, certificates of authority, judgments, decrees and bodies of law, in each case of or by any Governmental Entity, to which the Person or any of its business or businesses is subject.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, lease, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Marketing Period” shall mean the first period of 20 consecutive Business Days commencing after the date hereof and throughout which (a) Parent shall have the Required Information, (b) the conditions set forth in Section 6.1 are satisfied and (c) nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 6.2 to fail to be satisfied, assuming that such conditions were applicable at any time during such 20 consecutive Business Day period; provided that (x) the Marketing Period shall end on any earlier date that is the date on which the Debt Financing is obtained, (y) if the Marketing Period has not ended on or prior to August 14, 2011, the Marketing Period shall commence no earlier than September 7, 2011, and (z) the Marketing Period shall not be deemed to have commenced if, prior to the completion of the Marketing Period:

(i) Deloitte & Touche LLP shall have withdrawn its audit opinion with respect to any financial statements contained in the Company Reports, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to the consolidated financial statements of the Company for the applicable periods by Deloitte & Touche LLP or another independent public accounting firm reasonably acceptable to Parent;

(ii) the financial statements included in the Required Information that is available to Parent on the first day of any such 20 consecutive Business Day period would not be sufficiently current on any day during such 20 consecutive Business Day period to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such 20 consecutive Business Day period, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, the receipt by Parent of updated Required Information that would be sufficiently current to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such new 20 consecutive Business Day period;

(iii) the Company issues a public statement indicating its intent to restate any historical financial statements of the Company or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, such restatement has been completed and the relevant Company Report or Company Reports have been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP;

(iv) the Company shall have been delinquent in filing any Annual Report on Form 10-K or Quarterly Report on Form 10-Q or any other material Company Report, in which case the Marketing Period will not be deemed to commence unless and until, at the earliest, all such delinquencies have been cured; or

(v) if the Company has received any material accounting comments from the staff of the SEC on its Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q, as such may be amended, the Marketing Period will be deemed not to commence at the earliest unless and until all such material accounting comments have been satisfactorily resolved with the SEC staff.

If at any time the Company shall in good faith reasonably believe that the Marketing Period has begun, it may deliver to Parent a written notice to that effect, in which case the Marketing Period will be deemed to have begun on the date of such notice, unless Parent in good faith reasonably believes the Marketing Period has not begun and, within three Business Days after the delivery of such notice, delivers a written notice to the Company to that effect, stating with specificity why it believes the Marketing Period has not begun (including, if Parent believes the Required Information has not been provided, stating with specificity which items of Required Information have not been provided).

“Order” means any charge, temporary restraining order or other order, writ, injunction (whether preliminary, permanent or otherwise), judgment, decree, ruling, award or settlement, whether civil, criminal or administrative, of any Governmental Entity.

“Parent Material Adverse Effect” means any fact, circumstance, change, event or occurrence that would prevent or materially delay the performance by Parent or Merger Sub of its obligations under this Agreement or the consummation by Parent and Merger Sub of the transactions contemplated hereby on a timely basis.

“Permitted Liens” means (i) zoning restrictions, easements, rights-of-way or other restrictions on the use of real property (provided that such liens and restrictions do not materially interfere with the use of such real property or the Company’s or any of its Subsidiaries’ operation of their respective businesses as currently operated or otherwise materially and adversely impair the Company’s current business operations at such location), (ii) pledges or deposits by the Company or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business consistent with past practice, (iii) Liens imposed by Law, including carriers’, warehousemen’s, landlords’ and mechanics’ liens, in each case incurred in the ordinary course of business consistent with past practice for sums not yet due or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP,

(iv) statutory Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (v) encumbrances that do not materially impair the ownership or use of the assets to which they relate, (vi) gaps in the chain of title evident from the records of the relevant Governmental Entity maintaining such records, (vii) licenses granted to third parties in the ordinary course of business by the Company or any of its Subsidiaries and (viii) Liens set forth on Section 8.12(a)-2 of the Company Disclosure Schedule, with respect to the indebtedness of the Company or any of its Subsidiaries in existence as of the date hereof, in each case as security for such indebtedness and so long as there is no default under such indebtedness.

“Person” means any individual, corporation (including a not-for-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Record Holder” means, with respect to any Shares, a Person who was, immediately prior to the Effective Time, the holder of record of such Shares.

“Regulatory Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment, (ii) foreign exchange or currency controls, or (iii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

“Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, financial advisors, agents and other representatives of such Person and of any Subsidiary of such Person.

“Software” means all computer software, including source codes, machine readable code, object code, algorithms and printed listings of code, in any and all forms and media, and all related documentation.

“Solvent” means as of any date of determination and with respect to the Surviving Corporation and its Subsidiaries, that (i) the Fair Value and Present Fair Salable Value of the assets of the Surviving Corporation and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the Surviving Corporation and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Surviving Corporation and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature, where the terms “Fair Value”, “Present Fair Salable Value”, “Stated Liabilities”, “Identified Contingent Liabilities”, “Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature”, and “Do not have Unreasonably Small Capital”, have the respective meanings given to such terms in the form of solvency certificate attached as Exhibit E-1 to the Debt Commitment Letter as in effect on the date hereof.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Superior Proposal” means a bona fide written Acquisition Proposal (with the percentages set forth in the definition of such term changed from 20% to 50%) that is not solicited or received in violation of Section 5.2 and that the Company Board has determined in its good faith judgment, after consultation with outside legal counsel and its financial advisor, is (i) reasonably likely to be consummated in accordance with its terms, and (ii) if consummated, would be more favorable to the Company’s stockholders (excluding Volgenau) than the Merger and the other transactions contemplated by this Agreement, taking into account at the Company Board’s discretion and without limitation, (a) all financial considerations, (b) the identity of the Person making such Acquisition Proposal, (c) the anticipated timing, conditions and prospects for completion of such Acquisition Proposal, (d) the other terms and conditions of such Acquisition Proposal and the implications thereof on the Company, including all relevant legal, regulatory and financial aspects of such Acquisition Proposal and the Person making the proposal, and (e) any other aspects of such Acquisition Proposal deemed relevant by the Company Board.

“Tax” (including, with correlative meaning, the term “Taxes”) means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, escheat obligation, ad valorem, property, withholding, excise, production, value added, transfer, license, estimated, occupancy and other taxes, duties, fees, charges or other assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions

“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, claims for refund, statements, estimates information returns and other similar documents) required to be supplied to a Governmental Entity relating to Taxes, including any amendment thereof.

“Teaming Agreement” has the meaning of the term “contractor team arrangement” as set forth in FAR 9.601.

“Termination Fee” means an amount equal to $28,200,000 if the Termination Fee becomes payable in connection with an Acquisition Proposal made by an Excluded Party, and means an amount equal to $47,000,000 in all other circumstances.

(b) Construction.  The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Terms defined in the text of this Agreement as having a particular meaning have such meaning throughout this Agreement, except as otherwise indicated in this Agreement. The Company has or may have set forth information in the Company Disclosure Schedule in a section thereof that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in the Company Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement.

8.13.  Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

8.14.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided that Parent and Merger Sub may assign this Agreement (in whole but not in part) to (i) Parent or any of its Affiliates; provided that such assignment would not constitute a Parent MAE, and/or (ii) to any Financing Sources pursuant to the terms of the Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of such Financing. No assignment by any party hereto shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

8.15.  Headings.  The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

8.16.  Delivery by Facsimile or Electronic Transmission.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of each of the parties hereto as of the date first written above.

SRA INTERNATIONAL, INC.

By:	/s/ Dr. Stanton D. Sloane Name: Dr. Stanton D. Sloane Title: President & Chief Executive Officer

STERLING PARENT INC.

By:	/s/ Julie Richardson Name: Julie Richardson Title: President

STERLING MERGER INC.

By:	/s/ Julie Richardson Name: Julie Richardson Title: President

Signature Page to Agreement and Plan of Merger

ANNEX B

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT, dated as of March 31, 2011 (this “Agreement”), between Sterling Parent Inc., a Delaware corporation (“Parent”) and the following stockholders of the Company (each, a “Stockholder” and collectively, the “Stockholders”): (a) Dr. Ernst Volgenau (the “Continuing Investor”) and (b) those other Persons listed as stockholders on the signatures pages hereof, which are family trusts or other similar estate planning vehicles or 401(k) retirement plans controlled by and for the benefit of either the Continuing Investor or his spouse, Sara Volgenau (collectively, the “Continuing Investor Estate Vehicles”).

RECITALS

A. SRA International, Inc. is a corporation organized under the laws of the State of Delaware (the “Company”). Each Stockholder owns the number of shares of Class A Common Stock, par value $0.004 per share, of the Company (the “Class A Common Stock”) and of Class B Common Stock, par value $0.004 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) set forth opposite such Stockholder’s name on Schedule A hereto (such shares of Common Stock, together with any other shares of capital stock of the Company acquired by any Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”).

B. Concurrently with the execution and delivery of this Agreement, Parent and the Company are entering into an Agreement and Plan of Merger (as the same may from time to time be amended, modified, supplemented or restated, the “Merger Agreement”) providing for the merger of Sterling Merger Inc., a Delaware corporation and, direct, wholly owned subsidiary of Parent (“Merger Sub”), with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

C. Concurrently with the execution and delivery of this Agreement, Parent, the Company and The Ernst Volgenau Revocable Trust are entering into a letter agreement (as the same may from time to time be amended, modified, supplemented or restated, the “Rollover Commitment Letter”), providing, among other things, for the exchange, immediately prior to the effective time of the Merger (the “Effective Time”), of certain of the Subject Shares for shares of Parent.

D. The Company Board (upon the unanimous recommendation of the Special Committee) has (i) determined that the Merger is fair to, and in the best interests of, holders of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, (iii) authorized and approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, (iv) resolved to recommend adoption of the Merger Agreement to the Company’s stockholders and (v) approved the Merger and the Merger Agreement and the transactions contemplated thereby for purposes of Section 203 of the DGCL.

E. As a condition to entering into the Merger Agreement and the Rollover Commitment Letter, Parent has required that the Stockholders enter into this Agreement, and the Stockholders desire to enter into this Agreement to induce Parent to enter into the Merger Agreement and the Rollover Commitment Letter.

NOW, THEREFORE, the parties hereto agree as follows:

1. Representations and Warranties of each Stockholder.  Each Stockholder represents and warrants to Parent as follows:

(a) Authority.  Such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). If such Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger or such Stockholder’s ability to observe and perform such Stockholder’s material obligations hereunder.

(b) No Conflicts.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or to such Stockholder’s property or assets.

(c) The Subject Shares.  Such Stockholder is the record (or the controlling Person of the record) and beneficial owner of, or is trustee or executor of a trust or estate that is the record holder of and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than the restrictions set forth in Section 6 of the Company’s Certificate of Incorporation and The Ernst Volgenau 2010 Grantor Retained Annuity Trust’s (the “GRAT”) trust agreement, dated March 19, 2009 (the “GRAT Trust Agreement”) under which the Continuing Investor retains the sole right to vote the Subject Shares)). Such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto. Subject to the terms of the Rollover Commitment Letter, such Stockholder has the sole right to vote, or to dispose of, such Subject Shares and none of such Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as (i) contemplated by this Agreement, (ii) agreed to in writing by Parent, (iii) specifically contemplated under Article II, Section A of the GRAT Trust Agreement or (iv) set forth in Section 6 of the Company’s Certificate of Incorporation. Except for the Rollover Commitment Letter, (x) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Stockholder to transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of or consent to any of the foregoing (“Transfer”), or cause to be Transferred, any of the Subject Shares and (y) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

(d) Reliance by Parent.  Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement and the Rollover Commitment Letter in reliance upon such Stockholder’s execution and delivery of this Agreement.

(e) Litigation.  To the knowledge of such Stockholder, there is no action, proceeding or investigation pending or threatened against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

(f) Finders Fees.  No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

2. Representations and Warranties of the Continuing Investor.  The Continuing Investor hereby represents and warrants to Parent that either the Continuing Investor or, solely with respect to the GRAT (on matters not relating to the voting of shares), his spouse, Sara Volgenau, is the sole agent, proxy, attorney-in-fact and representative for the benefit of, and on behalf of, each Continuing Investor Estate Vehicle.

3. Representations and Warranties of Parent.  Parent hereby represents and warrants to each Stockholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or by-laws of Parent, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent’s property or assets.

4. Covenants of each Stockholder.  Until the termination of this Agreement in accordance with Section 8, each Stockholder agrees as follows:

(a) No Stockholder shall, nor shall such Stockholder permit his or its Affiliates to (i) Transfer or enter into any contract, option or other agreement providing for the Transfer of any of the Subject Shares owned by such Stockholder or (ii) grant any proxies or powers of attorney or other authorization or consent in or with respect to the Subject Shares owned by such Stockholder, deposit any Subject Shares owned by such Stockholder into a voting trust or enter into a voting agreement or arrangement with respect to any Subject Shares owned by such Stockholder, or take any other action, that would materially restrict, limit or interfere with the performance of its or his obligations hereunder. The foregoing restrictions on Transfers of Subject Shares shall not prohibit any such Transfers by any Stockholder in connection with the transactions contemplated by the Merger Agreement or the Rollover Commitment Letter.

(b) At any meeting of shareholders of the Company called to vote upon the Merger and/or the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and/or the Merger Agreement is sought, each Stockholder shall vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all of the Subject Shares (and each class thereof), in favor of the adoption of the Merger Agreement and the approval of each of the transactions contemplated thereby.

(c) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the shareholders of the Company is sought, each Stockholder shall vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all of the Subject Shares (and each class thereof), against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale or transfer of a material amount of assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any proposal made by any Person other than Parent or its Affiliates that was initiated in opposition to or in competition with the transactions contemplated by the Merger Agreement (a “Competing Proposal”) and (ii) any amendment of the Company’s certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries (other than the amendments of the Company’s certificate of incorporation and by-laws resulting from the Merger), which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of each class of Common Stock. Subject to Section 6, each Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

(d) Subject to the terms of Section 6, no Stockholder shall, nor shall any Stockholder authorize or permit any of such Stockholder’s Representatives to (and shall use all reasonable efforts to cause such Persons not to), directly or indirectly, initiate, solicit, or knowingly encourage any inquiry or the making of any proposal or offer that constitutes or would reasonably be expected to lead to a Competing Proposal, or continue or otherwise participate in any discussions or negotiations with any Person with respect to a Competing Proposal, or provide any non-public information or data concerning the Company or any of its Subsidiaries to any Person relating to a Competing Proposal. No Stockholder shall, alone or together with any other Person, make a Competing Proposal. If any Stockholder receives any inquiry or proposal regarding any Takeover Proposal, solely in his or her capacity as a shareholder of the Company, such Stockholder shall promptly inform Parent of such inquiry or proposal and the details thereof. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 4(d) by any of such Stockholder’s Representatives shall be deemed to be a violation of this Section 4(d) by such Stockholder. Notwithstanding this Section 4(d), nothing in this Agreement shall prohibit any Stockholder from engaging in any discussions with any third Person with which the Company is permitted to engage in discussions pursuant to Sections 5.2(a) or (c) of the Merger Agreement, regarding such Stockholder’s equity participation, investment or reinvestment in any Acquisition Proposal and terms related thereto, provided that prior to the termination of this Agreement pursuant to Section 8, such Stockholder will not enter into any agreement with respect to such participation, investment or reinvestment.

(e) Each Stockholder hereby agrees, while this Agreement is in effect, promptly to notify the Parent of the number of any new shares of Common Stock with respect to which beneficial ownership is acquired, if any, after the date hereof and before the Effective Time. Any such shares shall automatically become subject to the terms of this Agreement as Subject Shares as though owned by the Stockholder as of the date hereof.

(f) Each Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to carry out the intent and purposes of this Agreement.

5. Covenant of the Continuing Investor.  From the date hereof until the termination of this Agreement pursuant to Section 8, Sara Volgenau shall at all times remain the sole trustee of the GRAT, and the Continuing Investor shall at all times remain the sole trustee of the Continuing Investor Estate Vehicles (other than the GRAT), Sara Volgenau shall at all times retain sole and absolute power and authority to take or control any actions by or on behalf of the GRAT and to exercise any rights, powers or authority of the GRAT (other than the power to vote the Subject Shares, which power is held by the Continuing Investor), and the Continuing Investor shall at all times retain sole and absolute power and authority to take or control any actions by or on behalf of the Continuing Investor Estate Vehicles other than the GRAT, and to exercise any rights, powers or authority of the Continuing Investor Estate Vehicles other than the GRAT.

6. Irrevocable Proxy.  Each Stockholder, and the Continuing Investor with respect to Subject Shares owned by the GRAT, constitutes and appoints Parent, from and after the date hereof until the earlier to occur of the Effective Time and the termination of this Agreement pursuant to Section 8 (at which point such constitution and appointment shall automatically be revoked), as such Stockholder’s attorney, agent and proxy (each such constitution and appointment, an “Irrevocable Proxy”), with full power of substitution, to vote and otherwise act with respect to all of such Stockholder’s Subject Shares at any annual, special or other meeting of the shareholders, and at any adjournment or adjournments or postponement thereof, and in any action by written consent of the shareholders of the Company, on the matters and in the manner specified in Section 4. EACH SUCH PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM SUCH SHAREHOLDER MAY TRANSFER ANY OF HIS SHARES IN BREACH OF THIS AGREEMENT. Each Stockholder, and the Continuing Investor with respect to Subject Shares owned by the GRAT, hereby revokes all other proxies and powers of attorney with respect to all of such Stockholder’s Subject Shares that may have heretofore been appointed or granted with respect to the matters covered by Section 4, and no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by such Stockholder with respect thereto on the matters covered by Section 4. All authority herein conferred or agreed to be conferred by any Stockholder shall survive the death or incapacity of such Stockholder and any obligation of any Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Stockholder. It is agreed that Parent will not use the Irrevocable Proxy granted by any Stockholder unless such Stockholder fails to comply with Section 4 and that, to the extent Parent uses any such Irrevocable Proxy, it will vote the Shares subject to such Irrevocable Proxy only with respect to the matters specified in, and in accordance with the provisions of, Section 4.

7. Stockholder Capacity.  No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in his capacity as a director or officer of the Company.

8. Termination.  This Agreement shall terminate upon the earlier of (A) the Effective Time or (B) the date that the Merger Agreement is validly terminated in accordance with its terms. No party hereto shall be relieved from any liability for breach of this Agreement by reason of any such termination. Notwithstanding the foregoing, Sections 9 through 18 of this Agreement shall survive any termination of this Agreement pursuant to clause (B) of this Section 8.

9. Governing Law.  This Agreement and all actions (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

10. Jurisdiction; Waiver of Jury Trial.  (a) Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware, or to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 14 of this Agreement.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11. Specific Performance.  Each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) Parent is and will be relying on such covenants in connection with entering into the Merger Agreement and the Rollover Commitment Letter, the performance of its obligations under the Merger Agreement and the exchange of shares pursuant to the Rollover Commitment Letter, and (c) a violation of any of the terms of such covenants, obligations or agreements will cause Parent irreparable injury for which adequate remedies are not available at law. Therefore, each Stockholder agrees that Parent shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Stockholder from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies Parent may have.

12. Amendment, Waivers, etc.  Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by Parent and each of the Stockholders. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

13. Assignment; No Third Party Beneficiaries.  This Agreement shall not be assignable or otherwise transferable by a party without the prior written consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect; provided that Parent may assign or transfer its rights, interests and obligations under this Agreement to any Affiliate to which Parent assigns or transfers its rights, interests and obligations under the Merger Agreement in accordance with the Merger Agreement. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

14. Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by overnight courier:

(A) if to Parent to:

c/o Providence Equity Partners
9 West 57th Street
Suite 4700
New York, NY 10019
Attn: Christopher C. Ragona
Telecopy: (212) 588-6701

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attn.: Margaret A. Davenport
       William D. Regner
Telecopy: (212) 909-6836;

(B) if to any Stockholder to:

Dr. Ernst Volgenau
c/o SRA International, Inc.
4350 Fair Lakes Court
Fairfax, VA 22033
Attn: Dr. Ernst Volgenau
      Charles Crotty
Telecopy: (703) 803-1509

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue N.W.
Washington, D.C. 20036-5306
Attn: Stephen Glover
Telecopy: (202) 467-0539

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three Business Days after deposit in the U.S. mail, if sent by registered or certified mail, postage prepaid; or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

15. Remedies.  No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law or in equity.

16. Severability.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

17. Integration.  This Agreement, including the Schedule hereto, the Merger Agreement and the Exchange Agreement constitute the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede any and all prior understandings or agreements relating to the subject matter hereof and thereof.

18. Section Headings.  The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

19. Counterparts.  This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

STERLING PARENT INC.

By:	/s/ Julie Richardson Name: Julie Richardson Title: President

/s/  Ernst Volgenau

ERNST VOLGENAU

/s/  Ernst Volgenau

ERNST VOLGENAU
As Trustee of THE ERNST VOLGENAU 2011 CHARITABLE REMAINDER UNITRUST I

/s/  Ernst Volgenau
ERNST VOLGENAU
As Trustee of THE ERNST VOLGENAU 2011 CHARITABLE REMAINDER UNITRUST II

/s/  Ernst Volgenau
ERNST VOLGENAU
As Trustee of THE ERNST VOLGENAU
REVOCABLE TRUST

/s/  Sara Volgenau
SARA VOLGENAU
As Trustee of ERNST VOLGENAU 2010
GRANTOR RETAINED ANNUITY TRUST

SCHEDULE A

	Number of Shares of	Number of Shares of
	Class A Common	Class B Common
Name of the Stockholder	Stock Owned	Stock Owned

Ernst Volgenau	200	N/A
Ernst Volgenau (401(k) account)	2,170	N/A
The Ernst Volgenau 2011 Charitable Remainder Unitrust I	N/A	5,000,000
The Ernst Volgenau 2011 Charitable Remainder Unitrust II	N/A	1,000,000
The Ernst Volgenau Revocable Trust	111,144	5,070,581
Ernst Volgenau 2010 Grantor Retained Annuity Trust	N/A	631,888

ANNEX C

[LETTERHEAD OF HOULIHAN LOKEY CAPITAL, INC.]

March 31, 2011

The Special Committee of the Board of Directors
SRA International, Inc.
4300 Fair Lakes Court
Fairfax, Virginia 22033

Dear Special Committee:

We understand that SRA International, Inc. (“SRA”), Sterling Parent Inc. (“Parent”), a wholly owned subsidiary of Providence Equity Partners L.L.C. (“Providence”), and Sterling Merger Inc., a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into a Merger Agreement (as defined below) pursuant to which, among other things, Providence will acquire SRA. As more fully described in the Merger Agreement, Merger Sub will be merged with and into SRA (the “Merger”) and each outstanding share of Class A common stock, par value $0.004 per share, of SRA (“SRA Class A Common Stock”) and each outstanding share of Class B common stock, par value $0.004 per share, of SRA (“SRA Class B Common Stock” and, together with SRA Class A Common Stock, “SRA Common Stock”) will be converted into the right to receive $31.25 in cash (the “Consideration”). The Merger Agreement also provides that Dr. Ernst Volgenau, Chairman of the Board of Directors and controlling stockholder of SRA, The Ernst Volgenau Revocable Trust and/or certain family trusts or other estate planning vehicles or retirement plans controlled by and for the benefit of Dr. Volgenau or his spouse (collectively, “Volgenau”) will enter in rollover, voting and other arrangements with Parent and Merger Sub in connection with the Merger (Volgenau and other stockholders of SRA who enter into any such arrangements, together with their respective affiliates, “Excluded Holders”).

The Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) of SRA has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Special Committee as to whether, as of the date hereof, the Consideration to be received in the Merger by holders of SRA Common Stock (other than Excluded Holders), collectively as a group, is fair to such holders from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. reviewed a draft, dated March 31, 2011, of an Agreement and Plan of Merger to be entered into among Parent, a Delaware corporation, Merger Sub, a Delaware corporation, and SRA, a Delaware corporation (the “Merger Agreement”);

2. reviewed certain publicly available business and financial information relating to SRA that we deemed to be relevant;

3. reviewed certain information relating to the historical, current and future operations, financial condition and prospects of SRA made available to us by SRA, including (a) with respect to proposed divestitures by SRA of certain of its subsidiaries that the management of SRA advised us may be reported by SRA as discontinued operations as of March 31, 2011 and assumptions of the management of SRA as to estimated proceeds and tax benefits expected to be realized by SRA as a result of such divestitures (collectively, the “Subsidiary Divestitures”) and (b) financial projections (and adjustments thereto) prepared by the management of SRA relating to SRA after giving effect to the Subsidiary Divestitures for the fiscal years ending June 30, 2011 through June 30, 2014;

4. spoken with certain members of the management of SRA and certain of its representatives and advisors regarding (a) the business, operations, financial condition, past performance relative to projected performance and prospects of SRA and (b) the Merger and related matters;

The Special Committee of the Board of Directors
SRA International, Inc.
March 31, 2011

5. compared the financial and operating performance of SRA with that of other public companies that we deemed to be relevant;

6. considered publicly available financial terms of certain transactions that we deemed to be relevant;

7. reviewed current and historical market prices and trading volume for SRA Class A Common Stock;

8. reviewed a certificate addressed to us from senior management of SRA which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of SRA;

9. considered the results of the targeted third-party solicitation process conducted by the Special Committee, with our assistance, with respect to a possible sale of SRA, the subsequent public announcement by SRA of its receipt of inquiries from third parties and resulting expressions of interest received from third parties with respect to the possible acquisition of SRA; and

10. conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of SRA has advised us, and we have assumed, that the financial projections (and adjustments thereto) and other estimates utilized in our analyses have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of SRA and we express no opinion with respect to such projections or estimates or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of SRA since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us, in each case that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any respect that would be material to our analyses or this Opinion.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any material amendments or modifications thereto. We also have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on SRA or the Merger that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Merger Agreement will not differ from the draft of the Merger Agreement identified above in any respect that would be material to our analyses or this Opinion.

The Special Committee of the Board of Directors
SRA International, Inc.
March 31, 2011

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance sheet or otherwise) of SRA or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of SRA or any other entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which SRA is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which SRA is or may be a party or is or may be subject.

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. This Opinion does not purport to address potential developments in the credit, financial or stock markets, including, without limitation, the market for shares of SRA Class A Common Stock. We also are not expressing any opinion as to the price or range of prices at which shares of SRA Class A Common Stock will trade, or shares of SRA Class B Common Stock may be transferable, at any time.

This Opinion is furnished for the use and benefit of the Special Committee and, at the request of the Special Committee, the Board (excluding any director who is a direct party to, or forms a part of the acquiring group in respect of, the Merger), in their capacities as directors, in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Special Committee, the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, SRA, Providence or any other party that may be involved in the Merger and their respective affiliates or any currency or commodity that may be involved in the Merger.

Houlihan Lokey and certain of its affiliates in the past have provided and currently are providing investment banking, financial advisory and other financial services to SRA, Providence, other participants in the Merger and/or their respective affiliates, and/or one or more security holders or portfolio companies of such entities, for which Houlihan Lokey and such affiliates have received or may receive compensation, including, among other things, (a) providing certain financial advisory services to SRA in connection with one of the proposed Subsidiary Divestitures and (b) having provided or currently providing certain financial or valuation advisory services to Providence and certain of its affiliates and portfolio companies. In addition, Houlihan Lokey and certain of its affiliates in the future may provide investment banking, financial advisory and other financial services to SRA, Providence, other participants in the Merger and their respective affiliates, and one or more security holders or portfolio companies of such entities, for which Houlihan Lokey and such affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Providence or other participants in the Merger or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with such funds, Providence or other participants in the Merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties

The Special Committee of the Board of Directors
SRA International, Inc.
March 31, 2011

(including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, SRA, Providence, other participants in the Merger and/or their respective affiliates, and/or one or more security holders or portfolio companies of such entities, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

Houlihan Lokey has been engaged as financial advisor to the Special Committee in connection with the Merger and has received and will receive a fee for such services, the principal portion of which is contingent upon consummation of the Merger. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful consummation of the Merger or the conclusion contained in this Opinion. We also have been requested in accordance with the Merger Agreement to solicit third-party indications of interest in acquiring SRA for a prescribed period following the execution of the Merger Agreement, subject to the terms, conditions and procedures set forth therein. In addition, SRA has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been asked to, and we do not, express any opinion with respect to any matter other than the fairness, from a financial point of view, of the Consideration to be received in the Merger by holders of SRA Common Stock (other than Excluded Holders) collectively as a group, without taking into account different classes or attributes of SRA Common Stock and without regard to individual circumstances of specific holders with respect to control, voting or other rights or aspects which may distinguish such holders. We also have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Board, SRA, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger (other than the Consideration to the extent expressly specified herein) or otherwise, including, without limitation, any terms or aspects of any rollover arrangements or voting and support agreements to be entered into in connection with the Merger, any terms or aspects of the financing to be undertaken by Providence in connection with the Merger (including any loan or other arrangements by Dr. Volgenau) or any matters relating to the proposed Subsidiary Divestitures, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of SRA, or to any other party, except if and only to the extent expressly set forth in the last paragraph of this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies that might exist for SRA or any other party or the effect of any other transaction in which SRA or any other party might engage, (v) the fairness of any portion or aspect of the Merger to any one class or group of SRA’s or any other party’s security holders or other constituents vis-à-vis any other class or group of SRA’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not SRA, its security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of SRA or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees (in their capacities as such) of any party to the Merger, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from appropriate professional sources. Furthermore, we have relied, with the consent of the Special Committee, on the assessments by the Special Committee, the Board, SRA and their respective advisors as to all legal, regulatory, accounting, insurance and tax matters with respect to SRA, the Merger or

The Special Committee of the Board of Directors
SRA International, Inc.
March 31, 2011

otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received in the Merger by holders of SRA Common Stock (other than Excluded Holders), collectively as a group, is fair to such holders from a financial point of view.

Very truly yours,

/s/  Houlihan Lokey Capital, Inc.
HOULIHAN LOKEY CAPITAL, INC.

ANNEX D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Appraisal Rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253 or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX E

INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS
OF SRA INTERNATIONAL, INC. AND THE BUYER FILING PERSONS,
AND THE VOLGENAU FILING PERSONS

Directors and Executive Officers of SRA International, Inc.

The following information sets forth the names and titles of our directors and executive officers, their present principal occupation and their business experience during the past five years. During the last five years, none of SRA International, Inc., our executive officers or our directors has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All of the directors and executive officers listed below are U.S. citizens. The business address of each director or executive officer listed below is c/o SRA International, Inc. 4300 Fair Lakes Court, Fairfax, Virginia 22033.

Directors

John W. Barter has served on our Board of Directors since April 2003. From 1988 to 1994, he was senior vice president and chief financial officer of AlliedSignal, Inc., now known as Honeywell International, Inc., an advanced technology and manufacturing company. From October 1994 until his retirement in December 1997, Mr. Barter was executive vice president of AlliedSignal, Inc. and president of AlliedSignal Automotive. After retiring from AlliedSignal, Inc., Mr. Barter served from January 2000 to May 2001 as chief financial officer of Kestrel Solutions, Inc., a privately-owned early stage company established to develop and bring to market a new product in the telecommunications industry. Kestrel filed a voluntary petition for bankruptcy protection in October 2002. Mr. Barter serves on the board of Directors of Genpact Limited, a global business process outsourcing company and Dice Holdings, Inc., a global online job posting firm. Mr. Barter previously served as a Director of BMC Software, Inc. until August 2007, SSA Global Technologies, Inc. until May 2006 and Bottomline Technologies, Inc. until December 2005.

Larry R. Ellis has served on our Board of Directors since September 2006. General Ellis served in the Army for over 35 years, holding positions of increasing responsibility before retiring as Commanding General of the United States Army Forces Command in July 2004. He joined the board of directors of Point Blank Solutions in December 2004, serving as President and Chief Executive Officer, or CEO, through April 2009. Larry Ellis serves on the board of directors of the Armed Forces Benefit Association, the Board of Regents for Morgan State University and the Board of Regents of the University System of Georgia.

Miles R. Gilburne has served on our Board of Directors since December 2003. Mr. Gilburne serves as a managing member of ZG Ventures, LLC, a venture capital firm. Mr. Gilburne served as senior vice president of corporate development for America Online, Inc., or AOL, from 1994 until December 1999. In 1999, he was elected to the board of directors of AOL and continued to serve on the board of Time Warner, Inc. until stepping down in May 2006. He is Chairman of the Board of Brainscope, Inc., a medical device company and co-chairman of the board of ePals, Inc., a private global online learning company. He also serves on the board of directors of the Foundation for the National Institutes of Health, The Shakespeare Theatre Company, a private theatrical production company, SnagFilms, a private online documentary film distribution company, ClearSpring Technologies, Inc., a private Web 2.0 software company and iSkoot, a private communications technology company.

W. Robert Grafton has served on our Board of Directors since March 2010. Mr. Grafton is a retired certified public accountant. He retired from Andersen Worldwide S.C. in 2000. Andersen Worldwide provided global professional auditing and consulting services through its two service entities, Arthur Andersen and Andersen Consulting. Mr. Grafton joined Arthur Andersen in 1963 and was elected a member of the Board of Partners of Andersen Worldwide in 1991. Mr. Grafton was elected Chairman of the Board of Partners in 1994 and served as Managing Partner-Chief Executive from 1997 through 2000. Mr. Grafton serves on the board of directors of Carmax Inc., a publicly traded company listed on the NYSE, where he also serves as Chairman of the Audit Committee. He also serves on the Board of DiamondRock Hospitality Company, Inc., a public company where he serves at the lead director and Chair of the Audit and Finance Committee.

William T. Keevan was elected to the SRA Board in 2008. He has more than 40 years of financial statement auditing, consulting, internal investigation, litigation support, regulatory compliance and corporate governance experience. He was with Arthur Andersen LLP for 28 years, 20 years (from 1982-2002) as a partner in a number of senior management positions. From June 2002 to December 2006, Mr. Keevan was a Senior Managing Director with Navigant Consulting Inc., a specialty consulting firm, and the leader of the firm’s Government Contractor Services practice. In December 2006, Mr. Keevan joined Kroll Inc., a leading international risk consulting firm, where he was a Senior Managing Director and the U.S. leader of the firm’s Complex Accounting, Disputes and Regulatory Compliance Services practice. In September 2010, subsequent to the sale of Kroll Inc. by Marsh & McLennan, Mr. Keevan became an independent consultant and Senior Advisor to Chess Consulting LLC, the successor to the practice he led at Kroll. Early in his career Mr. Keevan spent five years in private industry in various financial management positions involving SEC reporting, financial analysis, cost accounting and merger and acquisition due diligence. He has been recognized in multiple forums as an expert witness on financial accounting, cost accounting, auditing and regulatory compliance matters. His clients have included companies in a wide range of industries, many of them doing substantial business with the U.S. and foreign governments and therefore subject to unique business and regulatory risks. He is a CPA and is licensed to practice in Virginia, Maryland and the District of Columbia. He is a registered CPA in Illinois. He is a member of a number of professional accounting and business organizations and an associate member of the American Bar Association where he has served as a Vice Chair of several committees of that organization’s Public Contract Section. Mr. Keevan is also a director of DeVry Inc., where he serves as Chairman of the Audit Committee and as a member of the Compensation Committee.

Michael R. Klein has served on our Board of Directors since December 1998. Mr. Klein co-founded and currently serves as Chairman of the Board of Directors of CoStar Group, Inc., (NASDAQ-CSGP) a provider of commercial real estate information and related software, and serves as Vice Chairman of Tutor Perini Corporation (NYSE-TPC), a civil engineering and building construction company. He is also the Chairman of the Board and CEO of The Sunlight Foundation, a non-profit organization devoted to increasing the transparency of Congress and those who seek to influence it, which he co- founded in 2005 and of The Shakespeare Theatre Company, a non-profit performing arts organization. He was a partner of the law firm now known as Wilmer Cutler Pickering Hale and Dorr LLP from 1974 through 2005.

Stanton D. Sloane has served on our Board of Directors since August 2007. Dr. Sloane was appointed our President and Chief Executive Officer in April 2007. Prior to joining SRA, Dr. Sloane was Executive Vice President of Lockheed Martin’s Integrated Systems & Solutions from June 2004 until April 2007. Dr. Sloane began his career with General Electric Aerospace in 1984 and progressed through engineering, program management, and business development assignments in a variety of GE Aerospace and subsequently Lockheed Martin businesses. He also served as an officer in the U.S. Navy from 1976 until 1981. Dr. Sloane also serves on several non-profit board of Directors including Professional Service Corporation and Tech America.

Ernst Volgenau, our founder, has served as the Chairman of our Board of Directors since October 2003. Dr. Volgenau led us as President or Chief Executive Officer from our founding in 1978 until January 2005. From 1976 to 1978, he served as the Director of Inspection and Enforcement for the U.S. Nuclear Regulatory Commission. Dr. Volgenau retired from active duty with the U.S. Air Force with the rank of Colonel in 1976. His military service included positions in the Office of the Corporate Secretary of Defense, as Director of Data Automation for the Air Force Logistics Command, and various assignments involving aerospace research and development.

Gail R. Wilensky Ph.D. is an economist and a senior fellow at Project HOPE. Her primary areas of expertise involve the policies and politics of health care reform, particularly Medicare and changes in the health care environment. A secondary area of expertise involves military health care. Dr. Wilensky was President of the Defense Health Board from 2008-2009, was a member of the 2007 President’s Commission on the Care of Returning Wounded Warriors (Dole Shalala). From 2006-2007, she co-chaired the DoD Task Force on the Future of Military Health Care. From 2001-2003, she co-chaired the President’s Task Force to improve Health care Delivery for Our Nation’s Veteran’s. From 1997 to 2001, she chaired the Medicare Payment Advisory Commission (MedPAC). She also served as deputy assistant for policy development to President George H.W. Bush, advising him on health and welfare issues. Prior to this, she served as the administrator of the Health Care Financing Administration, overseeing the Medicare and Medicaid programs. Dr. Wilensky is an elected member of the Institute of Medicine and serves as a trustee of the Combined Benefits Fund of the United Mine Workers, the National Opinion Research Center and the Uniformed Services University. She is a former chair of the board of Directors of Academy Health, a former trustee of the American Heart Association and a former commissioner on the World Health Organization’s Commission on the Social Determinants of Health. She is currently serving as a Director of Cephalon, Inc., United Health Group, Inc. and Quest Diagnostics, Inc. She previously served as a Director of Gentiva Health Services, Inc. until May 2009. Dr. Wilensky received a bachelor’s degree in psychology and a Ph.D. in economics from the University of Michigan.

Executive Officers

Stanton D. Sloane, President and Chief Executive Officer (see disclosure above).

Ernst Volgenau, Chairman of the Board of Directors and Founder (see disclosure above).

Timothy J. Atkin, Executive Vice President and Chief Operating Officer. Mr. Atkin was named our executive vice president and chief operating officer in December 2008. Previously, he managed our Global Health business from December 2007 to December 2008 and our Civil Government business from July 2004 to December 2007. Mr. Atkin also started our homeland security and critical infrastructure protection programs. Before joining SRA, Mr. Atkin was a member of the U.S. government Senior Executive Service and Chief of Staff to the Deputy Secretary of the Department of Labor. He was also a director at the National Security Council and served with the U.S. Coast Guard. Mr. Atkin has a Bachelor of Science in Government from the U.S. Coast Guard Academy and received a Masters in Public Administration from Harvard University’s John F. Kennedy School of Government.

Richard J. Nadeau, Executive Vice President and Chief Financial Officer. Mr. Nadeau joined the company in June 2009. From September 2007 to May 2009, he served as chief financial officer for Sunrise Senior Living, Inc., and from March 2006 to May 2007, he was chief financial officer for The Mills Corporation. From March 2005 to March 2006, he was the chief financial officer for Colt Defense LLC. Mr. Nadeau was a partner for KPMG LLP from 2002 to 2005 and for Arthur Andersen LLP from 1988 to 2002, where he was a member of the SRA audit team. Mr. Nadeau holds a bachelor’s degree in Commerce and a master’s degree in Accounting from the University of Virginia. He is a member of the American Institute of Certified Public Accountants.

Jeffrey R. Rydant, Senior Vice President, National Security Sector. Mr. Rydant was named our Senior Vice President, National Security Sector in December 2010. Previously, Mr. Rydant served as Senior Vice President & Director, Marketing and Sales from July 2008 to December 2010, Chief Information Officer from July 1997 to June 2001, SVP of Information Management & Technology from July 1997 to June 2001 and SVP of the Commercial Sector from July 2001 to April 2002. From July 2002 to June 2008, Mr. Rydant served as a consultant to SRA, working with the Marketing and Sales department. Before joining SRA, Mr. Rydant worked for GTE Government Systems as a systems engineer, focusing on radio frequency (RF) communication systems, nuclear weapon effects analysis and complex modeling and simulation.

Joseph P. Burke, Senior Vice President, Marketing and Sales. Mr. Burke was named our Senior Vice President, Marketing and Sales in January 2011. He has also served as SVP of Offerings and Products since January 2010. From July 2008 to January 2010, Mr. Burke served as Senior Vice President of our National Security Sector. Previously, Mr. Burke served as SVP, Defense Sector from September 2007 to June 2008 and SVP, C3I Sector from January 2005 to August 2007. Mr Burke joined SRA in 1992 and has extensive large-scale program management, acquisition and IT systems engineering experience. Prior to joining SRA,

Mr. Burke worked as a program manager at CEXEC, Inc., from 1988 to 1992 after a distinguished military career with the U.S. Air Force.

Executive Officers of the Providence Entities

The following information sets forth the names and titles of the executive officers of each of the Providence Entities, their present principal occupation and their business experience during the past five years. During the last five years, none of the executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All of the executive officers listed below are U.S. citizens. The business address of each director or executive officer listed below is c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.

Jonathan M. Nelson is President and Chief Executive Officer of Providence Equity Partners VI L.L.C. and the President of Providence Managing Member L.L.C. Mr. Nelson has served as Chief Executive Officer of Providence Equity Partners L.L.C. and its predecessor since 1989. In addition, Mr. Nelson serves on the board of directors of Univision Communications Inc., Yankees Entertainment and Sports Network, L.L.C., and Hulu, L.L.C. He is a member of the Sony Corporation Advisory Board.

Glenn M. Creamer is Senior Managing Director and Executive Vice-President of Providence Equity Partners VI L.L.C. and Executive Vice-President of Providence Managing Member L.L.C. Mr. Creamer has served as Senior Managing Director of Providence Equity Partners L.L.C. and its predecessor since 1999. In addition, Mr. Creamer serves on the board of directors of CDW Corporation and Telecordia Technologies, Inc.

Paul J. Salem is Senior Managing Director and Executive Vice-President of Providence Equity Partners VI L.L.C. and Executive Vice-President of Providence Managing Member L.L.C. Mr. Salem has served as Senior Managing Director of Providence Equity Partners L.L.C. and its predecessor since 1992. In addition, Mr. Salem serves on the board of directors of Asurion Corporation, Education Management Corporation, and NexTag, Inc.

Robert S. Hull is Secretary, Treasurer and Chief Financial Officer of Providence Managing Member L.L.C. Mr. Hull has served as Chief Financial Officer of Providence Equity Partners L.L.C. since 2010. From 2007-2010, Mr. Hull served as Executive Vice President and Chief Financial Officer of GMAC Financial Services. During this time, Mr. Hull also served as Chairman of Ally Bank and as a member of GMAC’s Executive Committee. From 2005-2007, Mr. Hull served as Chief Financial Officer for Bank of America’s Global Wealth and Investment Management Business.

Directors and Executive Officers of Holdco, Parent and Merger Sub

The following information sets forth the names, ages, titles of the directors and executive officers of each of Holdco, Parent and Merger Sub, their present principal occupation and their business experience during the past five years. During the last five years, none of the executive officers or directors has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All of the directors and executive officers listed below are U.S. citizens. The business address of each director or executive officer listed below is, for Ms. Richardson, c/o Providence Equity Partners L.L.C., 9 West 57th St., Suite 4700, New York, NY 10019 and, for Mr. Ragona, c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903, respectively.

Directors

Julie G. Richardson has been a Managing Director at Providence Equity Partners L.L.C. and its predecessor since 2003. In addition, Ms. Richardson currently serves on the boards of directors of Altegrity, Inc., Open Solutions Inc., Stream Global Services, Inc. and SunGard Data Systems Inc.

Christopher C. Ragona has been a Principal at Providence Equity Partners L.L.C. and its predecessor since 2007. From 2002-2007, he served as Vice-President of GTCR Golder Rauner. In addition, Mr. Ragona currently serves on the board of directors of Open Solutions Inc.

Executive Officers

Julie G. Richardson, President (see disclosure above).

Christopher C. Ragona, Vice-President, Secretary and Treasurer (see disclosure above).

The Ernst Volgenau 2011 Charitable Remainder Unitrust I, The Ernst Volgenau 2011 Charitable Remainder Unitrust II, The Ernst Volgenau Revocable Trust and Ernst Volgenau 2010 Grantor Retained Annuity Trust, Sara Volgenau and Dr. Ernst Volgenau

The following information sets forth the names of the trustees of each of the Volgenau Trusts. During the last five years, no person or entity described below has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. The Ernst Volgenau 2011 Charitable Remainder Unitrust I, The Ernst Volgenau 2011 Charitable Remainder Unitrust II, The Ernst Volgenau Revocable Trust, and the Ernst Volgenau 2010 Grantor Retained Annuity Trust are estate planning trusts affiliated with Dr. Volgenau. The trustee of each of the Volgenau Trusts (other than the Ernst Volgenau 2010 Grantor Retained Annuity Trust) is Dr. Volgenau and the trustee of the Ernst Volgenau 2010 Grantor Retained Annuity Trust is Sara Volgenau, Dr. Volgenau’s spouse. All of the trustees listed below are U.S. citizens. The business address for Dr. Volgenau, Sara Volgenau and each of the Volgenau Trusts (including Dr. Volgenau and his wife in their capacity as trustee of the respective Volgenau Trusts as described above) is c/o SRA International, Inc., 4300 Fair Lakes Court, Fairfax, VA 22033, and their telephone number is (703) 803-1500.

Trustees

Ernst Volgenau, Trustee of each of The Ernst Volgenau 2011 Charitable Remainder Unitrust I, The Ernst Volgenau 2011 Charitable Remainder Unitrust II and The Ernst Volgenau Revocable Trust (see disclosure above).

Sara Volgenau, Trustee of the Ernst Volgenau 2010 Grantor Retained Annuity, is currently retired and was the Corporate Secretary of SRA International, Inc. from its founding until 1996.

PRELIMINARY COPY

SRA INTERNATIONAL, INC.
4300 FAIR LAKES COURT
FAIRFAX, VA22033

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL #

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PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you
vote FOR proposals 1 and 2		For	Against	Abstain

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of March 31, 2011, by and among SRA International, Inc.,	☐	☐	☐
Sterling Parent Inc. and Sterling Merger Inc., as it may be amended from time to time, providing for, among other things, the merger of Sterling Merger Inc. with and into SRA International, Inc. with SRA International, Inc. as the surviving corporation.

2.	Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient	☐	☐	☐
votes at the time of the special meeting to adopt the merger agreement.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the special meeting.

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, the person or persons named in this proxy (or their substitutes) will vote in their discretion.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
		JOB #			SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

SRA INTERNATIONAL, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD __2011

The stockholder(s) hereby appoint(s) Timothy J. Atkin and Richard J. Nadeau, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SRA International, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at __., Eastern Time, on ___, 2011, at ____, and any adjournment or postponement thereof.
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof, including, without limitation, to vote on the proposals described more fully in the accompanying proxy statement, and on any other matters coming before the Special Meeting.
This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted FOR all proposals on the reverse side. Attendance of the stockholder(s) at the meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the stockholder(s) shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the meeting.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE THE SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.
Continued and to be signed on reverse side